PROSPECTUS SUPPLEMENT (To Prospectus dated September 29, 2003)

                                 $670,030,200
                                (Approximate)

                       Bear Stearns ALT-A Trust 2004-3
                                    Issuer

                    Wells Fargo Bank, National Association
                 Master Servicer And Securities Administrator

                Structured Asset Mortgage Investments II Inc.
                                  Depositor

 Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2004-3

      The trust will consist  primarily of a pool of adjustable  rate mortgage loans secured by first liens on one- to  four-family  residential  properties.
The  trust  will  issue the  certificates  which  will  represent  the  entire beneficial interest in the trust.

      The  certificates  are  obligations  only  of  the  trust.  Neither  the certificates  nor the mortgage  loans are insured or guaranteed by any person, except as described herein.  Distributions on the certificates will be payable
solely  from  the  assets   transferred  to  the  trust  for  the  benefit  of
certificateholders.

      You can find the principal balance,  pass-through rate and certain other
characteristics   of  the  certificates,   on  page  S-5  of  this  prospectus
supplement.  Only the certificates identified therein are offered hereby.

      Credit enhancement will consist of:

o     excess spread, to the extent described in this prospectus supplement;

o     overcollateralization,  to  the  extent  described  in  this  prospectus supplement; and

o     subordination, to the extent described in this prospectus supplement.

      The  offered  certificates  may  receive  additional   distributions  in
respect of interest from payments under the cap contracts as described herein.

      Consider  carefully  the risk  factors  beginning  on page  S-11 of this prospectus supplement before purchasing any certificates.

      Neither the Securities and Exchange  Commission nor any state securities commission  has approved the  certificates  or determined  if this  prospectus supplement or the prospectus is accurate or complete.  Any  representation  to the contrary is a criminal offense.

      The  Attorney  General  of the  State of New York has not  passed  on or endorsed the merits of this offering.  Any  representation  to the contrary is unlawful.

      The  price  to  investors  will  vary  from  time  to time  and  will be determined  at the  time of  sale.  The  proceeds  to the  depositor  from the offering  are expected to be  approximately  100% of the  aggregate  principal amount of the  offered  certificates,  plus  accrued  interest  thereon,  less expenses.  See "Method of Distribution" in this prospectus supplement.

      The Underwriter will deliver to purchasers the offered  certificates set forth above in  book-entry  form through The  Depository  Trust  Company on or about March 31, 2004.

                           Bear, Stearns & Co. Inc.
          The date of this prospectus supplement is March 29, 2004.

                                       S-2
                                                                           Page

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

   Special Characteristics of the
   Mortgage Loans ..................S-21
   Index on the Mortgage Loans......S-21
THE MASTER SERVICER AND

   Distributions on the CertificatesS-34
   Allocation of Realized Losses....S-36
   Excess Spread and
   Overcollateralization Provisions S-36
   Pass-Through Rates...............S-37
   Calculation of One-Month LIBOR...S-37
   Optional Purchase of Defaulted
   Loans............................S-38
THE CAP CONTRACTS...................S-38
YIELD AND PREPAYMENT
CONSIDERATIONS......................S-39
   General..........................S-39
   Assumed Final Distribution Date..S-41
   Weighted Average Lives...........S-41
   Prepayment Model.................S-41
   Pricing Assumptions..............S-41
   Decrement Tables.................S-41
THE POOLING AND SERVICING
        AGREEMENT...................S-45

                                  Page

   General........................S-45
   Voting Rights..................S-45
   Assignment of Mortgage Loans...S-45
   Representations and Warranties.S-46
   Collection and Other Servicing
   Procedures.....................S-47
   Hazard Insurance...............S-47
   Realization Upon Defaulted
   Mortgage Loans.................S-48
   Servicing Compensation and
   Payment of Expenses............S-49
   The Protected Accounts.........S-49
   The Master Servicer Collection
   Account........................S-49
   The Distribution Account.......S-50
   Certain Matters Regarding the

   Reports to Certificateholders..S-52

FEDERAL INCOME TAX CONSIDERATIONS.S-54
   Characterization of the Offered

CERTAIN CHARACTERISTICS OF THE
MORTGAGE LOANS....................AX-3

                                      S-3
  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                       AND THE ACCOMPANYING PROSPECTUS

      The issuer  provides  information to you about the  certificates  in two
separate   documents  that   progressively   provide  more  detail:   (a)  the
accompanying  prospectus,  which provides general  information,  some of which may not apply to your certificates and (b) this prospectus  supplement,  which describes the specific terms of your certificates.

      If  the  terms  of  your   certificates  vary  between  this  prospectus
supplement  and  the   accompanying   prospectus,   you  should  rely  on  the
information in this prospectus supplement.

      The issuer includes  cross-references in this prospectus  supplement and the accompanying  prospectus to captions in these materials where you can find further  related  discussions.  The  preceding  table of contents  provide the pages on which these captions are located.

      The issuer may have filed preliminary  information regarding the trust's assets and the certificates with the SEC. If so, the information  contained in this  document  supersedes  all of that  preliminary  information,  which  was prepared by the underwriter for prospective investors.

      Statements  contained  herein which do not relate to historic or current information  may be deemed to contain forward  looking  statements  within the meaning of Section  27A of the  Securities  Act of 1933,  as  amended.  Actual results could differ materially from those contained in those statements.

      The  Depositor's  principal  offices are located at 383 Madison  Avenue,
New York, New York 10179 and its telephone number is (212) 272-2000.

      NOTWITHSTANDING  ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY,
THE  SELLER,  THE  MASTER  SERVICER,  THE  SECURITIES  ADMINISTRATOR,  THE CAP
CONTRACT PROVIDER,  EMC MORTGAGE  CORPORATION,  THE TRUSTEE, EACH RECIPIENT OF
THE RELATED PROSPECTUS  SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER
OF a CERTIFICATE,  AGREES AND  ACKNOWLEDGES  THAT EACH PARTY HERETO HAS AGREED
THAT EACH OF THEM AND THEIR  EMPLOYEES,  REPRESENTATIVES  AND OTHER AGENTS MAY
DISCLOSE,  IMMEDIATELY  UPON  COMMENCEMENT  OF  DISCUSSIONS,  TO ANY  AND  ALL
PERSONS  THE TAX  TREATMENT  AND TAX  STRUCTURE  OF THE  CERTIFICATES  AND THE
REMICS,  THE  TRANSACTIONS  DESCRIBED  HEREIN  AND ALL  MATERIALS  OF ANY KIND
(INCLUDING  OPINIONS OR OTHER TAX  ANALYSES)  THAT ARE PROVIDED TO ANY OF THEM
RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE  CONFIDENTIALITY
IS REASONABLY  NECESSARY TO COMPLY WITH THE SECURITIES  LAWS OF ANY APPLICABLE
JURISDICTION.

                                     S-4
                                  SUMMARY OF TERMS

      This  summary  highlights  selected  information  appearing  in  greater detail  elsewhere  in  this  prospectus  supplement  and in  the  accompanying prospectus.  To understand the offering,  you should carefully read the entire prospectus  supplement  and  prospectus.  You can  find  the  location  of the meaning assigned to capitalized  terms used but not defined in this summary in the glossary at the end of this prospectus supplement.

Issuer or Trust..................    Bear Stearns ALT-A Trust 2004-3.
Depositor........................    Structured  Asset  Mortgage  Investments II
                                     Inc.
Seller...........................    EMC Mortgage  Corporation,  an affiliate of
                                     the depositor.
Master Servicer..................    Wells Fargo Bank, National Association.
Servicers........................    EMC   Mortgage    Corporation,    or   EMC,
                                     GreenPoint   Mortgage  Funding,   Inc.,  or
                                     GreenPoint,  EverHome Mortgage Company,  or
                                     EverHome,    Union    Federal    Bank    of
                                     Indianapolis,   or  Waterfield,  and  other
                                     servicers,  none of which will service more
                                     than  5%  of  the  mortgage  loans  in  the
                                     aggregate.
Cap Contract Provider............    Bear Stearns Financial Products Inc.
Trustee..........................    JPMorgan Chase Bank.
Securities Administrator.........    Wells Fargo Bank, National Association.
Cut-off Date.....................    March 1, 2004.
Closing Date.....................    On or about March 31, 2004.
Offered Certificates................ The classes of offered certificates and their pass-through rates and certificate
                                     principal balances or notional amounts are
                                     set forth in the table below.  The Trust
                                     will also issue other certificates, or
                                     Other Certificates, designated as the
                                     Class R, Class XP and Class B-IO
                                     certificates, which classes are not
                                     offered under this prospectus supplement.

                              Offered Certificates

                                     Class
                               Pass-Through Rate
                     Initial Certificate Principal Balance
                          Initial Rating (S&P/Moody's)

                                  Designation

                                      A-1
                                 Variable Rate
                                                                 $629,828,400
                                    AAA/Aaa
                                     Senior

                                      M-1
                                 Variable Rate
                                                                  $10,050,400
                                     AA/Aa2
                                  Subordinate

                                      M-2
                                 Variable Rate
                                                                  $16,750,800
                                      A/A2
                                  Subordinate

                                       B
                                 Variable Rate
                                                                  $13,400,600
                                    BBB/Baa2
                                  Subordinate

Total Offered Certificates

                                                                 $670,030,200

Other Information:

The pass-through  rates on the certificates are described in detail on pages S-7 through S-8 in this prospectus supplement

The Trust

The  Depositor  will  establish a trust with respect to the Bear Stearns ALT-A
Trust  Series  2004-3  Certificates,  pursuant  to  a  pooling  and  servicing agreement  dated  as of  March  1,  2004,  among  the  Depositor,  the  Master
Servicer, the Securities Administrator, the Trustee and the Seller.

See "Description of the Certificates" in this prospectus supplement.

The certificates  represent in the aggregate the entire  beneficial  ownership interest in the trust.  Distributions  of  interest  and/or  principal  on the offered  certificates  will be made only from payments  received in connection with the mortgage loans described below.

Origination

Approximately  65.43% of the mortgage  loans are being  acquired from EMC, who acquired them from various  originators.  Approximately 21.05% of the mortgage loans were  originated  by  GreenPoint.  Approximately  9.60% of the  mortgage loans were  originated by First National Bank of Nevada.  The remainder of the
mortgage  loans  were  originated  by  various  originators,   none  of  which
originated more than 5% of the mortgage loans.

Servicing

Approximately 57.06% of the mortgage loans are serviced by EMC,  approximately
21.05% of the mortgage loans are serviced by GreenPoint,  approximately 13.52%
of the mortgage loans are serviced by EverHome and approximately  5.90% of the mortgage  loans are  serviced by  Waterfield.  The  remainder  of the mortgage loans are serviced by various servicers,  none of which will service more than
5% of the mortgage loans.

The Mortgage Pool

The  mortgage  pool  consists of first lien  adjustable  rate  mortgage  loans secured by one- to four-family  residences and  individual  condominium  units having original terms to stated maturity of 30 years or less.

After an initial  fixed-rate  period of two,  three,  five or ten  years,  the interest rate on each mortgage  loan,  other than  approximately  5.11% of the mortgage  loans which do not have an initial  fixed  period,  will be adjusted monthly based on One-Month LIBOR,  semi-annually  based on Six-Month LIBOR, or annually  based on One-Year  LIBOR or  One-Year  U.S.  Treasury,  to equal the related index plus the margin set forth in the related mortgage note,  subject to rounding  and to certain  other  limitations,  including  an initial cap, a subsequent  periodic  cap on  each  adjustment  date  and a  maximum  lifetime mortgage rate, all as more fully described under  "Description of the Mortgage
Loans"  in this  prospectus  supplement.  The  related  index is as  described under "Description of the Mortgage  Loans-Index on the Mortgage Loans" in this prospectus supplement.

Approximately  60.06% of the mortgage  loans will require  payment of interest only for the initial period set forth in the related mortgage note.

Approximately  16.10% of the mortgage  loans are assumable in accordance  with the terms of the related mortgage note.

Mortgage Loan Characteristics

The  following  table  summarizes  the  approximate   characteristics  of  the
mortgage  loans and the related  mortgaged  properties as of the cut-off date.
Additional  information  with  respect to the  mortgage  loans can be found in
Schedule A of this  prospectus  supplement.  See  "Description of the Mortgage
Loans" in this prospectus supplement.

Number of Mortgage Loans...........      2,722
Aggregate Stated Principal Balance. $670,030,265
Minimum Stated Principal Balance...    $29,967
Maximum Stated Principal Balance... $1,991,496
Average Scheduled Principal Balance   $246,154
Minimum Mortgage Rate..............     3.375%
Maximum Mortgage Rate..............     9.375%
Weighted Average Mortgage Rate.....     5.903%
Weighted Average Net Rate..........     5.548%
Minimum Remaining Term to Maturity         175
(months)...........................
Maximum Remaining Term to Maturity         360
(months)...........................
Weighted Average Remaining Term to
Maturity (months)..................        357
Weighted Average Original               78.61%
Loan-to-Value Ratio(1).............
Top 3 Locations of Mortgage          CA 41.40%
Property...........................
                                      Fl 9.29%
                                      AZ 8.18%
Weighted Average Gross Margin......     2.471%
Weighted Average Cap at First
Interest
Adjustment Date(2).................     4.733%
Weighted Average Periodic Cap(2)...     1.191%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)..........    11.305%
Weighted Average Months to First
Interest Adjustment Date (months)..         46
(1) Loan-to-Value Ratios are calculated by taking the original loan amount and dividing it by the lesser of the original appraised value and sale price of the property for purchase loans and by the original appraised value for refinance loans.
(2) Based on a non-zero weighted average.

                                     S-7
Description of the Certificates

General
The Class A-1  Certificates  are  sometimes  referred  to herein as the senior certificates.  The certificates  designated as senior certificates will have a payment priority over the certificates designated as subordinate certificates.

The Class M-1,  Class M-2 and Class B certificates  are sometimes  referred to herein as the subordinate certificates.

In  addition,  the  Class R  Certificates  (also  referred  to  herein  as the residual  certificates)  will  represent  the  residual  interests in the real estate mortgage investment  conduits  established by the trust. The Class A-1,
Class  M-1,  Class M-2 and Class B  certificates  are  sometimes  referred  to herein as the offered certificates.

The assumed  final  distribution  date for the offered  certificates  is April
2034.

Record Date
For each class of offered  certificates,  and for any  distribution  date, the business  day  preceding  the  applicable  distribution  date  so  long as the offered  certificates remain in book-entry form; and otherwise the record date shall be the last business day of the month  preceding the month in which such distribution date occurs.
Denominations
For each class of offered  certificates,  $25,000 and  multiples  of $1,000 in excess  thereof,  except that one  certificate  of each class may be issued in the remainder of the class.
Registration of Offered Certificates
The trust will issue the offered  certificates  initially in book-entry  form.
Persons  acquiring  interests in these  offered  certificates  will hold their beneficial interests through The Depository Trust Company.
See "Description of the  Certificates-Registration of Book-Entry Certificates"
in this prospectus supplement

Pass-Through Rates
The pass-through rates on each class of offered certificates are as follows:

o.....The Class A-1  certificates  will bear interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii)
   11.50%  per annum and (iii) the  weighted  average  of the net rates of the mortgage  loans,  and as  adjusted  to an  effective  rate  reflecting  the accrual of interest on an  actual/360  basis.  The  pass-through  rate with respect  to the  Class A-1  certificates  and the  first  interest  accrual period is expected to be approximately 1.410% per annum.

o     The Class M-1  certificates  will bear interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii)
   11.50%  per annum and (iii) the  weighted  average  of the net rates of the mortgage  loans,  and as  adjusted  to an  effective  rate  reflecting  the accrual of interest on an  actual/360  basis.  The  pass-through  rate with
   respect  to  the  first   interest   accrual   period  is  expected  to  be
   approximately 1.660% per annum.

o     The Class M-2  certificates  will bear interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii)
   11.50%  per annum and (iii) the  weighted  average  of the net rates of the mortgage  loans,  and as  adjusted  to an  effective  rate  reflecting  the accrual of interest on an  actual/360  basis.  The  pass-through  rate with
   respect  to  the  first   interest   accrual   period  is  expected  to  be
   approximately 2.240% per annum.

o     The Class B  certificates  will bear  interest  at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii)
   11.50%  per annum and (iii) the  weighted  average  of the net rates of the mortgage  loans,  and as  adjusted  to an  effective  rate  reflecting  the accrual of interest on an  actual/360  basis.  The  pass-through  rate with
   respect  to  the  first   interest   accrual   period  is  expected  to  be
   approximately 3.040% per annum.

The  related  margin  for the  Class  A-1,  Class  M-1,  Class M-2 and Class B
certificates will be 0.32%,  0.57%,  1.15% and 1.95% per annum,  respectively, provided  that,  after the  first  possible  optional  termination  date,  the related  margin  for  the  Class  A-1,  Class  M-1,  Class  M-2  and  Class  B
certificates   will  be   0.640%,   0.855%,   1.725%  and  2.925%  per  annum,
respectively.

If on any  distribution  date,  the  pass-through  rate for a class of offered certificates  is based on the net rate  cap as  described  in this  prospectus supplement,  the holders of the related  certificates  will  receive a smaller amount of interest than such holders would have received on such  distribution date had the  pass-through  rate been  calculated  based on the  lesser of (a)
one-month  LIBOR plus the  related  margin and (b) 11.50% per annum.  However, such  shortfalls may be covered by excess  cashflow or by the cap contracts as described in the prospectus supplement.

Distributions on the Certificates

General.  The issuer  will make  distributions  with  respect to each class of certificates  primarily from certain  collections and other  recoveries on the mortgage loans.

Interest  Payments:  In  general,  on each  distribution  date  holders of the offered certificates will be entitled to receive:

o     the interest that has accrued on the  certificate  principal  balance of the related  certificates  at the applicable  pass-through  rate during the related interest accrual period, and

o     any interest due on a prior distribution date that was not paid, less

o     interest shortfalls allocated to the related certificates.

Interest  on the offered  certificates  will be  calculated  on the basis of a
360-day  year  and the  actual  number  of days  elapsed  during  the  related interest accrual period.

Each class of certificates may receive additional interest  distributions from payments  under the related cap contract,  and in the case of the  subordinate certificates,  the cap  contract  related  to the Class A-1  certificates,  as described below under "The Cap Contracts".

Principal  Payments:  On  each  distribution  date,  holders  of  the  offered certificates  will receive a distribution  of principal on their  certificates if  there  is cash  available  on that  date  for the  payment  of  principal.
Monthly principal distributions will generally include:

o     principal payments on the mortgage loans, and

o     until  a  specified   overcollateralization   level  has  been  reached,
      interest  payments on the  mortgage  loans not needed to pay interest on the certificates and monthly fees and expenses.

Distributions to Certificateholders will be made as follows:

                                    Step 1
Distributions  of  interest  to  the  offered  certificates,  and  payment  of interest shortfalls in the case of the senior  certificates,  in the following order of priority:
o     First, to the Class A-1 certificates;
o     Second, to the Class M-1 certificates;
o     Third, to the Class M-2 certificates; and
o     Fourth, to the Class B certificates.

                                    Step 2
Distributions   of   principal   to  the   offered   certificates,   including
distributions  of  additional  principal  to  such  certificates  from  excess cashflow until the required level of  overcollateralization is reached, in the following order of priority:
o     First, to the Class A-1 certificates;
o     Second, to the Class M-1 certificates;
o     Third, to the Class M-2 certificates; and
o     Fourth, to the Class B certificates.

                                    Step 3
Distributions  of excess  cashflow to the offered  certificates  for specified purposes in the following order of priority:
o     First, to the Class A-1 certificates;
o     Second, to the Class M-1 certificates;
o     Third, to the Class M-2 certificates; and
o     Fourth, to the Class B certificates.

                                    Step 4
Distributions  to certain offered  certificates  from excess cashflow to cover basis risk  shortfalls in the order of priority  described in this  prospectus supplement.

                                    Step 5

Distributions  of excess  cashflow to the Other  Certificates  (other than the
Class XP Certificates).

Each  class  of  offered   certificates   may  receive   additional   interest
distributions  from  payments  under the related cap contracts and in the case of the  subordinate  certificates,  the cap contract  related to the Class A-1 certificates, as described below under "The Cap Contracts".
You should review the priority of payments described under "Description of the Certificates-Distributions on the Certificates" in this prospectus supplement.

Advances

Each Servicer  will make cash advances with respect to delinquent  payments of scheduled  interest and  principal on the mortgage  loans for which it acts as servicer,  generally to the extent that such Servicer reasonably believes that such cash advances can be repaid from future payments on the related  mortgage loans.  If the  related  Servicer  fails to make any  required  advances,  the
Master  Servicer may be  obligated  to do so, as described in this  prospectus supplement.  These cash  advances are only intended to maintain a regular flow of scheduled  interest and principal  payments on the certificates and are not intended  to  guarantee  or  insure  against  losses.  See  "The  Pooling  and
Servicing Agreement-Monthly Advances" in this prospectus supplement.

Credit Enhancement - General

Credit  enhancement  provides  limited  protection  to  holders  of  specified certificates  against  shortfalls in payments  received on the mortgage loans.
This transaction employs the following forms of credit enhancement.

Excess Spread and Overcollateralization

The mortgage  loans are expected to generate  more  interest than is needed to pay  interest  on the  offered  certificates  because we expect  the  weighted average  net  interest  rate of the  mortgage  loans  to be  higher  than  the weighted average pass-through rate on the offered  certificates.  In addition, as  overcollateralization  increases,  such higher  interest rate is paid on a principal  balance of mortgage loans that is larger than the principal balance of the  certificates.  Interest  payments  received in respect of the mortgage loans in excess of the amount  that is needed to pay  interest  on the offered certificates  and  related  trust  expenses  will  be  used  after  the  first distribution  date to reduce the total principal  balance of the  certificates until a required level of  overcollateralization  has been achieved. As of the closing  date,  the  aggregate  principal  balance  of the  mortgage  loans is approximately equal to the aggregate principal balance of the certificates.

See "Description of the Certificates-Excess  Spread and  Overcollateralization
Provisions" in this prospectus supplement.

Subordination; Allocation of Losses

By issuing senior  certificates  and subordinate  certificates,  the trust has increased the likelihood that senior  certificateholders  will receive regular payments of interest and principal.

Among the  classes of  subordinate  certificates,  the Class M-1  certificates will have payment  priority  over the Class M-2  certificates  and the Class B certificates,  and the Class M-2 certificates  will have payment priority over the Class B certificates.

In general,  this loss  protection is  accomplished by allocating any realized
losses   in   excess   of   available    excess   spread   and   any   current
overcollateralization  to the  subordinate  certificates,  beginning  with the
subordinate   certificates  with  the  lowest  payment  priority,   until  the
certificate  principal  balance of that subordinate  class has been reduced to zero  and  then  allocating  any  loss  to  the  next  most  junior  class  of subordinate  certificates,  until the  certificate  principal  balance of each class of  subordinate  certificates  is  reduced  to zero.  If no  subordinate certificates  remain  outstanding,  the principal  portion of realized  losses will be allocated to the Class A-1 certificates.

See "Application of Realized Loss Amounts" in this prospectus supplement.

The Cap Contracts

Each class of offered  certificates  will be entitled to the benefits provided by the related cap contract.  In addition,  the subordinate  certificates  may
receive   payments   under  the  cap   contract   related  to  the  Class  A-1
certificates.  There can be no  assurance  as to the  extent of  benefits,  if any, that may be realized by the holders of the Class A-1 and the  subordinate certificates as a result of the cap contracts.

See "The Cap Contracts" in this prospectus supplement.

Optional Termination

At its  option,  EMC or its  designee  may  repurchase  from the trust all the mortgage loans,  together with any properties in respect  thereof  acquired on behalf of the trust,  and thereby effect  termination and early  retirement of the  certificates  after the stated  principal  balance of the mortgage  loans
(and properties acquired in respect thereof),  remaining in the trust has been reduced  to less than 20% of the  stated  principal  balance  of the  mortgage loans as of the cut-off date.

See  "Pooling  and  Servicing   Agreement-Termination"   in  this   prospectus
supplement.

Federal Income Tax Consequences

One or more  elections  will be made to treat the  mortgage  loans and certain related  assets as one or more real estate  mortgage  investment  conduits for federal income tax purposes.

See Federal  Income Tax  Considerations"  in this  prospectus  supplement  and
"Federal Income Tax Considerations" in the prospectus.

ERISA Considerations

The offered  certificates  may be  purchased  by persons  investing  assets of
employee  benefit  plans  or  individual   retirement  accounts,   subject  to
important  considerations.  Plans  should  consult  with their legal  advisors before investing in the offered certificates.

See "ERISA Considerations" in this prospectus supplement.

Ratings

It is a  condition  to the  issuance  of the  certificates  that  the  offered certificates  receive the  following  ratings  from  Standard & Poor's  Rating
Services, a division of The McGraw-Hill Companies,  Inc., which is referred to herein as S&P,  and  Moody's  Investors  Service,  Inc.,  which is referred to herein as Moody's:

                      Ratings
    Class       Moody's        S&P
Class A-1         Aaa          AAA
Class M-1         Aa2          AA
Class M-2          A2           A
Class B           Baa2         BBB

A rating is not a  recommendation  to buy, sell or hold  securities and either rating  agency can revise or withdraw  such  ratings at any time.  In general, ratings address credit risk and do not address the likelihood of prepayments.
------------------------------------------------------------------------------

See "Yield and  Prepayment  Considerations"  and "Ratings" in this  prospectus supplement and "Yield Considerations" in the prospectus.

Legal Investment
The Class A-1  Certificates  and the Class M-1  Certificates  will  constitute
"mortgage   related   securities"  for  purposes  of  SMMEA.   The  Class  M-2
certificates and Class B certificates  will not constitute  "mortgage  related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and in the prospectus.

                                       RISK FACTORS

      You  should  carefully  consider,  among  other  things,  the  following factors in connection with the purchase of the offered certificates:

      The Offered  Certificates  Will Have  Limited  Liquidity,  So You May Be
Unable to Sell  Your  Securities  or May Be Forced to Sell Them at a  Discount
from Their Fair Market Value.

      The  underwriter  intends  to make a  secondary  market  in the  offered certificates,  however the  underwriter  will not be obligated to do so. There can be no assurance that a secondary market for the offered  certificates will develop or, if it does  develop,  that it will provide  holders of the offered certificates  with  liquidity of  investment  or that it will continue for the life of the offered  certificates.  As a result, any resale prices that may be available  for any offered  certificate  in any market that may develop may be at a  discount  from the  initial  offering  price or the  fair  market  value thereof.  The  offered  certificates  will  not be  listed  on any  securities exchange.

      Credit  Enhancement  Is Limited;  the Failure of Credit  Enhancement  to
Cover  Losses on the Trust Fund Assets May Result in Losses  Allocated  to the
Offered Certificates.

      The  subordination  of  the  subordinate   certificates  to  the  senior
certificates  as  described  in this  prospectus  supplement,  is  intended to enhance the likelihood  that holders of the senior  certificates  will receive regular  payments of interest and  principal and to provide the holders of the
senior   certificates  with  protection   against  losses  realized  when  the
remaining  unpaid  principal  balance on a mortgage loan exceeds the amount of proceeds  recovered  upon the  liquidation  of that mortgage loan. In general, this loss protection is  accomplished  by allocating the principal  portion of any realized  losses among the  certificates,  beginning with the  subordinate
certificates  with  the  lowest  payment   priority,   until  the  certificate
principal  balance of that  subordinate  class has been  reduced to zero.  The principal  portion  of  realized  losses are then  allocated  to the next most junior class of  subordinate  certificates,  until the  certificate  principal balance of each class of  subordinate  certificates  is reduced to zero. If no
subordinate   certificates  remain  outstanding,   the  principal  portion  of
realized   losses   will  be   allocated   to  the  Class  A-1   certificates.
Accordingly,   if  the  aggregate   certificate   principal   balance  of  the
subordinate  certificates  were  to be  reduced  to  zero,  delinquencies  and defaults on the mortgage loans would reduce the amount of funds  available for monthly distributions to the holders of the related senior certificates.

      The ratings of the offered  certificates  by the rating  agencies may be lowered  following the initial  issuance  thereof as a result of losses on the mortgage loans in excess of the levels  contemplated by the rating agencies at the time of their  initial  rating  analysis.  Neither the seller,  the master servicer, the servicers, the securities administrator,  the trustee nor any of their respective  affiliates will have any obligation to replace or supplement any credit  enhancement,  or to take any other  action to maintain the ratings of the offered certificates.  See "Description of Credit Enhancement-Reduction
or Substitution of Credit Enhancement" in the prospectus.

      The Mortgage Loans Are  Concentrated  in the State of California,  Which
May Present a Greater Risk of Loss with Respect to such Mortgage Loans.

      Approximately  41.40% of the  mortgage  loans as of the cut-off date are secured by property  in  California.  Property in certain  regions may be more susceptible  than properties  located in other parts of the country to certain types of  uninsurable  hazards,  such as  earthquakes,  floods,  mudslides and
other natural disasters.   In addition:

o     economic   conditions   in  a  specific   region   with  a   significant
            concentration  of properties  underlying the mortgage loans (which may or may  not  affect  real  property  values)  may  affect  the ability of borrowers to repay their loans on time;

o     declines in a region's  residential  real  estate  market may reduce the values of  properties  located in that region,  which would result in an increase in the loan-to-value ratios; and

o     any increase in the market value of  properties  located in a particular
            region   would   reduce  the   loan-to-value   ratios  and  could,
            therefore,  make alternative sources of financing available to the borrowers  at lower  interest  rates,  which  could  result  in an increased rate of prepayment of the mortgage loans.

      Any risks  associated  with mortgage loan  concentration  may affect the yield to maturity of the offered  certificates  to the extent losses caused by these  risks are not  covered by  subordination  provided  by the  subordinate certificates.

      The  Underwriting  Standards of the Mortgage Loans Do Not Conform to the
Standards  of Fannie Mae or Freddie  Mac,  Which May Present a Greater Risk of
Loss with Respect to the Mortgage Loans.

      The  mortgage  loans were  underwritten  generally  in  accordance  with underwriting  standards  which are  primarily  intended  to provide for single family  "non-conforming"  mortgage  loans.  A  "non-conforming"  mortgage loan means a  mortgage  loan  which is  ineligible  for  purchase  by Fannie Mae or
Freddie Mac due to either credit  characteristics  of the related mortgagor or documentation  standards in connection  with the  underwriting  of the related mortgage  loan that do not meet the  Fannie Mae or  Freddie  Mac  underwriting guidelines  for "A" credit  mortgagors.  These credit  characteristic  include mortgagors whose  creditworthiness  and repayment  ability do not satisfy such
Fannie Mae or Freddie Mac underwriting  guidelines and mortgagors who may have a record of credit write-offs,  outstanding judgments,  prior bankruptcies and other  credit  items  that do not  satisfy  such  Fannie  Mae or  Freddie  Mac underwriting guidelines.  These documentation standards may include mortgagors who provide limited or no  documentation  in connection with the  underwriting of the related mortgage loan.  Accordingly,  mortgage loans underwritten under the related  originator's  non-conforming  credit  underwriting  standards are likely  to  experience  rates of  delinquency,  foreclosure  and loss that are higher,  and may be  substantially  higher,  than mortgage loans originated in accordance  with the Fannie Mae or Freddie Mac  underwriting  guidelines.  Any resulting losses, to the extent not covered by credit enhancement,  may affect the yield to maturity of the offered certificates.

      Some of the Mortgage Loans Have an Initial  Interest Only Period,  Which
May Result in Increased Delinquencies and Losses.

      As of the cut-off date,  approximately 60.06% of the mortgage loans have an initial interest only period.  During this period,  the payment made by the related  borrower  will  be  less  than  it  would  be if  the  mortgage  loan amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled  monthly  payments  during this  period.  As a result,  no principal  payments  will be made to the  certificates  from these mortgage  loans  during  their  interest  only period  except in the case of a prepayment.

      After the initial  interest only period,  the scheduled  monthly payment on  these  mortgage  loans  will  increase,  which  may  result  in  increased delinquencies  by the related  borrowers,  particularly if interest rates have increased  and the borrower is unable to  refinance.  In addition,  losses may be  greater  on these  mortgage  loans as a result  of the  mortgage  loan not amortizing  during  the early  years of these  mortgage  loans.  Although  the amount  of  principal  included  in  each  scheduled  monthly  payment  for  a traditional  mortgage  loan is  relatively  small  during  the first few years after the  origination  of a mortgage loan, in the aggregate the amount can be significant.  Any  resulting  delinquencies  and  losses,  to the  extent  not covered by credit enhancement, will be allocated to the offered certificates.

      Mortgage  loans with an initial  interest only period are relatively new in the mortgage  marketplace.  The  performance of these mortgage loans may be
significantly   different  than  mortgage  loans  that  fully   amortize.   In
particular,   there  may  be  a  higher  expectation  by  these  borrowers  of refinancing  their  mortgage loans with a new mortgage loan, in particular one with an  initial  interest  only  period,  which may result in higher or lower prepayment  speeds than would otherwise be the case. In addition,  the failure to build  equity in the  property  by the  related  mortgagor  may  affect the delinquency and prepayment of these mortgage loans.

      The Yield to  Maturity  on the  Offered  Certificates  Will  Depend on a
Variety of Factors.

      The yield to  maturity  on the  offered  certificates  will  depend,  in general, on:

o     the applicable purchase price; and

o     the rate and timing of principal  payments  (including  prepayments  and collections  upon defaults,  liquidations  and repurchases) on the related  mortgage loans and the  allocation  thereof to reduce the certificate  principal  balance of the  offered  certificates,  as well as other factors.

      The yield to  investors  on the offered  certificates  will be adversely affected by any  allocation  thereto of interest  shortfalls  on the  mortgage loans.

      In general,  if the offered  certificates are purchased at a premium and principal  distributions  occur at a rate faster than  anticipated at the time of purchase,  the investor's  actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely,  if the offered certificates are purchased at a discount  and  principal  distributions  occur at a rate slower than that anticipated at the time of purchase,  the investor's actual yield to maturity will be lower than that originally assumed.

      The rate and  timing of  distributions  allocable  to  principal  on the offered  certificates  will  depend,  in  general,  on the rate and  timing of principal  payments  (including  prepayments  and  collections  upon defaults, liquidations  and  repurchases)  on the  mortgage  loans  and  the  allocation thereof to pay principal on these  certificates as provided in this prospectus
supplement.   As  is  the  case  with   mortgage   pass-through   certificates
generally,  the  offered  certificates  are  subject to  substantial  inherent cash-flow  uncertainties  because  the  mortgage  loans may be  prepaid at any time. However,  with respect to approximately  50.45% of the mortgage loans, a prepayment  within one, two,  three,  five or six years of its origination may subject the  related  mortgagor  to a  prepayment  charge,  which may act as a deterrent to prepayment of the mortgage  loan. See "The Mortgage Pool" in this prospectus supplement.

      Generally,  when prevailing  interest rates are  increasing,  prepayment rates on mortgage loans tend to decrease.  A decrease in the prepayment  rates on the mortgage  loans will result in a reduced rate of return of principal to investors in the offered  certificates  at a time when  reinvestment at higher prevailing rates would be desirable.

      Conversely,  when  prevailing  interest rates are declining,  prepayment rates on mortgage loans tend to increase.  An increase in the prepayment rates on the mortgage  loans will result in a greater rate of return of principal to investors in the offered  certificates at time when reinvestment at comparable yields may not be possible.

      During at least the first  three  years  after  the  closing  date,  the entire amount of  prepayments  of principal with respect to the mortgage loans will be allocated to the senior certificates,  as described in this prospectus
supplement,   unless  the   certificate   principal   balance  of  the  senior
certificates  has been reduced to zero. This will accelerate the  amortization of the senior  certificates in each certificate group as a whole while, in the absence of losses in respect of the mortgage loans,  increasing the percentage interest  in the  principal  balance  of the  mortgage  loans the  subordinate certificates evidence.

      For further  information  regarding the effect of principal  prepayments on the  weighted  average  lives of the offered  certificates,  see "Yield and
Prepayment  Considerations"  in  this  prospectus  supplement,  including  the tables  entitled  "Percent of Initial  Principal  Amount  Outstanding" in this prospectus supplement.

      A Transfer of Servicing May Result in an Increased  Risk of  Delinquency
and Loss on the Mortgage Loans.

      The  primary  servicing  for  certain  of the  mortgage  loans  will  be transferred  to either  EverHome or EMC on or before April 1, 2004.  Investors
should  note,   however,   that  when  the  servicing  of  mortgage  loans  is
transferred,  there is generally a rise in delinquencies  associated with such transfer.  Such increase in delinquencies may result in losses,  which, to the extent  they are not  absorbed  by credit  enhancement,  will cause  losses or shortfalls  to be  incurred by the  holders of the  offered  certificates.  In addition,  any higher  default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

      The  Subordinate  Certificates  Have a  Greater  Risk of Loss  than  the
Senior Certificates.

      When certain  classes of  certificates  provide credit  enhancement  for other classes of certificates it is sometimes referred to as  "subordination."
For purposes of this prospectus supplement, "subordinated classes" means:

o     with  respect to the senior  certificates:  the Class M-1, the Class M-2 and the Class B certificates and any overcollateralization;

o     with  respect  to  the  Class  M-1,  the  Class  M-2  and  the  Class  B
            certificates and any overcollateralization;

o     with  respect to the Class M-2  certificates,  the Class B  certificates and any overcollateralization; and

o     with respect to the Class B certificates, any overcollateralization.

      Credit enhancement for the certificates will be provided,  first, by the right of the holders of the senior  certificates to receive  certain  payments of interest and principal prior to the subordinated  classes and,  second,  by the allocation of realized losses to the  subordinated  classes.  This form of credit  enhancement uses  collections on the mortgage loans otherwise  payable to the  holders of the related  subordinate  classes to pay amounts due on the more senior classes.  Such collections are the sole source of funds from which such  credit  enhancement  is  provided.  Realized  losses  in  excess  of any available  excess spread and any current  overcollateralization  are allocated to the  subordinate  certificates,  beginning  with the Class B  certificates,
until  the  principal   amount  of  that  class  has  been  reduced  to  zero.
Accordingly,  if the aggregate  principal balance of a subordinated class were to be reduced to zero,  delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly  distributions  to holders of the  remaining  subordinated  class or classes  of  certificates  and,  if the aggregate  principal  balance  of all  the  subordinated  classes  were  to be reduced to zero,  delinquencies  and  defaults  on the  mortgage  loans  would reduce the amount of funds available for monthly  distributions  to holders of the senior  certificates.  You should fully consider the risks of investing in a subordinated certificate,  including the risk that you may not fully recover your initial  investment as a result of realized  losses.  See "Description of the Certificates" in this prospectus supplement.

      The weighted  average lives of, and the yields to maturity on, the Class
M-1, Class M-2 and Class B certificates will be progressively  more sensitive, in that order,  to the rate and timing of mortgagor  defaults and the severity of ensuing  losses on the mortgage  loans.  If the actual rate and severity of losses on the  mortgage  loans is higher than those  assumed by an investor in such  certificates,  the actual yield to maturity of such  certificates may be lower than the yield anticipated by such holder based on such assumption.  The timing of losses on the mortgage  loans will also affect an investor's  actual yield to  maturity,  even if the rate of defaults  and severity of losses over
the  life  of  the  mortgage   loans  are   consistent   with  an   investor's
expectations.  In general,  the earlier a loss occurs,  the greater the effect on an investor's yield to maturity.  Realized losses on the mortgage loans, to
the  extent  they  exceed  the  amount  of   overcollateralization   following
distributions of principal on the related  distribution  date, will reduce the certificate  principal  balances  of the  Class B,  Class  M-2 and  Class  M-1 certificates,  in that order.  As a result of such  reductions,  less interest will accrue on such class of subordinate  certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate,  no interest  will be  distributable  with  respect to such  written  down amount.
However,  the  amount of any  realized  losses  allocated  to the  subordinate certificates may be reimbursed to the holders of the subordinate  certificates
according   to  the   priorities   set  forth   under   "Description   of  the
Certificates-Distributions on the Certificates" in this prospectus supplement.

      Unless the  certificate  principal  balances of the senior  certificates have been reduced to zero, the subordinate  certificates  will not be entitled to any principal  distributions until at least the distribution date occurring in April  2007 or during any  period in which  delinquencies  or losses on the mortgage loans exceed certain levels.  As a result,  the weighted average life of the  subordinate  certificates  will be longer than would  otherwise be the
case  if   distributions   of  principal  were  allocated  among  all  of  the
certificates  at the same  time.  As a result of the longer  weighted  average lives of the subordinate  certificates,  the holders of such certificates have a greater risk of suffering a loss on their investments.  Furthermore, because such  certificates  might not receive  any  principal  if certain  delinquency levels  occur,  it is possible for such  certificates  to receive no principal distributions even if no losses have occurred on the mortgage pool.

      In  addition,   the  multiple   class   structure  of  the   subordinate
certificates causes the yield of such classes to be particularly  sensitive to
changes  in  the  rates  of   prepayment  of  the  mortgage   loans.   Because
distributions  of principal  will be made to the holders of such  certificates according to the  priorities  described  in this  prospectus  supplement,  the yield to maturity on such  classes of  certificates  will be  sensitive to the rates of prepayment on the mortgage  loans  experienced  both before and after the  commencement  of principal  distributions  on such classes.  The yield to maturity on such classes of certificates  will also be extremely  sensitive to losses due to defaults on the mortgage  loans and the timing  thereof,  to the extent such losses are not covered by  overcollateralization,  excess  spread, or a  class  of  subordinated  certificates  with a  lower  payment  priority.
Furthermore,   the  timing  of  receipt  of  principal  and  interest  by  the subordinate  certificates  may be  adversely  affected  by losses even if such classes of certificates do not ultimately bear such loss.

      Credit  Enhancement  May be  Inadequate  to Cover Losses and/or to Build
Overcollateralization

      The  mortgage  loans are  expected to  generate  more  interest  than is needed to pay interest on the related offered  certificates  because we expect the  weighted  average net interest  rate on the  mortgage  loans to be higher than the weighted average  pass-through rate on the related  certificates.  If the mortgage  loans  generate  more interest than is needed to pay interest on the  related  offered  certificates  and trust  fund  expenses,  such  "excess spread"  will be used to make  additional  principal  payments  on the offered certificates,  which will  reduce the total  principal  balance of the offered certificates  below the  aggregate  principal  balance of the mortgage  loans, thereby creating  "overcollateralization."  Overcollateralization  is intended
to  provide  limited  protection  to   certificateholders   by  absorbing  the
certificate's  share of losses from  liquidated  mortgage loans.  However,  we cannot  assure you that enough excess spread will be generated on the mortgage loans to establish or maintain  the required  level of  overcollateralization.
The aggregate  principal balances of the mortgage loans as of the cut-off date will approximately  equal the aggregate  certificate  principal balance of the offered  certificates on the closing date and,  therefore,  the initial amount
of    overcollateralization     will    be    less    than    the    specified
overcollateralization  amount described in this prospectus supplement.  If the protection afforded by overcollateralization  is insufficient,  then you could experience a loss on your investment.

      The excess spread  available on any  distribution  date will be affected by the actual  amount of interest  received,  advanced or recovered in respect of  the  mortgage  loans  during  the  preceding  month.  Such  amount  may be influenced by changes in the weighted  average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

      The overcollateralization  provisions,  following the first distribution date and  whenever  overcollateralization  is at a level  below  the  required
level,   are  intended  to  result  in  an   accelerated   rate  of  principal
distributions to holders of the classes of offered  certificates then entitled to distributions  of principal.  An earlier return of principal to the holders
of  the  offered  certificates  as  a  result  of  the   overcollateralization
provisions  will influence the yield on the offered  certificates  in a manner similar to the manner in which  principal  prepayments  on the mortgage  loans will influence the yield on the related offered certificates.

      The Net Rate Cap May Reduce the Yields on the Offered Certificates.

      The pass-through  rates on the offered  certificates are each subject to a net rate cap equal to the weighted  average of the net mortgage rates on the mortgage  loans  as  described  in  this  prospectus  supplement.  If  on  any distribution  date the pass-through  rate for a class of offered  certificates is limited  to the  applicable  net rate cap,  the  holders of the  applicable certificates  will receive a smaller  amount of interest  than they would have received on that  distribution  date had the pass-through  rate for that class not been  calculated  based on the  applicable  net rate cap.  The  holders of those certificates will not be entitled to recover any resulting  shortfall in interest on that  distribution  date or on any other  distribution date except to the extent of excess  cashflow  available for that purpose or to the extent of available  amounts received from the cap contracts.  If mortgage loans with relatively  higher  mortgage rates prepay or default,  the applicable net rate cap would result in lower interest than otherwise would be the case.

      The  Offered  Certificates  May Not  Always  Receive  Interest  Based on
One-Month LIBOR Plus the Related Margin.

      The  offered  certificates  may not always  receive  interest  at a rate equal to One-Month LIBOR plus the related  margin.  If the applicable net rate cap on the Class A-1 and the subordinate  certificates is less than the lesser of (a)  One-Month  LIBOR plus the related  margin and (b) the 11.50% cap,  the interest  rate on the  related  certificates  will be  reduced to the net rate cap.  Thus,  the yield to investors  in such class will be  sensitive  both to fluctuations  in the level of  One-Month  LIBOR and to the adverse  effects of the  application  of the net rate cap. The  prepayment  or default of mortgage loans with relatively higher net mortgage rates,  particularly during a period of increased  One-Month LIBOR rates, may result in the applicable net rate cap being lower than otherwise would be the case. If on any distribution  date the application  of the net rate cap  results in an  interest  payment  lower than
One-Month   LIBOR  plus  the  related  margin  on  the  applicable   class  of
certificates  during the related  interest  accrual period,  the value of such class of certificates may be temporarily or permanently reduced.

      To the extent  interest  on the offered  certificates  is limited to the applicable  net rate cap,  the  difference  between  such net rate cap and the lesser of (a) One-Month  LIBOR plus the related  margin and (b) the 11.50% cap will  create a  shortfall.  This  shortfall  will be  covered to the extent of excess cash flow  available  for that  purpose and to the extent of  available payments  under the cap contracts.  However,  payments under the cap contracts are based on the lesser of the  actual  certificate  principal  balance of the related  class  of  certificates  and the  assumed  principal  amount  of such certificates  based on certain prepayment  assumptions  regarding the mortgage loans.  If the mortgage  loans do not prepay  according to those  assumptions, it may result in the cap contracts providing  insufficient funds to cover such shortfalls.  In  addition,  each cap  contract  provides  for  payment  of the excess of One-Month LIBOR over a specified per annum rate,  which also may not provide  sufficient  funds to  cover  such  shortfalls.  Such  shortfalls  may
remain  unpaid  on  the  final  distribution  date,   including  the  optional
termination date.

      In  addition,  although the Class A-1 and the  subordinate  certificates are entitled to payments  under the cap contracts  during periods of increased
One-Month LIBOR rates, the  counterparty  thereunder will only be obligated to make such payments under certain circumstances.

      To the  extent  that  payments  on the  Class  A-1 and  the  subordinate certificates  depend  in  part  on  payments  to be  received  under  the  cap contracts,  the  ability  of the trust to make  payments  on those  classes of certificates  will be  subject to the credit  risk of Bear  Stearns  Financial
Products Inc.

      The cap contracts  terminate in accordance with their terms on the dates set forth in the related cap  contract.  This date was  selected  based on the certain  prepayment  assumptions  regarding  the  mortgage  loans and that the optional  termination  right becomes  exercisable  and is  exercisable at that time.  These  prepayment  assumptions  were used to  determine  the  projected principal  balance  of the  applicable  class of  certificates  under  the cap contracts.  If  prepayments  on such  mortgage  loans  occur at rates that are slower  than  those  assumptions,  or  even  if  such  mortgage  loans  prepay according  to those  assumptions,  if the  optional  termination  right is not exercised,  the cap contracts will terminate prior to the repayment in full of the  related  classes  of  certificates.  See  "The  Cap  Contracts"  in  this prospectus supplement.

      The Securities Are Not Suitable Investments for All Investors.

      The  certificates  are complex  investments that are not appropriate for all investors.  The  interaction of the factors  described  above is difficult to  analyze  and may  change  from  time to time  while the  certificates  are outstanding.  It is  impossible  to predict with any  certainty  the amount or timing  of  distributions  on the  certificates  or the  likely  return  on an investment in any such securities.  As a result, only sophisticated  investors with  the  resources  to  analyze  the  potential  risks  and  rewards  of  an investment in the certificates should consider such an investment.

      Statutory and Judicial  Limitations on Foreclosure  Procedures May Delay
Recovery in Respect of the Mortgaged  Property and, in Some  Instances,  Limit
the Amount that May Be  Recovered  by the  Foreclosing  Lender,  Resulting  in
Losses  on  the  Mortgage  Loans  That  Might  be  Allocated  to  the  Offered
Certificates.

      Foreclosure  procedures  may vary  from  state  to  state.  Two  primary methods  of  foreclosing  a  mortgage  instrument  are  judicial  foreclosure, involving court proceedings,  and non-judicial foreclosure pursuant to a power of sale granted in the mortgage  instrument.  A foreclosure  action is subject to most of the delays and  expenses of other  lawsuits if defenses  are raised or  counterclaims  are asserted.  Delays may also result from  difficulties in locating  necessary  defendants.  Non-judicial  foreclosures may be subject to delays  resulting from state laws mandating the recording of notice of default and  notice  of sale  and,  in some  states,  notice  to any  party  having an interest of record in the real property,  including junior  lienholders.  Some states have  adopted  "anti-deficiency"  statutes  that limit the ability of a lender to collect  the full  amount  owed on a loan if the  property  sells at foreclosure  for less than the full amount owed.  In addition,  United  States courts have  traditionally  imposed general equitable  principles to limit the remedies  available to lenders in  foreclosure  actions that are  perceived by the court as harsh or  unfair.  The  effect  of these  statutes  and  judicial principles  may be to delay  and/or  reduce  distributions  in  respect of the offered  certificates.  See "Legal  Aspects of Mortgage  Loans-Foreclosure  on
Mortgages and Some Contracts" in the prospectus.

      The Value of the Mortgage  Loans May Be Affected By, Among Other Things,
a Decline in Real  Estate  Values,  Which May Result in Losses on the  Offered
Certificates.

      No assurance can be given that values of the mortgaged  properties  have remained or will  remain at their  levels on the dates of  origination  of the
related   mortgage  loans.  If  the  residential  real  estate  market  should experience  an overall  decline  in  property  values so that the  outstanding balances of the mortgage loans,  and any secondary  financing on the mortgaged properties,  in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies,  foreclosures and losses could be higher than those now  generally  experienced  in the mortgage lending industry.  In some areas of the United States, real estate values have risen at a greater  rate in recent  years  than in the  past.  In  particular, mortgage loans with high principal balances or high loan-to-value  ratios will be affected by any decline in real estate  values.  Real estate  values in any area of the country may be affected by several factors,  including  population trends,  mortgage  interest rates,  and the economic  well-being of that area.
Any decrease in the value of the mortgage  loans may result in the  allocation of  losses  which  are  not  covered  by  credit  enhancement  to the  offered certificates.

      The  Ratings on the Offered  Certificates  are Not a  Recommendation  to
Buy,  Sell or Hold the Offered  Certificates  and are Subject to Withdrawal at
any Time,  Which May Affect the  Liquidity  or the Market Value of the Offered
Certificates.

      It is a condition to the issuance of the offered  certificates that each class of offered  certificates  be rated in the categories  shown on page S-10 of this prospectus  supplement.  A security rating is not a recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any  time.  No person is  obligated  to  maintain  the  rating on any  offered certificate,  and,  accordingly,  there can be no  assurance  that the ratings assigned  to any  offered  certificate  on  the  date  on  which  the  offered certificates  are  initially  issued  will not be  lowered or  withdrawn  by a rating  agency at any time  thereafter.  In the event any rating is revised or
withdrawn,   the  liquidity  or  the  market  value  of  the  related  offered certificates  may be adversely  affected.  See  "Ratings"  in this  prospectus supplement and in the prospectus.

      The Mortgage Loans May Have Limited Recourse to the Related Borrower,
Which May Result in Losses with Respect to These Mortgage Loans.

      Some or all of the  mortgage  loans  included  in the trust fund will be
non-recourse   loans  or  loans  for  which  recourse  may  be  restricted  or unenforceable.  As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific  real  property and other  assets,  if any,  that were  pledged  to secure  the  mortgage  loan.  However,  even with respect  to those  mortgage  loans  that  provide  for  recourse  against  the
mortgagor  and  its  assets   generally,   there  can  be  no  assurance  that
enforcement of the recourse provisions will be practicable,  or that the other assets of the mortgagor  will be sufficient to permit a recovery in respect of a defaulted  mortgage loan in excess of the  liquidation  value of the related mortgaged  property.  Any risks  associated  with  mortgage  loans  with no or limited recourse may affect the yield to maturity of the offered  certificates to the extent  losses  caused by these  risks  which are not covered by credit enhancement are allocated to the offered certificates.

      The Mortgage Loans May Have Environmental Risks, Which May Result in
Increased Losses with Respect to These Mortgage Loans.

      To the extent that servicers or the master  servicer (in its capacity as successor  servicer)  for a  mortgage  loan  acquires  title  to  any  related mortgaged  property with  contaminated with or affected by hazardous wastes or hazardous  substances,  these mortgage loans may incur losses.  See "Servicing of Mortgage  Loans-Realization  Upon or Sale of Defaulted  Mortgage Loans" and
"Legal   Aspects  of   Mortgage   Loans-Environmental   Legislation"   in  the
prospectus.  To the extent these  environmental  risks result in losses on the mortgage  loans,  the yield to maturity of the  offered  certificates,  to the extent not covered by credit enhancement, may be affected.

      Violation of Various Federal, State and Local Laws May Result in Losses
on the Mortgage Loans.

      Applicable  state and local laws generally  regulate  interest rates and other  charges,  require  specific  disclosure,  and require  licensing of the originator.  In  addition,  other  state and local  laws,  public  policy  and general  principles of equity relating to the protection of consumers,  unfair and  deceptive  practices  and  debt  collection  practices  may  apply to the origination,  servicing  and  collection of the mortgage  loans.  The mortgage loans are also subject to various federal laws.

      Depending  on the  provisions  of the  applicable  law and the  specific facts and circumstances  involved,  violations of these federal or state laws, policies and  principles  may limit the ability of the trust to collect all or part of the  principal of or interest on the mortgage  loans,  may entitle the borrower  to a refund of  amounts  previously  paid and,  in  addition,  could subject  the trust to  damages  and  administrative  enforcement.  See  "Legal
Aspects of the Mortgage Loans" in the prospectus.

      On the closing date,  the mortgage loan seller will  represent that each mortgage loan at the time it was made  complied in all material  respects with all applicable laws and regulations,  including,  without  limitation,  usury, equal credit  opportunity,  disclosure  and  recording  laws and all predatory lending  laws;  and  each  mortgage  loan has been  serviced  in all  material respects in accordance  with all applicable laws and  regulations,  including, without limitation, usury, equal credit opportunity,  disclosure and recording laws and all  predatory  lending  laws and the terms of the  related  mortgage note, the mortgage and other loan documents.  In the event of a breach of this representation,  the mortgage loan seller will be obligated to cure the breach or  repurchase or replace the affected  mortgage loan in the manner  described in the prospectus.

      The Return on the Offered  Certificates  Could be Reduced by  Shortfalls
Due to The  Application  of the  Servicemembers'  Civil Relief Act and Similar
State Laws.

      The  Servicemembers'  Civil Relief Act,  formerly known as the Soldiers'
and Sailors'  Civil Relief Act of 1940,  or Relief Act, and similar state laws provide  relief  to  mortgagors  who  enter  active  military  service  and to mortgagors in reserve status who are called to active  military  service after the  origination  of their  mortgage  loans.  The military  operations  by the
United States in Iraq and  Afghanistan has caused an increase in the number of citizens in active  military  duty,  including  those  citizens  previously in reserve  status.  Under the  Relief  Act the  interest  rate  applicable  to a mortgage  loan for which the related  mortgagor  is called to active  military service will be reduced  from the  percentage  stated in the related  mortgage note to 6.00%.  This interest rate reduction and any reduction  provided under similar state laws will result in an interest  shortfall  because  neither the master  servicer nor the related  servicer  will be able to collect the amount of interest  which  otherwise  would be payable with respect to such  mortgage loan if the Relief Act or similar state law was not applicable  thereto.  This shortfall  will not be paid by the  mortgagor  on future due dates or advanced by the master  servicer or the related  servicer and,  therefore,  will reduce the amount available to pay interest to the  certificateholders  on subsequent distribution  dates.  We do not know how many  mortgage  loans in the mortgage pool have been or may be  affected  by the  application  of the  Relief Act or similar state law. In addition,  the Relief Act imposes limitations that would impair the  ability of the master  servicer or  servicer  to  foreclose  on an affected  single  family  loan  during the  mortgagor's  period of active duty status,  and,  under some  circumstances,  during an  additional  three  month period  thereafter.  Thus,  in the  event  that  the  Relief  Act  or  similar legislation  or  regulations  applies  to any  mortgage  loan  which goes into default,  there may be delays in  payment  and losses on the  certificates  in connection therewith. Any other interest shortfalls,  deferrals or forgiveness of payments on the  mortgage  loans  resulting  from  similar  legislation  or regulations  may  result in delays in  payments  or losses to  holders  of the offered certificates.

                      DESCRIPTION OF THE MORTGAGE LOANS

      All of the mortgage  loans will be acquired by the Depositor on the date of  issuance  of  the  certificates  from  the  Seller,  an  affiliate  of the
Depositor  and  the  Underwriter,  pursuant  to  the  Mortgage  Loan  Purchase
Agreement.  The Seller  acquired the mortgage  loans from various  originators pursuant to various purchase agreements or similar agreements.

      The mortgage pool will consist of  approximately  2,722  mortgage  loans with an approximate  aggregate unpaid principal balance as of the Cut-off Date of  $670,030,265.  The  mortgage  pool  consists of  mortgage  loans which are
first  lien   adjustable-rate   mortgages   secured  by  one-  to  four-family
residences  and  individual  condominium  units and having  original  terms to maturity of 30 years or less.

      The  mortgage  loans are being  serviced as  described  below under "The
Master  Servicer and the  Servicers."  The mortgage  loans were  originated in accordance with the guidelines described in "Mortgage Loan Origination" below.

      The  paragraphs  and the  tables  set  forth  in  Schedule  A set  forth additional information with respect to the mortgage pool.1

      For any distribution  date, the Due Date for a mortgage loan will be the date in each  month on which its  monthly  payment  is due if such due date is the first day of a month  and  otherwise  is deemed to be the first day of the following  month or such  other date  specified  in the  applicable  Servicing
Agreement.

      Any  mortgage  loan  may be  prepaid  in full  or in  part at any  time.
However,  certain  of the  mortgage  loans  provided  at  origination  for the payment  by the  borrower  of a  prepayment  charge on  voluntary  prepayments typically  made up to the first five years from the date of  execution  of the related  mortgage  note.  The  holders  of the Class XP  Certificates  will be entitled  to the  prepayment  charges  received  on  the  mortgage  loans.  No prepayment  charges will be available for distribution on the other classes of
Certificates.  There can be no  assurance  that the  prepayment  charges  will have any effect on the prepayment performance of the mortgage loans.

      After  an   initial   fixed-rate   period,   except   with   respect  to
approximately  5.11% of the  mortgage  loans,  which  do not  have an  initial fixed-rate  period,  the  interest  rate borne by the  mortgage  loans will be adjusted  based on  various  indices.  The  mortgage  loans  will be  adjusted monthly based on One-Month  LIBOR,  semi-annually  based on Six-Month LIBOR or annually  based on One-Year  U.S.  Treasury or  One-Year  LIBOR,  to equal the related index,  or Index,  plus (or minus) a fixed  percentage set forth in or computed  in  accordance  with the related  mortgage  note,  or Gross  Margin, generally  subject to rounding  and to certain  other  limitations  (including generally  a maximum  lifetime  mortgage  rate and in certain  cases a minimum lifetime  mortgage  rate and in  certain  cases a maximum  upward or  downward adjustment on each adjustment date as specified in the related mortgage note.

      For any mortgage loan, the Loan-to-Value  Ratio is the principal balance at  origination  divided  by the  lesser of (i) the  sales  price and (ii) the original  appraised  value of the related  mortgaged  property,  except in the case of a  refinanced  mortgage  loan,  in which case the  appraised  value is used.  The mortgage  loans with original  Loan-to-Value  Ratios at origination exceeding  80% are covered by Primary  Insurance  Policies  (as defined in the prospectus),  except  in  the  case  of  0.20%  of  the  mortgage  loans.  See
"Servicing of Mortgage  Loans-Realization  Upon or Sale of Defaulted  Mortgage
Loans-Primary Insurance Policies" in the prospectus.

            Special Characteristics of the Mortgage Loans

      Interest Only Loans.  Approximately 0.09%,  12.82%,  39.04% and 8.11% of
the mortgage loans will receive  interest only for the first two, three,  five and  ten  years,  respectively,  and  thereafter  will  receive  interest  and principal to fully amortize the mortgage loan over the remaining term.

      Assumable  Mortgage  Loans.  Approximately  16.10% of the mortgage loans are assumable in accordance  with the terms of the related  mortgage note. See
"Yield  and  Prepayment  Considerations"  in this  prospectus  supplement  and
"Maturity and Prepayment Considerations" in the prospectus.

            Index on the Mortgage Loans

      Six-Month  LIBOR.  Approximately  83.04%  of  the  mortgage  loans  will adjust  semi-annually based on Six-Month LIBOR.  Six-Month LIBOR will be a per annum rate equal to the average of interbank  offered rates for six-month U.S.
dollar-denominated  deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently  available as of the time specified in the related mortgage note.

      The following does not purport to be  representative of future levels of
Six-Month  LIBOR . No  assurance  can be  given as to the  level of  Six-Month
LIBOR on any  adjustment  date or during the life of any mortgage loan with an
Index of Six-Month LIBOR.

                                           Six-Month LIBOR
Date                    1998    1999     2000    2001    2002     2003    2004
January 1..........     5.84%    5.07%   6.13%    6.20%   2.03%   1.38%    1.22%
February 1.........     5.63     4.97    6.29     5.26    2.08    1.35     1.21
March 1............     5.70     5.13    6.33     4.91    2.04    1.34
April 1............     5.75     5.06    6.53     4.71    2.36    1.23
May 1..............     5.81     5.04    6.73     4.30    2.12    1.29
June 1.............     5.75     5.25    7.11     3.98    2.08    1.21
July 1.............     5.78     5.65    7.00     3.91    1.95    1.12
August 1...........     5.75     5.71    6.89     3.69    1.87    1.21
September 1........     5.59     5.92    6.83     3.45    1.80    1.20
October 1..........     5.25     5.96    6.76     2.52    1.71    1.18
November 1.........     4.98     6.12    6.72     2.15    1.60    1.23
December 1.........     5.15     6.06    6.64     2.03    1.47    1.27

------------------------------------------------------------------------------
      One-Year  U.S.  Treasury.  With  respect to  approximately  2.15% of the mortgage  loans the Index  will be based on the weekly  average  yield on U.S.
Treasury  securities  adjusted to a constant maturity of one year, or One-Year
U.S.  Treasury,  as  reported  by the  Federal  Reserve  Board in  statistical
Release No. H.15(519),  or the Release,  as most recently  available as of the date forty-five days,  thirty-five days or thirty days prior to the adjustment date or on the  adjustment  date as  published  in the place  specified in the related  mortgage note and as made  available as of the date  specified in the related  mortgage  note.  In the event that the Index  specified in a mortgage note is no longer  available,  an index  reasonably  acceptable to the Trustee that is  based  on  comparable  information  will be  selected  by the  Master
Servicer,  to the extent that it is permissible under the terms of the related mortgage note and mortgage.

      One-Year LIBOR.  Approximately  10.50% of the mortgage loans will adjust annually  based on  One-Year  LIBOR.  One-Year  LIBOR will be a per annum rate
equal  to  the  average  of  interbank   offered   rates  for  one-year   U.S.
dollar-denominated  deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently  available as of the time specified in the related mortgage note.

      The following does not purport to be  representative of future levels of
One-Year  LIBOR . No assurance can be given as to the level of One-Year  LIBOR on any  adjustment  date or during the life of any mortgage loan with an Index of One-Year LIBOR.

                                             One-Year LIBOR
Date                       1999     2000     2001     2002     2003      2004
January 1..............    5.06%    6.75%    5.17%    2.49%     1.45%    1.48%
February 1.............    5.40     6.76     4.88     2.43     1.38      1.37
March 1................    5.25     6.94     4.67     3.00     1.28
April 1................    5.23     7.10     4.44     2.63     1.36
May 1..................    5.56     7.50     4.24     2.59     1.21
June 1.................    5.84     7.18     4.18     2.28     1.19
July 1.................    5.89     7.08     3.82     2.09     1.16
August 1...............    6.06     6.97     3.56     1.90     1.44
September 1............    6.04     6.80     2.64     1.73     1.45
October 1..............    6.25     6.73     2.27     1.64     1.24
November 1.............    6.27     6.56     2.39     1.73     1.48
December 1.............    6.50     6.00     2.44     1.45     1.60

------------------------------------------------------------------------------
      One-Month LIBOR.  Approximately  4.31% of the mortgage loans will adjust monthly  based on One-Month  LIBOR.  One-Month  LIBOR will be a per annum rate
equal  to  the  average  of  interbank   offered  rates  for  one-month   U.S.
dollar-denominated  deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently  available as of the time specified in the related mortgage note.

.............              THE MASTER SERVICER AND THE SERVICERS

      General

      Wells Fargo  Bank,  National  Association,  or Wells Fargo or the Master
Servicer,  will act as the Master  Servicer of the mortgage  loans pursuant to the  Pooling  and  Servicing  Agreement,  dated as of March  1,  2004,  or the
Agreement,  among the  Depositor,  EMC, the Master  Servicer,  the  Securities
Administrator and the Trustee.

      Primary  servicing  of  the  mortgage  loans  will  be  provided  for in accordance with various sale and servicing  agreements or similar  agreements, or Servicing Agreements,  each of which will be assigned to the Trust pursuant
to  the  Agreement  and  various   Assignment,   Assumption  and   Recognition
Agreements  among the related  Servicer,  EMC and the Trustee on behalf of the
Certificateholders;  provided,  however,  that EMC will  retain  the  right to enforce the  representations and warranties made by the Servicers with respect to the related  mortgage loans against them. The Servicers will be responsible for the  servicing  of the  mortgage  loans  covered by the related  Servicing
Agreement,  and  the  Master  Servicer  will  be  required  to  monitor  their performance.  In the  event of a  default  by a  Servicer  under  the  related
Servicing  Agreement,  the Master  Servicer  will be  required  to enforce any remedies against the Servicer,  and shall either find a successor  Servicer or shall assume the primary servicing  obligations for the related mortgage loans itself.  Under some  circumstances,  expenses  incurred by the Master Servicer in connection with a servicing transfer may be reimbursed from the Trust.

      The  information  set forth in the following  paragraphs with respect to
Wells Fargo and the Servicers has been provided by the respective  party. None of the Depositor, the Seller, the Securities  Administrator,  the Underwriter,
the Trustee, or any of their respective  affiliates have made or will make any representation as to the accuracy or completeness of such  information,  other than the Seller as to itself.

.............The Master Servicer

      Wells  Fargo  is  a  national  banking  association,   with  its  master
servicing  offices  located at 9062 Old  Annapolis  Road,  Columbia,  Maryland
21045.  Wells  Fargo is engaged in the  business  of master  servicing  single family  residential  mortgage  loans secured by  properties  located in all 50 states and the District of Columbia.

.............The Servicers

      EMC, GreenPoint,  EverHome and Waterfield,  and various other servicers, none  of  which  will  service  more  than  5% of the  mortgage  loans  in the aggregate,  collectively  referred  to as  the  Servicers,  will  service  the related  mortgage loans in accordance with the related  Servicing  Agreements, each of which will be assigned to the Trust on the Closing Date.

      The following  table shows the  percentage  of the mortgage  loans which are or will be serviced by the various Servicers.
                       Percentage of
  Name of Servicer     Mortgage Loans
EMC                        57.06%
GreenPoint                 21.05%
EverHome                   13.52%
Waterfield                 5.90%
Others                     2.46%

------------------------------------------------------------------------------
      The information set forth below in this section  describes the Servicers which will service more than 10% of the mortgage loans in the aggregate.

EMC

      The information set forth in the following  paragraphs has been provided by EMC Mortgage  Company,  or EMC.  None of the  Depositor,  the Trustee,  the
Master  Servicer,  the  Securities  Administrator,  the  Underwriter or any of
their respective  affiliates have made or will make any  representation  as to the accuracy or completeness of such information.

      EMC, a wholly owned  subsidiary of The Bear Stearns  Companies Inc., was established  as a  full  line  mortgage  banking  company  to  facilitate  the purchase and servicing of whole loan portfolios  containing  various levels of quality from "investment  grade" to varying degrees of "non investment  grade"
up to and including mortgaged  properties acquired through foreclosure or deed in lieu of  foreclosure.  EMC was  incorporated  in the State of  Delaware  on
September 26, 1990 and commenced operation in Texas on October 9, 1990.

      The principal  business of EMC has been the resolution of non performing
residential   mortgage  loan  portfolios   acquired  from   Resolution   Trust
Corporation,  from private  investors  and from the  Department of Housing and
Urban Development  through its auctions of defaulted Federal Housing Authority
mortgage  loans.   EMC's  servicing   portfolio   consists  primarily  of  two
categories:

o     performing  investment  quality loans  serviced for EMC's own account or the account of Fannie Mae,  Freddie  Mac,  private  mortgage conduits and various institutional investors; and

o     non investment  grade,  sub performing  loans,  non performing loans and
            REO  properties  serviced  for EMC's own account and for the account  of  investors  in  securitized  performing  and non performing collateral transactions.

      EMC's  operations  resemble  those of most mortgage  banking  companies, except  that  significant  emphasis  is  placed  on  the  collection  and  due diligence areas, due to the nature of the mortgage  portfolios  purchased.  As of  November  30,  2003,  EMC was  servicing  approximately  $12.7  billion of mortgage loans and REO property.

Delinquency and Foreclosure Experience of EMC

      The  following   table  sets  forth  the   delinquency  and  foreclosure
experience of mortgage loans serviced by EMC as of the dates indicated.  EMC's portfolio of mortgage loans may differ  significantly  from the mortgage loans backing the certificates in terms of underwriting  standards,  interest rates, principal  balances,  geographic  distribution,  types of properties and other
possibly  relevant  characteristics.   There  can  be  no  assurance,  and  no
representation  is made, that the delinquency and foreclosure  experience with respect to the  mortgage  loans  backing the  certificates  will be similar to that reflected in the table below,  nor is any  representation  made as to the rate at which losses may be experienced  on liquidation of defaulted  mortgage loans.  The actual  delinquency  experience on the mortgage loans will depend, among other things,  upon the value of the real estate  securing such mortgage loans and the ability of borrowers to make required payments.

Delinquency and Foreclosure Experience2

                        As of November 30, 2001       As of November 30, 2002
                                          % by                          % by
                     No. of    Principal  Principal  No. of      Principal  Principal
                      Loans     Balance3    Balance   Loans       Balance2   Balance
Current Loans......    76,892 $4,291,550,8975    8.30% 107,444   $6,863,380,8966  2.44%
Period of
Delinquency4.......
  30-59 Days.......    14,425    795,817,499    10.81   17,455    1,044,663,778   9.50
  60-89 Days.......     4,935    279,727,400     3.80    6,524      401,534,696   3.65
  90 Days or more..    10,257    530,744,768     7.21   13,797      686,521,557   6.25
Foreclosure/bankruptcie19,054   1,213,468,377   16.48   24,299    1,663,845,463  15.14
Real Estate Owned..     4,234     249,853,497    3.39    5,014      331,882,863   3.02
Total Portfolio....   129,795  $7,361,162,4310   0.00% 174,533  $10,991,829,210   0.00%

                        As of November 30, 2003
                                          % by
                     No. of    Principal  Principal
                      Loans    Balance(2)  Balance
Current Loans......   106,121  $8,638,124,0156  8.08%
Period of
Delinquency3.......
  30-59 Days.......    17,011   1,092,638,661   8.61
  60-89 Days.......     6,194     405,096,220   3.19
  90 Days or more..    15,417     760,682,618   5.99
Foreclosure/bankruptcie20,652   1,497,106,926  11.80
Real Estate Owned..     3,553     295,106,372   2.33
Total Portfolio....   168,948 $12,688,754,810   0.00%

------------------------------------------------------------------------------

      Since the  mortgage  loans were  originated  by various  originators  at
different   times,  it  is  unlikely  that  the  delinquency  and  foreclosure experience set forth above will be  representative  of the actual  delinquency and  foreclosure  experience  on the mortgage  loans in the trust fund or even representative  of the  mortgage  loans in the trust  fund being  serviced  by
EMC.  There can be no assurance  that factors  beyond EMC's  control,  such as national or local  economic  conditions or downturn in the real estate markets in which the mortgaged  properties  are located,  will not result in increased rates of delinquencies and foreclosure losses in the future.

GreenPoint

.......The principal  executive  offices of GreenPoint  are located at 100 Wood
Hollow   Drive,   Novato,   California   94945.   As  of  December  31,  2003,
GreenPoint's  servicing  portfolio  consisted of approximately  212,711 loans.
GreenPoint  may perform its duties  through  one or more  subservicers.  For a
more  detailed   description   of   GreenPoint,   please  see  "Mortgage  Loan
Origination-General-GreenPoint" in this prospectus supplement.

      On  February  16,  2004,  GreenPoint  Financial  Corp.  and  North  Fork
Bancorporation,  Inc. announced that they had signed a definitive agreement in which  North Fork  Bancorporation,  Inc.  will  acquire  GreenPoint  Financial
Corp.  The  transaction  is  subject  to all  required  regulatory  approvals,
approval  by  the   shareholders   of  both  companies  and  other   customary
conditions.  GreenPoint  expects that the transaction will be completed during the third or fourth quarter of 2004.

.............The  information  set forth in the following  paragraphs  has been provided  by  GreenPoint.  None of the  Depositor,  the  Trustee,  the  Master
Servicer,  the  Securities  Administrator  the  Underwriter  or any  of  their respective  affiliates  have  made or will make any  representation  as to the accuracy or completeness of such information.

            Delinquency and Foreclosure Experience

       The  following   tables   contain   servicing   portfolio   information
concerning  recent  delinquency and  foreclosure  experience on mortgage loans included  in various  mortgage  pools  underlying  all series of  GreenPoint's mortgage  pass-through  certificates with respect to which one or more classes of  certificates  were publicly  offered.  No assurances can be given that the delinquency and foreclosure  experience presented in the following tables will be indicative of the actual experience on those loans.

      Overall Mortgage Portfolio Delinquency and Foreclosure Experience
                            (dollars in thousands)

                                             At December 31,
                             2003                  2002                 2001
                     Number of  Percent   Number of  Percent    Number of  Percent
                       Loans    of          Loans    of           Loans    of
                     ---------- Servicing ---------- Servicing  ---------- Servicing
                                Portfolio            Portfolio             Portfolio
Total Portfolio*        212,711   6.20%     198,483     6.73%    195,786      6.71%

Period of
Delinquency
  30-59 days...          6,381    3.00%       7,026     3.54%      7,488      3.82%
  60-89 days...          2,056    0.97%       2,101     1.06%      2,065      1.05%
  90 days or more        1,922    0.90%       1,910     0.96%      1,529      0.78%

Total Delinquencies     10,359    4.87%      11,037     5.56%     11,082      5.66%
  (excluding
  Foreclosures)**

Foreclosures Pending     2,831    1.33%       2,319     1.17%      1,999      1.02%

*  The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.
** Percentages may not total properly due to rounding.

EverHome

      The information set forth in the following  paragraphs has been provided by EverHome.  None of the Depositor,  the Trustee,  the Master  Servicer,  the
Underwriter or any of their  respective  affiliates have made or will make any representation as to the accuracy or completeness of such information.

      The principal  executive offices of EverHome are located at 8100 Nations
Way,  Jacksonville,  Florida 33256.  Alliance was founded in  Jacksonville  in
1962. As of December 30, 2003,  EverHome's  servicing  portfolio  consisted of approximately  273,257 loans.  EverHome specializes in servicing seasoned loan portfolios,  especially  those with higher  delinquencies.  EverHome  services loans for Freddie Mac, Fannie Mae, Ginnie Mae and private  investors.  Besides loan servicing,  EverHome also originates  conforming and non-conforming loans through both  wholesale and retail  channels.  EverHome may perform its duties through one or more subservicers.

      Delinquency Experience of EverHome

      The following tables summarize the delinquency experience,  on the dates indicated,  of all mortgage loans  serviced by EverHome.  The data included in the  following  tables  is  for  informational  purposes  only.  There  is  no assurance that the  delinquency  experience of the mortgage loans in the Trust will be similar to that set forth in the tables.

                  Monthly Delinquency Ratio At December 2003

             Loan                                                           Total
            Count     30-Day       60-Day        90-Day       120-Day    Delinquencies*
                          %                                 #                   %
                   # Loan Loan  # Loan % Loan # Loan % Loan Loan  % Loan # Loan Loan
Total
Residential
                          3.62%        0.92%         0.42%        0.92%         5.88%
Portfolio   273,2579,912        2,510         1,136         2,512        16,070
                          4.87%  314   1.36%   135   0.59%   317  1.37%         8.19%
VA          23,090 1,125                                                 1,891
                          7.15%  931   2.04%   466   1.02%        2.96%         13.17%
FHA         45,777 3,274                                    1,357        6,028
Conventional
                          4.89%  321   1.20%   141   0.53%   244  0.91%         7.53%
(Insured)   26,725 1,306                                                 2,012
Conventional
                          2.34%  925   0.52%   388   0.22%   581  0.33%         3.41%
(Uninsured) 177,1124,152                                                 6,046
FmHA         553    55    9.95%  19    3.44%   6     1.08%   13   2.35%   93    16.82%

------------
*  Includes mortgage loans in bankruptcy

-------------------------------------------------------------------------------------
                  Monthly Delinquency Ratio At December 2002

             Loan                                                           Total
            Count     30-Day       60-Day       90-Day       120-Day    Delinquencies*
                   #                   %                   #
                   Loan  % Loan # Loan Loan  # Loan % Loan Loan  % Loan # Loan % Loan
Total
Residential
Portfolio   249,88011,433 4.58%  2,955 1.18%  1,314  0.53% 2,445  0.98% 18,147  7.26%
VA          20,493 1,310  6.39%    382 1.86%    154  0.75%   340  1.66%  2,186 10.67%
FHA         43,338 3,707  8.55%  1,051 2.43%    519  1.20% 1,279  2.95%  6,556 15.13%
Conventional
(Insured)   26,698 1,526  5.72%    376 1.41%    183  0.69%   247  0.93%  2,332  8.73%
Conventional
(Uninsured) 158,6654,805  3.03%  1,134 0.71%    446  0.28%   557  0.35%  6,942  4.38%
FmHA           686    85 12.39%     12 1.75%     12  1.75%    22  3.21%    131 19.10%

------------
*  Includes mortgage loans in bankruptcy

-------------------------------------------------------------------------------------

                  Monthly Delinquency Ratio At December 2001

             Loan                                                           Total
            Count     30-Day        60-Day       90-Day      120-Day    Delinquencies*
                                 #                   %     #
                   # Loan % Loan Loan  % Loan # Loan Loan  Loan  % Loan # Loan % Loan
Total
Residential
Portfolio   282,63914,632  5.18% 3,450  1.22%  1,442 0.51% 2,773  0.98% 22,297  7.89%
VA          26,372  1,791  6.79%   448  1.70%    186 0.71%   372  1.41%  2,797 10.61%
FHA         53,235  4,567  8.58% 1,241  2.33%    577 1.08% 1,328  2.49%  7,713 14.49%
Conventional
(Insured)   30,406  1,928  6.34%   437  1.44%    163 0.54%   297  0.98%  2,825  9.29%
Conventional
(Uninsured) 171,740 6,253  3.64% 1,299  0.76%    502 0.29%   750  0.44%  8,804  5.13%
FmHA           886     93 10.50%    25  2.82%     14 1.58%    26  2.93%    158 17.83%

------------
*  Includes mortgage loans in bankruptcy

------------------------------------------------------------------------------

                             MORTGAGE LOAN ORIGINATION

      The Originators

      Approximately  65.43%  of the  mortgage  loans,  or EMC  Loans are being acquired  by EMC,  who  acquired  them  from  various  sellers.  Approximately
21.05%  of  the  mortgage  loans,  or  GreenPoint  Loans  were  originated  by
GreenPoint.  Approximately  9.60% of the  mortgage  loans were  originated  by
First  National  Bank of Nevada.  The  remainder  of the  mortgage  loans were originated by various  originators,  none of which  originated more than 5% of the mortgage  loans. In addition to the following,  the  originators  also may use automated  underwriting  systems such as Fannie Mae's Desktop  Underwriter or Freddie Mac's Loan  Prospector and will have  documentation  as required by such systems.  These mortgage loans are treated in this prospectus  supplement as if they were originated with full or alternative documentation.

EMC

      The EMC Loans have been  acquired by EMC from  various  sellers and were
originated   generally  in  accordance   with  the   underwriting   guidelines
established by EMC and described below.

Underwriting Guidelines for EMC Loans

      The mortgage  loans are  "conventional  non-conforming  mortgage  loans"
(i.e.,  loans that are not insured by the Federal Housing  Authority,  or FHA, or  partially  guaranteed  by the  Veterans  Administration  or  which  do not qualify for sale to Fannie Mae or Freddie  Mac) and are secured by first liens on one-to  four-family  residential  properties.  These loans typically differ from  those  underwritten  to the  guidelines  established  by Fannie  Mae and
Freddie  Mac  primarily  with  respect  to the  original  principal  balances,
loan-to-value  ratios,  borrower  income,  required  documentation,   interest
rates,  borrower  occupancy of the mortgaged  property,  property types and/or mortgage  loans with  loan-to-value  ratios over 80% that do not have  primary mortgage  insurance.  The mortgage  loans  originated  or purchased by EMC and were generally underwritten in accordance with the standards described herein.

      Such  underwriting  standards  are applied to evaluate  the  prospective borrower's  credit  standing and repayment  ability and the value and adequacy of the  mortgaged  property  as  collateral.  These  standards  are applied in accordance  with the  applicable  federal  and  state  laws  and  regulations.
Exceptions to the  underwriting  standards are  permitted  where  compensating factors are present.

      Generally,  each  mortgagor  will  have been  required  to  complete  an application  designed to provide to the lender  pertinent  credit  information concerning  the  mortgagor.  The mortgagor  will have given  information  with respect  to its  assets,  liabilities,  income  (except as  described  below), credit history,  employment  history and personal  information,  and will have furnished  the  lender  with  authorization  to obtain a credit  report  which
summarizes  the  mortgagor's  credit  history.   In  the  case  of  investment
properties and two- to four-unit dwellings,  income derived from the mortgaged property may have been considered for  underwriting  purposes,  in addition to the income of the mortgagor from other  sources.  With respect to second homes or vacation  properties,  no income  derived from the property  will have been considered for underwriting purposes.

      With respect to purchase money or rate/term  refinance  loans secured by single family  residences,  loan-to-value  ratios at  origination of up to 97%
for mortgage loans with original principal  balances of up to $400,000,  up to
95% for mortgage loans secured by one-to-two  family,  primary residences with original  principal  balances  of up to  $400,000  and up to 90% for  mortgage
loans  secured  by  one-to-four  family,   primary  residences  with  original
principal  balances of up to $650,000 are generally  allowed.  Mortgage  loans with principal balances up to $1,000,000,  or super jumbos, are allowed if the loan is secured by the borrower's primary residence.  The loan-to-value  ratio for super jumbos  generally may not exceed 80%. For cash out refinance  loans, the maximum  loan-to-value  ratio  generally is 90% and the maximum "cash out"
amount  permitted  is  based in part on the  original  amount  of the  related mortgage loan.

      With  respect  to  mortgage  loans  secured  by  investment  properties, loan-to-value  ratios at  origination  of up to 95% for  mortgage  loans  with original  principal  balances up to $1,000,000 are  permitted.  Mortgage loans secured by investment  properties may have higher original  principal balances if they have lower loan-to-value  ratios at origination - typically below 80%.
For cash out refinance loans, the maximum  loan-to-value  ratio can be as high as 95% and the  maximum  "cash out" amount  permitted  is based in part on the original amount of the related mortgage loan.

      Except for  approximately  0.20%  mortgage  loans  included in the pool, each EMC Loan with an original  loan-to-value  ratio at origination  exceeding
80%,  has a primary  mortgage  insurance  policy  insuring  a  portion  of the balance  of the  EMC  Loan at  least  equal  to the  product  of the  original principal balance of the mortgage loan and a fraction,  the numerator of which is the excess of the original  principal  balance of such  mortgage  loan over
75% of the lesser of the appraised  value and the selling price of the related mortgaged  property and the  denominator  of which is the  original  principal balance of the  related  mortgage  loan,  plus  accrued  interest  thereon and related foreclosure  expenses is generally required.  No such primary mortgage insurance  policy will be required with respect to any such EMC Loan after the date on which the related  loan-to-value  ratio  decreases  to 80% or less or, based  upon  new  appraisal,  the  principal  balance  of such  mortgage  loan represents  80% or less of the new appraised  value.  All of the insurers that have issued primary mortgage  insurance policies with respect to the EMC Loans meet Fannie Mae's or Freddie  Mac's  standard or are  acceptable to the Rating
Agencies.

      In determining  whether a prospective  borrower has  sufficient  monthly income  available  (i) to meet  the  borrower's  monthly  obligation  on their proposed  mortgage  loan and (ii) to meet the  monthly  housing  expenses  and other  financial  obligations  on the  proposed  mortgage  loan,  each  lender generally considers,  when required by the applicable  documentation  program, the  ratio  of such  amounts  to the  proposed  borrower's  acceptable  stable monthly gross income.  Such ratios vary depending on a number of  underwriting
criteria,   including   loan-to-value   ratios,   and  are   determined  on  a
loan-by-loan basis.

      Each  lender  also  examines a  prospective  borrower's  credit  report.
Generally,  each  credit  report  provides  a credit  score for the  borrower.
Credit scores  generally  range from 350 to 840 and are  available  from three
major  credit  bureaus:   Experian  (formerly  TRW  Information   Systems  and
Services),  Equifax and Trans Union. If three credit scores are obtained,  the originator applies the middle score of the primary wage earner.  Credit scores are  empirically  derived from  historical  credit bureau data and represent a numerical  weighing of a  borrower's  credit  characteristics  over a two-year period.  A credit score is  generated  through the  statistical  analysis of a number of credit-related  characteristics or variables. Common characteristics include  the number of credit  lines  (trade  lines),  payment  history,  past delinquencies,  severity of  delinquencies,  current  levels of  indebtedness, types of credit  and length of credit  history.  Attributes  are the  specific values  of each  characteristic.  A  scorecard  (the  model) is  created  with weights or points assigned to each attribute.  An individual loan  applicant's credit  score is derived by summing  together the  attribute  weights for that applicant.

GreenPoint

      Approximately   21.05%  of  the  mortgage  loans  have  been  originated
generally  in   accordance   with  the   following   underwriting   guidelines
established by GreenPoint.

      GreenPoint,  a New York  corporation,  is a wholly owned  subsidiary  of
GreenPoint  Financial  Corp., a national  specialty  housing finance  company.
GreenPoint is engaged in the mortgage banking business,  which consists of the origination,  acquisition,  sale and servicing of  residential  mortgage loans secured  primarily by one- to four-unit  family  residences,  and the purchase and sale of mortgage servicing rights.  GreenPoint  originates loans through a nationwide  network of production  branches.  Loans are  originated  primarily through  GreenPoint's  wholesale  division,  through a network of  independent mortgage  loan  brokers  approved by  GreenPoint,  and also through its retail lending division and correspondent lending division.

      GreenPoint's   present  business  operations  were  formed  through  the
transfer  to  GreenPoint  effective   October 1,   1999,  of  the  assets  and
liabilities of Headlands Mortgage Company.  Simultaneously  with the transfer,
GreenPoint  Mortgage  Corp.,  a  subsidiary  of  GreenPoint   Financial  Corp.
specializing  in  non-conforming,  no  documentation  loans,  was merged  into
GreenPoint.  All of the mortgage operations of GreenPoint  Financial Corp. are now conducted through GreenPoint.

      GreenPoint is headquartered in northern  California,  and has production
branches  in   California,   Washington,   Oregon,   New   Mexico,   Virginia,
Pennsylvania,  Idaho,  Florida,  New Jersey and Arizona.  Loans are originated primarily  on a wholesale  basis,  through a network of  independent  mortgage loan  brokers  approved  by  GreenPoint.  GreenPoint's  executive  offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

      On  February  16,  2004,  GreenPoint  Financial  Corp.  and  North  Fork
Bancorporation,  Inc. announced that they had signed a definitive agreement in which  North Fork  Bancorporation,  Inc.  will  acquire  GreenPoint  Financial
Corp.  The  transaction  is  subject  to all  required  regulatory  approvals,
approval  by  the   shareholders   of  both  companies  and  other   customary
conditions.  GreenPoint  expects that the transaction will be completed during the third or fourth quarter of 2004.

GreenPoint Underwriting Guidelines

      The  GreenPoint  underwriting  guidelines are generally not as strict as
Fannie Mae or Freddie Mac guidelines.  Generally,  the GreenPoint underwriting guidelines are applied to evaluate the prospective  borrower's credit standing and repayment ability and the value and adequacy of the mortgaged  property as collateral.  Based on these and other factors,  GreenPoint  will determine the level of documentation to be provided by the prospective borrower.  Exceptions to the GreenPoint  underwriting  guidelines are permitted  where  compensating factors are present.

      In determining  whether a prospective  borrower has  sufficient  monthly income  available to meet the  borrower's  monthly  obligation on the proposed mortgage loan and monthly housing  expenses and other  financial  obligations,
GreenPoint generally considers,  when required by the applicable documentation program,  the ratio of those amounts to the proposed  borrower's monthly gross income.  These  ratios vary  depending on a number of  underwriting  criteria, including loan-to-value ratios and are determined on a loan-by-loan basis.

      GreenPoint  acquires or originates  many mortgage  loans under  "limited
documentation"   or   "no   documentation"   programs.   Under   the   limited
documentation  programs,  more emphasis is placed on the value and adequacy of the mortgaged  property as collateral,  credit history and other assets of the
borrower,   than  on  verified   income  of  the  borrower.   Mortgage   loans
underwritten  under this type of program are  generally  limited to  borrowers with  credit  histories  that  demonstrate  an  established  ability  to repay
indebtedness   in  a  timely   fashion,   and  certain   credit   underwriting
documentation  concerning  income or  income  verification  and/or  employment verification  is waived.  Mortgage loans  originated and acquired with limited documentation programs include cash-out refinance loans,  super-jumbo mortgage loans and  mortgage  loans  secured by  investor-owned  properties.  Permitted maximum  loan-to-value  ratios (including  secondary  financing) under limited documentation  programs are generally  more  restrictive  than mortgage  loans originated with full documentation or alternative documentation  requirements.
Under no documentation  programs,  income ratios for the prospective  borrower are not  calculated.  Emphasis  is placed on the  value  and  adequacy  of the mortgaged  property as collateral  and the credit  history of the  prospective borrower,  rather  than  on  verified  income  and  assets  of  the  borrower.
Documentation   concerning   income,   employment   verification   and   asset
verification  is waived and income ratios are not  calculated.  Mortgage loans
underwritten  under  no  documentation   programs  are  generally  limited  to
borrowers with favorable  credit histories and who satisfy other standards for limited documentation programs.

First Nevada Underwriting Guidelines

      All of the mortgage loans  originated by First Nevada are  "conventional non-conforming  mortgage  loans"  (i.e.,  loans  that are not  insured  by the
Federal  Housing  Authority  ("FHA") or partially  guaranteed  by the Veterans
Administration  ("VA")  or which do not  qualify  for  sale to  Fannie  Mae or
Freddie Mac) and are secured by first liens on one-to four-family  residential properties.  These  loans  typically  differ  from those  underwritten  to the guidelines  established  by Fannie Mae and Freddie Mac primarily  with respect to the original principal  balances,  loan-to-value  ratios,  borrower income, required  documentation,  interest rates,  borrower occupancy of the mortgaged property,  property types and/or mortgage loans with loan-to-value ratios over
80% that do not have primary  mortgage  insurance.  The First Nevada  mortgage loans have  either  been  originated  or  purchased  by First  Nevada and were generally underwritten in accordance with the standards described herein.

      Such  underwriting  standards  are applied to evaluate  the  prospective borrower's  credit  standing and repayment  ability and the value and adequacy of the  mortgaged  property  as  collateral.  These  standards  are applied in accordance  with the  applicable  federal  and  state  laws  and  regulations.
Exceptions to the  underwriting  standards are  permitted  where  compensating factors are present.

      Generally,  each  mortgagor  will  have been  required  to  complete  an application  designed to provide to the lender  pertinent  credit  information concerning  the  mortgagor.  The mortgagor  will have given  information  with respect  to its  assets,  liabilities,  income  (except as  described  below), credit history,  employment  history and personal  information,  and will have furnished  the  lender  with  authorization  to obtain a credit  report  which
summarizes  the  mortgagor's  credit  history.   In  the  case  of  investment
properties and two- to four-unit dwellings,  income derived from the mortgaged property may have been considered for  underwriting  purposes,  in addition to the income of the mortgagor from other  sources.  With respect to second homes or vacation  properties,  no income  derived from the property  will have been considered for underwriting purposes.

      With respect to purchase money or rate/term  refinance  loans secured by single family  residences,  loan-to-value  ratios at  origination of up to 97%
for mortgage loans with original principal  balances of up to $400,000,  up to
95% for mortgage loans secured by one-to-two  family,  primary residences with original  principal  balances  of up to  $400,000  and up to 90% for  mortgage
loans  secured  by  one-to-four  family,   primary  residences  with  original
principal  balances of up to $650,000 are generally  allowed.  Mortgage  loans with principal  balances up to $1,000,000  ("super jumbos") are allowed if the loan is secured by the borrower's primary residence.  The loan-to-value  ratio for super jumbos  generally may not exceed 80%. For cash out refinance  loans, the maximum  loan-to-value  ratio  generally is 90% and the maximum "cash out"
amount  permitted  is  based in part on the  original  amount  of the  related mortgage loan.

      With  respect to First  Nevada  mortgage  loans  secured  by  investment properties,  loan-to-value  ratios at  origination  of up to 90% for  mortgage
loans  with  original   principal  balances  up  to  $300,000  are  permitted.
Mortgage  loans  secured by  investment  properties  may have higher  original principal  balances if they have lower  loan-to-value  ratios at  origination.
For cash out refinance  loans,  the maximum  loan-to-value  ratio generally is
85% and the  maximum  "cash  out"  amount  permitted  is  based in part on the original amount of the related mortgage loan.

      Each mortgage loan with an original  loan-to-value  ratio at origination exceeding 80%, has a primary  mortgage  insurance policy insuring a portion of the  balance  of the  mortgage  loan at  least  equal  to the  product  of the original principal balance of the mortgage loan and a fraction,  the numerator of which is the excess of the  original  principal  balance  of such  mortgage loan over 75% of the lesser of the  appraised  value and the selling  price of the related  mortgaged  property and the  denominator of which is the original
principal  balance  of  the  related  mortgage  loan.  In  addition,   accrued
interest thereon and related foreclosure  expenses is generally  required.  No such primary  mortgage  insurance  policy will be required with respect to any such  mortgage  loan after the date on which the related  loan-to-value  ratio decreases to 80% or less or, based upon new appraisal,  the principal  balance of such mortgage loan represents 80% or less of the new appraised  value.  All of the insurers  that have issued  primary  mortgage  insurance  policies with respect to these  mortgage  loans are required to meet Fannie Mae's or Freddie
Mac's standard or are acceptable to the Rating Agencies.

      In determining  whether a prospective  borrower has  sufficient  monthly income  available  (i) to meet  the  borrower's  monthly  obligation  on their proposed  mortgage  loan and (ii) to meet the  monthly  housing  expenses  and other  financial  obligations  on the  proposed  mortgage  loan,  each  lender generally considers,  when required by the applicable  documentation  program, the  ratio  of such  amounts  to the  proposed  borrower's  acceptable  stable monthly gross income.  Such ratios vary depending on a number of  underwriting
criteria,   including   loan-to-value   ratios,   and  are   determined  on  a
loan-by-loan basis.

      First  Nevada also  examines a  prospective  borrower's  credit  report.
Generally,  each  credit  report  provides  a credit  score for the  borrower.
Credit scores  generally  range from 350 to 840 and are  available  from three
major  credit  bureaus:   Experian  (formerly  TRW  Information   Systems  and
Services),  Equifax and Trans Union. If three credit scores are obtained,  the originator  applies  the  middle  score of the  primary  wage  earner.  Credit scores  are  empirically  derived  from  historical  credit  bureau  data  and represent a numerical weighing of a borrower's credit  characteristics  over a
two-year  period.  A  credit  score  is  generated   through  the  statistical
analysis of a number of credit-related  characteristics  or variables.  Common characteristics  include the number of credit  lines  (trade  lines),  payment history,  past  delinquencies,  severity of  delinquencies,  current levels of indebtedness,  types of credit and length of credit  history.  Attributes  are the  specific  values  of each  characteristic.  A  scorecard  (the  model) is created  with  weights or points  assigned to each  attribute.  An  individual loan  applicant's  credit score is derived by summing  together the  attribute weights for that applicant.

      The First Nevada mortgage loans have been underwritten  under one of the
following  documentation  programs:   full/alternative  documentation,  stated
income   documentation,   no  ratio   documentation  and  no  income/no  asset
documentation.

      Under   full/alternative    documentation   program,   the   prospective
borrower's  employment,  income and assets are  verified  through  written and telephonic communications.

      Under a stated  income  documentation,  more  emphasis  is placed on the value and adequacy of the mortgaged  property as  collateral,  credit  history and other assets of the borrower  than on a verified  income of the  borrower.
Although  the income is not  verified,  the  originators  obtain a  telephonic verification  of  the  borrower's  employment  without  reference  to  income.
Borrower's assets are verified.

      Under the no ratio documentation  program,  the borrower's income is not stated and no ratios  are  calculated.  Although  the income is not stated nor
verified,   lenders  obtain  a  telephonic   verification  of  the  borrower's
employment without reference to income.  Borrower's assets are verified.

      Under the no  income/no  asset  documentation  program,  the  borrower's income  and  assets are stated  but not  verified.  The  underwriting  of such mortgage loan may be based entirely on the adequacy of the mortgaged  property as collateral and the credit history of the borrower.

      Each mortgaged  property has been  appraised by a qualified  independent appraiser who meets the appraiser  requirements  established  by First Nevada.
All  appraisals   are  required  to  conform  to  the  Uniform   Standards  of
Professional  Appraisal  Practice adopted by the Appraisal  Standards Board of the  Appraisal  Foundation.  Each  appraiser  must  meet the  requirements  of
Fannie Mae and Freddie  Mac.  The  requirements  of Fannie Mae and Freddie Mac require,  among other things, that the appraiser,  or its agent on its behalf, personally  inspect the property  inside and out,  verify whether the property was in  good  condition  and  verify  that  construction,  if  new,  had  been substantially  completed.  The  appraisal  generally  will have been  based on prices  obtained  on recent  sales of  comparable  properties,  determined  in accordance  with Fannie Mae and Freddie Mac  guidelines.  In certain cases, an analysis  based on income  generated  from the property or a replacement  cost analysis  based on the current cost of  construction  or  purchasing a similar property may be used.

                          DESCRIPTION OF THE CERTIFICATES

      The   following   summaries   describing   certain   provisions  of  the
certificates  do not  purport  to be  complete  and are  subject  to,  and are
qualified  in  their   entirety  by  reference  to,  the  prospectus  and  the
provisions of the Agreement relating to the certificates offered hereby.

.............General

      The Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates,  Series
2004-3,  or the  Certificates,  will  consist of the  classes of  Certificates offered  hereby and other  classes  of  certificates,  or Other  Certificates,
which  are  not  being  offered   hereby  as  described   under   "Summary  of
Terms-Offered Certificates."

      The  Certificates  will evidence in the aggregate the entire  beneficial ownership  interest in the Trust.  The Trust will  consist of (i) the mortgage loans;  (ii) such assets as from time to time are  identified  as deposited in respect of the  mortgage  loans in the  Protected  Accounts (as defined in the prospectus)  established  for the collection of payments on the mortgage loans serviced by the related Servicer,  in the Master Servicer  Collection  Account
and in the  Distribution  Account (each as defined below) and belonging to the
Trust;  (iii)  property  acquired by  foreclosure of such mortgage loans or by deed in lieu of foreclosure;  (iv) any standard hazard insurance policies; (v)
the Cap Contracts; and (vi) all proceeds of the foregoing.

      Each class of Book-Entry  Certificates  will initially be represented by one or more Global Securities  registered in the name of a nominee of DTC. The
Depositor  has been  informed  by DTC that  DTC's  nominee  will be Cede & Co.
Beneficial  interests  will  be  held  by  investors  through  the  book-entry facilities  of DTC in minimum  denominations  of  $25,000  and  increments  of
$1,000 in excess thereof.  One Certificate of each such class may be issued in a different  principal  amount to  accommodate  the  remainder  of the initial principal amount of the Certificates of such Class.

      No  person  acquiring  an  interest  in  any  class  of  the  Book-Entry
Certificates  will be  entitled  to receive a  certificate  representing  such
person's   interest,   except   as  set   forth   below   under   "-Definitive
Certificates".  Unless and until definitive  certificates are issued under the limited circumstances described in this prospectus supplement,  all references to actions by certificateholders  with respect to the Book-Entry  Certificates shall refer to actions taken by DTC upon  instructions  from its  participants and all references in this prospectus  supplement to  distributions,  notices, reports and  statements to  certificateholders  with respect to the Book-Entry
Certificates shall refer to distributions,  notices, reports and statements to
DTC or Cede & Co., as the registered  holder of the  Book-Entry  Certificates, for distribution to Certificate Owners in accordance with DTC procedures.  See
"-Book-Entry  Registration" and "-Definitive  Certificates" in this prospectus supplement.

      The Residual  Certificates  may not be purchased by or  transferred to a
Plan  except  upon  delivery  of a  certification  of facts or an  opinion  of
counsel,   as   provided   in   this   prospectus   supplement.   See   "ERISA
Considerations"  in  this  prospectus  supplement.  Transfer  of the  Residual
Certificates  will be subject to additional  restrictions  and transfer of the
Residual  Certificates to any non-United States person will be prohibited,  in each case as described under "Federal Income Tax  Consequences-REMICs-Tax  and
Restrictions   On  Transfers  of  REMIC  Residual   Certificates   to  Certain
Organizations"    and    "-Taxation    of    Owners    of    REMIC    Residual
Certificates-Noneconomic  REMIC Residual  Certificates" in the prospectus.  No service charge will be imposed for any  registration  of transfer or exchange, but the Trustee may require  payment of a sum  sufficient  to cover any tax or other governmental charge imposed in connection therewith.

      All  distributions  to holders of the offered  certificates,  other than the final distribution on any class of offered  certificates,  will be made on each  distribution date by or on behalf of the Trustee to the persons in whose names the offered  certificates are registered at the close of business on the related  Record  Date.  Distributions  will be made either (a) by check mailed to the  address of each  certificateholder  as it  appears in the  certificate register or (b) upon  written  request to the  Trustee at least five  business days prior to the relevant  Record Date by any holder of Offered  Certificate, by  wire  transfer  in  immediately  available  funds  to the  account  of the certificateholders  specified in the request.  The final  distribution  on any class of  offered  certificates  will be made in like  manner,  but only  upon presentment  and surrender of the class at the  corporate  trust office of the
Trustee or any other  location  specified in the notice to  certificateholders of the final distribution.

      The  Certificates  will not be  listed  on any  securities  exchange  or quoted  in  the  automated  quotation  system  of  any  registered  securities association.  As a  result,  investors  in  the  Certificates  may  experience limited  liquidity.  See  "Risk  Factors-The  Offered  Certificates  Will Have
Limited  Liquidity,  So You May Be Unable to Sell  Your  Securities  or May Be
Forced to Sell Them at a  Discount  from  Their  Fair  Market  Value." in this prospectus supplement.

.............Book-Entry Registration

      DTC is a  limited-purpose  trust company organized under the laws of the
State of New  York,  a member  of the  Federal  Reserve  System,  a  "clearing corporation"  within the meaning of the New York Uniform  Commercial Code, and a "clearing  agency"  registered  pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its  participants and to facilitate the clearance and settlement of securities  transactions between participants  through  electronic book entries,  thereby  eliminating the need for physical movement of certificates.

      Certificate  Owners that are not  participants or indirect  participants but desire to purchase,  sell or  otherwise  transfer  ownership  of, or other interests in, the Book-Entry  Certificates may do so only through participants and indirect  participants.  In addition,  Certificate Owners will receive all distributions  of  principal of and  interest on the  Book-Entry  Certificates from the Trustee  through DTC and DTC  participants.  The Trustee will forward payments  to  DTC  in  same  day  funds  and  DTC  will  forward  payments  to participants  in next day funds settled  through the New York Clearing  House.
Each participant  will be responsible for disbursing the payments.  Unless and until  definitive  certificates  are issued,  it is anticipated  that the only certificateholders  of the  Book-Entry  Certificates  will be  Cede & Co.,  as nominee of DTC.  Certificate  Owners will not be  recognized by the Trustee as certificateholders,  as such  term is used in the  Agreement  and  Certificate
Owners will be  permitted to exercise  the rights of  certificateholders  only indirectly through DTC and its participants.

      Under  the  Rules,  DTC is  required  to make  book-entry  transfers  of
Book-Entry  Certificates  among  participants  and  to  receive  and  transmit distributions  of principal of, and interest on, the Book-Entry  Certificates.
Participants  and indirect  participants  with which  Certificate  Owners have accounts with respect to the  Book-Entry  Certificates  similarly are required to make  book-entry  transfers  and receive  and  transmit  these  payments on
behalf  of  their  respective   Certificate  Owners.   Accordingly,   although
Certificate  Owners  will  not  possess  definitive  certificates,  the  Rules provide a mechanism by which  Certificate  Owners  through their  participants and indirect  participants  will receive payments and will be able to transfer their interest.

      Because DTC can only act on behalf of  participants,  who in turn act on behalf of indirect  participants  and on behalf of certain banks,  the ability of a  Certificate  Owner to  pledge  Book-Entry  Certificates  to  persons  or entities that do not  participate in the DTC system,  or to otherwise act with respect  to  Book-Entry  Certificates,  may be limited  due to the  absence of physical certificates for the Book-Entry  Certificates.  In addition,  under a book-entry  format,  Certificate Owners may experience delays in their receipt of payments since  distribution  will be made by the Trustee to Cede & Co., as nominee for DTC.

      Under  the  Rules,  DTC  will  take  action  permitted  to be taken by a certificateholders  under the  Agreement  only at the direction of one or more participants  to whose DTC account the Book-Entry  Certificates  are credited.
Additionally,  under  the  Rules,  DTC  will  take  actions  with  respect  to
specified   voting   rights  only  at  the  direction  of  and  on  behalf  of
participants  whose  holdings  of  Book-Entry   Certificates   evidence  these
specified  voting  rights.  DTC may take  conflicting  actions with respect to voting rights,  to the extent that  participants  whose holdings of Book-Entry
Certificates evidence voting rights, authorize divergent action.

      The Depositor,  the Master Servicer, the Securities  Administrator,  the
Servicers  and the  Trustee  will  have no  liability  for any  aspect  of the records  relating  to or  payments  made on  account of  beneficial  ownership interests in the  Book-Entry  Certificates  held by Cede & Co., as nominee for
DTC, or for  maintaining,  supervising  or reviewing  any records  relating to beneficial ownership interests.

.............Definitive Certificates

      Definitive  certificates  will be issued to Certificate  Owners or their nominees,  respectively,  rather than to DTC or its  nominee,  only if (1) the
Depositor  advises  the  Trustee in writing  that DTC is no longer  willing or able to  properly  discharge  its  responsibilities  as  clearing  agency with respect to the Book-Entry  Certificates  and the Depositor is unable to locate a  qualified  successor  within 30 days or (2) the  Depositor,  at its option, elects to terminate the  book-entry  system through DTC.  Additionally,  after the  occurrence of an event of default under the  Agreement,  any  Certificate
Owner materially and adversely  affected  thereby may, at its option,  request and,  subject  to the  procedures  set  forth  in  the  Agreement,  receive  a
definitive   certificate   evidencing  such  Certificate   Owner's  fractional
undivided interest in the related class of Certificates.

      Upon its receipt of notice of the  occurrence of any event  described in the immediately  preceding paragraph,  the Trustee is required to request that
DTC  notify  all   Certificate   Owners  through  its   participants   of  the
availability  of  definitive  certificates.  Upon  surrender  by  DTC  of  the definitive  certificates  representing the Book-Entry Certificates and receipt of instructions for  re-registration,  the Trustee will reissue the Book-Entry
Certificates  as definitive  certificates  issued in the respective  principal amounts owned by individual  Certificate  Owners,  and  thereafter the Trustee will recognize the holders of definitive  certificates  as  certificateholders under the Agreement.

.............Distributions on the Certificates

      On each  distribution  date,  the Trustee will  withdraw  the  available funds from the Distribution  Account for such distribution date and apply such amounts as follows:

      First,   to  pay  any  accrued  and  unpaid   interest  on  the  offered
certificates in the following order of priority:

1.    From  Interest  Funds,  to  the  Class  A-1  certificates,  the  Current
            Interest  and then any  Interest  Carry  Forward  Amount  for such
            Class;

2.    From remaining  Interest  Funds, to the Class M-1, Class M-2 and Class B
            certificates,  sequentially,  in that order,  the Current Interest for each such Class;

3.    Any  Excess  Spread  to  the  extent   necessary  to  meet  a  level  of
            overcollateralization  equal to the  Overcollateralization  Target
            Amount will be the Extra  Principal  Distribution  Amount and will be  included  as part of the  Principal  Distribution  Amount  and distributed in accordance with second (A) and (B) below; and

4.    Any Remaining Excess Spread will be applied as Excess Cashflow  pursuant to clauses Third through Tenth below.

      On any distribution date, any shortfalls  resulting from the application of the Relief Act and any  Prepayment  Interest  Shortfalls  to the extent not covered  by  Compensating  Interest  Payments  will be  allocated,  first,  in reduction of amounts  otherwise  distributable to the Class B-IO  Certificates and Residual Certificates,  and thereafter, to the Current Interest payable to the offered  certificates,  on a pro rata basis,  on such  distribution  date, based on the respective  amounts of interest accrued on such  Certificates for such  distribution  date. The holders of the offered  certificates will not be entitled to reimbursement for any such interest shortfalls.

      Notwithstanding  the  provisions of clauses First 3 and 4 above,  on the first  distribution  date all Excess Spread will be paid to the holders of the
Class B-IO Certificates.

      Second,  to pay as  principal  on the offered  certificates  entitled to payments of principal, in the following order of priority:

(A)   For each  distribution  date (i) prior to the  Stepdown  Date or (ii) on which a Trigger Event is in effect,  from Principal  Funds and the Extra
      Principal Distribution Amount for such distribution date:

1.    To the  Class  A-1  certificates,  an  amount  equal  to  the  Principal
      Distribution Amount will be distributed until the Certificate  Principal
      Balance thereof is reduced to zero;

2.    To the Class M-1  certificates,  any  remaining  Principal  Distribution
      Amount until the  Certificate  Principal  Balance  thereof is reduced to zero;

3.    To the Class M-2  certificates,  any  remaining  Principal  Distribution
      Amount until the  Certificate  Principal  Balance  thereof is reduced to zero; and

4.    To the  Class  B  certificates,  any  remaining  Principal  Distribution
      Amount until the  Certificate  Principal  Balance  thereof is reduced to zero; and
(B)   For each  distribution  date on or after the Stepdown Date, so long as a
      Trigger  Event is not in  effect,  from  Principal  Funds  and the Extra
      Principal Distribution Amount for such distribution date:

1.    (a) To the  Class  A-1  certificates,  an  amount  equal to the  Class A
      Principal  Distribution Amount, until the Certificate  Principal Balance thereof is reduced to zero; and

2.    To  the   Class  M-1   certificates,   from  any   remaining   Principal
      Distribution Amount, the Class M-1 Principal  Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

3.    To  the   Class  M-2   certificates,   from  any   remaining   Principal
      Distribution Amount, the Class M-2 Principal  Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

4.    To the Class B certificates,  from any remaining Principal  Distribution
      Amount,   the  Class  B  Principal   Distribution   Amount,   until  the
      Certificate Principal Balance thereof is reduced to zero.

      Third, from any Excess Cashflow, to the Class A-1 certificates,  (i) any
Interest  Carry  Forward  Amount for such Classes to the extent not fully paid pursuant to subclause  First 1 above and (ii) any Unpaid  Realized Loss Amount for each such class for such distribution date;

      Fourth,   from  any  remaining  Excess   Cashflow,   to  the  Class  M-1
certificates,  an amount equal to (a) any Interest Carry Forward  Amount,  and then (b) any Unpaid Realized Loss Amount for such class for such  distribution date;

      Fifth,   from  any  remaining   Excess   Cashflow,   to  the  Class  M-2
certificates,  an amount equal to (a) any Interest Carry Forward  Amount,  and then (b) any Unpaid Realized Loss Amount for such class for such  distribution date;

      Sixth, from any remaining Excess Cashflow,  to the Class B certificates, an amount equal to (a) any Interest  Carry  Forward  Amount,  and then (b) any
Unpaid Realized Loss Amount for such class for such distribution date;

      Seventh,   from  any  remaining  Excess  Cashflow,   to  the  Class  A-1
certificates,  any Basis Risk  Shortfall  and any Basis Risk  Shortfall  Carry
Forward Amount for such class for such distribution date;

      Eighth, from any remaining Excess Cashflow,  to the Class M-1, Class M-2 and Class B  certificates,  in that order,  any Basis Risk  Shortfall  and any
Basis  Risk  Shortfall  Carryforward  Amount,  in each case for such class for such distribution date;

      Ninth,   from  any  remaining  Excess   Cashflow,   to  the  Class  B-IO
certificates an amount specified in the Agreement; and

      Tenth, any remaining amounts to the Residual Certificates.

      On each distribution date, all amounts  representing  prepayment charges in respect of the  mortgage  loans  received  during  the  related  Prepayment
Period  will be  withdrawn  from the  Distribution  Account  and  shall not be available  for  distribution  to  the  holders  of the  offered  certificates.
Prepayment  charges with respect to the mortgage  loans will be distributed to the Class XP Certificates  as set forth in the Agreement.  The payment of such prepayment  charges shall not reduce the Certificate  Principal Balance of the
Class XP Certificates.

      When a borrower  prepays all or a portion of a mortgage loan between due dates,  the borrower pays  interest on the amount  prepaid only to the date of prepayment.  Accordingly,  an  interest  shortfall  will  result  equal to the difference  between  the  amount  of  interest  collected  and the  amount  of interest  that would have been due absent  such  prepayment.  We refer to this
interest  shortfall  as  a  Prepayment  Interest  Shortfall.   Any  Prepayment
Interest  Shortfalls  resulting  from a  prepayment  in full  or in  part  are required to be paid by the  applicable  Servicer,  but only to the extent that such  amount  does not  exceed  the  aggregate  of the  Servicing  Fees on the mortgage loans serviced by it for the applicable  distribution date; provided, however,  that only Prepayment Interest Shortfalls resulting from a prepayment in full will be  covered  by  Cendant  Mortgage  Corporation.  Any  Prepayment
Interest  Shortfalls  required  to be funded but not funded by the  applicable
Servicer  are  required  to be paid by the  Master  Servicer,  but only to the extent  that such  amount  does not  exceed  the  aggregate  Master  Servicing
Compensation  for the related  mortgage loans for the applicable  distribution date.  None of the  Servicers  or the Master  Servicer  are  obligated to fund interest  shortfalls  resulting  from the  application  of the Relief Act. The amount of the Master Servicing  Compensation and Servicing Fees used to offset such  Prepayment  Interest  Shortfalls  is referred to herein as  Compensating
Interest Payments.

Allocation of Realized Losses

      Subordination  provides  the  holders  of  Certificates  having a higher payment  priority  with  protection  against  Realized  Losses on the mortgage loans.  In general,  this loss  protection is  accomplished  by allocating any
Realized  Losses  in  excess  of  available  excess  spread  and  any  current overcollateralization  among the Subordinate Certificates,  beginning with the
Subordinate   Certificates   with  the  lowest  payment   priority  until  the
certificate  principal  balance of that subordinate  class has been reduced to zero.

      The Applied  Realized Loss Amount shall be allocated  first to the Class
B,  Class  M-2 and  Class M-1  certificates,  in that  order (so long as their respective  Certificate  Principal Balances have not been reduced to zero) and thereafter  Realized  Losses  with  respect  to the  mortgage  loans  shall be allocated  to the  Class A-1  certificates  until  the  Certificate  Principal
Balance  thereof has been reduced to zero.  Such  subordination  will increase the  likelihood  of timely  receipt by the  holders of the  Certificates  with higher  relative  payment  priority  of the  maximum  amount to which they are entitled on any  distribution  date and will provide  such holders  protection against  losses  resulting  from  defaults  on  mortgage  loans to the  extent described in this  prospectus  supplement.  The depositor will allocate a loss to a Certificate by reducing its principal amount by the amount of the loss.

      In the event  that the  related  Servicer,  the Master  Servicer  or any sub-servicer  recovers  any amount in respect of a  liquidated  mortgage  loan with respect to which a Realized Loss has been incurred after  liquidation and disposition of such mortgage  loan,  any such amount,  which is referred to in this prospectus  supplement as a Subsequent  Recovery,  will be distributed as part of available  funds in accordance  with the  priorities  described  under
"Description of the  Certificates-Distributions  on the  Certificates" in this prospectus  supplement.  Additionally,  the certificate  principal  balance of
each  class  of  Subordinate   Certificates  that  has  been  reduced  by  the
allocation of a Realized Loss to such Certificate will be increased,  in order of seniority,  by the amount of such Subsequent Recovery, but not in excess of the  amount of any  Realized  Losses  previously  allocated  to such  class of
Certificates and not previously  offset by Subsequent  Recoveries.  Holders of such  Certificates  will not be  entitled to any payment in respect of Current
Interest  on the  amount of such  increases  for an  Interest  Accrual  Period preceding the distribution date on which such increase occurs.

            Excess Spread and Overcollateralization Provisions

      Excess  Spread  will be  required  to be applied  as an Extra  Principal
Distribution  Amount with  respect to the offered  certificates  whenever  the
Overcollateralization  Amount  is less than the  Overcollateralization  Target
Amount.  If on any  distribution  date,  after giving effect to allocations of
Principal  Distribution  Amounts, the aggregate  Certificate Principal Balance of the offered  certificates exceeds the aggregate Stated Principal Balance of the  mortgage  loans  as of the  last  day  of the  related  Due  Period,  the
Certificate  Principal  Balances  of  the  Subordinate  Certificates  will  be
reduced,   in  inverse  order  of  seniority   (beginning  with  the  Class  B
certificates)  by an amount  equal to such  excess.  Any such  reduction is an
Applied Realized Loss Amount.

            Pass-Through Rates

      The  pass-through  rate per annum for the offered  certificates  will be equal to the least of:

1.    the London  interbank  offered rate for one month United  States  dollar deposits,  which we refer to as  One-Month  LIBOR,  calculated  as described below under  "-Calculation  of One-Month LIBOR" plus the related Margin,

2.    11.50% per annum, and

3.    the applicable Net Rate Cap.

            Calculation of One-Month LIBOR

      On the second LIBOR  business day  preceding  the  commencement  of each
Interest Accrual Period for the offered  certificates,  which date we refer to
as  an  interest   determination  date,  the  securities   administrator  will
determine  One-Month  LIBOR for such Interest  Accrual  Period on the basis of such rate as it appears on Telerate  Screen Page 3750, as of 11:00 a.m. London
time on such  interest  determination  date.  If such rate does not  appear on such page, or such other page as may replace that page on that service,  or if such service is no longer offered,  such other service for displaying LIBOR or
comparable   rates  as  may  be   reasonably   selected   by  the   securities
administrator,  One-Month  LIBOR for the  applicable  Interest  Accrual Period will be the Reference Bank Rate. If no such  quotations can be obtained and no
Reference Bank Rate is available,  One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period.

      The  Reference  Bank Rate with respect to any Interest  Accrual  Period, means the  arithmetic  mean,  rounded  upwards,  if necessary,  to the nearest whole  multiple of 0.03125%,  of the offered  rates for United  States  dollar deposits for one month that are quoted by the  Reference  Banks,  as described below,  as of  11:00  a.m.,  New  York  City  time,  on the  related  interest determination  date to prime banks in the London interbank market for a period of one  month in  amounts  approximately  equal to the  aggregate  Certificate
Principal  Balance of all Classes of offered  certificates  for such  Interest
Accrual  Period,  provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear,  the Reference Bank Rate will be the  arithmetic  mean,  rounded  upwards,  if necessary,  to the nearest whole multiple of  0.03125%,  of the rates  quoted by one or more major banks in New
York City,  selected by the  securities  administrator,  as of 11:00 a.m., New
York City time,  on such date for loans in U.S.  dollars  to leading  European banks  for a  period  of one  month  in  amounts  approximately  equal  to the
aggregate   Certificate   Principal   Balance   of  all   Classes  of  offered
certificates.  As used in this  section,  LIBOR  business  day  means a day on which banks are open for dealing in foreign  currency  and  exchange in London and New York City;  and Reference  Banks means  leading banks  selected by the securities  administrator  and engaged in transactions in Eurodollar  deposits in the international Eurocurrency market:

1.    with an established place of business in London,

2.    which have been designated as such by the Trustee, and

3.    which are not controlling,  controlled by, or under common control with, the Depositor, the Seller or the Master Servicer.

      The  establishment  of One-Month  LIBOR on each  interest  determination date  by the  securities  administrator  and  the  securities  administrator's calculation  of the rate of  interest  applicable  to the  Classes  of offered certificates  for the related  Interest  Accrual Period shall,  in the absence of manifest error, be final and binding.

            Optional Purchase of Defaulted Loans

      Subject to the conditions  set forth in the  Agreement,  EMC may, at its option,  purchase from the Trust any mortgage loan which has become delinquent at least 90 days.  That  purchase  shall be at a purchase  price  equal to the
Repurchase Price.

                                    THE CAP CONTRACTS

      The  Trustee,  on behalf of the  Trust,  will enter into one or more cap contracts  that provide for payments  with respect to each Class of Class A-1,
Class M-1, Class M-2 and Class B  certificates,  or Cap  Contracts,  with Bear
Stearns Financial  Products Inc., or the Counterparty,  for the benefit of the holders  of the Class  A-1,  Class  M-1,  Class M-2 and Class B  certificates.
Each of the Class A-1,  Class  M-1,  Class M-2 and Class B  certificates  will receive  the benefit of payments  from the related Cap  Contract,  except that the Class M-1,  Class M-2 and Class B certificates  also may receive  payments from  the  Cap  Contracts  related  to the  Class  A-1  certificates.  The Cap
Contracts are intended to provide  partial  protection to the Class A-1, Class
M-1,  Class M-2 and Class B  certificates  in the event that the  pass-through rate  applicable to such Classes of Certificates is limited by the related Net
Rate Cap and to cover certain interest shortfalls.

      The  Counterparty  is a bankruptcy  remote  derivatives  product company based in New  York,  New York  that has  been  established  as a wholly  owned subsidiary of the Bear Stearns  Companies,  Inc. The Counterparty  maintains a ratings  classification  of "AAA" from Standard Poor's and "Aaa" from Moody's.
The Counterparty will provide upon request,  without charge, to each person to whom  this  prospectus  supplement  is  delivered,  a copy of (i) the  ratings analysis  from  each  of  Standard  &  Poor's  and  Moody's  evidencing  those
respective   ratings  or  (ii)  the  most  recent  audited  annual   financial
statements  of the  Counterparty.  Requests  for such  information  should  be directed to the DPC Manager of Bear Stearns  Financial  Products Inc. at (212)
272-4009 or in writing at 383 Madison  Avenue,  New York, New York 10179.  The
Counterparty  is an affiliate of Bear,  Stearns & Co. Inc.,  the Depositor and the Seller.

      On each  distribution  date through and including the distribution  date set  forth in the  related  Cap  Contract,  payments  under  the  related  Cap
Contract  will be made to the  Trustee  for the  benefit of the holders of the related  Certificates.  The Class M-1, Class M-2 and Class B certificates also may receive  payments under the Cap Contracts for the Class A-1  certificates.
The payment to be made by the  Counterparty  under each Cap  Contract  will be equal to the  interest  accrued  during  the  Interest  Accrual  Period on the related  notional  balance  at a rate  equal to the  excess  of (i)  One-Month
LIBOR,  over (ii) the strike rate set forth in Annex I. The  notional  balance will be equal to the lesser of (i) the Certificate  Principal  Balance of such class of Certificates for the related  distribution  date and (ii) the related certificate notional amount set forth in Annex I.

      On each  distribution  date,  amounts  received  under each Cap Contract with respect to such  distribution  date will be  allocated  in the  following order of priority:

      first, to the holders of the related class of Certificates,  the payment of any Basis Risk Shortfall Carry Forward Amount for such  distribution  date, to the extent not covered by Excess Cashflow for such distribution date;

      second,  from any remaining amounts, to the holders of the related class of  Certificates,  the  payment of any Current  Interest  and  Interest  Carry
Forward  Amount for such class to the extent not covered by Interest  Funds or
Excess Cashflow on such distribution date;

      third,  from  any  excess  amounts  available  from  the  Cap  Contracts relating to the Class A-1  certificates,  to the Class M-1,  the Class M-2 and the Class B  certificates,  in that order,  to the extent not paid pursuant to clauses first or second above; and

      fourth, from any remaining amounts, to the Class B-IO certificates.

      The Cap Contracts  with respect to the Class A-1,  Class M-1,  Class M-2 and Class B certificates  terminate after the  distribution  date occurring in
February 2009.

                           YIELD AND PREPAYMENT CONSIDERATIONS

      General

      The  yield  to  maturity  and  weighted  average  life of each  class of
Certificates  will be affected by the amount and timing of principal  payments on the related  mortgage  loans,  the  allocation  of available  funds to such class of  Certificates,  the  applicable  Pass-Through  Rate for such class of
Certificates,  the purchase price paid for such Certificates and the amount of
Excess Spread.  In addition,  the yields on the Certificates will be adversely affected by Realized  Losses and interest  shortfalls.  The interaction of the foregoing  factors  may have  different  effects  on the  various  Classes  of
Certificates,  and may have  varying  effects with respect to any one class of
Certificates  during the life of such Class. No  representation  is made as to the  anticipated  rate of  prepayments on the mortgage  loans,  the amount and timing of Realized  Losses or  interest  shortfalls  or as to the  anticipated yield to  maturity of any class of  Certificates.  Prospective  investors  are urged to consider  their own  estimates as to the  anticipated  rate of future prepayments on the mortgage loans and the  suitability of the  Certificates to
their  investment   objectives.   Investors  should  carefully   consider  the
associated  risks  discussed  below and under the heading  "Legal  Investment"
herein  and under the  headings  "Yield  and  Prepayment  Considerations"  and
"Legal Investment" in the prospectus.

      Mortgage Loan Payments.  If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans,  the mortgage loans are likely to be subject to higher  prepayment  rates than if prevailing  rates remain at or above the mortgage  rates on the mortgage  loans.  Other factors  affecting prepayments  of mortgage loans include  changes in mortgagors'  housing needs, job  transfers,  unemployment,  net  equity in the  Mortgaged  Properties  and servicing  decisions.  Amounts  received by virtue of liquidations of mortgage loans,  repurchases  of  mortgage  loans  upon  breach of  representations  or warranties  and optional  termination  of the Trust also affect the receipt of principal on the mortgage  loans. In addition,  the rates of prepayments  will be affected by the rate and timing of the sale of Mortgaged  Properties to the extent that the mortgage  loans  contain  due-on sale  clauses.  Approximately
50.45% of the mortgage  loans at  origination  provided for the payment by the borrower  of a  prepayment  charge on  voluntary  prepayments  typically  made within  up to five  years  from  the  date  of the  execution  of the  related mortgage note.  These  penalties,  if still  applicable and if enforced by the related  Servicer  would  typically  discourage  prepayments  on the  mortgage loans.  The  holders  of the Class XP  Certificates  will be  entitled  to all prepayment charges received on the mortgage loans.

      16.10% of the mortgage loans are assumable under some  circumstances if, in the sole judgment of the master  servicer or  subservicer,  the prospective purchaser  of a mortgaged  property is  creditworthy  and the security for the mortgage  loan  is  not  impaired  by the  assumption.  The  remainder  of the
mortgage  loans  are  subject  to  customary   due-on-sale   provisions.   The
servicers shall enforce any due-on-sale  clause contained in any mortgage note or mortgage,  to the extent permitted under the related  Servicing  Agreement,
applicable  law  and  governmental  regulations.   However,  if  the  servicer
determines  that  enforcement  of  the  due-on-sale  clause  would  impair  or threaten to impair  recovery  under the  related  primary  mortgage  insurance policy,  if any, the servicer shall not be required to enforce the due-on-sale clause.  The  extent  to which  some of the  mortgage  loans  are  assumed  by purchasers  of the  mortgaged  properties  rather than  prepaid by the related mortgagors  in  connection  with the sales of the  mortgaged  properties  will affect the weighted  average lives of the offered  certificates and may result in a prepayment  experience  on the  mortgage  loans that differs from that on other mortgage loans.

      Timing of Payments and  Distributions.  Unlike certain  corporate bonds, the timing and amount of principal  payments on the Certificates are not fixed because they are  generally  determined  by the timing and amount of principal payments  on the  related  mortgage  loans.  The  timing  of  payments  on the mortgage loans may significantly  affect an investor's yield. In general,  the earlier a prepayment of principal on the mortgage  loans,  the greater will be the effect on an investor's yield to maturity.  As a result,  the effect on an investor's  yield of  principal  prepayments  that  occur  at a rate  which is higher (or lower) than the rate  anticipated by the investor during the period immediately  following the issuance of the Certificates  will not be offset by
a  subsequent   like   reduction  (or  increase)  in  the  rate  of  principal
prepayments.  Furthermore,  to the extent the interest portion of any Realized
Loss is  allocated to a class of  Certificates  the yield to investors in such class will be reduced.

      Discounts and Premiums.  In the case of any Certificates  purchased at a discount,  a slower than assumed rate of principal  payments on the applicable mortgage  loans could result in an actual yield that is lower than the assumed yield. In the case of any Certificates  purchased at a premium,  a faster than assumed  rate of principal  payments on the  applicable  mortgage  loans could result  in an  actual  yield  that is lower  than  the  anticipated  yield.  A discount or premium  would be  determined  in relation to the price at which a
Certificate  will yield its  Pass-Through  Rate,  after  giving  effect to any payment delay.

      Reinvestment  Risk.  Because  the  mortgage  loans may be prepaid at any time,  it is not  possible to predict the rate at which  distributions  on the related  Certificates  will be received.  Since prevailing  interest rates are subject  to  fluctuation,  there can be no  assurance  that  investors  in the
Certificates  will be able to  reinvest  the  distributions  thereon at yields equaling  or  exceeding  the  yields on the  Certificates.  Yields on any such reinvestments  may be lower, and may even be significantly  lower, than yields on the  Certificates.  Generally,  when  prevailing  interest rates  increase, prepayment  rates on mortgage  loans tend to decrease,  resulting in a reduced rate of return of principal to investors at a time when  reinvestment  at such higher  prevailing  rates  would be  desirable.  Conversely,  when  prevailing interest rates decline,  prepayment  rates on mortgage loans tend to increase, resulting  in a greater  rate of return of  principal  to  investors at a time when reinvestment at comparable yields may not be possible.

      Excess Spread.  The weighted  average life and yield to maturity of each class of offered  certificates will also be influenced by the amount of Excess
Spread  generated  by the related  mortgage  loans and applied in reduction of the Certificate Principal Balances of the related  Certificates.  The level of
Excess Spread  available on any  distribution  date to be applied in reduction of the Certificate  Principal Balances of the offered certificates and will be influenced by, among other factors,

o     the  overcollateralization  level of the assets in the mortgage  pool at such time,  i.e.,  the  extent to which  interest  on the  related mortgage  loans is accruing on a higher stated  principal  balance than the aggregate  Certificate  Principal  Balance of the offered certificates;

o     the delinquency and default experience of the related mortgage loans,

o     the level of One-Month LIBOR; and

o     the provisions of the Agreement that permit principal  collections to be distributed  to the  Class  B-IO  Certificates  and  the  Residual
            Certificates  in  each  case as  provided  in the  Agreement  when required overcollateralization levels have been met.

      To the extent that greater  amounts of Excess Spread are  distributed in reduction  of  the  Certificate  Principal  Balance  of  a  class  of  offered certificates,  the  weighted  average life thereof can be expected to shorten.
No  assurance,  however,  can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

      The yields to maturity of the offered  certificates  and, in  particular the  Subordinate  Certificates,  in the  order of  payment  priority,  will be progressively  more  sensitive  to the rate,  timing and  severity of Realized
Losses on the mortgage loans. If an Applied  Realized Loss Amount is allocated to a  class  of  offered  certificates,  that  class  will  thereafter  accrue interest on a reduced  Certificate  Principal  Balance.  Although  the Applied
Realized  Loss Amount so allocated  may be  recovered  on future  distribution dates to the extent Excess  Cashflow is available for that purpose,  there can be no assurance that those amounts will be available or sufficient.

      To the extent that the pass-through rate on the offered  certificates is limited  by the  applicable  Net Rate  Cap,  the  difference  between  (x) the interest  amount  payable to such class at the  applicable  pass-through  rate without  regard to the  related  Net Rate Cap,  and (y) the  Current  Interest payable  to such  class  on an  applicable  distribution  date  will  create a shortfall.  Such  shortfall  will be payable to the extent of Excess  Cashflow and,  with  respect  to the  Class  A-1,  Class  M-1,  Class  M-2 and  Class B
certificates,  to the extent of payments  made under the Cap  Contracts on the applicable  distribution  date.  Payments under the Cap Contracts are based on the  lesser of the  Certificate  Principal  Balance  of the  related  class of
Certificates  and  the  principal  balance  of such  class  based  on  certain prepayment  assumptions.  If the  mortgage  loans do not prepay  according  to those assumptions,  it may result in the Cap Contracts providing  insufficient funds to cover such shortfalls.  In addition,  each Cap Contract  provides for payment of the excess of  One-Month  LIBOR over a  specified  per annum  rate, which also may not provide sufficient funds to cover such shortfalls.

            Assumed Final Distribution Date

      The  Assumed  Final   Distribution   Date  for   distributions   on  the
Certificates is April 2034. The Assumed Final  Distribution  Date in each case is the  distribution  date in the  month  following  the  month of the  latest scheduled  maturity  date of any of the  mortgage  loans.  Since  the  rate of payment  (including  prepayments)  of principal  on the mortgage  loans can be expected  to exceed  the  scheduled  rate of  payments,  and could  exceed the scheduled rate by a substantial  amount, the disposition of the last remaining mortgage loan may be earlier,  and could be  substantially  earlier,  than the
Assumed Final  Distribution Date.  Furthermore,  the actual final distribution
date  with  respect  to  each  class  of  offered   certificates  could  occur
significantly  earlier than the Assumed Final Distribution Date because Excess
Spread to the extent  available will be applied as an  accelerated  payment of principal  on  the  offered  certificates  to the  extent  described  in  this prospectus  supplement.  In addition,  EMC or its designee may, at its option, repurchase all the mortgage loans from the Trust on or after any  distribution date on which the aggregate  unpaid  principal  balances of the mortgage loans are  less  than  20% of the  Cut-off  Date  Stated  Principal  Balance  of the
mortgage loans.  See "The Pooling and Servicing Agreement-Termination" herein.

            Weighted Average Lives

      The weighted  average life of a security refers to the average amount of time that will  elapse  from the date of its  issuance  until  each  dollar of principal of such security will be distributed  to the investor.  The weighted average life of a Certificate is determined by (a)  multiplying  the amount of the reduction,  if any, of the principal  amount of such  Certificate from one distribution  date to the next  distribution  date by the number of years from the date of  issuance to the second such  distribution  date,  (b) summing the results and (c) dividing the sum by the aggregate  amount of the reductions in the  principal  amount of such  Certificate  referred  to in clause  (a).  The weighted average lives of the Certificates  will be influenced by, among other factors,  the rate at which  principal is paid on the related  mortgage loans.
Principal  payments  of  mortgage  loans  may  be in  the  form  of  scheduled
amortization,   prepayments,   liquidations   as  a  result   of   foreclosure
proceedings  or otherwise,  or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the Agreement.  The
actual  weighted   average  life  and  term  to  maturity  of  each  class  of
Certificates,  in general,  will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

            Prepayment Model

      Prepayments  on  mortgage  loans are  commonly  measured  relative  to a prepayment  standard or model.  The prepayment  model used in this  prospectus supplement  with respect to the mortgage  loans  represents a constant rate of prepayment  each month,  or CPR,  relative to the then  outstanding  principal balance of a pool of mortgage  loans.  To assume a 25% CPR or any other CPR is to assume that the stated  percentage of the outstanding  principal balance of the  related  mortgage  pool  is  prepaid  over  the  course  of  a  year.  No representation  is made that the  mortgage  loans will  prepay at these or any other rates.

            Pricing Assumptions

      The  Certificates  were structured  assuming,  among other things, a 25%
CPR with respect to the mortgage loans.  The prepayment  assumption to be used for pricing purposes for the respective  Classes may vary as determined at the time of sale.  The actual rate of prepayment  may vary  considerably  from the rate used for any prepayment assumption.

            Decrement Tables

      The  following  tables  entitled  "Percent of Initial  Principal  Amount
Outstanding"  indicate the percentages of the initial principal amount of each
class  of  offered   certificates   that  would  be  outstanding   after  each
distribution  date shown at various  percentages of CPR and the  corresponding weighted average lives of such Classes of offered certificates.

      The following  tables have been prepared based on the assumptions  that:
(i) the mortgage loans have the  characteristics set forth in Appendix A, (ii)
the mortgage  loans prepay at the specified  percentages  of the CPR, (iii) no defaults in the payment by  mortgagors  of  principal  of and  interest on the mortgage loans are experienced,  (iv) scheduled payments on the mortgage loans are received on the first day of each month  commencing  in April 2004 and are computed  prior to giving  effect to  prepayments  received on the last day of the  prior  month,  (v)  there  are no  interest  shortfalls  and  prepayments represent  prepayments  in full of individual  mortgage loans and are received on the last  day of each  month,  commencing  in March  2004,  (vi)  scheduled
Monthly  Payments  of  principal  and  interest  on  the  mortgage  loans  are calculated on their respective  principal  balances (prior to giving effect to prepayments  received thereon during the preceding  calendar month),  mortgage rate and remaining  terms to stated maturity such that the mortgage loans will fully  amortize  by their  stated  maturities,  (vii) the  level of  One-Month
LIBOR,  One-Year U.S.  Treasury,  One-Year LIBOR and Six-Month LIBOR,  remains constant at 1.09%, 1.16%, 1.29% and 1.15%,  respectively,  (viii) the mortgage rate on each mortgage loan will be adjusted on each Interest  Adjustment  Date
(as necessary) to a rate equal to the applicable  Index (as described  above), plus the applicable Gross Margin,  subject to Maximum Lifetime Mortgage Rates,
Minimum Lifetime  Mortgage Rates and Periodic Caps (as  applicable),  (ix) the
Minimum Lifetime  Mortgage Rates are equal to the Gross Margin,  (x) scheduled
Monthly  Payments of  principal  and  interest on each  mortgage  loan will be adjusted on each payment  adjustment  date (as  necessary)  for such  mortgage loan to equal the fully amortizing  payment  described in (vi) above, (xi) the initial  principal  amounts of the  Certificates are as set forth on the cover
page  hereof  and  under  "Summary  of  Terms-Offered   Certificates,"   (xii)
distributions  in respect of the Certificates are received in cash on the 25th day of each month,  commencing in April 2004, (xiii) the offered  certificates are  purchased  on March 31, 2004 and (xiv) except as indicated in the caption under the tables  entitled  "Weighted  Average Life to Call (years)," EMC does not exercise the option to repurchase the mortgage loans  described  under the caption  "The  Pooling  and  Servicing  Agreement-Termination."  While  it  is
assumed  that each of the  mortgage  loans  prepays at the  related  specified percentages of CPR, this is not likely to be the case.

      Discrepancies  will  exist  between  the  characteristics  of the actual mortgage loans which will be delivered to the Trustee and  characteristics  of the mortgage  loans  assumed in preparing  the tables.  To the extent that the mortgage  loans  have  characteristics  which  differ  from  those  assumed in preparing  the  tables,  the  Certificates  may  mature  earlier or later than indicated by the tables.

      Based on the  foregoing  assumptions,  the  tables  below  indicate  the weighted average life of each class of offered  certificates and set forth the percentages of the initial  Certificate  Principal  Balance of each such class that would be outstanding  after the distribution date in March of each of the years indicated,  assuming that the mortgage loans prepay at the percentage of
CPR indicated  therein.  None of percentages  of CPR, or any other  prepayment model or  assumption  purports to be an historical  description  of prepayment experience or a prediction of the  anticipated  rate of prepayment of any pool of mortgage  loans,  including  the mortgage  loans.  Variations in the actual prepayment  experience  and the balance of the mortgage  loans that prepay may increase or decrease the percentage of initial  Certificate  Principal Balance
(and weighted  average life) shown in the following  tables.  Such  variations may occur  even if the  average  prepayment  experience  of all such  mortgage loans equals any of the specified percentages of the CPR.

               Percent of Initial Principal Amount Outstanding

                 Class A-1 certificates                    Class M-1 certificates
Distribution         CPR Percentage                            CPR Percentage
Date
              0%    10%    25%   40%    50%            0%    10%    25%     40%    50%
Initial      100%   100%  100%   100%   100%          100%   100%   100%   100%    100%
Percentage.
March 2005.   99     88    72     57     46           100    100    100     100    100
March 2006.   98     78    52     31     19           100    100    100     100    100
March  2007   98     69    37     16     6            100    100    100     100    100
March  2008   97     61    28     11     5            100    100     62     25      12
March  2009   95     53    21     6      2            100    100     46     15      6
March  2010   93     46    15     4      1            100    100     33      9      3
March  2011   90     40    11     2      *            100     88     24      5      1
March  2012   88     35     8     1      0            100     77     18      3      0
March  2013   85     31     6     *      0            100     67     13      2      0
March  2014   82     27     4     0      0            100     59     9       0      0
March  2015   79     23     3     0      0            100     51     7       0      0
March  2016   76     20     2     0      0            100     44     5       0      0
March  2017   73     17     1     0      0            100     38     4       0      0
March  2018   69     15     1     0      0            100     33     3       0      0
March  2019   66     13     *     0      0            100     28     2       0      0
March  2020   62     11     *     0      0            100     24     1       0      0
March  2021   58     9      0     0      0            100     20     0       0      0
March  2022   54     7      0     0      0            100     17     0       0      0
March  2023   50     6      0     0      0            100     14     0       0      0
March  2024   45     5      0     0      0             98     12     0       0      0
March  2025   41     4      0     0      0             89     10     0       0      0
March  2026   37     3      0     0      0             81     8      0       0      0
March  2027   33     2      0     0      0             71     6      0       0      0
March  2028   28     2      0     0      0             62     5      0       0      0
March  2029   24     1      0     0      0             52     4      0       0      0
March  2030   19     1      0     0      0             42     3      0       0      0
March  2031   14     *      0     0      0             31     2      0       0      0
March  2032   9      0      0     0      0             20     0      0       0      0
March  2033   4      0      0     0      0             9      0      0       0      0
March  2034   0      0      0     0      0             0      0      0       0      0
Weighted
Average
Life to
Maturity
(years) (1) 18.19   7.22  3.12   1.77   1.27         25.09  12.61   5.70   4.02    3.87
Weighted
Average
Life to
Call
(years) (2) 17.87   6.27  2.61   1.46   1.09         24.37  10.41   4.49   3.15    2.32

------------------
*  Indicates a number that is greater than zero but less than 0.5%.
(1)   The weighted average life of a Certificate is determined by (a)
   multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such
   Certificate.
(2)   To optional termination date.

               Percent of Initial Principal Amount Outstanding

                 Class M-2 certificates                     Class B certificates
Distribution         CPR Percentage                            CPR Percentage
Date
              0%    10%    25%   40%    50%            0%    10%    25%     40%    50%
Initial      100%   100%  100%   100%   100%          100%   100%   100%   100%    100%
Percentage.
March 2005.  100    100    100   100    100           100    100    100     100    100
March 2006.  100    100    100   100    100           100    100    100     100    100
March  2007  100    100    100   100    100           100    100    100     100    100
March  2008  100    100    62     25     12           100    100     62     25      12
March  2009  100    100    46     15     6            100    100     46     15      6
March  2010  100    100    33     9      3            100    100     33      9      3
March  2011  100     88    24     5      1            100     88     24      5      1
March  2012  100     77    18     3      0            100     77     18      3      0
March  2013  100     67    13     2      0            100     67     13      2      0
March  2014  100     59     9     0      0            100     59     9       *      0
March  2015  100     51     7     0      0            100     51     7       0      0
March  2016  100     44     5     0      0            100     44     5       0      0
March  2017  100     38     4     0      0            100     38     4       0      0
March  2018  100     33     3     0      0            100     33     3       0      0
March  2019  100     28     2     0      0            100     28     2       0      0
March  2020  100     24     1     0      0            100     24     1       0      0
March  2021  100     20     0     0      0            100     20     0       0      0
March  2022  100     17     0     0      0            100     17     0       0      0
March  2023  100     14     0     0      0            100     14     0       0      0
March  2024   98     12     0     0      0             98     12     0       0      0
March  2025   89     10     0     0      0             89     10     0       0      0
March  2026   81     8      0     0      0             81     8      0       0      0
March  2027   71     6      0     0      0             71     6      0       0      0
March  2028   62     5      0     0      0             62     5      0       0      0
March  2029   52     4      0     0      0             52     4      0       0      0
March  2030   42     3      0     0      0             42     3      0       0      0
March  2031   31     2      0     0      0             31     2      0       0      0
March  2032   20     *      0     0      0             20     1      0       0      0
March  2033   9      0      0     0      0             9      0      0       0      0
March  2034   0      0      0     0      0             0      0      0       0      0
Weighted
Average
Life to
Maturity
(years) (1) 25.09  12.61  5.69   3.93   3.63         25.09  12.61   5.69   3.85    3.44
Weighted
Average
Life to
Call
(years) (2) 24.37  10.41  4.48   3.15   2.32         24.37  10.41   4.48   3.12    2.32

------------------
*  Indicates a number that is greater than zero but less than 0.5%.
(1)   The weighted average life of a Certificate is determined by (a)
   multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such
   Certificate.
(2)   To optional termination date.

                     THE POOLING AND SERVICING AGREEMENT

      General

      The  Certificates  will be issued  pursuant to the pooling and servicing agreement,  dated  as of March 1,  2004,  or the  Agreement,  among  EMC,  the
Depositor,  the Master Servicer and Securities  Administrator and the Trustee.
Reference is made to the  prospectus for important  information  additional to that set forth herein  regarding the terms and conditions of the Agreement and the  Certificates.  The  Depositor  will  provide to a  prospective  or actual
Certificateholder  without  charge,  upon  written  request,  a copy  (without exhibits) of the Agreement.  Requests should be addressed to Structured  Asset
Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

            Voting Rights

      Voting  rights  of the  Trust in  general  will be  allocated  among the
Classes of  Certificates  based upon their  respective  Certificate  Principal
Balances;  provided  that voting  rights  equal to 0.25% will be  allocated to each class of Residual Certificates.

            Assignment of Mortgage Loans

      At the time of issuance of the  Certificates,  the Depositor  will cause the mortgage  loans,  together  with all principal and interest due on or with respect to such  mortgage  loans  after the  Cut-off  Date,  to be sold to the
Trust.  The mortgage  loans will be identified  in a schedule  appearing as an exhibit to the  Agreement.  Such schedule will include  information  as to the principal  balance of each  mortgage  loan as of the Cut-off  Date, as well as information  including,  among other things,  the mortgage rate, the Net Rate, the  Monthly  Payment,  the  maturity  date  of  each  mortgage  note  and the
Loan-to-Value Ratio.

      In addition,  the Depositor  will deposit with the  custodian,  as agent for the  Trustee,  with  respect  to each  mortgage  loan the  following:  the original mortgage note,  endorsed without recourse to the order of the Trustee and showing to the extent  available  to the  Depositor  an unbroken  chain of endorsements  from the original  payee  thereof to the person  endorsing it to the  Trustee;  the  original  Mortgage  which shall have been  recorded,  with evidence of such recording  indicated  thereon;  as to the mortgage loans with
Mortgaged Properties located in the States of Florida, Maryland,  Mississippi,
South  Carolina or Tennessee,  the  assignment  (which may be in the form of a blanket  assignment) of the Mortgage,  with evidence of recording  thereon;  a duly executed  assignment of the Mortgage to "JPMorgan  Chase Bank, as trustee
for   certificateholders   of  Bear  Stearns  ALT-A  Trust  2004-3,   Mortgage
Pass-Through  Certificates,  Series  2004-3,  without  recourse" in recordable
form  or,  for  each  mortgage   loan  subject  to  the  Mortgage   Electronic
Registration  Systems,  Inc., or MERS®  System,  evidence that the Mortgage is
held  for  the  Trustee  as  described  in  the  Agreement;   all  intervening
assignments  of the  Mortgage  to the  Depositor,  if any,  with  evidence  of recording  thereon;  the  original or a copy of the policy or  certificate  of primary  mortgage  guaranty  insurance,  if  provided in  accordance  with the applicable  purchase  agreement;  originals of all assumption and modification
agreements.   Notwithstanding  the  foregoing,   the  Depositor  will  not  be
required  to deliver  assignments  of  Mortgage  with  evidence  of  recording
thereon  if  the  Mortgaged   Properties   relating  thereto  are  located  in
jurisdiction  in  which,  based on an  opinion  of  counsel  delivered  by the
Depositor  to  the  Trustee  and  acceptable  to  the  Rating  Agencies,  such
recordation   is   not   necessary   to   protect   the   interests   of   the
certificateholders  in the related mortgage loans. The documents  delivered to the custodian with respect to each mortgage loan are referred to  collectively as the "Mortgage  File." The Depositor will cause the Mortgage and intervening assignments,  if any, and the assignment of the Mortgage,  if recorded,  to be recorded not later than 180 days after the Closing Date.

      With  respect to each  mortgage  loan  subject to the MERS®  System,  in accordance  with the rules of membership  of Merscorp,  Inc.  and/or  Mortgage
Electronic  Registration  Systems,  Inc.,  or  MERS,  the  assignment  of  the
mortgage   related   to  each  such   mortgage   loan   shall  be   registered
electronically  through the MERS®  System and MERS shall serve as mortgagee of record  solely  as  nominee  in an  administrative  capacity  on behalf of the
Trustee and shall not have any interest in such mortgage loans.

      The  custodian  will review each item of the Mortgage  File on behalf of the Trustee  within 90 days of the Closing Date (and will review each document permitted to be delivered to the Trustee  after the Closing  Date, if received by the custodian after the initial 90-day period,  promptly after its delivery to the  custodian).  If, as a result of its review,  the custodian  determines that any document is missing,  does not appear regular on its face, or appears to be  unrelated  to  the  mortgage  loans  identified  in the  mortgage  loan schedules,  each a Material  Defect,  the custodian,  as agent of the Trustee, shall notify the Seller of such Material  Defect.  The Seller shall correct or cure any such  Material  Defect  within 90 days from the date of notice of the
Material  Defect,  and if the Seller  does not  correct or cure such  Material
Defect within such period and such defect  materially  and  adversely  affects the interests of the  Certificateholders  in the related  mortgage  loan,  the
Seller will, within 90 days of the date of notice,  provide the Trustee with a substitute  mortgage  loan  (if  within  two  years  of the  Closing  Date) or purchase the related mortgage loan at the applicable Repurchase Price.

      The  custodian  also will  review  the  Mortgage  Files on behalf of the
Trustee  within 180 days of the Closing  Date.  If the  custodian  discovers a
Material  Defect,  the custodian,  on behalf of the Trustee,  shall notify the
Seller of such  Material  Defect.  The Seller  shall  correct or cure any such
Material  Defect  within  90 days  from the  date of  notice  of the  Material
Defect,  and if the  Seller  does not  correct  or cure such  Material  Defect within  such  period and such  defect  materially  and  adversely  affects the interests of the  Certificateholders  in the related mortgage loan, the Seller will,  within  90 days of the  date of  notice,  provide  the  Trustee  with a substitute  mortgage  loan  (if  within  two  years  of the  Closing  Date) or purchase the related  mortgage loan at the applicable  Repurchase  Price.  The
Seller will have a longer period of time to deliver the original Mortgage,  if the Mortgage has not been returned by the applicable recording office.

      As of any time of determination,  the "Outstanding Principal Balance" of a mortgage  loan is the principal  balance of such mortgage loan  remaining to be paid by the  Mortgagor  or, in the case of an REO  Property,  the principal balance of the related  mortgage loan remaining to be paid by the Mortgagor at the time such  property  was acquired by the Trust,  less any Net  Liquidation
Proceeds that have been applied as principal.

            Representations and Warranties

      In  the  Mortgage  Loan  Purchase  Agreement,   pursuant  to  which  the
Depositor   purchased   the   mortgage   loans  from  EMC,  EMC  made  certain
representations  and  warranties  to the  Depositor  concerning  the  mortgage loans.  The Trustee  will be  assigned  all right,  title and  interest in the
Mortgage   Loan   Purchase   Agreement   insofar   as  they   relate  to  such
representations  and warranties other than the remedies provided for breach of such representations and warranties.

      The  representations  and warranties of EMC with respect to the mortgage loans include the following, among others:

(a)   The  information  set  forth in the  mortgage  loan  schedule  was true,
complete  and  correct  in  all   material   respects  as  of  the  date  such
representation was made;

(b)   Immediately  prior to the sale of the  mortgage  loans  pursuant  to the
Mortgage Loan Purchase Agreement,  EMC was the sole owner of record and holder of the  mortgage  loans.  As of the  Closing  Date or as of another  specified date,  the mortgage  loans were not assigned or pledged,  and EMC had good and marketable  title  thereto,  and had  full  right  to  transfer  and  sell the
mortgage   loans   therein  free  and  clear  of  any   encumbrance,   equity,
participation interest,  lien, pledge, charge, claim or security interest, and had full right and authority  subject to no interest or  participation  of, or agreement  with,  any other  party,  to sell and  assign  each  mortgage  loan pursuant to the Mortgage Loan Purchase Agreement; and

(c)   As of the Cut-off  Date,  none of the  mortgage  loans are 31 to 60 days delinquent.  As of such date,  there was no  material  event  which,  with the passage  of time or  with  notice  and the  expiration  of any  grace  or cure period,  would  constitute  a default,  breach or event of  acceleration;  and neither  EMC nor any of its  respective  affiliates  has taken  any  action to waive any default,  breach or event of acceleration;  no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

      In the case of a breach  of any  representation  or  warranty  set forth above which  materially  and  adversely  affects the value of the interests of
Certificateholders  or the  Trustee in any of the  mortgage  loans,  within 90 days from the date of  discovery or notice from the  Trustee,  the  Depositor, the  Securities  Administrator  or EMC,  EMC will (i) cure such  breach in all material  respects,  (ii) provide the Trustee with a substitute  mortgage loan
(if  within  two years of the  Closing  Date) or (iii)  purchase  the  related mortgage loan at the  applicable  Repurchase  Price.  If EMC fails to cure any such breach in accordance with the foregoing,  within 90 days from the date of discovery  or  notice  from  the  Trustee,  EMC will  remedy  such  breach  in accordance  with  the  previous  sentence.  The  obligations  of EMC to  cure, purchase or  substitute  shall  constitute  the  Trustee's  sole and exclusive remedy respecting a breach of such representations and warranties.

            Collection and Other Servicing Procedures

      The  applicable  Servicers will use their  reasonable  efforts to ensure that all  payments  required  under the terms and  provisions  of the mortgage loans are collected,  and shall follow collection procedures comparable to the collection  procedures that the Servicer employs when servicing mortgage loans for its own account,  to the extent such  procedures  shall be consistent with the Servicing Agreements.  Consistent with the foregoing, the Servicers may in their discretion waive,  modify,  or vary or permit to be waived,  modified or varied, any term of any mortgage loan. However,  unless the Servicers have the consent  of the  Master  Servicer,  the  Servicers  shall not  enter  into any payment plan or agreement  to modify  payments  with a Mortgagor or permit any modification  with respect to any mortgage loan that would change the interest rates or  forgive  the  payment  of any  principal  or  interest,  change  the outstanding principal amount or extend the final maturity date.

      If a  Mortgaged  Property  has been or is about  to be  conveyed  by the
Mortgagor  and the  Servicers  have  knowledge  thereof,  the  Servicers  will accelerate the maturity of the mortgage  loan, to the extent  permitted by the terms  of the  related  mortgage  note,  the  terms  of any  primary  mortgage insurance  policy and  applicable  law.  If it  reasonably  believes  that the due-on-sale  clause cannot be enforced  under  applicable  law, a Servicer may enter into (i) an assumption  agreement  with the person to whom such property has been or is about to be  conveyed,  pursuant to which such  person  becomes liable under the mortgage note and the Mortgagor,  to the extent  permitted by applicable  law,  remains liable  thereon or (ii) a substitution  of liability agreement  pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged  Property is  substituted  as the Mortgagor and becomes  liable under the mortgage  note, in accordance  with the terms of the  Servicing  Agreements.  The  Servicers  will retain any fee collected for entering into an assumption agreement as additional servicing  compensation to the  extent  provided  in  the  related  Servicing  Agreement.  In  regard  to circumstances  in which the  Servicers  may be unable to  enforce  due-on-sale clauses,  see "Legal  Aspects of the Mortgage Loans  -Due-on-Sale  Clauses" in
the  prospectus.  In connection  with any such  assumption,  the mortgage rate borne by the related mortgage note may not be changed.

      The Servicers will establish and maintain,  in addition to the Protected
Account  described  under  "-Protected  Account," one or more  accounts  which comply with the requirements of the Servicing  Agreements.  The Servicers will deposit  and  retain  therein  all  collections  from the  mortgagors  for the payment of taxes,  assessments,  insurance  premiums,  or comparable  items as agent of the  mortgagors  as provided  in the  Servicing  Agreements.  Each of these  accounts and the  investment of deposits  therein shall comply with the requirements  of the Servicing  Agreements and shall meet the  requirements of the Rating  Agencies.  Withdrawals of amounts from the Protected  Accounts may be made to effect timely payment of taxes,  assessments,  insurance  premiums, or  comparable  items,  to reimburse  the Servicer for any advances  made with respect  to such  items,  for  application  to  restoration  or  repair of the
Mortgaged Property,  to refund to any mortgagors any sums as may be determined to be overages,  to pay to the related  Servicer,  or to the  Mortgagor to the extent  required  by  law,  interest  paid on the  funds  on  deposit  in such accounts  to clear and  terminate,  such  accounts at or at any time after the termination of the Servicing  Agreements,  and to make such other  withdrawals as provided in the Servicing Agreements.

      The Servicers will maintain errors and omissions  insurance and fidelity bonds in certain specified amounts.

            Hazard Insurance

      The Servicers  will  maintain and keep,  or cause to be  maintained  and kept,  with respect to each mortgage loan,  other than a mortgage loan secured by a condominium unit, in full force and effect for each Mortgaged  Property a hazard  insurance  policy equal to at least the lesser of (i) the  Outstanding
Principal  Balance of the mortgage loan or (ii) the maximum insurable value of the  improvements  securing such mortgage  loan, or equal to such other amount as  calculated  pursuant to a similar  formulation  as provided in the related
Servicing  Agreement,  and  containing a standard or union  mortgagee  clause;
provided,  however,  that the amount of the hazard  insurance  may not be less than the  amount  necessary  to  prevent  loss due to the  application  of any co-insurance  provision of the related  policy.  Any amounts  collected by the
Servicers  under any such hazard  insurance  policy  (other than amounts to be applied to the  restoration  or repair of the  Mortgaged  Property  or amounts released to the  Mortgagor in  accordance  with normal  servicing  procedures)
shall be deposited in a Protected  Account.  Any cost incurred in  maintaining any such hazard  insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly  distributions by the
Servicer  to  the  Master  Servicer  notwithstanding  that  the  terms  of the mortgage  loan so  permit.  Such costs  shall be  recoverable  by the  related
Servicer  out of related  late  payments by the  Mortgagor or out of Insurance
Proceeds  or  Liquidation  Proceeds  or  any  other  amounts  in  the  related
Protected  Account.  The right of the Servicer to reimbursement for such costs incurred will be prior to the right of Master  Servicer to receive any related
Insurance  Proceeds  or  Liquidation  Proceeds  or any  other  amounts  in the related Protected Account.

      In general,  the  standard  form of fire and  extended  coverage  policy covers physical  damage to or destruction of the  improvements on the property by fire,  lightning,  explosion,  smoke,  windstorm and hail, riot, strike and civil commotion,  subject to the conditions and exclusions  particularized  in each  policy.  Although the  policies  relating to the mortgage  loans will be underwritten  by different  insurers and therefore will not contain  identical terms and conditions,  the basic terms thereof are dictated by state law. Such policies  typically  do not  cover  any  physical  damage  resulting  from the
following:   war,   revolution,   governmental   actions,   floods  and  other
water-related  causes, earth movement (including  earthquakes,  landslides and mud flows),  nuclear reactions,  wet or dry rot, vermin,  rodents,  insects or domestic  animals,  theft  and,  in certain  cases,  vandalism  and  malicious mischief.  The  foregoing  list is  merely  indicative  of  certain  kinds  of uninsured risks and is not intended to be all-inclusive.

      Since  the  amount  of  hazard   insurance  to  be   maintained  on  the
improvements  securing  the  mortgage  loans  may  decline  as  the  principal balances  owing  thereon  decrease,  and  since  residential  properties  have historically  appreciated  in value over time,  in the event of partial  loss, hazard  insurance  proceeds may be  insufficient  to restore fully the damaged property.

      Where the  property  securing a mortgage  loan is located at the time of origination,  or at such  other  time as set  forth in the  related  Servicing
Agreement,  in a federally  designated  flood area,  the Servicers  will cause with respect to such  mortgage  loan flood  insurance to the extent  available and in  accordance  with  industry  practices  to be  maintained.  Such  flood insurance  will be in an amount  equal to the  lesser  of (i) the  Outstanding
Principal  Balance of the related  mortgage  loan and (ii) the minimum  amount required  under the terms of coverage to compensate  for any damage or loss on a  replacement  cost  basis,  or  equal to such  other  amount  as  calculated pursuant  to a  similar  formulation  as  provided  in the  related  Servicing
Agreement,  but not more than the maximum amount of such  insurance  available for the related  Mortgaged  Property  under  either the  regular or  emergency programs of the National Flood  Insurance  Program  (assuming that the area in which such Mortgaged Property is located is participating in such program).

      The  Servicers,  on behalf of the Trustee and  Certificateholders,  will present claims to the insurer under any applicable  hazard  insurance  policy.
If any Servicer obtains and maintains a blanket hazard insurance policy,  such
Servicer  is  required  to  deposit  in a  Protected  Account  the  amount not otherwise  payable due to such deductible  under such blanket hazard insurance policy.

            Realization Upon Defaulted Mortgage Loans

      The  Servicers  will  take  such  action  as they deem to be in the best interest of the Trust with respect to Defaulted  Mortgage  Loans and foreclose upon or otherwise  comparably  convert the  ownership of  properties  securing
Defaulted Mortgage Loans as to which no satisfactory  collection  arrangements can be  made.  To the  extent  set  forth  in the  Servicing  Agreements,  the
Servicers will service the property acquired by the Trust through  foreclosure or  deed-in-lieu  of  foreclosure  in  accordance  with  procedures  that each
Servicer employs and exercises in servicing and  administering  mortgage loans for its own  account  and  which  are in  accordance  with  accepted  mortgage servicing practices.

      Since  Insurance  Proceeds cannot exceed  deficiency  claims and certain expenses  incurred by the  Servicers,  no insurance  payments will result in a recovery to  Certificateholders  which  exceeds the  principal  balance of the
Defaulted  Mortgage  Loan together  with accrued  interest  thereon at its Net
Rate.

            Servicing Compensation and Payment of Expenses

      The Master Servicer will be entitled to compensation  for its activities under the Agreement which shall be equal to investment  income on funds in the
Master Servicer  Collection  Account and the Distribution  Account,  hereafter referred to as the Master  Servicer  Compensation.  Each of the Servicers will be entitled  to receive a Servicing  Fee as  compensation  for its  activities under  the  related  Servicing  Agreement  equal  to the  Servicing  Fee  Rate multiplied  by the Stated  Principal  Balance of each  mortgage loan as of the
Due Date in the month  preceding  the month in which  such  distribution  date
occurs.  However,   Prepayment  Interest  Shortfalls  on  the  mortgage  loans resulting from  prepayments in full will be offset by the related  Servicer up to an amount equal to its  aggregate  Servicing Fee due in such month or, upon a Servicer's  default in the payment  thereof,  by the Master  Servicer on the
distribution   date  in  the  following   calendar  month  to  the  extent  of
Compensating Interest Payments as described herein.  Additionally,  Prepayment
Interest  Shortfalls on the mortgage loans resulting from  prepayments in part in any calendar  month will be offset by the related  Servicer,  except in the case of Cendant Mortgage Corporation,  in the manner described in the previous sentence.

      In addition to the primary compensation  described above, the applicable
Servicer may be entitled to retain, if any,  assumption fees, tax service fees and late payment  charges,  all to the extent collected from mortgagors and as provided in the related Servicing Agreement.

      The  applicable  Servicer  will pay all  related  expenses  incurred  in
connection   with  its   servicing   responsibilities   (subject   to  limited
reimbursement as described in the related Servicing Agreement).

            The Protected Accounts

      The Servicers will  establish and maintain one or more accounts,  or the
Protected  Accounts,  into which they will deposit  daily all  collections  of principal  and interest on any mortgage  loans,  including  but not limited to principal  prepayments,  Insurance  Proceeds,  Net Liquidation  Proceeds,  the
Repurchase  Price for any mortgage loans  repurchased,  and advances made from the Servicer's own funds (less the Servicing Fee). All Protected  Accounts and amounts at any time  credited  thereto shall comply with the  requirements  of the Servicing Agreements.

      On  the  date  specified  in the  related  Servicing  Agreement,  or the
Servicer  Remittance  Date, the related  Servicer will withdraw or cause to be withdrawn  from the  applicable  Protected  Accounts  and any other  permitted accounts  and will  remit to the  Master  Servicer  for  deposit in the Master
Servicer Collection Account the available funds for such distribution date.

            The Master Servicer Collection Account

      The Master  Servicer  shall  establish  and  maintain in the name of the
Trustee,  for the  benefit of the  Certificateholders,  an account  (hereafter referred  to as the Master  Servicer  Collection  Account)  into which it will deposit  amounts  received  from each  Servicer  and  advances  (to the extent required to make  advances)  made from the Master  Servicer's  own funds (less amounts  to be paid or  reimbursed  to the  Master  Servicer,  the  Securities
Administrator  or the  Custodian,  as provided in the  Agreement).  The Master
Servicer  Collection  Account and amounts at any time  credited  thereto shall comply with the  requirements of the Agreement and shall meet the requirements of the  Rating  Agencies.  The  Master  Servicer  will  deposit  in the Master
Servicer Collection Account, as received, the following amounts:

(i)   Any  amounts  withdrawn  from a  Protected  Account  or other  permitted account;

(ii)  Any Monthly Advance and Compensating Interest Payments;

(iii) Any  Insurance  Proceeds  or Net  Liquidation  Proceeds  received by the
      Master  Servicer  which were not  deposited  in a  Protected  Account or other permitted account;

(iv)  The Repurchase Price with respect to any mortgage loans  repurchased and all proceeds of any mortgage  loans or property  acquired in  connection with the optional termination of the Trust;

(v)   Any  amounts  required  to  be  deposited  with  respect  to  losses  on
      Permitted Investments; and

(vi)  Any other  amounts  received by the Master  Servicer  and required to be deposited  in the Master  Servicer  Collection  Account  pursuant to the
      Agreement.

                  The Distribution Account

      The Trustee  shall  establish  and  maintain in the name of the Trustee, for the benefit of the  Certificateholders,  an account (hereafter referred to as the  Distribution  Account),  into which on the  Business Day prior to each distribution  date,  all  available  funds in the Master  Servicer  Collection
Account  for  such  distribution  date  will  be  transferred  by  the  Master
Servicer.  All amounts deposited to the Distribution  Account shall be held in the name of the Trustee in trust for the benefit of the  Certificateholders in accordance  with the terms and provisions of the Agreement.  The amount at any time credited to the Distribution  Account and the Master Servicer  Collection
Account  shall be in  general  (i) fully  insured  by the FDIC to the  maximum coverage  provided  thereby or (ii)  invested in the name of the  Trustee,  in such  Permitted  Investments  selected by the Master  Servicer or deposited in demand  deposits with such  depository  institutions as selected by the Master
Servicer,  provided that time deposits of such depository  institutions  would be a  Permitted  Investment.  The  Master  Servicer  will be  entitled  to any amounts  earned and will be liable for any losses on Permitted  Investments in the Distribution Account.

      On each distribution date, the Trustee shall pay the  Certificateholders in  accordance  with  the  provisions  set  forth  under  "Description  of the
Certificates-Distributions on the Certificates."

            Certain Matters Regarding the Master Servicer

      The Agreement  will generally  provide that the Master  Servicer may not resign from its obligations and duties thereunder,  except upon determination, evidenced by an opinion of counsel to such  effect,  that the  performance  of
such  duties  is  no  longer   permissible   under  applicable  law.  No  such
resignation  will  become  effective  until the  Trustee  or a  successor  has assumed  the  obligations  and  duties of the  Master  Servicer  to the extent required under the Agreement.  The Master  Servicer,  however,  has the right,
with  the  written   consent  of  the  Trustee  (which  consent  will  not  be
unreasonably  withheld),  to assign,  sell or transfer its rights and delegate its duties and  obligations  under the Agreement;  provided that the purchaser or  transferee  accepting  such  assignment,  sale,  transfer or delegation is qualified  to service  mortgage  loans for Fannie Mae or Freddie Mac and shall satisfy the other  requirements  listed in the  Agreement  with respect to the qualifications of such purchaser or transferee.

      The Agreement  will generally  provide that neither the Master  Servicer nor any of its  directors,  officers,  employees and agents shall be under any liability to the Trustee for taking any action or for  refraining  from taking any action in good faith pursuant to the Agreement,  or for errors in judgment made in good faith;  provided,  however,  that neither the Master Servicer nor any such  person  will be  protected  against  any  breach  of  warranties  or representations  made in the Agreement or any liability  which would otherwise be imposed by reason of willful misfeasance,  bad faith or gross negligence in the  performance  of the  Master  Servicer's  duties or by reason of  reckless disregard  of the Master  Servicer's  obligations  and duties  thereunder.  In addition,  the  Agreement  will provide  that the Master  Servicer is under no obligation  to appear in,  prosecute  or defend any legal  action which is not incidental  to its  duties  and which in its  opinion  may  involve  it in any expense or liability.  The Master Servicer may,  however,  with the consent of the  Trustee,  undertake  any  such  action  which it may  deem  necessary  or desirable  in  respect  of the  Agreement  and the  rights  and  duties of the parties  thereto.  In such event,  the legal expenses and costs of such action and any liability resulting therefrom will be expenses,  costs and liabilities of the accounts  thereunder,  and the Master  Servicer  will be entitled to be reimbursed therefor from the related accounts.

      Any  corporation  into  which  the  Master  Servicer  may be  merged  or consolidated,  or any  corporation  resulting  from any merger,  conversion or consolidation  to which the Master  Servicer  is a party,  or any  corporation succeeding  to the business of the Master  Servicer  will be the  successor of the Master  Servicer under the Agreement,  provided that any such successor to the Master Servicer shall be qualified to service  mortgage loans on behalf of
Fannie Mae or Freddie Mac.

      EMC will have certain  rights with  respect to the  Agreement in respect of the Master  Servicer,  including the selection of a new Master  Servicer in the event of a default  by Wells  Fargo.  EMC may also  terminate  the  Master
Servicer  without cause,  upon payment of a termination  fee,  provided that a successor master servicer has been appointed.

            Events of Default

      Events of Default  under the  Agreement  consist  of (i)  failure by the
Master  Servicer  to remit to the  Trustee  for  deposit  in the  Distribution
Account  amounts  received or collected by the Master Servicer with respect to the  mortgage  loans  and  required  to be  remitted  by it  pursuant  to  the
Agreement  (other  than  Monthly   Advances),   and  such  failure   continues
unremedied  for three  Business Days after the date upon which written  notice of such failure,  requiring the same to be remedied,  shall have been given to the  Master  Servicer,  (ii)  failure  by the  Master  Servicer  to observe or perform in any material  respect any other  material  covenants and agreements set forth in the  Agreement to be performed by it, and such failure  continues unremedied  for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee,  (iii) the entry against the Master  Servicer of a decree or order by a court or agency or  supervisory authority  having  jurisdiction  in the  premises  for  the  appointment  of a conservator,  receiver or liquidator in any insolvency,  readjustment of debt, marshaling  of assets  and  liabilities  or  similar  proceedings,  or for the winding up or  liquidation  of its affairs,  and the  continuance  of any such decree or order  unstayed and in effect for a period of 60  consecutive  days,
(iv) consent by the Master  Servicer to the  appointment  of a conservator  or receiver or liquidator in any insolvency,  readjustment of debt, marshaling of assets and  liabilities  or similar  proceedings  of or relating to the Master
Servicer or  substantially  all of its  property,  (v) admission by the Master
Servicer  in  writing  of its  inability  to pay its debts  generally  as they become  due,  filing  of a  petition  to  take  advantage  of  any  applicable insolvency or  reorganization  statute,  any assignment for the benefit of its creditors,  or voluntary  suspension of payment of its  obligations,  (vi) the assignment  or  delegation  by the Master  Servicer of its rights or duties in contradiction  of the  Agreement  or (vii)  failure of the Master  Servicer to remit any  Monthly  Advance,  other  than a Monthly  Advance  which the Master
Servicer has determined to be  non-recoverable in accordance with the terms of the Agreement,  to the Distribution  Account by the date and time specified in the Agreement.

      In each and every  such  case,  so long as such  Event of  Default  with respect to the Master  Servicer shall not have been  remedied,  the Trustee or the holders of Certificates  aggregating ownership of not less than 51% of the
Trust may in each case by notice in  writing to the  Master  Servicer  (and to the  Trustee if given by such  Certificateholders),  with a copy to the Rating
Agencies,   terminate  all  of  the  rights  and  obligations   (but  not  the
liabilities  accruing prior to the date of termination) of the Master Servicer under the  Agreement and in and to the mortgage  loans  serviced by the Master
Servicer and the proceeds thereof.

      Upon the receipt by the Master  Servicer  of such  written  notice,  all authority and power of the Master  Servicer under the Agreement,  whether with respect to the  Certificates,  the mortgage  loans or under any other  related agreements  (but only to the extent that such other  agreements  relate to the mortgage  loans)  shall,  subject to the  provisions  of the  Agreement and to bankruptcy,  insolvency  or similar  laws, if  applicable,  automatically  and without further action pass to and be vested in the Trustee.  Upon the receipt by the Master  Servicer of a notice of termination or an opinion of counsel to the effect that the Master  Servicer  is legally  unable to act or to delegate its  duties  to a person  which is  legally  able to act,  the  Trustee  shall automatically  become the successor in all respects to the Master  Servicer in its capacity  under the Agreement and the  transactions  set forth or provided for  therein  and shall  thereafter  be subject  to all the  responsibilities, duties,  liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions  thereof;  provided,  however, that the Trustee (i) shall be under no obligation  to repurchase  any mortgage loan;  and (ii)  shall  have no  obligation  whatsoever  with  respect  to any liability  incurred by the Master  Servicer at or prior to the time of receipt by the  Master  Servicer  of such  notice or of such  opinion of  counsel.  As compensation  therefor,  the Trustee  shall be  entitled  to all  compensation which the Master  Servicer  would have been  entitled  to retain if the Master
Servicer  had  continued  to act as such,  except  for those  amounts  due the
Master  Servicer as  reimbursement  for advances  previously  made or expenses previously  incurred.  Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act,  appoint, or petition a court of  competent  jurisdiction  to appoint,  any  established housing  and home  finance  institution  which is a Fannie Mae or Freddie  Mac approved  servicer as the successor to the Master Servicer under the Agreement in the  assumption  of all or any  part  of the  responsibilities,  duties  or liabilities of the Master  Servicer under the Agreement.  Pending  appointment of a successor to the Master  Servicer under the Agreement,  the Trustee shall act in such capacity as provided under the Agreement.  In connection with such appointment and  assumption,  the Trustee may make such  arrangements  for the compensation  of such  successor  out of payments on mortgage  loans as it and such  successor  shall agree;  provided,  however,  that no such  compensation shall be in excess of that  permitted the Master  Servicer as provided  above, and that such  successor  shall  undertake and assume the  obligations  of the
Master Servicer to pay  compensation to any third person acting as an agent or
independent    contractor   in   the    performance   of   master    servicing
responsibilities  under the Agreement.  Notwithstanding the foregoing,  in the case of such  appointment  and  assumption,  the  Trustee  will be entitled to reimbursement  for any costs and  expenses  incurred  in  connection  with the appointment of such successor master servicer.

            Monthly Advances

      If the  scheduled  payment on a mortgage loan which was due on a related
Due Date is  delinquent  other than as a result of  application  of the Relief
Act,  the  applicable  Servicer  will  remit  to the  Master  Servicer  on the
Servicer  Remittance  Date an  amount  equal to such  delinquency,  net of the
Servicing  Fee Rate  except to the extent  the  Servicer  determines  any such advance to be nonrecoverable from Liquidation Proceeds,  Insurance Proceeds or from future  payments on the  mortgage  loan for which such  advance was made.
Subject to the  foregoing,  such  advances  will be made by the  Servicers  or related  subservicers  through final disposition or liquidation of the related
Mortgaged  Property,  or until such time as specified in the related Servicing
Agreement.  Failure by the applicable  Servicer to remit any required advance, which failure goes unremedied for the days specified in the related  Servicing
Agreement (or applicable  subservicing  agreement),  would constitute an event
of  default  under  such  Servicing  Agreement  (or  applicable   subservicing
agreement).  Such event of default shall then obligate the Master  Servicer to advance such  amounts to the  Distribution  Account to the extent  provided in the Agreement.  Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed  under "-Events of Default" above.
The  Trustee,  as  successor  master  servicer,  will be  required  to make an advance  which the Master  Servicer  is  required  to make but fails to do so.
Any advances made by the Servicer or the Master  Servicer will be reimbursable to the Servicer or Master  Servicer out of proceeds from the related  mortgage loan or out of proceeds of other  mortgage  loans  prior to  distributions  of those amounts to the Certificateholders.

            Reports to Certificateholders

      On each  distribution  date,  the  Securities  Administrator  will  make available a report  setting  forth  certain  information  with  respect to the composition of the payment being made, the  Certificate  Principal  Balance of an individual  Certificate following the payment and certain other information relating to the Certificates  and the mortgage loans (and, at its option,  any additional files  containing the same  information in an alternative  format), to be provided to each holder of Certificates  and the Rating Agencies via the
Securities  Administrator's internet website, which can be obtained by calling the  Securities  Administrator's  customer  service desk at (301) 815-6600 and shall initially be  www.ctslink.com.  Parties that are unable to use the above distribution  option  are  entitled  to have a paper  copy  mailed to them via first class mail by calling the Securities  Administrator's  customer  service desk and indicating such. The Securities  Administrator will have the right to
change  the  way  such  reports  are   distributed   in  order  to  make  such
distribution more convenient and/or more accessible to the above parties,  and the Securities  Administrator will provide timely and adequate notification to all above parties regarding any such changes.

      To the extent  such  reports  are timely  received  from the  Securities
Administrator,   the  Trustee   will  also  make   available   each  month  to
Certificateholders  via the Trustee's internet website,  which can be obtained by calling the  Trustee's  customer  service desk at (877)  722-1095 and shall initially be www.jpmorgan.com/sfr.

            Termination

      The  obligations of the Trustee,  the Master Servicer and the Securities
Administrator  created by the Agreement  will  terminate upon (i) the later of the making of the final  payment or other  liquidation,  or any  advance  with respect thereto,  of the last mortgage loan subject thereto or the disposition of all property  acquired upon  foreclosure or acceptance of a deed in lieu of
foreclosure   of  any  such   mortgage   loans   and  (ii)  the   payment   to
Certificateholders  of all  amounts  required  to be paid to them  pursuant to such Agreement.

      On any  distribution  date  on  which  the  aggregate  Stated  Principal
Balance  of the  mortgage  loans  is less  than  20% of the  aggregate  Stated
Principal  Balance as of the Cut-off  Date of the mortgage  loans,  EMC or its
designee  may  repurchase   from  the  Trust  all  mortgage  loans   remaining
outstanding  and any REO Property  remaining in the Trust at a purchase  price equal to (a) the unpaid  principal  balance of such mortgage loans (other than mortgage loans related to REO Property),  net of the principal  portion of any unreimbursed  Monthly Advances made by the purchaser,  plus accrued but unpaid interest  thereon at the applicable  mortgage rate to, but not including,  the first day of the month of repurchase,  plus (b) the appraised value of any REO
Property,  less the good faith estimate of the Master  Servicer of liquidation expenses to be incurred in connection with its disposal  thereof (but not more than the unpaid principal balance of the related mortgage loan,  together with accrued but unpaid  interest on that balance at the applicable  mortgage rate, but not  including  the  first  day of the  month  of  repurchase).  Any  such repurchase  will  result  in  the  retirement  of  all  or a  portion  of  the
Certificates.  The Trust may also be terminated and the  Certificates  retired on any distribution  date upon EMC's  determination,  based upon an opinion of counsel,  that the status of the Trust Fund as a REMIC has been lost or that a substantial  risk exists  that such  status will be lost for the then  current taxable year.

            The Trustee

      The fee of the  Trustee  will be  payable by the  Master  Servicer.  The
Trustee  may  resign  at any  time,  in  which  event  the  Depositor  will be obligated to appoint a successor  Trustee.  The  Depositor may also remove the
Trustee if the  Trustee  ceases to be  eligible  to continue as such under the
Agreement, if the Trustee becomes incapable of acting, bankrupt,  insolvent or if a receiver or public  officer  takes charge of the Trustee or its property, or if the credit rating of the Trustee falls below certain  levels.  Upon such resignation  or removal of the  Trustee,  the  Depositor  will be  entitled to appoint a  successor  Trustee.  The Trustee may also be removed at any time by the holders of Certificates  evidencing  ownership of not less than 51% of the
Trust.  In the event  that the  Certificateholders  remove  the  Trustee,  the compensation of any successor Trustee shall be paid by the  Certificateholders to the extent  that such  compensation  exceeds  the  amount  agreed to by the
Master  Servicer and the Trustee.  Any  resignation  or removal of the Trustee and  appointment  of a  successor  Trustee  will not  become  effective  until acceptance of the appointment by the successor Trustee.

            The Securities Administrator

      The fee of the  Securities  Administrator  will be payable by the Master
Servicer. The Securities  Administrator may resign at any time, in which event
the   Trustee   will  be   obligated   to  appoint  a   successor   Securities
Administrator.  The Trustee may also remove the  Securities  Administrator  if the Securities  Administrator  ceases to be eligible to continue as such under the Agreement or if the Securities  Administrator becomes incapable of acting, bankrupt,  insolvent  or if a receiver or public  officer  takes charge of the
Securities  Administrator or its property. Upon such resignation or removal of the  Securities  Administrator,  the  Trustee  will be  entitled  to appoint a successor Securities  Administrator.  The Securities Administrator may also be removed at any time by the holders of  Certificates  evidencing  ownership  of not less  than 51% of the  Trust.  In the  event  that the  Certificateholders remove  the  Securities  Administrator,  the  compensation  of  any  successor
Securities  Administrator  shall  be  paid  by the  Certificateholders  to the extent that such compensation  exceeds the amount agreed to by the Trustee and the  Securities  Administrator.  Any  resignation or removal of the Securities
Administrator  and appointment of a successor  Securities  Administrator  will not become  effective  until  acceptance of the  appointment  by the successor
Securities Administrator.

                      FEDERAL INCOME TAX CONSIDERATIONS

      Upon the  issuance of the offered  certificates,  Orrick,  Herrington  &
Sutcliffe LLP,  counsel to the Depositor,  will deliver its opinion  generally to the effect that,  assuming compliance with all provisions of the Agreement, for federal  income tax purposes,  each REMIC  election made by the Trust Fund will qualify as a REMIC under the Internal  Revenue Code of 1986, or the Code.
The Certificates (other than the Residual  Certificates) will be designated as regular  interests  in a REMIC  and are  herein  referred  to as the " Regular
Certificates"  or the "REMIC Regular  Certificates."  Each Class R Certificate
will be  designated  as the  residual  interest in the  related  REMIC and are herein  referred  to as the  "Residual  Certificates"  or the "REMIC  Residual
Certificates".  All  Certificateholders are advised to see "Federal Income Tax
Consequences"  in the prospectus for a discussion of the  anticipated  federal income tax  consequences  of the purchase,  ownership and  disposition  of the
REMIC Regular Certificates and the REMIC Residual Certificates.

      Because the Regular  Certificates  will be considered  regular interests in a REMIC,  they  generally  will be  taxable as debt  obligations  under the
Code,  and  interest  paid or accrued on the Regular  Certificates,  including original issue discount with respect to any Regular  Certificates  issued with original issue discount,  will be taxable to  Certificateholders in accordance with the accrual  method of  accounting,  regardless  of their usual method of accounting.  It is anticipated that, for federal income tax purposes,  some of the offered  certificates  may be issued with  original  issue  discount.  See
"Federal  Income  Tax  Consequences-REMIC  Regular  Securities-Original  Issue
Discount" in the prospectus.  The Internal  Revenue  Service,  or the IRS, has
issued  OID  regulations  under  Sections  1271 to 1275 of the Code  generally addressing  the  treatment  of debt  instruments  issued with  original  issue discount  (hereafter  referred to as the OID  Regulations).  All purchasers of
REMIC Regular  Certificates are urged to consult their tax advisors for advice regarding the effect,  in any, of the original issue  discount  provisions and regulations  on the  purchase  of the  Regular  Certificates.  The  prepayment assumption  that will be used in  determining  the rate of accrual of original issue  discount  with respect to the  Certificates  is 25% CPR with respect to the mortgage  loans.  The prepayment  assumption  represents a rate of payment of  unscheduled  principal  on a  pool  of  mortgage  loans,  expressed  as an annualized  percentage of the outstanding  principal  balance of such mortgage
loans  at  the   beginning   of  each  period.   See  "Yield  and   Prepayment
Considerations-Prepayment  Model" herein for a description  of the  prepayment assumption model used herein.  However,  no  representation  is made as to the rate at which prepayments actually will occur.

      In  certain  circumstances  the OID  Regulations  permit the holder of a debt  instrument  to recognize  original  issue  discount  under a method that differs  from that used by the issuer.  Accordingly,  it is possible  that the holder  of  a  Regular  Certificate  may  be  able  to  select  a  method  for recognizing  original  issue  discount  that  differs  from  that  used by the
Trustee in preparing reports to the Certificateholders and the IRS.

      Certain Classes of the offered  certificates  may be treated for federal income tax purposes as having been issued at a premium.  Whether any holder of such a class of  Certificates  will be treated as holding a  certificate  with amortizable  bond  premium  will depend on such  Certificateholder's  purchase price and the  distributions  remaining to be made on such  Certificate at the time of its acquisition by such Certificateholder.  Holders of such Classes of
Certificates  should consult their tax advisors  regarding the  possibility of making  an  election  to  amortize  such  premium.  See  "Federal  Income  Tax
Consequences-REMIC   Regular   Securities-   Original   Issue   Discount"  and
"-Premium" in the prospectus.

            Characterization of the Offered Certificates

      All holders of the  offered  certificates  will be entitled  (subject to specific  priorities and to the extent of related Basis Risk  Shortfall  Carry
Forward  Amounts) to amounts  deposited into the reserve fund from excess cash flow. In addition,  all holders of the offered  certificates  will be entitled
(subject  to  specific  priorities  and to the  extent of  related  Basis Risk
Shortfall  Carry  Forward  Amounts and Current  Interest  and  Interest  Carry
Forward  Amounts) to amounts  deposited into the reserve fund from the related
Cap  Contracts.  Accordingly,  holders  of the  offered  certificates  will be treated for  federal  income tax  purposes  as owning a regular  interest in a
REMIC and a  beneficial  ownership  interest in the right to receive  payments from the reserve  fund,  which is not included in any REMIC.  The treatment of
amounts   received   by   the   Certificateholder   with   respect   to   such
Certificateholder's  right to  receive  Basis  Risk  Shortfall  Carry  Forward
Amounts as a result of the  application  of the Net Rate Cap, will depend upon the portion of such  Certificateholder's  purchase  price  allocable  thereto.
Under the REMIC regulations,  each Certificateholder of an offered certificate must  allocate its purchase  price for its  Certificate  between its undivided interest in the related REMIC  regular  interest and its interest in the right to  receive  payments  from the  reserve  fund in  respect  of any Basis  Risk
Shortfall  Carry Forward  Amounts in accordance  with the relative fair market values of each property right.  Holders of the offered  certificates  may also have to allocate  basis to the reserve fund on account of the right to receive
Current  Interest and Interest  Carry  Forward  Amounts,  although the Trustee intends to treat such  payments as advances  (in which event it is likely that no basis should be allocated to such rights).  Such  allocations  will be used for, among other things,  purposes of computing any original  issue  discount, market  discount  or  premium,  as  well  as for  determining  gain or loss on disposition.  No  representation  is or will be made as to the  relative  fair market values thereof.  Generally,  payments made to Certificates with respect to any Basis Risk Shortfall  Carry Forward  Amounts will be included in income based  on,  and the  purchase  price  allocated  to the  reserve  fund  may be amortized in accordance with, the regulations  relating to notional  principal contracts.  In the case of non-corporate  holders of the offered  certificates the  amortization  of the purchase  price may be subject to  limitations as an itemized deduction,  and may not be useable at all, if the taxpayer is subject to the  alternative  minimum tax.  However,  regulations  have  recently  been proposed  that  modify the  taxation  of  notional  principal  contracts  that
contain  contingent   nonperiodic   payments.   As  the  application  of  such
regulations  (i.e.,  whether  they  apply,  and if so, how they apply) are, at this time,  unclear,  holders of the offered  certificates should consult with their own tax advisors with respect to the proper  treatment of their interest in the reserve fund.

      We make no representation on whether the offered  certificates (or what, if any,  portion  thereof) will constitute "real estate assets" or whether the interest (or any portion) thereon will be considered  "interest on obligations secured  by  mortgages  on  real  property",  in each  case  for  real  estate investment  trusts,  or  REITs.  In  addition,  we make no  representation  on whether the offered  certificates  (or what,  if any,  portion  thereof)  will constitute a "regular  interest in a REMIC" under section  7701(a)(19)(C)  for purposes of domestic building and loan associations.

                                   ERISA CONSIDERATIONS

      Fiduciaries  of  employee  benefit  plans  subject  to  Title  I of  the
Employee  Retirement Income Security Act of 1974, as amended, or ERISA, should consider  the ERISA  fiduciary  investment  standards  before  authorizing  an investment  by a  plan  in  the  Certificates.  In  addition,  fiduciaries  of employee  benefit plans subject to Title I of ERISA,  as well as certain plans or other  retirement  arrangements  that  are not  subject  to  ERISA  but are subject to Section 4975 of the Code (such as  individual  retirement  accounts and Keogh plans  covering only a sole  proprietor or partners),  or any entity whose  underlying  assets  include  plan assets by reason of a plan or account investing in such  entity,  including an  insurance  company  general  account
(hereafter  collectively  referred to as Plan(s)),  should  consult with their legal  counsel to determine  whether an investment  in the  Certificates  will cause the assets of the Trust,  or Trust Assets,  to be considered plan assets pursuant to the plan asset  regulations  set forth at 29 C.F.R.  §  2510.3-101
(or  the  Plan  Asset  Regulations),   thereby  subjecting  the  Plan  to  the
prohibited  transaction  rules  with  respect  to the  Trust  Assets  and  the
Trustee,  the Master  Servicer or the Servicers to the  fiduciary  investments standards of ERISA,  or cause the excise tax provisions of Section 4975 of the
Code to  apply  to the  Trust  Assets,  unless  an  exemption  granted  by the
Department of Labor applies to the purchase,  sale, transfer or holding of the
Certificates.

      The  Department  of Labor has issued  Prohibited  Transaction  Exemption
90-30 (as amended by Prohibited  Transaction  97-34,  2000-58 and 2002-41) (or
Underwriter's  Exemption) to the Underwriter  which may apply to the Class A-1
Certificates.  However,  the  Underwriter's  Exemption  contains  a number  of conditions  which  must be met for  the  exemption  to  apply,  including  the requirements  that (i) the investing Plan must be an "accredited  investor" as defined in Rule  501(a)(1)  of  Regulation  D of the  Securities  and Exchange
Commission  under the  Securities  Act and (ii) the  offered  certificates  be rated at least "BBB-" (or its equivalent) by Fitch,  S&P or Moody's  Investors
Service,  Inc., or Moody's, at the time of the Plan's purchase,  provided that no mortgage loan has an LTV in excess of 100% on the Closing Date.  See "ERISA
Considerations"  in the  prospectus.  The  Department  of  Labor  amended  the
Underwriter's  Exemption,  as well  as the  essentially  identical  exemptions issued to certain other financial  institutions,  in PTE 2002-41 (67 Fed. Reg.
54487,  September  22,  2002) to allow the trustee to be  affiliated  with the underwriter in spite of the restriction in PTE 2000-58 to the contrary.

      The  Underwriter's  Exemption  is expected  to apply to the  Subordinate
Certificates if the conditions described above are satisfied.  Therefore, each beneficial  owner of a Subordinate  Certificate or any interest  therein shall be deemed to have  represented,  by virtue of its  acquisition  or  holding of that  Certificate or interest  therein,  that either (i) that  Certificate was rated at least "BBB-" at the time of purchase,  (ii) such beneficial  owner is not a benefit

plan  investor,  or (iii) (1) it is an  insurance  company,  (2) the source of funds  used to  acquire  or hold the  certificate  or  interest  therein is an
"insurance  company  general  account," as such term is defined in PTCE 95-60, and  (3)  the  conditions  in  Sections  I and III of  PTCE  95-60  have  been satisfied.

      If any  Subordinate  Certificate or any interest  therein is acquired or held in violation of the conditions described in the preceding paragraph,  the next preceding  permitted  beneficial  owner will be treated as the beneficial owner of that Subordinate Certificate,  retroactive to the date of transfer to
the  purported   beneficial  owner.  Any  purported   beneficial  owner  whose
acquisition or holding of that  Certificate  or interest  therein was effected in violation of the  conditions  described in the  preceding  paragraph  shall indemnify  and hold  harmless  the seller,  the  trustee,  the  servicer,  any subservicer,  and the trust from and against any and all liabilities,  claims, costs or expenses  incurred by those  parties as a result of that  acquisition or holding.

      Before purchasing an Offered  Certificate,  a fiduciary of a Plan should itself confirm that the Certificate  constitutes  "securities" for purposes of the  Underwriter's  Exemption and that the specific and general  conditions of the  Underwriter's  Exemption  and the  other  requirements  set  forth in the
Underwriter's  Exemption would be satisfied.  Any Plan fiduciary that proposes to cause a Plan to  purchase a  Certificate  should  consult  with its counsel with  respect  to  the  potential  applicability  to  such  investment  of the fiduciary  responsibility and prohibited  transaction  provisions of ERISA and the Code to the proposed  investment.  For further  information  regarding the
ERISA   considerations   of   investing  in  the   Certificates,   see  "ERISA
Considerations" in the prospectus.

      A  governmental  plan,  as  defined in  Section  3(32) of ERISA,  is not subject to ERISA or Section 4975 of the Code. However,  such governmental plan may be  subject  to  Federal,  state and local  law,  which is, to a  material extent,  similar to the  provisions  of ERISA or Section 4975 of the Code,  or
Similar  Law.  A  fiduciary  of  a  governmental  plan  should  make  its  own determination  as  to  the  propriety  of  such  investment  under  applicable
fiduciary  or  other   investment   standards,   and  the  need  for  and  the
availability of any exemptive relief under any Similar Law.

      The  sale  of  any   Certificates   to  a  Plan  is  in  no   respect  a
representation  by the Underwriter  that such an investment meets all relevant legal  requirements  with  respect to  investments  by Plans  generally or any particular  Plan or that such an investment is appropriate for Plans generally or any particular Plan.

                                     LEGAL INVESTMENT

      The  Class  A-1  certificates  and  the  Class  M-1  certificates   will
constitute  "mortgage  related  securities"  for  purposes  of  the  Secondary
Mortgage  Market  Enhancement Act of 1984 (or SMMEA) so long as they are rated in one  of the  two  highest  rating  categories  by a  nationally  recognized statistical  rating  organization  and, as such, will be legal investments for certain  entities  to the  extent  provided  in SMMEA,  subject  to state laws overriding  SMMEA.  Certain  states have enacted  legislation  overriding  the legal  investment  provisions of SMMEA. It is not  anticipated  that the Class
M-2  certificates  or  Class B  certificates  will be  rated in one of the two highest rating categories and therefore will not constitute  "mortgage related securities"  for  purposes  of  SMMEA,  or  the  Non-SMMEA  Certificates.  The appropriate  characterization  of the  Non-SMMEA  Certificates  under  various legal investment  restrictions,  and thus the ability of investors  subject to these  restrictions  to  purchase  Non-SMMEA  Certificates,  may be subject to significant interpretative uncertainties.

      The  Office  of  Thrift  Supervision,  or the  OTS,  has  issued  Thrift
Bulletins 73a,  entitled  "Investing in Complex  Securities," or TB 73a, which is  effective  as of December  18,  2001 and  applies to savings  associations regulated by the OTS, and 13a,  entitled  "Management  of Interest  Rate Risk,
Investment  Securities,  and  Derivatives  Activities,"  or TB 13a,  which  is effective  as  of  December  1,  1998,  and  applies  to  thrift  institutions regulated by the OTS.

      One  of  the  primary   purposes  of  TB  73a  is  to  require   savings
associations,  prior to taking any investment position,  to determine that the investment  position  meets  applicable  regulatory  and  policy  requirements
(including  those set forth TB 13a (see  below)) and internal  guidelines,  is suitable  for the  institution,  and is safe and  sound.  The OTS  recommends, with  respect  to  purchases  of  specific  securities,  additional  analysis, including,  among  others,  analysis  of  repayment  terms,  legal  structure, expected  performance  of the  issuer  and any  underlying  assets  as well as analysis of the effects of payment priority,  with respect to a security which is divided into  separate  tranches  with  unequal  payments,  and  collateral investment  parameters,  with  respect  to a  security  that is  prefunded  or involves  a  revolving  period.  TB 73a  reiterates  the OTS's  due  diligence requirements  for  investing  in all  securities  and warns  that if a savings association  makes an investment that does not meet the applicable  regulatory requirements,  the savings association's  investment practices will be subject to criticism, and the OTS may require divestiture of such securities.  The OTS also  recommends,  with respect to an investment in any "complex  securities,"
that savings  associations  should take into account quality and  suitability, interest rate risk, and  classification  factors.  For the purposes of each of
TB 73a  and TB  13a,  "complex  security"  includes  among  other  things  any collateralized  mortgage obligation or real estate mortgage investment conduit security,  other than any "plain vanilla" mortgage pass-through security (that is,  securities  that are part of a single class of  securities in the related
pool  that  are   non-callable   and  do  not  have  any  special   features).
Accordingly,  all Classes of the offered  certificates  would likely be viewed as "complex  securities." With respect to quality and suitability  factors, TB
73a warns (i) that a savings  association's  sole reliance on outside  ratings for  material  purchases  of  complex  securities  is an  unsafe  and  unsound practice,  (ii)  that a  savings  association  should  only  use  ratings  and analyses from nationally  recognized  rating agencies in conjunction with, and in validation  of, its own  underwriting  processes,  and (iii) that it should not use ratings as a substitute  for its own thorough  underwriting  analyses.
With respect the interest  rate risk factor,  TB 73a  recommends  that savings associations should follow the guidance set forth in TB 13a.

      One  of  the  primary   purposes   of  TB  13a  is  to  require   thrift
institutions,  prior to  taking  any  investment  position,  to (i)  conduct a pre-purchase portfolio sensitivity analysis for any "significant  transaction"
involving   securities   or   financial   derivatives,   and  (ii)  conduct  a
pre-purchase   price  sensitivity   analysis  of  any  "complex  security"  or
financial  derivative.  The OTS  recommends  that  while a thrift  institution should conduct its own in-house  pre-acquisition  analysis,  it may rely on an analysis  conducted  by an  independent  third-party  as  long  as  management understands the analysis and its key assumptions.  Further,  TB 13a recommends that the use of "complex  securities  with high price  sensitivity" be limited to  transactions  and strategies that lower a thrift  institution's  portfolio interest  rate risk.  TB 13a warns that  investment  in complex  securities by thrift  institutions  that do not have adequate risk  measurement,  monitoring and control  systems may be viewed by OTS  examiners  as an unsafe and unsound practice.

      All  investors  whose   investment   activities  are  subject  to  legal
investment   laws  and   regulations  or  to  review  by  certain   regulatory
authorities may be subject to restrictions on investment in the  Certificates.
Any such  institution  should  consult its own legal  advisors in  determining whether and to what extent there may be  restrictions on its ability to invest in the Certificates. See "Legal Investment" in the prospectus.

                                  METHOD OF DISTRIBUTION

      Subject  to the  terms  and  conditions  set  forth in the  Underwriting
Agreement,  the offered  certificates,  are being purchased from the Depositor by the  Underwriter  upon  issuance.  The  Underwriter  is an affiliate of the
Depositor  and  EMC.  The  offered   certificates   will  be  offered  by  the
Underwriter  (only as and if  issued  and  delivered  to and  accepted  by the
Underwriter)  from time to time in  negotiated  transactions  or  otherwise at varying  prices  to be  determined  at  the  time  of  sale.  Proceeds  to the
Depositor are expected to be approximately  100.00% of the aggregate principal balance  of the  offered  certificates,  as of the  Cut-off  Date,  but before deducting  expenses  payable by the Depositor in  connection  with the offered certificates which are estimated to be approximately  $505,000.  In connection with the purchase and sale of the offered  certificates,  the  Underwriter may be deemed to have received  compensation  from the Depositor in the form of an underwriting discount.

      The Depositor  will  indemnify  the  Underwriter  against  certain civil liabilities,  including  liabilities  under  the  Securities  Act of 1933,  as amended,  or will  contribute to payments the  Underwriter  may be required to make in respect thereof.

      The   Underwriter   may  effect  these   transactions   by  selling  the
underwritten  certificates  to or  through  dealers,  and  those  dealers  may receive  compensation  in the form of underwriting  discounts,  concessions or commissions  from the  underwriter  for whom they act as agent.  In connection with the sale of the underwritten certificates,  the Underwriter may be deemed to have received  compensation  from the Depositor in the form of underwriting compensation.  The  Underwriter  and any  dealers  that  participate  with the underwriters in the distribution of the related underwritten  certificates may be deemed to be underwriters  and any profit on the resale of the underwritten certificates  positioned  by them may be deemed to be  underwriting  discounts and commissions under the Securities Act.

      There is  currently  no  secondary  market for the  Certificates  and no assurances are made that such a market will develop.  The Underwriter  intends to establish a market in the offered certificates,  but is not obligated to do
so. Any such market, even if established, may or may not continue.

                                      LEGAL MATTERS

      Certain legal matters relating to the  Certificates  will be passed upon for the Depositor and the  Underwriter by Orrick,  Herrington & Sutcliffe LLP,
New York, New York.

                                         RATINGS

      It is a condition to the issuance of each class of offered  certificates that it receives at least the ratings set forth below from Moody's and S&P.

                                     Ratings
Class                      Moody's               S&P
Class A-1                    Aaa                 AAA
Class M-1                    Aa2                  AA
Class M-2                     A2                  A
Class B                      Baa2                BBB

------------------------------------------------------------------------------
      The  ratings  assigned  by  Moody's  and  S&P to  mortgage  pass-through certificates  address the  likelihood of the receipt of all  distributions  on the  mortgage  loans by the related  certificateholders  under the  agreements pursuant to which such  certificates  were issued.  Moody's and S&P's  ratings take into  consideration  the credit  quality of the  related  mortgage  pool, structural  and  legal  aspects  associated  with such  certificates,  and the extent to which the payment  stream in the  mortgage  pool is adequate to make payments required under such  certificates.  Moody's and S&P's ratings on such certificates do not, however,  constitute a statement  regarding  frequency of prepayments on the mortgages.

      The ratings of the Rating Agencies do not address the possibility  that, as a result of principal  prepayments or recoveries  Certificateholders  might suffer a lower than anticipated yield.

      The  ratings of the Rating  Agencies  do not  address the payment of the
Basis Risk Shortfall Carry Forward Amount.

      The ratings  assigned to the offered  certificates  should be  evaluated independently  from similar ratings on other types of securities.  A rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any time by the Rating Agencies.

      The Depositor has not requested a rating of the offered  certificates by any rating  agency other than the Rating  Agencies.  However,  there can be no assurance  as to  whether  any  other  rating  agency  will  rate the  offered certificates  or, in such event,  what rating would be assigned to the offered certificates by such other rating agency.  The ratings  assigned by such other rating  agency  to the  offered  certificates  may be lower  than the  ratings assigned by the Rating Agencies.

                                   GLOSSARY

      Below are abbreviated  definitions of significant capitalized terms used in this  prospectus  supplement.  Capitalized  terms  used in this  prospectus supplement  but not  defined  in this  prospectus  supplement  shall  have the meanings  assigned to them in the accompanying  prospectus.  The Agreement and
Mortgage  Loan Purchase  Agreement may each contain more complete  definitions of the terms used in this prospectus  supplement and reference  should be made to those agreements for a more complete understanding of these terms.

Agreement - The Pooling and  Servicing  Agreement,  dated as of March 1, 2004, among the  Depositor,  EMC  Mortgage  Corporation,  the Master  Servicer,  the
Securities Administrator and the Trustee.

Applied  Realized  Loss  Amount  -  With  respect  to  any  class  of  offered certificates and as to any  distribution  date, the sum of the Realized Losses with  respect  to the  related  mortgage  loans,  which  have been  applied in reduction of the  Certificate  Principal  Balance of such Class,  in an amount equal  to the  amount,  if  any,  by  which,  (i)  the  aggregate  Certificate
Principal  Balance  of all of the  Certificates  (after all  distributions  of principal  on such  distribution  date)  exceeds  (ii)  the  aggregate  Stated
Principal  Balance of the mortgage loans as of the last day of the related Due
Period.

Assumed  Final  Distribution  Date - For  distributions  on the  Certificates,
April 2034.

Basis Risk Shortfall  Carry Forward Amount - As of any  distribution  date for the  offered  certificates,  the sum of the  Basis  Risk  Shortfall  for  such distribution  date and the Basis Risk Shortfall for all previous  distribution dates not previously  paid,  together with interest thereon at a rate equal to the applicable pass-through rate for such distribution date.

Basis Risk Shortfall - If on the distribution  date the pass-through  rate for a class of offered  certificates  is based upon the Net Rate Cap,  the excess, if any of:

               1. The amount of Current  Interest  that such class  would have been  entitled  to  receive on such  distribution  date had the applicable  pass-though  rate  been  calculated  at a per annum rate  equal  to the  lesser  of (i)  One-Month  LIBOR  plus the related Margin and (ii) 11.50% over

               2. The amount of  Current  Interest  on such  class  calculated using a pass-though  rate equal to the  applicable Net Rate Cap for such distribution date.

Book-Entry   Certificates   -  All   Certificates   other  than  the  physical
certificates.

Business Day - Generally  any day other than a Saturday,  a Sunday or a day on which the New York Stock  Exchange  or  Federal  Reserve is closed or on which banking  institutions  in New York  City or in the  jurisdiction  in which the
Trustee, the Securities Administrator,  the Master Servicer or any Servicer is
located are obligated by law or executive order to be closed.

Cap Contracts - The interest rate cap  contracts  that the Trustee,  on behalf of the Trust,  entered  into with respect to the Class A-1,  Class M-1,  Class
M-2 and Class B  certificates  with the  Counterparty  for the  benefit of the holders of the Class A-1, Class M-1, Class M-2 and Class B certificates.

Cede - Cede & Co.

Certificate  Owner - Any person who is the  beneficial  owner of a  Book-entry
Certificate.

Certificate  Principal  Balance  -  With  respect  to  any  class  of  offered certificates and any  distribution  date, the original  certificate  principal balance of such class  plus,  in the case of a  Subordinate  Certificate,  any
Subsequent  Recoveries  added to the  Certificate  Principal  Balance  of such
Certificate,  as described under  "Description of the  Certificates-Allocation of Realized  Losses" in this  prospectus  supplement,  less the sum of (i) all amounts  in  respect  of  principal  distributed  to such  class  on  previous distribution  dates and (ii) any Applied  Realized  Loss Amounts  allocated to such class on previous distribution dates.

Certificates  - Bear Stearns ALT-A Trust Mortgage  Pass-Through  Certificates,
Series 2004-3.

Class  A  Principal  Distribution  Amount  - With  respect  to any  applicable distribution date, an amount equal to the excess, if any, of:

      1.    the  aggregate  Certificate  Principal  Balance  of the  Class A-1
      certificates immediately prior to such distribution date over

      2.    the excess of

                  (a)   the  aggregate   Stated   Principal   Balance  of  the
                        mortgage  loans as of the last day of the  related Due
                        Period, over

                  (b)   the  aggregate   Stated   Principal   Balance  of  the
                        mortgage  loans as of the last day of the  related Due
                        Period,  multiplied  by the  sum of (x)  approximately
                        12.00%     and    (y)    the     Current     Specified
                        Overcollateralization      Percentage     for     such
                        distribution date.

Class  B  Principal  Distribution  Amount  - With  respect  to any  applicable distribution date, an amount equal to the excess, if any of:

      1.    the  Certificate  Principal  Balance  of the Class B  certificates immediately prior to such distribution date over

      2.    the excess of

                  (a)   the  aggregate   Stated   Principal   Balance  of  the
                        mortgage  loans as of the last day of the  related Due
                        Period, over

                  (b)   the sum of

(1)   the Certificate  Principal Balance of the Class A-1 certificates  (after taking  into  account the payment of the Class A
                              Principal    Distribution    Amount    on   such
                              distribution date),

(2)   the Certificate  Principal Balance of the Class M-1 certificates  (after taking  into  account  the  payment of the Class
                              M-1  Principal   Distribution   Amount  on  such
                              distribution date),

(3)   the Certificate  Principal Balance of the Class M-2 certificates  (after taking  into  account  the  payment of the Class
                              M-2  Principal   Distribution   Amount  on  such
                              distribution date), and

                        (4)   the aggregate  Stated  Principal  Balance of the
                              mortgage  loans  as  of  the  last  day  of  the
                              related  Due Period,  multiplied  by the Current
                              Specified  Overcollateralization  Percentage for
                              such distribution date.

Class M-1  Principal  Distribution  Amount - With  respect  to any  applicable distribution date, an amount equal to the excess, if any of:

      1.    the Certificate  Principal  Balance of the Class M-1  certificates immediately prior to such distribution date over

      2.    the excess of

            (a)   the  aggregate  Stated  Principal  Balance  of the  mortgage loans as of the last day of the related Due Period, over

            (b)   the sum of

                        (1)   the Certificate  Principal  Balance of the Class
                              A-1 certificates  (after taking into account the
                              payment  of the Class A  Principal  Distribution
                              Amount on such distribution date), and

                        (2)   the aggregate  Stated  Principal  Balance of the
                              mortgage  loans  as  of  the  last  day  of  the
                              related  Due  Period,  multiplied  by the sum of
                              (x)  approximately  9.00%  and (y)  the  Current
                              Specified  Overcollateralization  Percentage for
                              such distribution date.

Class M-2  Principal  Distribution  Amount - With  respect  to any  applicable distribution date, an amount equal to the excess, if any of:

      1.    the Certificate  Principal  Balance of the Class M-2  certificates immediately prior to such distribution date over

      2.    the excess of

            (a)   the  aggregate  Stated  Principal  Balance  of the  mortgage loans as of the last day of the related Due Period, over

            (b)   the sum of

                  (1)   the  Certificate  Principal  Balance  of the Class A-1
                        certificates  (after  taking into  account the payment
                        of the Class A Principal  Distribution  Amount on such
                        distribution date),

                  (2)   the  Certificate  Principal  Balance  of the Class M-1
                        certificates  (after  taking into  account the payment
                        of the  Class  M-1  Principal  Distribution  Amount on
                        such distribution date), and

                  (3)   the  aggregate   Stated   Principal   Balance  of  the
                        mortgage  loans as of the last day of the  related Due
                        Period,  multiplied  by the  sum of (x)  approximately
                        4.00%     and     (y)    the     Current     Specified
                        Overcollateralization      Percentage     for     such
                        distribution date.

Counterparty - Bear Stearns Financial Products Inc.

Current  Interest - With  respect to each  class of offered  certificates  and each  distribution  date, the interest accrued at the applicable  pass-through rate for the applicable  Interest Accrual Period on the Certificate  Principal
Balance of such class plus any amount  previously  distributed with respect to interest  for such  class that is  recovered  as a  voidable  preference  by a trustee in  bankruptcy  reduced by any  Prepayment  Interest  Shortfall to the
extent  not  covered  by  Compensating   Interest  Payments,   any  shortfalls
resulting  from the  application of the Relief Act, in each case to the extent allocated to such class of  Certificates  as  described  under clause First in
"Distributions on the Certificates" in this prospectus supplement.

Current Specified Overcollateralization  Percentage - For any class of offered
certificates  and  any  distribution  date,  a  percentage   equivalent  of  a
fraction,  the numerator of which is the  Overcollateralization  Target Amount and the denominator of which is the aggregate Stated Principal  Balance of the mortgage loans as of the last day of the related Due Period.

Due Date - With  respect  to each  mortgage  loan,  the date in each  month on which its Monthly  Payment is due if such due date is the first day of a month and  otherwise  is deemed to be the first day of the  following  month or such other date specified in the applicable Servicing Agreement.

Due Period - With respect to any distribution  date, the period  commencing on the  second  day of the  month  preceding  the  calendar  month in which  such distribution  date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

Excess Cashflow - With respect to any distribution  date, the Remaining Excess
Spread for such distribution date.

Excess Spread - With respect to any distribution  date, the excess, if any, of the  Interest  Funds for such  distribution  date over the sum of the  Current
Interest on the offered  certificates  and Interest  Carry Forward  Amounts on the senior certificates on such distribution date.

Extra Principal  Distribution  Amount - With respect to any distribution date, the lesser of (a) the  excess,  if any,  of the  Overcollateralization  Target
Amount for such  distribution date over the  Overcollateralization  Amount for such distribution date and (b) the Excess Spread for such distribution date.

Insurance  Proceeds - All proceeds of any  insurance  policies,  to the extent such proceeds are not applied to the  restoration  of the property or released to the mortgagor in accordance with the related  servicer's  normal  servicing procedures,  other than proceeds that represent  reimbursement  of the related servicer's  costs and expenses  incurred in connection with presenting  claims under the related insurance policies.

Interest  Accrual  Period  - The  interest  accrual  period  for  the  offered certificates will be the period from and including the preceding  distribution date (or from the closing  date, in the case of the first  distribution  date)
to and including the day prior to the current distribution date.

Interest  Carry  Forward  Amount  - With  respect  to each  class  of  offered certificates and the first  distribution date, zero, and for each distribution date thereafter, the sum of

      1.    the excess of

            (a)   Current  Interest  for  such  class  with  respect  to prior distribution dates, over

            (b)   the amount  actually  distributed to such class with respect to interest on or after such prior distribution dates, and

      2.    interest on such  excess (to the extent  permitted  by  applicable law)  at  the  applicable  pass-  through  rate  for  the  related
            Interest  Accrual  Period  including the Interest  Accrual  Period relating to such distribution date.

Interest  Funds - With  respect to any  distribution  date,  the sum,  without duplication, of

      1.    all  scheduled  interest  collected  in  respect  of  the  related mortgage  loans  during the related  Due Period,  less the related
            Servicing  Fee,  if any,  and any related  amounts  required to be
            reimbursed  to  EMC,  any  Servicer,   the  Master  Servicer,  the
            Trustee,  the  Custodian  and  the  Securities   Administrator  as
            provided in the Agreement,

      2.    all advances  relating to interest on the related  mortgage  loans made by the related servicer or the Master Servicer,

      3.    all  Compensating  Interest  Payments  with respect to the related mortgage loans,

      4.    Insurance  Proceeds and Liquidation  Proceeds  received during the
            related   Prepayment   Period  (or  in  the  case  of   Subsequent
            Recoveries,  during the  related Due  Period),  to the extent such
            Liquidation Proceeds relate to interest,  less all non-recoverable advances relating to interest and certain expenses,

      5.    the interest  portion of proceeds  from  mortgage  loans that were repurchased during the related Due Period, and

      6.    the interest  portion of the  purchase  price of the assets of the
            Trust  upon  exercise  by  EMC  or its  designee  of its  optional termination right;

            minus

      7.    any amounts  required to be  reimbursed to EMC, the  Depositor,  a
            Servicer, the Master Servicer,  the Custodian,  the Trustee or the
            Securities Administrator, as provided in the Agreement.

Liquidation  Proceeds  - All net  proceeds,  other  than  Insurance  Proceeds, received in connection  with the partial or complete  liquidation  of mortgage loans,  whether through trustee's sale,  foreclosure sale or otherwise,  or in connection with any  condemnation or partial release of a mortgaged  property, together  with  the  net  proceeds  received  with  respect  to any  mortgaged properties  acquired by the related servicer by foreclosure or deed in lieu of foreclosure  in  connection  with  defaulted  mortgage  loans,  other than the amount of such net proceeds  representing  any profit  realized by the related
Servicer  in  connection  with the  disposition  of any such  properties,  and
Subsequent Recoveries.

Margin - With  respect  to any  distribution  date on or  prior  to the  first possible  optional  termination  date and (i) with  respect  to the  Class A-1
certificates,   0.32%  per  annum,   (ii)  with   respect  to  the  Class  M-1
certificates,   0.57%  per  annum,   (iii)  with  respect  to  the  Class  M-2
certificates,   1.15%  per  annum  and  (iv)  with  respect  to  the  Class  B certificates,  1.95% per  annum;  and with  respect to any  distribution  date after the first  possible  optional  termination  date and (i) with respect to the Class A-1  certificates,  0.64% per annum,  (ii) with respect to the Class
M-1  certificates,  0.855%  per  annum,  (iii)  with  respect to the Class M-2 certificates,  1.725%  per  annum  and  (iv)  with  respect  to  the  Class  B certificates, 2.925% per annum.

Master Servicer  Compensation - Compensation to which the Master Servicer will be entitled for its activities  under the  Agreement,  which shall be equal to investment income on funds in the Master Servicer  Collection  Account and the
Distribution Account.

Master Servicer - Wells Fargo Bank, National Association.

Mortgage  Loan  Purchase  Agreement - The Mortgage  Loan  Purchase  Agreement,
dated  as  of  March  31,  2004,   between  the  Depositor  and  EMC  Mortgage
Corporation.

Net Rate Cap - With respect to any distribution  date, the weighted average of the Net Rates on the  mortgage  loans,  weighted  on the  basis of the  Stated
Principal  Balances thereof as of the beginning of the related Due Period,  as adjusted  to an  effective  rate  reflecting  the  accrual of  interest  on an actual/360 basis.

Net Rate - The mortgage rate less the Servicing Fee Rate.

Other Certificates - The Class R, Class XP and Class B-IO certificates.

Overcollateralization  Amount - With  respect to any  distribution  date,  the excess,  if any, of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related  Due Period  over (b) the  Certificate
Principal Balances of the offered  certificates (after taking into account the payment of principal  other than any Extra  Principal  Distribution  Amount on such Certificates).

Overcollateralization Target Amount - Approximately $3,350,151.

Prepayment  Period - With  respect to a  distribution  date,  the  immediately preceding  calendar  month in the case of the mortgage  loans for which EMC is the  Servicer  and  such  period  as is  provided  in  the  related  Servicing
Agreement with respect to the remaining mortgage loans.

Principal  Distribution Amount - With respect to each distribution date, equal to

      1.    the sum of the Principal Funds for such distribution date, plus

      2.    any Extra  Principal  Distribution  Amount  for such  distribution date.

Principal  Funds - with respect to each  distribution  date, the sum,  without duplication, of

      1.    the  scheduled  principal  collected on the mortgage  loans during the  related  Due  Period or  advanced  on or before  the  related servicer advance date,

      2.    prepayments  in respect of the  mortgage  loans,  exclusive of any prepayment charges, collected in the related Prepayment Period,

      3.    the  Stated  Principal  Balance  of each  mortgage  loan  that was repurchased  by the Depositor or the related  Servicer  during the related Due Period,

      4.    the  amount,  if any,  by which  the  aggregate  unpaid  principal balance  of any  replacement  mortgage  loans  is  less  than  the aggregate unpaid  principal  balance of any deleted mortgage loans
            delivered   by  the  related   Servicer  in   connection   with  a
            substitution of a mortgage loan during the Due Period,

      5.    Insurance  Proceeds and all Liquidation  Proceeds collected during the  related  Prepayment  Period  (or in the  case  of  Subsequent
            Recoveries,  during the related Due Period) on the mortgage loans, to the extent such Liquidation Proceeds relate to principal,  less
            all  related   non-recoverable   advances  relating  to  principal
            reimbursed during the related Due Period,

      6.    the principal  portion of the purchase  price of the assets of the
            Trust upon the  exercise by EMC or its  designee  of its  optional termination right; minus

      7.    any amounts  required to be  reimbursed to EMC, the  Depositor,  a
            Servicer, the Master Servicer,  the Custodian,  the Trustee or the
            Securities Administrator, as provided in the Agreement.

Record Date - The Business Day preceding the applicable  distribution  date so long as the offered  certificates remain in book-entry form; and otherwise the record date shall be the last  Business Day of the month  preceding  the month in which such distribution date occurs.

Realized  Loss - The excess of the  Stated  Principal  Balance of a  defaulted mortgage loan over the net Liquidation  Proceeds with respect thereto that are allocated to principal.

Regular  Certificates  - All Classes of  Certificates  other than the Residual
Certificates.

Remaining  Excess Spread - With respect to any  distribution  date, the Excess
Spread  less any Extra  Principal  Distribution  Amount for such  distribution date.

Repurchase  Price  -  With  respect  to  any  mortgage  loan  required  to  be repurchased,  an  amount  equal to the sum of (i) (a) 100% of the  Outstanding
Principal  Balance of such mortgage  loan plus accrued but unpaid  interest on the  Outstanding  Principal  Balance at the related  mortgage rate through and including the last day of the month of  repurchase  reduced by (b) any portion of the  Servicing  Fee or advances  payable to the  purchaser  of the mortgage loan and (ii) any costs and damages  incurred by the trust in connection  with any violation of such mortgage loan of any predatory lending laws.

Residual  Certificates  - The Class R  certificates.  There will be a separate
Class R certificate  with a specific  designation for each REMIC election that is made.

Rolling  Three-Month  Delinquency  Average - With  respect  to a  distribution date,  the  average  over the three Due  Periods  immediately  preceding  such distribution  date of a  fraction,  the  numerator  of which is the  aggregate
Stated  Principal  Balance  of the  mortgage  loans  that are 60 or more  days delinquent  calculated for each such Due Period as of the close of business on the last day of the Due Period  (including  for this purpose any such mortgage loans in bankruptcy or  foreclosure  and mortgage  loans with respect to which the  related  Mortgaged  Property  has been  acquired  by the  Trust)  and the denominator  of which is the aggregate  Stated  Principal  Balance of mortgage loans as of the close of business on the last day of the Due Period.

Rules - The rules,  regulations and procedures  creating and affecting DTC and its operations.

Servicing Fee - With respect to each mortgage  loan, a fee that accrues at the
Servicing Fee Rate, on the same  principal  balance on which  interest on such mortgage loan accrues for the related calendar month.

Servicing  Fee Rate - For each  mortgage  loan (i) a per annum  rate of 0.375%
with  respect  to EMC and (ii) a per annum  rate of any of  0.250%,  0.375% or
0.400%,  as set forth on the  mortgage  loan  schedule,  with respect to other
Servicers.

Stated  Principal  Balance  - For  any  mortgage  loan,  with  respect  to any distribution  date: the principal balance thereof as of the Cut-off Date minus the sum of:

      1.    the principal  portion of the scheduled  monthly payments due from mortgagors  with respect to such mortgage loan due during each Due
            Period ending prior to such  distribution  date (and  irrespective of any delinquency in their payment);

      2.    all  prepayments  of principal  with respect to such mortgage loan received  prior to or during the related  Prepayment  Period,  and all  liquidation  proceeds  to the extent  applied by the  related
            Servicer  as  recoveries  of  principal  in  accordance  with  the
            Agreement or the related  Servicing  Agreement  that were received by the  related  Servicer  as of the close of business on the last day of the Prepayment  Period related to such  distribution  date;
            and

      3.    any Realized Loss thereon  incurred prior to or during the related
Prepayment Period;

      The Stated Principal Balance of any liquidated mortgage loan is zero.

Stepdown Date - the earlier to occur of

      1.    the   distribution   date  on  which  the  aggregate   Certificate
            Principal  Balance of the Class A-1  certificates has been reduced to zero and

      2.    the later to occur of

            (a)   the distribution date occurring in April 2007 and

            (b)   the  first  distribution  date  for  which  the  sum  of the aggregate  Certificate  Principal Balance of the Subordinate
                  Certificates  and the  Overcollateralization  Amount divided by the sum of the Stated Principal  Balances of the mortgage loans as of the  last  day of the  related  Due  Period,  is greater than or equal to approximately 13.00%.

Subordinate Certificates - The Class M-1, Class M-2 and Class B certificates.

Subsequent  Recoveries - As of any distribution  date, amounts received during the related Due Period by the Master  Servicer or surplus  amounts held by the
Master Servicer to cover estimated  expenses  (including,  but not limited to, recoveries  in  respect  of the  representations  and  warranties  made by the
Seller)  specifically  related to a liquidated mortgage loan or disposition of an REO  property  prior to the related  Prepayment  Period that  resulted in a
Realized Loss, after liquidation or disposition of such mortgage loan.

Trigger Event - With respect to a  distribution  date on or after the Stepdown
Date, an event that exists if either (i) the Rolling  Three-Month  Delinquency
Average  exceeds 50% of a fraction,  the  numerator of which is the sum of the
Certificate  Principal  Balances  of  the  Subordinate  Certificates  and  the
Overcollateralization  Amount,  in each case after  taking  into  account  the distribution of the Principal  Distribution  Amount on such  distribution date and the denominator of which is the aggregate Stated Principal  Balance of the mortgage  loans as of the  last  day of the  related  Due  Period  or (ii) the percentage of the  cumulative  losses on the mortgage loans as of such date of determination  is greater than the applicable  percentage  listed below of the aggregate principal balances of the mortgage loans as of the closing date:

                              Months   Percentage
                             37 - 48     1.00%
                             49 - 60     1.50%
                             61 - 72     1.75%
                               73+       2.00%

Unpaid   Realized  Loss  Amount  -  With  respect  to  any  class  of  offered certificates and as to any distribution date, the excess of

      1.    Applied Realized Loss Amounts with respect to such class over

      2.    the sum of all  distributions in reduction of the Applied Realized
            Loss Amounts on all previous distribution dates.

      Any amounts  distributed to a class of offered  certificates  in respect of any  Unpaid  Realized  Loss  Amount  will  not be  applied  to  reduce  the
Certificate Principal Balance of such Class.

                                                                       ANNEX I

Distribution Class A-1   Class A-1  Class M-1  Class M-1
    Date      Notional   Strike     Notional     Strike
               Balance    Rate (%)   Balance      Rate
                 ($)                   ($)         (%)
 April 2004  613,682,499.05 5.2     10,050,400.00 4.95
  May 2004   595,714,700.42 5.2     10,050,400.00 4.95
 June 2004   579,193,822.65 5.2     10,050,400.00 4.95
 July 2004   564,182,640.27 5.2     10,050,400.00 4.95
August 2004  549,531,968.16 5.2     10,050,400.00 4.95
 September
    2004     535,233,173.03 5.2     10,050,400.00 4.95
October 2004 521,277,827.88 5.2     10,050,400.00 4.95
  November
    2004     507,657,707.09 5.2     10,050,400.00 4.95
  December
    2004     494,364,781.56 5.2     10,050,400.00 4.95
January 2005 481,391,214.08 5.2     10,050,400.00 4.95
  February
    2005     468,729,354.75 5.2     10,050,400.00 4.95
 March 2005  456,371,736.47 5.2     10,050,400.00 4.95
 April 2005  444,311,070.62 5.2     10,050,400.00 4.95
  May 2005   432,540,242.77 5.2     10,050,400.00 4.95
 June 2005   421,052,308.55 5.2     10,050,400.00 4.95
 July 2005   409,840,489.59 5.2     10,050,400.00 4.95
August 2005  398,898,169.54 5.2     10,050,400.00 4.95
 September
    2005     388,218,890.22 5.2     10,050,400.00 4.95
October 2005 377,796,347.85 5.2     10,050,400.00 4.95
  November
    2005     367,624,118.80 5.2     10,050,400.00 4.95
  December
    2005     357,683,876.23 5.2     10,050,400.00 4.95
January 2006 347,982,322.51 5.2     10,050,400.00 4.95
  February
    2006     338,514,385.11 5.2     10,050,400.00 4.95
 March 2006  329,274,456.55 5.2     10,050,400.00 4.95
 April 2006  320,257,063.58 5.2     10,050,400.00 4.95
  May 2006   311,456,864.04 5.2     10,050,400.00 4.95
 June 2006   302,868,643.64 5.2     10,050,400.00 4.95
 July 2006   294,487,312.98 5.2     10,050,400.00 4.95
August 2006  286,307,904.51 5.2     10,050,400.00 4.95
 September
    2006     278,325,569.66 5.2     10,050,400.00 4.95
October 2006 270,535,575.99 5.2     10,050,400.00 4.95
  November
    2006     262,933,304.37 5.2     10,050,400.00 4.95
  December
    2006     255,511,750.11 5.2     10,050,400.00 4.95
January 2007 248,268,406.20 5.2     10,050,400.00 4.95
  February
    2007     241,196,440.31 5.2     10,050,400.00 4.95
 March 2007  234,232,134.05 5.2     10,050,400.00 4.95
 April 2007  234,232,134.05 5.2     9,017,758.24  4.95
  May 2007   229,286,060.08 5.2     7,930,736.92  4.95
 June 2007   223,593,729.37 5.2     7,736,681.24  4.95
 July 2007   218,039,837.47 5.2     7,547,345.04  4.95
August 2007  212,621,033.62 5.2     7,362,614.10  4.95
 September
    2007     207,334,047.84 5.2     7,182,376.92  4.95
October 2007 202,175,689.01 5.2     7,006,524.73  4.95
  November
    2007     197,142,842.95 5.2     6,834,951.37  4.95
  December
    2007     192,232,124.43 5.2     6,667,541.42  4.95
January 2008 187,440,929.22 5.2     6,504,206.10  4.95
  February
    2008     182,766,362.59 5.2     6,344,846.74  4.95
 March 2008  178,205,599.61 5.2     6,189,367.03  4.95
 April 2008  173,755,883.56 5.2     6,037,672.99  4.95
  May 2008   169,414,524.17 5.2     5,889,672.90  4.95
 June 2008   165,178,896.14 5.2     5,745,277.27  4.95
 July 2008   161,046,437.49 5.2     5,604,398.76  4.95
August 2008  157,014,648.07 5.2     5,466,952.14  4.95
 September
    2008     153,081,088.08 5.2     5,332,854.24  4.95
October 2008 149,243,376.62 5.2     5,202,023.87  4.95
  November
    2008     145,499,190.24 5.2     5,074,381.85  4.95
  December
    2008     141,829,341.36 5.2     4,949,274.04  4.95
January 2009    0.00        5.2        0.00       4.95
  February
    2009        0.00        5.2        0.00       4.95

Distribution     Class M-2       Class M-2       Class B        Class B
     Date         Notional      Strike Rate      Notional     Strike Rate
                  Balance           (%)           Balance          (%)
                     ($)                            ($)
  April 2004    16,750,800.00       4.35       13,400,600.00      3.65
   May 2004     16,750,800.00       4.35       13,400,600.00      3.65
  June 2004     16,750,800.00       4.35       13,400,600.00      3.65
  July 2004     16,750,800.00       4.35       13,400,600.00      3.65
 August 2004    16,750,800.00       4.35       13,400,600.00      3.65
September 2004  16,750,800.00       4.35       13,400,600.00      3.65
 October 2004   16,750,800.00       4.35       13,400,600.00      3.65
November 2004   16,750,800.00       4.35       13,400,600.00      3.65
December 2004   16,750,800.00       4.35       13,400,600.00      3.65
 January 2005   16,750,800.00       4.35       13,400,600.00      3.65
February 2005   16,750,800.00       4.35       13,400,600.00      3.65
  March 2005    16,750,800.00       4.35       13,400,600.00      3.65
  April 2005    16,750,800.00       4.35       13,400,600.00      3.65
   May 2005     16,750,800.00       4.35       13,400,600.00      3.65
  June 2005     16,750,800.00       4.35       13,400,600.00      3.65
  July 2005     16,750,800.00       4.35       13,400,600.00      3.65
 August 2005    16,750,800.00       4.35       13,400,600.00      3.65
September 2005  16,750,800.00       4.35       13,400,600.00      3.65
 October 2005   16,750,800.00       4.35       13,400,600.00      3.65
November 2005   16,750,800.00       4.35       13,400,600.00      3.65
December 2005   16,750,800.00       4.35       13,400,600.00      3.65
 January 2006   16,750,800.00       4.35       13,400,600.00      3.65
February 2006   16,750,800.00       4.35       13,400,600.00      3.65
  March 2006    16,750,800.00       4.35       13,400,600.00      3.65
  April 2006    16,750,800.00       4.35       13,400,600.00      3.65
   May 2006     16,750,800.00       4.35       13,400,600.00      3.65
  June 2006     16,750,800.00       4.35       13,400,600.00      3.65
  July 2006     16,750,800.00       4.35       13,400,600.00      3.65
 August 2006    16,750,800.00       4.35       13,400,600.00      3.65
September 2006  16,750,800.00       4.35       13,400,600.00      3.65
 October 2006   16,750,800.00       4.35       13,400,600.00      3.65
November 2006   16,750,800.00       4.35       13,400,600.00      3.65
December 2006   16,750,800.00       4.35       13,400,600.00      3.65
 January 2007   16,750,800.00       4.35       13,400,600.00      3.65
February 2007   16,750,800.00       4.35       13,400,600.00      3.65
  March 2007    16,750,800.00       4.35       13,400,600.00      3.65
  April 2007    13,549,489.73       4.35       10,839,559.43      3.65
   May 2007     13,218,000.07       4.35       10,574,368.50      3.65
  June 2007     12,894,571.37       4.35       10,315,626.31      3.65
  July 2007     12,579,008.53       4.35       10,063,176.79      3.65
 August 2007    12,271,121.17       4.35       9,816,867.63       3.65
September 2007  11,970,723.49       4.35       9,576,550.21       3.65
 October 2007   11,677,634.18       4.35       9,342,079.45       3.65
November 2007   11,391,676.29       4.35       9,113,313.83       3.65
December 2007   11,112,657.48       4.35       8,890,099.45       3.65
 January 2008   10,840,429.79       4.35       8,672,317.95       3.65
February 2008   10,574,828.74       4.35       8,459,837.74       3.65
  March 2008    10,315,693.82       4.35       8,252,530.43       3.65
  April 2008    10,062,868.41       4.35       8,050,270.70       3.65
   May 2008     9,816,199.64        4.35       7,852,936.27       3.65
  June 2008     9,575,538.34        4.35       7,660,407.81       3.65
  July 2008     9,340,738.96        4.35       7,472,568.86       3.65
 August 2008    9,111,659.43        4.35       7,289,305.79       3.65
September 2008  8,888,161.14        4.35       7,110,507.69       3.65
 October 2008   8,670,108.80        4.35       6,936,066.34       3.65
November 2008   8,457,370.40        4.35       6,765,876.12       3.65
December 2008   8,248,855.73        4.35       6,599,064.88       3.65
 January 2009       0.00            4.35           0.00           3.65
February 2009       0.00            4.35           0.00           3.65

                                     AX-2
                                     AX-3

                                  APPENDIX A

                             MORTGAGE LOAN ASSUMPTIONS

                                                      Original
                                           Current    Term to   Remaining
                             Current         Net      Maturity   Term to        Gross          Initial
               Current      Mortgage      Mortgage    (in       Maturity   ---------------- Periodic Rate
Loan Number  Balances($)    Rate (%)      Rate (%)    Months)  (in Months)    Margin (%)       Cap (%)
     1       5,524,111.80 3.6408549472  3.2658549472    360        356       2.3750000000    1.6948912040
     2      23,371,157.38 4.1791790827  3.8041790827    360        357       2.3995901181    1.0000000000
     3      45,522,950.60 6.2633745780  5.8509625859    360        356       3.0489214529    4.8523700037
     4       1,297,831.84 6.5740557854  6.1990557854    360        355       3.7921173618       No Cap
     5         622,800.00 5.3095696853  4.9345696853    360        357       2.3750000000    2.7835581246
     6      36,189,972.02 5.9542685592  5.5297033524    360        356       2.8009985873    6.0000000000
     7       6,829,027.01 4.8949407280  4.5199407280    352        348       2.8335091444    1.9261824354
     8       7,117,172.33 5.8553867281  5.4803867281    357        353       2.2500000000    3.0516975103
     9         886,250.00 5.7650564175  5.3900564175    360        357       2.2500000000    3.0113963329
    10      17,322,773.16 5.3309099624  4.9873741648    360        358       2.4201123028    3.5101624958
    11         179,633.56 5.8800000000  5.5050000000    360        358       2.2500000000       No Cap
    12      84,980,594.22 5.9959619990  5.7365039919    360        359       2.7121679716    4.8878658646
    13       7,558,037.80 5.6576812556  5.2826812556    360        357       2.8856229407    2.1583977630
    14      58,507,877.88 5.9420105800  5.5670105800    358        354       2.2543614406    4.9018105580
    15       2,188,993.24 5.2456540090  4.8706540090    360        356       2.3071038767    5.2051597199
    16     111,084,287.76 5.9161916981  5.5435835839    360        358       2.2861116173    5.0088101858
    17       2,855,894.80 5.6988534381  5.3238534381    360        358       2.7820624800       No Cap
    18      27,004,788.06 6.0165763515  5.6415763515    360        356       2.2500000000    5.8243289312
    19     222,633,108.08 6.1044064924  5.7605235949    360        358       2.3747036229    5.0107747873
    20         568,835.32 6.0839098827  5.6839098827    360        344       2.5390426354       No Cap
    21       1,426,806.24 4.8019893647  4.4269893647    360        357       2.3750000000    1.6106829474
    22       3,948,639.52 4.8706399274  4.4956399274    360        357       2.3750000000    1.0000000000
    23       1,623,557.73 6.3730416372  5.9980416372    360        356       2.2589181723    5.0000000000
    24         785,164.46 5.9688309345  5.5938309345    360        358       2.2500000000    5.0000000000

Loan
                                                                                     Number of
                                                                         Number of    Months
                              Maximum        Minimum                      Months      between   Remaining
             Subsequent      Lifetime        Lifetime                      Until    Subsequent   Interest
           Periodic Rate     Mortgage        Mortgage                   First Rate     Rate     Only
              Cap (%)        Rate (%)        Rate (%)        Index      Adjustment  Adjustment    Months
    1       1.6948912040   11.1079797014   2.3750000000      1M_LIB          1           1
    2       1.0000000000   11.3490222446   2.3995901181      1M_LIB          1           1         117
    3       1.0856929320   11.9028783610   3.0489214529      6M_LIB         20           6
    4          No Cap      12.2683177246   3.7921173618      6M_LIB         19           6
    5       1.0000000000   10.3095696853   2.3750000000      6M_LIB         21           6          21
    6       1.0000000000   11.9542685592   2.8009985873      6M_LIB         20           6          56
    7       2.0000000000   10.8949407280   2.8335091444     1YR_TRES        32          12
    8       1.9471388731   10.9612015721   2.2500000000     1YR_LIB         32          12
    9       1.7086036671   10.7650564175   2.2500000000     1YR_LIB         33          12          33
    10      1.0572636541   10.6398872359   2.4201123028      6M_LIB         34           6
    11         No Cap      10.8750000000   2.2500000000      6M_LIB         34           6
    12      1.0150473408   11.9353452829   2.7121679716      6M_LIB         35           6          35
    13      2.0000000000   11.6048820013   2.8856229407     1YR_TRES        57          12
    14      2.0000000000   10.9464571800   2.2543614406     1YR_LIB         57          12
    15      2.0000000000   10.4508137289   2.3071038767     1YR_LIB         56          12          56
    16      1.0331752240   10.9448513199   2.2861116173      6M_LIB         58           6
    17         No Cap      11.2948255769   2.7820624800      6M_LIB         58           6
    18      1.8243289312   11.8409052828   2.2500000000      6M_LIB         56           6         116
    19      1.0263291127   11.1309013674   2.3747036229      6M_LIB         58           6          58
    20         No Cap      11.0839098827   2.5390426354      6M_LIB         44           6          44
    21      1.6106829474   10.8019893647   2.3750000000      6M_LIB          3           6
    22      1.0000000000   10.8706399274   2.3750000000      6M_LIB          3           6         117
    23      2.0000000000   11.3730416372   2.2589181723     1YR_LIB         80          12
    24      1.0000000000   10.9688309345   2.2500000000      6M_LIB         82           6

------------------------------------------------------------------------------

                                                                      SCHEDULE A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  The description  herein of the Mortgage Loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled
Principal  Balances  as of  the  Cut-off  Date.  Prior  to the  issuance  of the
Certificates,  Mortgage  Loans  may be  removed  as a  result  of (i)  Principal
Prepayments thereof in full prior to March 1, 2003, (ii) requirements of Moody's or S&P, (iii) delinquencies or otherwise.  In any such event, other mortgage loans  may be  included  in the  Trust.  SAMI II  believes  that  the  estimated information  set forth herein with  respect to the  Mortgage  Loans as presently constituted is  representative  of the  characteristics  thereof at the time the
Certificates are issued,  although certain  chracteristics of the Mortgage Loans may vary.

   Principal Balances of the Mortgage Loans at Origination in Total Portfolio

                                             Aggregate Scheduled
                              Number of       Principal Balance
Original Principal Balance     Mortgage       Outstanding as of          % of
($)                             Loans           Cut-off Date        Mortgage Pool
--------------------------------------------------------------------------------
           0 - 100000            298          $     23,759,051           3.55%
      100001 - 200000           1077               156,240,797          23.32
      200001 - 300000            644               158,119,108          23.60
      300001 - 350000            196                63,063,834           9.41
      350001 - 400000            148                55,407,362           8.27
      400001 - 450000             75                32,152,761           4.80
      450001 - 500000             79                37,778,703           5.64
      500001 - 550000             48                24,936,633           3.72
      550001 - 600000             50                29,021,752           4.33
      600001 - 650000             45                28,463,491           4.25
      650001 - 700000              8                 5,492,200           0.82
      700001 - 800000             14                10,654,840           1.59
      800001 - 900000              8                 6,860,456           1.02
      900001 - 1000000            15                14,490,464           2.16
     1000001 - 1100000             3                 3,213,069           0.48
     1100001 - 1200000             5                 5,804,061           0.87
     1200001 - 1300000             1                 1,300,000           0.19
     1300001 - 1400000             1                 1,400,000           0.21
     1400001 - 1500000             2                 2,926,916           0.44
    1500001 +                      5                 8,944,766           1.33
                             ---------------------------------------------------
           Total                2722           $   670,030,265         100.00%
                             ===================================================

--------------------------------------------------------------------------------
Minimum Original Principal Balance:       $30,000
Maximum Original Principal Balance:       $1,991,496
Average Original Principal Balance:       $246,611

  Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in
                                Total Portfolio

                                          Aggregate Scheduled
                              Number of    Principal Balance
    Scheduled Principal       Mortgage     Outstanding as of          % of
        Balance ($)             Loans         Cut-off Date        Mortgage Pool
-----------------------------------------------------------------------------------
           0 - 100000            299      $    23,858,743              3.56%
      100001 - 200000           1078          156,519,866             23.36
      200001 - 300000            645          158,563,510             23.66
      300001 - 350000            194           62,463,984              9.32
      350001 - 400000            147           55,184,050              8.24
      400001 - 450000             75           32,152,761              4.80
      450001 - 500000             79           37,778,703              5.64
      500001 - 550000             49           25,486,470              3.80
      550001 - 600000             49           28,471,915              4.25
      600001 - 650000             45           28,463,491              4.25
      650001 - 700000              8            5,492,200              0.82
      700001 - 800000             14           10,654,840              1.59
      800001 - 900000              8            6,860,456              1.02
      900001 - 1000000            15           14,490,464              2.16
     1000001 - 1100000             3            3,213,069              0.48
     1100001 - 1200000             5            5,804,061              0.87
     1200001 - 1300000             1            1,300,000              0.19
     1300001 - 1400000             1            1,400,000              0.21
     1400001 - 1500000             2            2,926,916              0.44
         1500001 +                 5            8,944,766              1.33
                            -------------------------------------------------------
           Total                2722      $   670,030,265            100.00%
                            =======================================================

--------------------------------------------------------------------------------
Minimum Scheduled Principal Balance:      $29,967
Maximum Scheduled Principal Balance:      $1,991,496
Average Scheduled Principal Balance:      $246,154

 Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Total Portfolio

                                          Aggregate Scheduled
                           Number of       Principal Balance
  Mortgage Interest        Mortgage        Outstanding as of          % of
      Rates (%)              Loans            Cut-off Date        Mortgage Pool
--------------------------------------------------------------------------------
    3.25 - 3.499               22        $      5,845,528              0.87%
     3.5 - 3.749               34              11,550,564              1.72
    3.75 - 3.999                6               2,431,690              0.36
       4 - 4.249                5               1,319,767              0.20
    4.25 - 4.499               25               6,593,428              0.98
     4.5 - 4.749               35               9,742,129              1.45
    4.75 - 4.999               73              16,448,980              2.45
       5 - 5.249               94              22,657,299              3.38
    5.25 - 5.499              213              50,671,531              7.56
     5.5 - 5.749              373              93,765,481             13.99
    5.75 - 5.999              513             128,184,674             19.13
       6 - 6.249              365              88,322,613             13.18
    6.25 - 6.499              351              86,047,200             12.84
     6.5 - 6.749              289              66,828,378              9.97
    6.75 - 6.999              187              48,574,272              7.25
       7 - 7.249               63              16,862,797              2.52
    7.25 - 7.499               22               4,700,388              0.70
     7.5 - 7.749               14               2,803,422              0.42
    7.75 - 7.999               19               3,959,653              0.59
       8 - 8.249                8               1,065,177              0.16
    8.25 - 8.499               10               1,434,718              0.21
    9.25 - 9.499                1                 220,576              0.03
                      ----------------------------------------------------------
                             2722         $   670,030,265            100.00%
                      ==========================================================

--------------------------------------------------------------------------------
Minimum Mortgage Rate:                    0.03375
Maximum Mortgage Rate:                    0.09375
Weighted Average Mortgage Rate:           0.059025

               Original Loan-to-Value Ratios* in Total Portfolio

                                          Aggregate Scheduled
                              Number of    Principal Balance
                              Mortgage     Outstanding as of          % of
 Loan-to-Value Ratios (%)       Loans         Cut-off Date        Mortgage Pool
--------------------------------------------------------------------------------
            0 - 30                10      $     1,309,762              0.20%
        30.01 - 40                12            2,381,324              0.35
        40.01 - 50                32            7,604,755              1.13
        50.01 - 55                30           10,229,272              1.53
        55.01 - 60                38           14,592,940              2.18
        60.01 - 65                50           15,226,393              2.27
        65.01 - 70               147           45,011,623              6.72
        70.01 - 75               159           47,915,931              7.15
        75.01 - 80              1666          407,504,794             60.82
        80.01 - 85                54           11,282,612              1.68
        85.01 - 90               366           75,946,335             11.33
        90.01 - 95               157           30,730,374              4.59
        95.01 - 100                1              294,150              0.04
                            ----------------------------------------------------
                                2722      $   670,030,265            100.00%
                            ====================================================

--------------------------------------------------------------------------------
Weighted Average Original Loan-to-Value:    0.7861

  *Loan to value ratios are calculated by taking the Original Principal
Balance and dividing the lesser of the original appraised value and sell price of the property.

     Geographic Distribution* of the Mortgage Properties in Total Portfolio

                                          Aggregate Scheduled
                              Number of    Principal Balance
                              Mortgage     Outstanding as of          % of
  Geographic Distribution       Loans         Cut-off Date        Mortgage Pool
--------------------------------------------------------------------------------
Alabama                            4      $       732,809              0.11%
Arizona                          305           54,800,238              8.18
California                       861          277,406,719             41.40
Colorado                         107           25,126,905              3.75
Connecticut                       18            5,415,709              0.81
District of Columbia              11            3,162,867              0.47
Delaware                           4              832,414              0.12
Florida                          311           62,237,750              9.29
Georgia                          233           39,896,397              5.95
Hawaii                             5            2,018,861              0.30
Idaho                              7              811,584              0.12
Illinois                          72           15,402,273              2.30
Indiana                            7              800,961              0.12
Kansas                             2              609,295              0.09
Kentucky                           5              592,973              0.09
Louisiana                          7            1,536,280              0.23
Massachusetts                     36           10,808,465              1.61
Maryland                          55           15,811,912              2.36
Maine                              5              971,299              0.14
Michigan                          28            6,985,085              1.04
Minnesota                         14            3,053,252              0.46
Missouri                           9            1,229,640              0.18
Mississippi                        1              112,107              0.02
Montana                            8            1,059,260              0.16
North Carolina                    46            9,085,678              1.36
Nebraska                           4              427,200              0.06
New Hampshire                      5              879,625              0.13
New Jersey                        46           11,855,770              1.77
New Mexico                         8            1,383,265              0.21
Nevada                            58           15,611,284              2.33
New York                          64           19,063,127              2.85
Ohio                              21            3,564,218              0.53
Oklahoma                           4              353,778              0.05
Oregon                            56           11,630,507              1.74
Pennsylvania                      24            7,161,011              1.07
Rhode Island                       7            2,019,548              0.30
South Carolina                    33            7,550,900              1.13
South Dakota                       1               47,477              0.01
Tennessee                         11            2,062,645              0.31
Texas                             44            7,147,930              1.07
Utah                              26            4,807,927              0.72
Virginia                          82           20,237,209              3.02
Washington                        60           12,421,808              1.85
Wisconsin                          3              571,385              0.09
West Virginia                      1               60,120              0.01
Wyoming                            3              672,800              0.10
                            ----------------------------------------------------
           Total                2722      $   670,030,265            100.00%
                            ====================================================

--------------------------------------------------------------------------------
  *No more than approximately 0.81% of the Mortgage Loans by Scheduled
Principal Balance will be secured by properties located in any one zip code area.

   Credit Scores as of the Date of Origination of the Mortgage Loans in
                                   Total Portfolio

 Range of Credit Scores      Number of    Aggregate Scheduled
                                           Principal Balance
                             Mortgage      Outstanding as of         % of
                               Loans          Cut-off Date        Mortgage Pool
--------------------------------------------------------------------------------
NA                              19       $      3,127,043              0.47%
575 - 599                        1                168,000              0.03
600 - 619                        2                982,064              0.15
620 - 639                       69             19,859,470              2.96
640 - 659                      380             99,432,871             14.84
660 - 679                      436            106,464,132             15.89
680 - 699                      489            120,365,704             17.96
700 - 719                      407            105,107,082             15.69
720 - 739                      332             79,595,531             11.88
740 - 759                      299             69,479,946             10.37
760 - 779                      182             42,961,480              6.41
780 - 799                       92             19,785,424              2.95
800 - 819                       12              2,537,394              0.38
840 - 859                        2                164,123              0.02
                          ------------------------------------------------------
          Total               2722       $    670,030,265            100.00%
                          ======================================================

--------------------------------------------------------------------------------
Weighted Average Credit Score:            701
(where credit scores were available)

          Property Types of the Mortgage Properties in Total Portfolio

                                          Aggregate Scheduled
                           Number of       Principal Balance
                           Mortgage        Outstanding as of          % of
    Property Type            Loans            Cut-off Date        Mortgage Pool
--------------------------------------------------------------------------------
2-4 Family                    236       $      66,604,115              9.94%
Co-Op                           2                 411,575              0.06
Condominium                   268              58,964,158              8.80
PUD                           491             120,570,454             17.99
Single Family                1710             420,971,521             62.83
Townhouse                      15               2,508,442              0.37
                      ----------------------------------------------------------
        Total                2722       $     670,030,265            100.00%
                      ==========================================================

--------------------------------------------------------------------------------

           Occupancy Status of Mortgage Properties in Total Portfolio

  Occupancy Status         Number of      Aggregate Scheduled
                                           Principal Balance
                           Mortgage        Outstanding as of         % of
                             Loans            Cut-off Date        Mortgage Pool
--------------------------------------------------------------------------------
Non-Owner Occupied            853       $     157,571,718             23.52%
Owner Occupied               1754             488,631,629             72.93
Second Home                   115              23,826,918              3.56
                      ----------------------------------------------------------
        Total                2722       $     670,030,265            100.00%
                      ==========================================================

--------------------------------------------------------------------------------

             Loan Purpose of the Mortgage Loans in Total Portfolio

                                          Aggregate Scheduled
                             Number of     Principal Balance
                             Mortgage      Outstanding as of         % of
      Loan Purpose             Loans          Cut-off Date        Mortgage Pool
--------------------------------------------------------------------------------
Cash Out Refinance             619       $    166,209,484             24.81%
Purchase                      1771            426,400,658             63.64
Rate/Term Refinance            332             77,420,122             11.55
                          ------------------------------------------------------
          Total               2722       $    670,030,265            100.00%
                          ======================================================

          Documentation Type of the Mortgage Loans in Total Portfolio

                                          Aggregate Scheduled
                             Number of     Principal Balance
                             Mortgage      Outstanding as of         % of
Documentation Type            Loans          Cut-off Date        Mortgage Pool
--------------------------------------------------------------------------------
Full Documentation             519       $    109,957,152             16.41%
No Documentation               610            140,377,005             20.95
Reduced Documenation          1593            419,696,108             62.64
                          ------------------------------------------------------
          Total               2722       $    670,030,265            100.00%
                          ======================================================

   Original Terms to Stated Maturity of the Mortgage Loans in Total Portfolio

    Original Term          Number of      Aggregate Scheduled
                                           Principal Balance
                           Mortgage        Outstanding as of         % of
                             Loans            Cut-off Date        Mortgage Pool
-----------------------------------------------------------------------------------
180 Months                      4         $       827,191              0.12%
240 Months                      1                 469,655              0.07
360 Months                   2717             668,733,419             99.81
                      -------------------------------------------------------------
        Total                2722         $   670,030,265            100.00%
                      =============================================================

Minimum Original Term to Stated Maturity (Mths):     180
Maximum Original Term to Stated Maturity (Mths):     360
Weighted Average Orig. Term to Stated Mat. (Mths):   360

Remaining Terms to Stated Maturity of the Mortgage Loans in Total Portfolio

                                          Aggregate Scheduled
                           Number of       Principal Balance
                           Mortgage        Outstanding as of          % of
Stated Remaining Term        Loans            Cut-off Date        Mortgage Pool
--------------------------------------------------------------------------------
120 - 179 Months                4         $       827,191              0.12%
180 - 239 Months                1                 469,655              0.07
300 - 359 Months             2604             637,582,411             95.16
360 Months                    113              31,151,008              4.65
                      ----------------------------------------------------------
        Total                2722         $   670,030,265            100.00%
                      ==========================================================

Minimum Remaining Term to Stated Maturity (Mths):    175
Maximum Remaining Term to Stated Maturity (Mths):    360
Weighted Average Rem. Term to Stated Mat. (Mths):    357

                 Index of the Mortgage Loans in Total Portfolio

                                          Aggregate Scheduled
                           Number of       Principal Balance
                           Mortgage        Outstanding as of          % of
        Index                Loans            Cut-off Date        Mortgage Pool
--------------------------------------------------------------------------------
1 Month LIBOR                  87        $     28,895,269              4.31%
1 Year LIBOR                  284              70,323,851             10.50
1 Year Treasury                63              14,387,065              2.15
6 Month LIBOR                2288             556,424,079.64          83.04
                      ----------------------------------------------------------
        Total                2722        $    670,030,265            100.00%
                      ==========================================================

       Rate Adjustment Frequency of the Mortgage Loans in Total Portfolio

                                         Aggregate Scheduled
                           Number of       Principal Balance
   Rate Adjustment          Mortgage        Outstanding as of         % of
      Frequency              Loans            Cut-off Date        Mortgage Pool
--------------------------------------------------------------------------------
1 Month                        87        $     28,895,269              4.31%
6 Months                     2288             556,424,080             83.04
12 Months                     347              84,710,916             12.64
                      ----------------------------------------------------------
        Total                2722        $    670,030,265            100.00%
                      ==========================================================

    Months to Next Rate Adjustment* of the Mortgage Loans in Total Portfolio

                                          Aggregate Scheduled
                                           Principal Balance
  Months to Next Rate  Number of Mortgage  Outstanding as of
         Adj                 Loans            Cut-off Date    % of Mortgage Pool
--------------------------------------------------------------------------------
0 - 3 Months                   96           $  31,187,584              4.65%
4 - 6 Months                    8               3,083,131              0.46
10 - 12 Months                  1                 325,842              0.05
13 - 15 Months                  6               2,317,250              0.35
16 - 18 Months                 60              16,028,947              2.39
19 - 21 Months                192              45,869,152              6.85
22 - 24 Months                 60              19,260,276              2.87
28 - 30 Months                  9               2,290,766              0.34
31 - 33 Months                 68              14,789,708              2.21
34 - 36 Months                379             100,067,064             14.93
37 - 39 Months                  1                 328,835              0.05
43 - 45 Months                  1                 107,652              0.02
46 - 48 Months                  2                 341,250              0.05
49 - 51 Months                  2                 410,289              0.06
52 - 54 Months                 38               8,113,443              1.21
55 - 57 Months                773             188,079,584             28.07
58 - 60 Months               1013             235,020,769             35.08
79 - 81 Months                 10               1,890,631              0.28
82 - 84 Months                  3                 518,091              0.08
                      ----------------------------------------------------------
        Total                2722          $  670,030,265            100.00%
                      ==========================================================

Weighted Average Next Rate Adjustment (Mths):        46

  *Months  to next  rate  adjustment  is  calculated  by using  the  first  rate adjustment  date for the loans  still in a hybrid  period and by using next rate adjustment for loans that are fully indexed.

     Maximum Lifetime Morgage Rate of the Mortgage Loans in Total Portfolio

                                          Aggregate Scheduled
                                           Principal Balance
  Maximum Mortgage    Number of Mortgage   Outstanding as of
      Rate (%)               Loans            Cut-off Date     % of Mortgage Pool
--------------------------------------------------------------------------------
 9.750 and Less                49           $  11,450,945              1.71%
 9.751 - 10.000                62              14,731,211              2.20
10.001 - 10.250               101              23,323,218              3.48
10.251 - 10.500               211              49,164,886              7.34
10.501 - 10.750               283              70,663,827             10.55
10.751 - 11.000               387              97,670,639             14.58
11.001 - 11.250               316              73,048,946             10.90
11.251 - 11.500               358              84,550,265             12.62
11.501 - 11.750               311              82,179,363             12.27
11.751 - 12.000               268              67,690,165             10.10
12.001 - 12.250               150              39,140,294              5.84
12.251 - 12.500               105              26,438,931              3.95
12.501 - 12.750                60              15,702,976              2.34
12.751 - 13.000                29               6,426,077              0.96
13.001 - 13.250                19               5,891,753              0.88
13.251 - 13.500                 8                 897,658              0.13
13.501 - 13.750                 2                 286,142              0.04
13.751 - 14.000                 1                 226,549              0.03
14.001 +                        2                 546,418              0.08
                      ----------------------------------------------------------
        Total                2722           $ 670,030,265            100.00%
                      ==========================================================

Weighted Average Maximum Mortgage Rate:   0.113049

           Periodic Rate Cap of the Mortgage Loans in Total Portfolio

                                          Aggregate Scheduled
                                           Principal Balance
                      Number of Mortgage   Outstanding as of
Periodic Rate Cap (%)        Loans            Cut-off Date    % of Mortgage Pool
--------------------------------------------------------------------------------
None                           22          $    4,902,196              0.73%
1                            2153             540,158,983             80.62
1.5                             8               2,073,448              0.31
2                             536             122,187,247             18.24
6                               3                 708,391              0.11
                      -------------------------------------------------------------
        Total                2722          $  670,030,265            100.00%
                      =============================================================

Non-Zero Weighted Average Periodic Rate Cap:        0.01191

           Initial Rate Cap of the Mortgage Loans in Total Portfolio

                                          Aggregate Scheduled
                                           Principal Balance
                      Number of Mortgage   Outstanding as of
Initial Rate Cap (%)         Loans            Cut-off Date     % of Mortgage Pool
-----------------------------------------------------------------------------------
None                           22         $  4,902,196                 0.73%
1                              96           30,352,429.61              4.53
1.25                            1              260,160.91              0.04
1.875                           1              320,559.28              0.05
2                              89           21,982,757.06              3.28
2.25                            1              176,000.00              0.03
3                             203           42,156,741.96              6.29
3.5                             1              107,705.52              0.02
3.625                           1              224,000.00              0.03
5                            1913          472,320,894.20             70.49
6                             394           97,226,820.75             14.51
                      -------------------------------------------------------------
        Total                2722         $670,030,265               100.00%
                      =============================================================

Non-Zero Weighted Average Initial Rate Cap:         0.04733

             Gross Margin of the Mortgage Loans in Total Portfolio

                                          Aggregate Scheduled
                                           Principal Balance
                      Number of Mortgage   Outstanding as of
  Gross Margin (%)           Loans            Cut-off Date     % of Mortgage Pool
-----------------------------------------------------------------------------------
1.751 - 2.000                   1          $      176,000              0.03%
2.001 - 2.250                1658             388,351,260             57.96
2.251 - 2.500                 134              40,293,023              6.01
2.501 - 2.750                 770             207,390,915             30.95
2.751 - 3.000                  61              14,663,019              2.19
3.001 - 3.250                   4                 827,358              0.12
3.251 - 3.500                  51               9,253,944              1.38
3.501 - 3.750                  14               2,361,737              0.35
3.751 - 4.000                  10               2,676,818              0.40
4.001 - 4.250                   5                 961,025              0.14
4.251 - 4.500                   7               1,948,821              0.29
4.751 - 5.000                   3                 389,484              0.06
5.001 or Greater                4                 736,862              0.11
                      -------------------------------------------------------------
        Total                2722          $  670,030,265            100.00%
                      =============================================================

Weighted Average Gross Margin:            0.024711

   Original Prepayment Penalty Term of the Mortgage Loans in Total Portfolio

                                          Aggregate Scheduled
                                           Principal Balance
 Original Prepayment  Number of Mortgage   Outstanding as of         % of
Penalty Term (months)        Loans            Cut-off Date       Mortgage Pool
--------------------------------------------------------------------------------
None                         1315         $   332,032,319             49.55%
6                               1                 379,106              0.06
7                               3               1,679,569              0.25
12                            165              53,647,544              8.01
24                            120              26,805,959              4.00
30                              1                 152,000              0.02
36                            489             104,248,352             15.56
60                            619             148,238,258             22.12
72                              9               2,847,157              0.42
                      ----------------------------------------------------------
        Total                2722          $  670,030,265            100.00%
                      ==========================================================

               Servicers of the Mortgage Loans in Total Portfolio

      Servicer        Number of Mortgage  Aggregate Scheduled
                                           Principal Balance
                                           Outstanding as of           % of
                             Loans            Cut-off Date         Mortgage Pool
--------------------------------------------------------------------------------
CENDANT                        12         $     2,623,722              0.39%
EMC                          1568             382,338,173             57.06
EVERHOME                      366              90,605,354             13.52
GREENPOINT                    537             141,027,016             21.05
HSBC                           61              13,890,602              2.07
WATERFIELD                    178              39,545,399              5.90
                      ----------------------------------------------------------
        Total                2722         $   670,030,265            100.00%
                      ==========================================================

             Product Type of the Mortgage Loans in Total Portfolio

                                          Aggregate Scheduled
                           Number of       Principal Balance
                            Mortgage       Outstanding as of         % of
Product Type                 Loans            Cut-off Date        Mortgage Pool
-----------------------------------------------------------------------------------
1 MO LIBOR                     87         $    28,895,269              4.31%
6 MO LIBOR                     17               5,375,446              0.80
2/6 LIBOR                     318              83,633,554             12.48
3/1 CMT                        31               6,829,027              1.02
3/1 LIBOR                      35               8,003,422              1.19
3/6 LIBOR                     391             102,483,001             15.30
5/1 CMT                        32               7,558,038              1.13
5/1 LIBOR                     240              60,696,871              9.06
5/6 LIBOR                    1558             364,146,914             54.35
7/1 LIBOR                       9               1,623,558              0.24
7/6 LIBOR                       4                 785,164              0.12
                      -------------------------------------------------------------
        Total                2722         $   670,030,265            100.00%
                      =============================================================

         Interest Only Feature of the Mortgage Loans in Total Portfolio

  Interest Only Feature      Number of    Aggregate Scheduled
                                           Principal Balance
                             Mortgage      Outstanding as of         % of
                               Loans          Cut-off Date        Mortgage Pool
-----------------------------------------------------------------------------------
None                            1171      $   267,635,127             39.94%
2 Years                            3              622,800              0.09
3 Years                          315           85,866,844             12.82
5 Years                         1011          261,580,909             39.04
10 Years                         222           54,324,585              8.11
                          ---------------------------------------------------------
          Total                 2722      $   670,030,265            100.00%
                          =========================================================

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES

--------------------------------------------------------------------------------
  You should consider carefully the risk factors in the prospectus supplement.
--------------------------------------------------------------------------------

The Offered Securities
The  depositor  proposes to establish  one or more trusts to issue and sell from time to time one or more classes of offered securities,  which shall be mortgage pass-through certificates or mortgage-backed notes.

The Trust Fund
Each series of securities will be secured by a trust fund  consisting  primarily of a segregated pool of mortgage loans, including:

     o    mortgage  loans  secured  by first  and  junior  liens on the  related mortgage property;

     o    home equity revolving lines of credit;

     o    mortgage  loans  where  the  borrower  has  little or no equity in the related mortgaged property;

     o    mortgage loans secured by one-to-four-family residential properties;

     o    mortgage   loans  secured  by   multifamily   properties,   commercial
          properties and mixed residential and commercial  properties,  provided that the  concentration  of these  properties  is less than 10% of the pool;

     o    manufactured  housing conditional sales contracts and installment loan agreements or interests therein; and

     o    mortgage  securities  issued or guaranteed by Ginnie Mae,  Fannie Mae,
          Freddie  Mac or  other  government  agencies  or  government-sponsored agencies or privately issued mortgage securities;

in  each  case  acquired  by the  depositor  from  one  or  more  affiliated  or unaffiliated institutions.

Credit Enhancement
If so specified in the related prospectus supplement,  the trust for a series of securities  may  include  any one or any  combination  of a  financial  guaranty insurance  policy,  mortgage pool insurance  policy,  letter of credit,  special hazard  insurance  policy or reserve  fund,  currency or interest  rate exchange agreements or other type of credit enhancement, even if not specified herein. In addition to or in lieu of the foregoing,  credit  enhancement may be provided by means  of  subordination  of  one or  more  classes  of  securities,  by  cross-
collateralization or by overcollateralization.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission  has approved or  disapproved  of the  securities  offered  hereby or determined  that this  prospectus  or the  prospectus  supplement is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is September 29, 2003.

                                TABLE OF CONTENTS

Caption                                                                     Page
-------                                                                     ----

 Optional Purchase of Defaulted Mortgage

 Collection and Other Servicing Procedures;
 Mortgage Loan Modifications..................................................17
 Special Servicers............................................................19
 Realization Upon or Sale of Defaulted Mortgage
 Loans........................................................................19
 Servicing and Other Compensation and Payment

 Distributions of Interest and Principal on the
 Securities...................................................................40
 Pre-Funding Account..........................................................41
 Distributions on the Securities in Respect of

DESCRIPTION OF CREDIT

 Reduction or Substitution of Credit
 Enhancement .................................................................48
OTHER FINANCIAL OBLIGATIONS RELATED
TO THE SECURITIES.............................................................49
 Swaps and Yield Supplement Agreements........................................49
 Purchase Obligations ........................................................49
DESCRIPTION OF PRIMARY MORTGAGE
INSURANCE, HAZARD INSURANCE;

 Certain Matters Regarding the Master Servicer
 and the Depositor............................................................54
 Events of Default and Rights Upon Event of

 Some Matters Regarding the Securities
 Administrator................................................................61
 Resignation and Removal of the Securities

MATURITY AND PREPAYMENT

 Anti-Deficiency Legislation and Other Limitations

 Additional Consumer Protections Laws with Respect

 Formaldehyde Litigation with Respect

 Taxation of Classes of Exchangeable
 Securities..................................................................105
 Callable Classes............................................................107
STATE AND OTHER TAX

 Exchangeable Securities and Callable

INCORPORATION OF INFORMATION BY
REFERENCE....................................................................118
GLOSSARY.....................................................................119

                                  INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

     The mortgage pass-through  certificates or mortgage-backed notes offered by this prospectus and the related prospectus  supplement will be offered from time to time in series.  The  securities  of each series will  consist of the offered securities  of  the  series,  together  with  any  other  mortgage  pass-through certificates or mortgage-backed notes of the series.

     Each series of  certificates  will  represent in the  aggregate  the entire beneficial  ownership  interest  in,  and each  series of notes  will  represent indebtedness  of, a trust fund to be established  by the  depositor.  Each trust fund will consist  primarily of a pool of mortgage  loans or interests  therein, which may include  mortgage  securities,  acquired by the depositor  from one or more affiliated or unaffiliated  sellers.  See "The Depositor" and "The Mortgage
Pools." The mortgage loans may include sub-prime  mortgage loans. The trust fund assets, may also include,  if applicable,  reinvestment  income,  reserve funds, cash  accounts,  swaps  and  other  derivatives,  and  various  forms of  credit enhancement  as described in this  prospectus  and will be held in trust for the benefit of the related  securityholders  pursuant  to: (1) with  respect to each series of certificates, a pooling and servicing agreement or other agreement, or
(2) with  respect to each series of notes,  an  indenture,  in each case as more fully  described in this  prospectus and in the related  prospectus  supplement.
Information  regarding  the  offered  securities  of a series,  and the  general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

     Each series of securities  will include one or more classes.  Each class of securities of any series will represent the right,  which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified  portion of payments of  principal or interest or both on the mortgage  loans and the other trust fund assets in the related trust fund in the manner  described in this prospectus  under  "Description of the Securities"
and in the  related  prospectus  supplement.  A series may  include  one or more
classes   of   securities    entitled   to   principal    distributions,    with
disproportionate,   nominal  or  no  interest  distributions,   or  to  interest
distributions,  with disproportionate,  nominal or no principal distributions. A series may  include two or more  classes of  securities  which  differ as to the timing,  sequential order,  priority of payment,  pass-through rate or amount of distributions of principal or interest or both.

     The  depositor's  only  obligations  with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus  supplement.  The master servicer and each principal  servicer  for any series of  securities  will be named in the related prospectus supplement.  The principal obligations of the master servicer will be pursuant to its  contractual  servicing  obligations,  which include its limited obligation  to make  advances in the event of  delinquencies  in payments on the related  mortgage  loans if the  servicer of a mortgage  loan fails to make such advance. See "Description of the Securities."

     If so specified in the related prospectus supplement,  the trust fund for a series of  securities  may  include  any one or any  combination  of a financial guaranty  insurance policy,  mortgage pool insurance  policy,  letter of credit, special  hazard  insurance  policy,  reserve  fund,  currency or  interest  rate exchange  agreements  or any other type of credit  enhancement  specified in the related prospectus  supplement,  even if not specified herein. In addition to or in lieu of the  foregoing,  credit  enhancement  may be  provided  by  means  of subordination of one or more classes of securities,  by cross- collateralization or by overcollateralization. See "Description of Credit Enhancement."

     The rate of payment of principal of each class of securities  entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets  will  depend on the  priority of payment of the class and the rate and timing of principal  payments on the  mortgage  loans and other trust fund assets,  including by reason of prepayments,  defaults,  liquidations and repurchases of mortgage loans. A rate of principal  payments lower or faster than that  anticipated  may  affect  the yield on a class of  securities  in the manner  described in this prospectus and in the related  prospectus  supplement.
See "Yield Considerations."

     With respect to each series of securities,  one or more separate  elections may be made to treat the related trust fund or a designated portion thereof as a
REMIC for federal income tax purposes. If applicable,  the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular  interests in the related REMIC and which class of securities or other interests will be designated as the residual  interest in the related REMIC. See "Federal Income Tax Consequences" in this prospectus.

     The  offered  securities  may be  offered  through  one or  more  different methods, including offerings through underwriters, as more fully described under
"Methods of Distribution" and in the related prospectus supplement.

     There will be no secondary market for the offered  securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered  securities will develop or, if it does develop,  that it will  continue.  The  offered  securities  will not be listed on any  securities exchange, unless so specified in the related prospectus supplement.

                               THE MORTGAGE POOLS

General

     Each  mortgage  pool will consist  primarily of mortgage  loans,  minus any interest  retained by the  depositor  or any  affiliate  of the  depositor.  The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

     The single family loans will be evidenced by mortgage  notes and secured by mortgages  that,  in each  case,  create a first or junior  lien on the  related mortgagor's fee or leasehold  interest in the related  mortgaged  property.  The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

     If specified in the related prospectus  supplement  relating to a series of securities,  the single  family loans may include  cooperative  apartment  loans evidenced  by a mortgage  note  secured by  security  interests  in the  related mortgaged  property  including  shares issued by cooperatives and in the related proprietary leases or occupancy  agreements  granting exclusive rights to occupy specific dwelling units in the related buildings.

     The  multifamily  loans will be evidenced by mortgage  notes and secured by mortgages  that  create  a  first  or  junior  lien  on  residential  properties consisting  of five or more  dwelling  units in  high-rise,  mid- rise or garden apartment structures or projects.

     The  commercial  loans will be  evidenced  by  mortgage  notes and  secured mortgages that create a first or junior lien on commercial  properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

     The  mixed-use  loans will be  evidenced  by mortgage  loans and secured by mortgages  that create a first or junior lien on properties  consisting of mixed residential and commercial structures.

     The aggregate  concentration by original  principal  balance of commercial, multifamily  and  mixed-use  loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

     Mortgaged  properties  may be  located  in any  one of the 50  states,  the
District of Columbia or the Commonwealth of Puerto Rico.

     The mortgage  loans will not be  guaranteed  or insured by the depositor or any of its  affiliates.  However,  if so  specified  in the  related  prospectus supplement,  mortgage  loans may be insured by the FHA or  guaranteed by the VA.
See  "Description  of  Primary  Insurance  Policies--FHA  Insurance"  and  "--VA
Mortgage Guaranty."

     A mortgage pool may include  mortgage  loans that are  delinquent as of the date the  related  series of  securities  is issued.  In that case,  the related prospectus  supplement  will set  forth,  as to each  mortgage  loan,  available information as to the period of delinquency and any other  information  relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage  pool shall be  non-performing.  Mortgage  loans which are more than 30 days  delinquent  included  in any  mortgage  pool  will have  delinquency  data relating to them included in the related prospectus supplement. No mortgage pool will  include  a  concentration  of  mortgage  loans  which is more than 30 days delinquent of 20% or more.

     A mortgage  pool may contain more than one  mortgage  loan made to the same borrower with respect to a single mortgaged  property,  and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

     The mortgage  loans may include  "sub-prime"  mortgage  loans.  "Sub-prime"
mortgage loans will be underwritten in accordance  with  underwriting  standards which are less stringent than guidelines for "A" quality  borrowers.  Mortgagors may have a record of outstanding judgments,  prior bankruptcies and other credit items that do not satisfy the  guidelines  for "A" quality  borrowers.  They may have had past debts written off by past lenders.

     A mortgage  pool may include  mortgage  loans that do not meet the purchase requirements  of Fannie Mae and Freddie Mac.  These  mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum  principal  balance of mortgage  loans  purchased  by Fannie Mae and
Freddie  Mac,  known as jumbo  loans,  because the  mortgage  loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase  criteria of Fannie
Mae and Freddie  Mac.  The  related  prospectus  supplement  will detail to what extent the mortgage loans are nonconforming mortgage loans.

     Each mortgage loan will be selected by the depositor or its  affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its  affiliates,  from  Unaffiliated  Sellers or  Affiliated
Sellers.  If a mortgage  pool is  composed  of  mortgage  loans  acquired by the depositor directly from Unaffiliated  Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired.  The  characteristics  of the mortgage  loans will be as described in the related  prospectus  supplement.
Other  mortgage  loans   available  for  purchase  by  the  depositor  may  have
characteristics  which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

     The  mortgage  loans may be  delivered  to the  trust  fund  pursuant  to a
Designated  Seller  Transaction,  concurrently  with the issuance of the related series of  securities.  These  securities may be sold in whole or in part to the
Seller in exchange for the related  mortgage  loans, or may be offered under any
of  the  other  methods   described  in  this   prospectus   under  "Methods  of
Distribution." The related prospectus supplement for a mortgage pool composed of mortgage  loans  acquired  by the  depositor  pursuant  to a  Designated  Seller
Transaction will generally include information,  provided by the related Seller, about the Seller, the mortgage loans and the underwriting  standards  applicable to the mortgage loans.

     If specified  in the related  prospectus  supplement,  the trust fund for a series of securities  may include  participations  in mortgage loans or mortgage securities,  as described in this prospectus.  The mortgage  securities may have been issued  previously  by the depositor or an affiliate  thereof,  a financial institution  or other  entity  engaged  generally  in the  business  of mortgage lending or a limited  purpose  corporation  organized  for the purpose of, among other things,  acquiring and depositing  mortgage loans into trusts, and selling beneficial  interests in trusts.  In addition the mortgage  securities  may have been  issued or  guaranteed  by Ginnie  Mae,  Fannie  Mae,  Freddie Mac or other government  agencies  or  government-sponsored  agencies,  as  specified  in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus.  However,  any mortgage  securities included  in a trust fund will (1) either  have been (a)  previously  registered under the  Securities  Act, or (b) eligible for sale under Rule 144(k) under the
Exchange Act; and (2) be acquired in bona fide secondary market transactions. As to any series of mortgage  securities,  the related  prospectus  supplement will include a  description  of (1) the mortgage  securities  and any related  credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

     In  addition,  if  specified in the related  prospectus  supplement  United
States Treasury  securities and other securities issued by the U.S.  Government, any of its  agencies  or other  issuers  established  by federal  statute may be included in the trust fund. Such securities will be backed by the full faith and credit  of the  United  States or will  represent  the  obligations  of the U.S.
Government or such agency or such other issuer or  obligations  payable from the proceeds of U.S. Government  Securities,  as specified in the related prospectus supplement.

The Mortgage Loans

     Each of the  mortgage  loans will be a type of mortgage  loan  described or referred to below,  with any  variations  described  in the  related  prospectus supplement:

     o    Fixed-rate,   fully-amortizing   mortgage  loans  (which  may  include
          mortgage  loans  converted  from  adjustable-rate  mortgage  loans  or otherwise  modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

     o    Fixed-rate,   fully-amortizing   mortgage  loans  (which  may  include
          mortgage  loans  converted  from  adjustable-rate  mortgage  loans  or otherwise  modified) providing for level monthly payments of principal and interest and terms at origination or  modification of more than 15 years, but not more than approximately 30 years;

     o    Fully-amortizing  ARM Loans  having an original  or  modified  term to maturity  of not  more  than  approximately  30 years  with a  related mortgage rate which generally  adjusts  initially either three months, six  months  or one,  two,  three,  five,  seven or ten years or other intervals  subsequent to the initial  payment date,  and thereafter at either  three- month,  six-month,  one-year or other  intervals  (with corresponding  adjustments in the amount of monthly payments) over the term of the mortgage  loan to equal the sum of the related Note Margin and the Note Index. The related  prospectus  supplement will set forth the relevant Index and the highest,  lowest and weighted  average Note
          Margin with respect to the ARM Loans in the related mortgage pool. The related  prospectus  supplement  will also  indicate  any  periodic or lifetime  limitations on changes in any per annum mortgage rate at the time  of  any  adjustment.  If  specified  in the  related  prospectus supplement,  an ARM Loan may  include  a  provision  that  allows  the mortgagor to convert the  adjustable  mortgage rate to a fixed rate at some point  during the term of the ARM Loan  generally  not later than six to ten years subsequent to the initial payment date;

     o    Negatively-amortizing  ARM Loans having  original or modified terms to maturity of not more than  approximately  30 years with mortgage rates which  generally  adjust  initially on the payment date referred to in the related prospectus  supplement,  and on each of specified periodic payment dates thereafter,  to equal the sum of the Note Margin and the
          Index.  The  scheduled  monthly  payment  will be adjusted as and when described in the related prospectus supplement to an amount that would fully  amortize the mortgage loan over its  remaining  term on a level debt service basis;  provided that increases in the scheduled  monthly payment  may be subject to  limitations  as  specified  in the related prospectus  supplement.  Any  Deferred  Interest  will be added to the principal balance of the mortgage loan;

     o    Fixed-rate,  graduated  payment  mortgage  loans  having  original  or modified  terms to  maturity of not more than  approximately  15 years with monthly payments during the first year calculated on the basis of an assumed  interest  rate which is a specified  percentage  below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans  increase  at the  beginning  of the second  year by a specified percentage of the monthly  payment  during the preceding year and each year thereafter to the extent  necessary to amortize the mortgage loan over  the  remainder  of  its  approximately  15-year  term.  Deferred
          Interest,  if any,  will be added to the  principal  balance  of these mortgage loans;

     o    Fixed-rate,  graduated  payment  mortgage  loans  having  original  or modified  terms to  maturity of not more than  approximately  30 years with monthly payments during the first year calculated on the basis of an assumed  interest  rate which is a specified  percentage  below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans  increase  at the  beginning  of the second  year by a specified percentage of the monthly  payment  during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its  approximately  30-year term.  Deferred
          Interest,  if any,  will be added to the  principal  balance  of these mortgage loans;

     o    Balloon loans having  payment terms similar to those  described in one of the  preceding  paragraphs,  calculated  on the basis of an assumed amortization  term,  but  providing  for  a  balloon  payment  of  all outstanding  principal  and  interest  to be  made  at  the  end  of a specified term that is shorter than the assumed amortization term;

     o    Mortgage  loans that  provide  for a line of credit  pursuant to which amounts may be advanced to the borrower from time to time;

     o    Mortgage  loans that require that each monthly  payment  consist of an installment  of interest  which is calculated  according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding  payment of interest was made and the  denominator  of which is the  number  of days in the annual  period for which  interest  accrues on the mortgage  loan.  As payments are received on simple interest  mortgage  loans,  the amount received is applied  first to interest  accrued to the date of payment and the balance is applied to reduce the unpaid  principal  balance of the mortgage loan;

     o    Mortgage  loans which  provide for an interest  only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement; or

     o    Another  type of mortgage  loan  described  in the related  prospectus supplement.

     The mortgage pool may contain  mortgage loans secured by junior liens.  The related  senior  lien,  which  may have  been made at the same time as the first lien,  may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage  loans  secured by junior liens is the  possibility  that adequate  funds will not be received in  connection  with a  foreclosure  of the related  senior  liens to satisfy  fully both the senior  liens and the mortgage loan  secured  by a junior  lien.  In the event  that a holder of a senior  lien forecloses on a mortgaged  property,  the proceeds of the foreclosure or similar sale will be applied  first to the payment of court costs and fees in connection with the foreclosure,  second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens.  The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged  property,  if the proceeds are sufficient,  before the trust fund as holder of the junior lien  receives any payments in respect of the mortgage  loan.  If the master  servicer or a servicer  were to  foreclose  on a mortgage  loan secured by a junior  lien,  it would do so subject to any related senior  liens.  In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the  foreclosure  sale of the mortgage  loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the  mortgaged  property  subject to the senior liens.  In the event that the proceeds from a foreclosure or similar sale of the related mortgaged  property are insufficient to satisfy all senior liens and the mortgage  loan in the  aggregate,  the trust  fund,  as the holder of the junior lien, and, accordingly,  holders of one or more classes of the securities of the related  series bear (1) the risk of delay in  distributions  while a deficiency judgment  against  the  borrower  is  sought  and  (2)  the  risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some  jurisdictions or the mortgage loan may be nonrecourse.  In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     A mortgage loan may require payment of a prepayment charge or penalty,  the terms  of which  will be more  fully  described  in the  prospectus  supplement.
Prepayment penalties may apply if the borrower makes a substantial prepayment,  or may apply only if the borrower  refinances the mortgage loans. A multifamily,  commercial  or mixed-use  loan may also contain a  prohibition  on prepayment or lock-out period.

     A  multifamily,  commercial or mixed-use  loan may contain a provision that entitles  the  lender  to a share of  profits  realized  from the  operation  or disposition of the related  mortgaged  property.  If the holders of any class or classes of offered  securities  of a series will be entitled to all or a portion of this type of equity  participation,  the related  prospectus  supplement will
describe  the  equity   participation   and  the  method  or  methods  by  which
distributions in respect thereof will be made to such holders.

     The mortgage loans may be "equity refinance"  mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining  proceeds  may be  retained  by the  mortgagor  or used  for  purposes unrelated to the mortgaged  property.  Alternatively,  the mortgage loans may be
"rate and term refinance"  mortgage loans, as to which  substantially all of the proceeds (net of related costs  incurred by the mortgagor) are used to refinance an existing  mortgage loan or loans (which may include a junior lien)  primarily in order to change the interest rate or other terms thereof.  The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed,  mortgage loans which have been converted from adjustable rate mortgage loans to fixed  rate  mortgage  loans,  or  construction  loans  which have been converted to permanent mortgage loans. In addition,  a mortgaged property may be subject to secondary  financing at the time of  origination of the mortgage loan or  thereafter.  In addition,  some or all of the single family loans secured by junior liens may be High LTV Loans.

     If provided for in the related prospectus  supplement,  a mortgage pool may contain  convertible  mortgage  loans which allow the  mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable  rate, or an  adjustable  rate to a fixed rate,  at some point during the life of these mortgage  loans.  In  addition,  if  provided  for  in  the  related  prospectus supplement,  a mortgage  pool may contain  mortgage  loans which may provide for modification  to other fixed rate or  adjustable  rate  programs  offered by the
Seller. If specified in the related prospectus  supplement,  upon any conversion or  modification,  the  depositor,  the  related  master  servicer,  the related servicer,  the applicable  Seller or a third party will repurchase the converted or  modified  mortgage  loan  as and to the  extent  set  forth  in the  related prospectus supplement.  Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

     If provided for in the related  prospectus  supplement,  the mortgage loans may include buydown mortgage loans.  Under the terms of a buydown mortgage loan, the  monthly  payments  made by the  mortgagor  during  the  early  years of the mortgage loan will be less than the scheduled  monthly  payments on the mortgage loan. The resulting difference will be made up from:

     o    funds  contributed by the seller of the mortgaged  property or another source and placed in a custodial account,

     o    if funds  contributed by the seller are contributed on a present value basis, investment earnings on these funds or

     o    additional  funds  to be  contributed  over  time  by the  mortgagor's employer or another source.

See  "Description of the  Securities--Payments  on Mortgage  Loans;  Deposits to
Distribution Account."

     Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage  loan is dependent on the ability of the mortgagor to make larger level monthly  payments  after the  Buydown  Funds have been  depleted  and,  for some buydown mortgage loans, during the Buydown Period.

     The  prospectus  supplement  for each  series of  securities  will  contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency  experience of the Seller and/or the master  servicer (if the master servicer is directly  servicing  the mortgage  loans)  and/or one or more of the servicers, with respect to mortgage loans similar to those included in the trust fund.  Information  generally  will be provided  when the Seller  and/or  master servicer

(if the master  servicer is directly  servicing  the  mortgage  loans)  and/or a servicer (in the case of servicers  directly servicing mortgage loans in a trust fund in excess of 10% of the total) have a seasoned  portfolio of mortgage loans similar to those included in the trust.

     The  prospectus  supplement  for each  series of  securities  will  contain information  as to the type of  mortgage  loans  that  will be  included  in the related  mortgage pool.  Each  prospectus  supplement  applicable to a series of securities will include information, generally as of the cut-off date and to the extent then  available to the  depositor,  on an  approximate  basis,  as to the following:

     o    the aggregate principal balance of the mortgage loans,

     o    the type of property securing the mortgage loans,

     o    the original or modified terms to maturity of the mortgage loans,

     o    the range of principal  balances of the mortgage  loans at origination or modification,

     o    the earliest origination or modification date and latest maturity date of the mortgage loans,

     o    the Loan-to-Value Ratios of the mortgage loans,

     o    the  mortgage  rate or range of mortgage  rates borne by the  mortgage loans,

     o    if any of the mortgage loans are ARM Loans, the applicable  Index, the range of Note Margins and the weighted average Note Margin,

     o    the geographical distribution of the mortgage loans,

     o    the percentage of buydown mortgage loans, if applicable, and

     o    the percent of ARM Loans which are convertible to fixed-rate  mortgage loans, if applicable.

A Current  Report on Form 8-K will be  available  upon request to holders of the related  series of  securities  and will be  filed,  together  with the  related pooling and servicing agreement, with respect to each series of certificates, or the related  servicing  agreement,  owner trust  agreement and  indenture,  with respect to each series of notes,  with the Commission  within fifteen days after the initial  issuance of the  securities.  In the event that mortgage  loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted in the Current Report on Form
8-K.  In no event,  however,  will more than 10% (by  principal  balance  at the cut-off  date) of the  mortgage  loans or mortgage  securities  deviate from the characteristics  of the mortgage  loans or mortgage  securities set forth in the related prospectus supplement.

     The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities  evidencing  interests therein,  to be assigned,  without recourse,  to the trustee named in the related  prospectus  supplement,  for the benefit of the holders of the securities of a series.  Except to the extent that servicing of any mortgage loan is to be transferred to a special  servicer,  the master  servicer  named in the related  prospectus  supplement  will service the mortgage  loans,  directly  or  through  servicers,  pursuant  to a pooling  and servicing agreement, with respect to each series of certificates, or a servicing agreement,  with  respect to each  series of notes,  and will  receive a fee for
these  services.   See  "Servicing  of  Mortgage  Loans,"  "Description  of  the
Securities" and "The Agreements." The master servicer's obligations with respect to the mortgage  loans will consist  principally  of its  contractual  servicing obligations  under the related  pooling and  servicing  agreement  or  servicing agreement  (including  its  obligation  to  supervise,  monitor  and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing  agreements),  as
more  fully   described  in  this  prospectus   under   "Servicing  of  Mortgage
Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement,  its obligation to make cash advances in the event of  delinquencies in payments on or with respect to the mortgage loans as described in this

                                       10

prospectus under "Description of the  Securities--Advances")  or pursuant to the terms of any mortgage  securities.  The obligations of a master servicer to make advances may be subject to  limitations,  to the extent this  prospectus and the related prospectus supplement so provides.

Underwriting Standards

     Mortgage  loans to be included in a mortgage  pool will be purchased on the closing date by the  depositor  either  directly or indirectly  from  Affiliated
Sellers or  Unaffiliated  Sellers.  The depositor  will acquire  mortgage  loans utilizing re-underwriting criteria which it believes are appropriate,  depending to some extent on the depositor's or its affiliates'  prior  experience with the
Seller and the servicer,  as well as the  depositor's  prior  experience  with a particular  type of mortgage loan or with mortgage  loans  relating to mortgaged
properties  in  a  particular   geographical  region.  A  standard  approach  to
re-underwriting  is to compare loan file  information  and  information  that is represented  to the  depositor  on a tape with  respect to a  percentage  of the mortgage  loans  the  depositor  deems  appropriate  in the  circumstances.  The
depositor   will  not   undertake   any   independent   investigations   of  the
creditworthiness of particular obligors.

     The  mortgage  loans,  as  well  as  mortgage  loans  underlying   mortgage
securities,  unless otherwise  disclosed in the related  prospectus  supplement, will have been originated in accordance with  underwriting  standards  described below.

     The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged  property and the adequacy of the property as  collateral  for the mortgage loan.

     The  primary  considerations  in  underwriting  a  mortgage  loan  are  the mortgagor's  employment  stability  and whether  the  mortgagor  has  sufficient monthly income available (1) to meet the mortgagor's  monthly obligations on the proposed  mortgage  loan  (generally  determined  on the  basis  of the  monthly payments due in the year of origination)  and other expenses related to the home
(including  property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial  obligations and monthly living expenses.  However, the  Loan-to-Value  Ratio of the mortgage loan is another  critical  factor.  In addition,  a mortgagor's  credit history and repayment  ability,  as well as the type and use of the mortgaged property, are also considerations.

     High LTV Loans are underwritten with an emphasis on the creditworthiness of
the  related  mortgagor.   High  LTV  Loans  are  underwritten  with  a  limited
expectation  of  recovering  any  amounts  from the  foreclosure  of the related mortgaged property.

     In the case of the multifamily loans,  commercial loans or mixed-use loans, lenders  typically  look to the  debt  service  coverage  ratio  of a loan as an important  measure of the risk of default on that loan. Unless otherwise defined in the related  prospectus  supplement,  the debt  service  coverage  ratio of a multifamily  loan,  commercial  loan or mixed-use  loan at any given time is the ratio of (1) the net operating  income of the related  mortgaged  property for a twelve-month  period to (2) the  annualized  scheduled  payments on the mortgage loan and on any other loan that is secured by a lien on the  mortgaged  property prior  to the  lien of the  related  mortgage.  The net  operating  income  of a mortgaged  property is the total operating  revenues derived from a multifamily, commercial or mixed-use property,  as applicable,  during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan)
secured by liens on that  property.  The net operating  income of a multifamily, commercial or mixed-use  property,  as applicable,  will fluctuate over time and may or may not be sufficient to cover debt service on the related  mortgage loan at any  given  time.  As the  primary  source  of the  operating  revenues  of a multifamily,  commercial or mixed- use property,  as  applicable,  rental income
(and  maintenance  payments from  tenant-stockholders  of a cooperatively  owned multifamily  property) may be affected by the condition of the  applicable  real estate market and/or area  economy.  Increases in operating  expenses due to the general  economic  climate or  economic  conditions  in a locality  or  industry segment,  such as increases  in interest  rates,  real estate tax rates,  energy
costs,  labor  costs  and  other  operating  expenses,   and/or  to  changes  in
governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the
Loan-to-Value Ratio of a multifamily,  commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

                                       11

     Each  prospective   mortgagor  will  generally  complete  a  mortgage  loan
application that includes  information on the applicant's  liabilities,  income, credit history, employment history and personal information.  One or more credit reports on each applicant from national  credit  reporting  companies  generally will be required.  The report typically contains  information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults,  bankruptcies,  repossessions,  or judgments. In the case of a multifamily  loan,  commercial  loan or mixed-use  loan, the mortgagor will also be  required  to provide  certain  information  regarding  the related
mortgaged  property,   including  a  current  rent  roll  and  operating  income
statements (which may be pro forma and unaudited).  In addition,  the originator will  generally  also  consider  the  location of the  mortgaged  property,  the availability  of  competitive  lease  space  and  rental  income  of  comparable properties  in the relevant  market area,  the overall  economy and  demographic features of the geographic area and the mortgagor's  prior  experience in owning and operating  properties  similar to the  multifamily  properties or commercial properties, as the case may be.

     Mortgaged  properties generally will be appraised by licensed appraisers or through an automated  valuation  system.  A licensed  appraiser  will  generally address  neighborhood  conditions,  site and  zoning  status and  condition  and valuation of improvements. In the case of mortgaged properties secured by single family loans,  the appraisal report will generally  include a reproduction  cost analysis (when  appropriate) based on the current cost of constructing a similar home and a market value  analysis  based on recent sales of comparable  homes in the area.  With respect to  multifamily  properties,  commercial  properties and mixed-use  properties,  the appraisal must specify whether an income analysis, a market  analysis or a cost analysis was used. An appraisal  employing the income approach to value analyzes a property's projected net cash flow,  capitalization and other  operational  information in determining  the  property's  value.  The market  approach to value  analyzes  the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations  between those other  properties and the property being  appraised.  The cost approach to value  requires  the  appraiser  to make an  estimate  of land  value  and  then determine  the current cost of  reproducing  the  improvements  less any accrued depreciation.  In any  case,  the  value  of the  property  being  financed,  as indicated  by the  appraisal,  must  support,  and  support in the  future,  the outstanding loan balance.  All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available  information  regarding property values and will be described more fully in the related prospectus supplement.  An appraisal for  purposes of  determining  the Value of a mortgaged  property may include an automated valuation.

     Notwithstanding  the foregoing,  Loan-to-Value  Ratios will not necessarily provide  an  accurate  measure  of the  risk  of  liquidation  loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial  issuance of the related series of securities may be less than the Value determined at loan origination,  and will likely continue to fluctuate from time to time based upon changes in economic  conditions  and the real estate  market.
Mortgage   loans  which  are  subject  to   negative   amortization   will  have
Loan-to-Value  Ratios  which  will  increase  after  origination  as a result of negative amortization.  Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily  property or commercial property.
As stated  above,  appraised  values of  multifamily,  commercial  and mixed-use properties are generally based on the market  analysis,  the cost analysis,  the income analysis, or upon a selection from or interpolation of the values derived from those approaches.  Each of these appraisal  methods can present  analytical difficulties.  It is often  difficult to find truly  comparable  properties that have recently been sold; the  replacement  cost of a property may have little to do with its current market value; and income  capitalization is inherently based on  inexact  projections  of  income  and  expenses  and  the  selection  of  an appropriate  capitalization rate. Where more than one of these appraisal methods are used and provide significantly  different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     If so specified in the related prospectus supplement, the underwriting of a
multifamily   loan,   commercial   loan  or  mixed-use  loan  may  also  include
environmental  testing.  Under the laws of some  states,  contamination  of real property may give rise to a lien on the property to assure the costs of cleanup.
In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be  liable,  as an "owner"  or  "operator",  for costs of  addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become  sufficiently  involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner.  A lender also risks such liability on  foreclosure  of the mortgage as described  under "Legal  Aspects of Mortgage
Loans--Environmental Legislation" in this prospectus.

                                       12

     With respect to any FHA loan or VA loans the  mortgage  loan Seller will be required to represent  that it has  complied  with the  applicable  underwriting policies of the FHA or VA,  respectively.  See "Description of Primary Insurance
Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

Qualifications of Originators and Sellers

     Each  mortgage  loan  generally  will be  originated,  directly  or through mortgage brokers and correspondents,  by a savings and loan association, savings bank,  commercial bank, credit union,  insurance company, or similar institution which is  supervised  and  examined  by a federal  or state  authority,  or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections  203 and 211 of the  Housing  Act,  unless  otherwise  provided  in the related prospectus supplement.

Representations by Sellers

     Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage  securities sold by the Seller and evidenced by a series  of  securities.  In the  case of  mortgage  loans,  representations  and warranties will generally include,  among other things, that as to each mortgage loan:

     o    with  respect  to  each  mortgage  loan  other  than a  Contract  or a cooperative mortgage loan, if required,  (A) a title insurance policy, binder,  or  other  assurance  of  title  customary  in  the  relevant jurisdiction  insuring  (subject only to permissible  title  insurance exceptions)  the lien  status of the  mortgage  was  effective  at the origination of the mortgage loan and the policy  remained in effect on the date of  purchase  of the  mortgage  loan  from the  Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these  policies are generally not  available, there is in the related  mortgage  file an attorney's  certificate  of title indicating (subject to permissible exceptions set forth therein)
          the lien status of the mortgage or (C) with respect to a mortgage loan which is a  refinanced  mortgage  loan, a title search was done by the
          Seller  or  some  other  type  of  "short-form"  title  insurance  was obtained;

     o    the Seller has good title to the mortgage  loan and the mortgage  loan was subject to no offsets,  defenses or counterclaims except as may be provided  under  the  Relief  Act and  except to the  extent  that any buydown agreement exists for a buydown mortgage loan;

     o    there are no  mechanics'  liens or claims for work,  labor or material affecting the related  mortgaged  property which are, or may be a lien prior to, or equal  with,  the lien of the related  mortgage  (subject only to permissible title insurance exceptions);

     o    the mortgage loan  constituted a valid first or other  applicable lien on, or a perfected  security  interest  with respect to, the mortgaged property (subject only to permissible title insurance  exceptions,  if applicable,  and certain other exceptions  described in the Agreement)
          and the  related  mortgaged  property  is free from damage and in good repair;

     o    there are no delinquent  tax or  assessment  liens against the related mortgaged property;

     o    the  mortgage  loan is not  more  than 90  days  delinquent  as to any scheduled payment of principal and/or interest; and

     o    to the best of the Seller's knowledge,  each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws,  including,  without  limitation,  usury,  equal credit opportunity, disclosure and recording laws; and, to the best of the Seller's  knowledge,  each  mortgage loan has been serviced in all material  respects in accordance  with applicable  federal,  state and
          local  laws,  including,  without  limitation,   usury,  equal  credit
          opportunity,  disclosure  and  recording  laws  and the  terms  of the related mortgage note, the mortgage and other loan documents.

                                       13

If the mortgage loans include  cooperative  mortgage loans,  representations and warranties with respect to title insurance or hazard insurance may not be given.
Generally,  the cooperative  itself is responsible for the maintenance of hazard
insurance   for  property   owned  by  the   cooperative,   and  the   borrowers
(tenant-stockholders)  of the  cooperative do not maintain  hazard  insurance on
their   individual   dwelling  units.  In  the  case  of  mortgage   securities,
representations and warranties will generally include,  among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any  liens.  In the event of a breach of a  Seller's  representation  or warranty that materially  adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or  repurchase  or, if  permitted,  replace the mortgage loan or mortgage security as described below. However,  there can be no assurance that a
Seller will honor its  obligation  to repurchase  or, if permitted,  replace any mortgage loan or mortgage  security as to which a breach of a representation  or warranty arises.

     All of the  representations  and  warranties  of a Seller in  respect  of a mortgage  loan or mortgage  security will have been made as of the date on which the mortgage loan or mortgage  security was  purchased  from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such  representation or warranty shall be made as of such earlier date. As a result, the date as of which the  representations and warranties were made may be a date prior to the date of initial  issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the  related  sale by the  applicable  Seller.  A substantial  period of time may have  elapsed  between  the date as of which the representations  and warranties were made and the later date of initial issuance of the  related  series of  securities.  Accordingly,  the  Seller's  repurchase obligation  (or, if  specified  in the related  prospectus  supplement,  limited replacement  option)  described  below  will not arise  if,  during  the  period commencing  on the date of sale of a mortgage  loan or mortgage  security by the
Seller,  an event occurs that would have given rise to a  repurchase  obligation had the event occurred  prior to sale of the affected  mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage  security  relating to the period  commencing on the date of sale of the  mortgage  loan or  mortgage  security  by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer  described under "Description of the  Securities--Assignment  of
Trust Fund Assets" below.

     The depositor  will assign to the trustee for the benefit of the holders of the related  series of securities  all of its right,  title and interest in each purchase  agreement by which it purchased a mortgage  loan or mortgage  security from a Seller insofar as the purchase  agreement relates to the  representations and  warranties  made by the Seller in respect of the mortgage  loan or mortgage
security  and  any  remedies   provided  for  with  respect  to  any  breach  of
representations  and  warranties  with respect to the mortgage  loan or mortgage security.  If a Seller  cannot cure a breach of any  representation  or warranty made by it in respect of a mortgage loan or mortgage  security which  materially and adversely  affects the  interests of the  securityholders  therein  within a specified period after having  discovered or received notice of a breach,  then, the Seller  will be  obligated  to  repurchase  the  mortgage  loan or  mortgage security  at a purchase  price set forth in the related  pooling  and  servicing agreement or other agreement which purchase price generally will be equal to the principal  balance  thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the  Seller in  respect  of master  servicing  compensation,  special  servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

     As to any mortgage loan required to be  repurchased by a Seller as provided above,  rather than repurchase the mortgage loan, the Seller, if so specified in the related  prospectus  supplement,  will be entitled,  at its sole option,  to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified  Substitute  Mortgage  Loan;  however,  with  respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected  within 120 days of the date of the  initial  issuance  of the  related series of certificates.  With respect to a trust fund for which a REMIC election is to be made, the  substitution  of a defective  mortgage loan must be effected within two years of the date of the initial  issuance  of the related  series of certificates,  and may not be made if the  substitution  would  cause  the trust fund,  or any  portion  thereof,  to fail to  qualify  as a REMIC or result in a
Prohibited  Transaction  Tax under the Code. Any Qualified  Substitute  Mortgage
Loan generally will, on the date of substitution:

     o    have  an  outstanding  principal  balance,   after  deduction  of  the
          principal  portion  of  the  monthly  payment  due  in  the  month  of substitution,  not in excess of the outstanding  principal  balance of the Deleted

                                       14

          Mortgage  Loan (the amount of any  shortfall  to be  deposited  in the
          Distribution  Account by the related Seller or the master  servicer in the month of substitution for distribution to the securityholders),

     o    have a mortgage  rate and a Net  Mortgage  Rate not less than (and not materially  greater  than) the mortgage  rate and Net  Mortgage  Rate, respectively,  of  the  Deleted  Mortgage  Loan  as  of  the  date  of substitution,

     o    have a Loan-to-Value  Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

     o    have a remaining term to maturity not materially earlier or later than
          (and not later than the latest  maturity  date of any  mortgage  loan)
          that of the Deleted Mortgage Loan and

     o    comply  with all of the  representations  and  warranties  made by the
          Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage  loans,  or additional provisions relating to meeting the foregoing  requirements on an aggregate basis where a number of substitutions occur  contemporaneously.  A Seller will have an option to substitute for a mortgage  security that it is obligated to repurchase in  connection  with a  breach  of a  representation  and  warranty  only  if it satisfies the criteria set forth in the related prospectus supplement.

     The master  servicer or the trustee will be required  under the  applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this  repurchase or  substitution  obligation  for the benefit of the trustee and the  securityholders,  following  those practices it would employ in its good faith  business  judgment and which are normal and usual in its general mortgage  servicing  activities;  provided,  however,  that this  repurchase  or substitution  obligation will not become an obligation of the master servicer in the event the  applicable  Seller  fails to honor the  obligation.  In instances where a Seller is unable,  or disputes its  obligation,  to repurchase  affected mortgage loans and/or mortgage  securities,  the master servicer or the trustee, employing the standards set forth in the preceding  sentence,  may negotiate and enter into one or more settlement  agreements with the related Seller that could provide for the  repurchase  of only a portion of the  affected  mortgage  loans and/or mortgage securities.  Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities.
In accordance with the above described practices, the master servicer or trustee will not be required to enforce any  repurchase  obligation of a Seller  arising from any  misrepresentation  by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation  did not directly  cause or are not likely to directly cause a loss on the related mortgage loan or mortgage  security.  If the Seller fails to repurchase and no breach of any other party's  representations has occurred, the
Seller's repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to  repurchase  a mortgage  loan or  mortgage  security  and  neither  the depositor nor any other entity has assumed the  representations  and warranties, the  repurchase  obligation  of the Seller will not become an  obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies  available  to  securityholders  or the  trustee  for a  breach  of any representation by a Seller or for any other event giving rise to the obligations as described above.

     Neither  the  depositor  nor  the  master  servicer  will be  obligated  to repurchase  a mortgage  loan or mortgage  security  if a Seller  defaults on its obligation  to do so, and no assurance  can be given that the Sellers will carry out their repurchase obligations.  A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations  and  warranties  of a Seller  also  constitutes  a breach  of a representation made by the depositor or the master servicer,  as described below under  "Description  of the  Securities--Assignment  of Trust Fund  Assets," the
depositor  or  the  master  servicer  may  have  a  repurchase  or  substitution obligation.  Any  mortgage  loan or  mortgage  security  not so  repurchased  or substituted  for shall remain in the related  trust fund and any losses  related thereto  shall be allocated  to the related  credit  enhancement,  to the extent available,  and  otherwise  to one or more  classes  of the  related  series  of securities.

     If a person other than a Seller makes the  representations  and  warranties referred  to in the  first  paragraph  of this  "--Representations  by  Sellers"
section,  or a person other than a Seller is  responsible  for  repurchasing  or replacing any

                                       15

mortgage  loan or mortgage  security for a breach of those  representations  and warranties,  the  identity  of that  person  will be  specified  in the  related prospectus supplement.

Optional Purchase of Defaulted Mortgage Loans

     If the related prospectus  supplement so specifies,  the master servicer or another  entity  identified in such  prospectus  supplement  may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by
90 days or more or is an REO  Mortgage  Loan as the date of such  purchase.  Any such  purchase  shall  be at  the  price  described  in the  related  prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

General

     The mortgage loans and mortgage  securities  included in each mortgage pool will be serviced  and  administered  pursuant to either a pooling and  servicing agreement or a servicing  agreement.  A form of pooling and servicing  agreement and a form of  servicing  agreement  have each been  filed as an  exhibit to the registration  statement  of  which  this  prospectus  is a  part.  However,  the provisions of each pooling and servicing  agreement or servicing  agreement will vary  depending  upon the nature of the related  mortgage  pool.  The  following summaries describe the material servicing- related provisions that may appear in a pooling and  servicing  agreement or servicing  agreement  for a mortgage pool that includes  mortgage loans. The related  prospectus  supplement will describe any  servicing-related  provision of its related pooling and servicing agreement or servicing  agreement that  materially  differs from the  description  thereof contained in this  prospectus.  If the related  mortgage pool includes  mortgage securities,  the related  prospectus  supplement  will  summarize  the  material provisions  of the related  pooling and  servicing  agreement  and  identify the responsibilities of the parties to that pooling and servicing agreement.

     With respect to any series of securities  as to which the related  mortgage pool includes  mortgage  securities,  the servicing  and  administration  of the mortgage loans underlying any mortgage  securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered  generally in the same manner as mortgage loans included in a mortgage pool,  however,  there can be no assurance that this will be the case,  particularly if the mortgage  securities are issued by an entity other than the depositor or any of its affiliates.

The Master Servicer

     The master  servicer,  if any, for a series of securities  will be named in the related prospectus supplement and may be an affiliate of the depositor.  The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees  and other  persons  acting on behalf of the master servicer in connection with its activities  under a pooling and servicing agreement or a servicing agreement.

     The master servicer shall supervise,  monitor and oversee the obligation of the  servicers to service and  administer  their  respective  mortgage  loans in accordance with the terms of the applicable  servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable  in  connection  with such master  servicing  and  administration.  In addition,  the Master  Servicer  shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations under the pooling and  servicing  agreement or  servicing  agreement,  shall  receive, review and  evaluate  all reports,  information  and other data  provided to the master  servicer by each  servicer and shall cause each  servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such  servicer  under its  applicable  servicing  agreement.  Each  pooling  and servicing  agreement  or servicing  agreement,  as  applicable,  for a series of securities,  will  provide  that in the event a servicer  fails to  perform  its obligations  in accordance  with its servicing  agreement,  the master  servicer shall terminate such servicer and act as servicer of the related  mortgage loans or cause the trustee to enter into a new  servicing  agreement  with a successor servicer selected by the master servicer.

                                       16

The Servicers

     Each of the servicers,  if any, for a series of securities will be named in the related  prospectus  supplement  and may be an affiliate of the depositor or the  Seller of the  mortgage  loans for  which it is  acting as  servicer.  Each servicer  will  servicer the mortgage  loans  pursuant to a servicing  agreement between the master servicer and the related servicer,  which servicing agreement will not contain any terms which are  inconsistent  with the related  Agreement.
Each  servicer is required to maintain a fidelity  bond and errors and omissions policy with respect to its officers and employees  and other  persons  acting on behalf of the  servicer  in  connection  with its  activities  under a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

     The master  servicer  for any  mortgage  pool will be  obligated  under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee  the  obligations  of the  servicers  to service  and  administer  their respective  mortgage  loans in the mortgage  pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and
servicing  agreement  or  servicing  agreement,   the  mortgage  loans  and  any
instrument of credit enhancement included in the related trust fund, and, to the extent  consistent  with the  foregoing,  the customs and  standards  of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located.
Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

     As part of its servicing  duties,  the master servicer will be required to, and to cause each of the  servicers to, make  reasonable  efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services.  The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own  account,  so long as  these  procedures  are  consistent  with  the servicing  standard  of and the  terms  of the  related  pooling  and  servicing agreement or servicing  agreement and the servicing standard generally described in the preceding  paragraph,  and do not impair recovery under any instrument of credit  enhancement  included in the related  trust  fund.  Consistent  with the foregoing,  the  master  servicer  or any  servicer  will be  permitted,  in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

     Under a pooling and servicing agreement or a servicing agreement,  a master servicer  and each  servicer  will be  granted  discretion  to extend  relief to mortgagors whose payments become delinquent.  In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary  indulgence  to a  mortgagor  or may  enter  into a  liquidating  plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan.  However,  the master  servicer or servicer  must first determine that any waiver or extension will not impair the coverage of any related  insurance  policy or materially  adversely  affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement,  if a material  default  occurs or a payment  default is  reasonably foreseeable  with respect to a multifamily  loan,  commercial  loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations  set  forth  in the  related  pooling  and  servicing  agreement  or servicing  agreement  and  described in the related  prospectus  supplement,  to modify,  waive or amend  any term of such  mortgage  loan,  including  deferring payments,  extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification,  waiver or amendment (1) is reasonably likely to produce a greater  recovery  with respect to that  mortgage  loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

     In the case of multifamily  loans,  commercial loans and mixed-use loans, a mortgagor's  failure  to make  required  mortgage  loan  payments  may mean that operating  income is  insufficient  to service the mortgage debt, or may reflect the  diversion  of that income  from the  servicing  of the  mortgage  debt.  In addition, a mortgagor under a multifamily,  commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely  payment of taxes and  otherwise to maintain and insure the related  mortgaged  property.
Generally,  the related master  servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes  of  the  default  can be  corrected  over a  reasonable  period  without significant impairment of the value of the related mortgaged property,  initiate corrective action in cooperation with the mortgagor if cure is likely, inspect

                                       17

the related mortgaged property and take any other actions as are consistent with the  servicing  standard  described  above  and in  the  pooling  and  servicing agreement or servicing agreement. A significant period of time may elapse before the  master  servicer  or  servicer  is able to assess  the  success of any such corrective action or the need for additional initiatives.  The time within which
the  master  servicer  or  servicer  can  make  the  initial   determination  of
appropriate  action,   evaluate  the  success  of  corrective  action,   develop
additional initiatives, institute foreclosure proceedings and actually foreclose
(or accept a deed to a mortgaged  property in lieu of  foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular  multifamily,  commercial or mixed-use loan, the mortgaged  property, the mortgagor,  the presence of an acceptable  party to assume that loan and the laws of the  jurisdiction  in which the  mortgaged  property  is  located.  If a mortgagor files a bankruptcy  petition,  the master servicer or servicer may not be permitted to accelerate the maturity of the related  multifamily,  commercial or mixed-use  loan or to foreclose on the mortgaged  property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

     Some  or all of the  mortgage  loans  in a  mortgage  pool  may  contain  a due-on-sale  clause  that  entitles  the  lender to  accelerate  payment  of the mortgage loan upon any sale or other transfer of the related mortgaged  property made without the lender's consent.  In any case in which a mortgaged property is being  conveyed  by the  mortgagor,  the  master  servicer  will in  general  be obligated,  to the extent it has  knowledge of the  conveyance,  to exercise its rights,  or cause the servicer of the mortgage  loan to exercise its rights,  to accelerate  the  maturity of the related  mortgage  loan under any due-  on-sale clause applicable thereto, but only if the exercise of these rights is permitted by  applicable  law and only to the  extent  it would  not  adversely  affect or jeopardize  coverage  under any Primary  Insurance  Policy or applicable  credit enhancement  arrangements.  If  applicable  law prevents the master  servicer or servicer from  enforcing a due-on-sale  or  due-on-encumbrance  clause or if the master  servicer or servicer  determines  that it is reasonably  likely that the related  mortgagor  would  institute a legal  action to avoid  enforcement  of a due-on-sale or  due-on-encumbrance  clause,  the master servicer or servicer may enter into (1) an assumption and modification  agreement with the person to whom the property has been or is about to be conveyed,  pursuant to which this person becomes  liable under the mortgage note subject to specified  conditions and the mortgagor,  to the extent permitted by applicable law, remains liable thereon or
(2) a  substitution  of  liability  agreement  pursuant  to which  the  original mortgagor  is released  from  liability  and the person to whom the property has been or is about to be conveyed is  substituted  for the original  mortgagor and becomes liable under the mortgage  note,  subject to specified  conditions.  The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely  affect the  collectability  of the mortgage loan. The master servicer or servicer  will  determine  whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance  provision in a multifamily loan,  commercial  loan  or  mixed-use  loan in a  manner  consistent  with  the servicing  standard.  The master servicer or servicer generally will be entitled to retain as additional  servicing  compensation any fee collected in connection with the  permitted  transfer of a  mortgaged  property.  See "Legal  Aspects of
Mortgage  Loans--Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

     Mortgagors  may,  from  time  to  time,  request  partial  releases  of the mortgaged properties,  easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined,  exercising its good faith business  judgment in the same manner as it would if it were the owner of the related  mortgage  loan,  that  approval
will  not   adversely   affect  the  security   for,  or  the  timely  and  full
collectability  of, the related  mortgage  loan. Any fee collected by the master servicer or  servicer  for  processing  these  requests  will be retained by the master  servicer  or  servicer,  as the case  may be,  as  additional  servicing compensation.

     In the case of  mortgage  loans  secured  by  junior  liens on the  related mortgaged properties, the master servicer will be required to file, or cause the servicer of the  mortgage  loans to file,  of record a request for notice of any action by a superior  lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state  law  does  not  require  that a  junior  lienholder  be  named as a party
defendant  in   foreclosure   proceedings  in  order  to  foreclose  the  junior
lienholder's equity of redemption.  The master servicer also will be required to notify,  or cause the  servicer of the  mortgage  loan to notify,  any  superior lienholder  in  writing  of the  existence  of the  mortgage  loan  and  request notification  of any  action  (as  described  below)  to be  taken  against  the mortgagor or the mortgaged  property by the superior  lienholder.  If the master servicer or a servicer is notified that any superior  lienholder has accelerated or intends to accelerate the obligations  secured by the related senior lien, or has  declared  or  intends  to  declare a  default  under  the  mortgage  or the promissory note secured thereby,  or has filed or intends to file an election to have the  related  mortgaged  property  sold or  foreclosed,  then,  the  master servicer will be required

                                       18

to take,  or cause the servicer of the related  mortgaged  property to take,  on behalf of the related trust fund,  whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related  mortgage loan,  subject to the REMIC  Provisions,  if  applicable.  The master  servicer  will be  required  to  advance,  or cause the  servicer of the mortgage loan to advance,  the necessary  funds to cure the default or reinstate the  superior  lien,  if the  advance is in the best  interests  of the  related securityholders  and the master  servicer or the  servicer,  as the case may be, determines  the advances are  recoverable  out of payments on or proceeds of the related mortgage loan.

     The master servicer for any mortgage pool will also be required to perform, or cause the  servicers of the mortgage  loans in the mortgage  pool to perform,
other  customary  functions  of  a  servicer  of  comparable  loans,   including
maintaining escrow or impound accounts for payment of taxes,  insurance premiums and similar  items,  or otherwise  monitoring the timely payment of those items;
adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings;  managing REO properties;  and maintaining servicing  records  relating to the  mortgage  loans in the mortgage  pool.  The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement.
See "Description of Credit Enhancement."

Special Servicers

     If and to the extent  specified  in the related  prospectus  supplement,  a special  servicer may be a party to the related pooling and servicing  agreement or servicing  agreement  or may be  appointed by the master  servicer or another specified party to perform  specified duties in respect of servicing the related mortgage  loans that would  otherwise be performed by the master  servicer  (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and  obligations  of any  special  servicer  will be  specified  in the  related
prospectus  supplement,   and  the  master  servicer  will  be  liable  for  the
performance of a special servicer only if, and to the extent,  set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

     Except as described  below,  the master  servicer  will be  required,  in a manner consistent with the servicing standard,  to, or to cause the servicers of the  mortgage  loans to,  foreclose  upon or  otherwise  comparably  convert the ownership of properties securing any mortgage loans in the related mortgage pool that  come  into  and  continue  in  default  and as to  which  no  satisfactory arrangements can be made for collection of delinquent payments.  Generally,  the foreclosure process will commence no later than 90 days after delinquency of the related  mortgage loan. The master servicer and each servicer will be authorized to institute  foreclosure  proceedings,  exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged  property,  by operation of law or otherwise,  if the action is consistent with the servicing  standard.  The master servicer's or applicable  servicer's actions in this regard must be conducted,  however,  in a manner that will permit  recovery  under any  instrument  of credit  enhancement included in the related trust fund. In addition, neither the master servicer nor any other  servicer will be required to expend its own funds in connection  with any  foreclosure or to restore any damaged  property  unless it shall  determine that (1) the  foreclosure  and/or  restoration  will  increase  the  proceeds of
liquidation  of  the  mortgage  loan  to  the  related   securityholders   after
reimbursement  to itself  for these  expenses  and (2)  these  expenses  will be recoverable  to it from  related  Insurance  Proceeds,  Liquidation  Proceeds or amounts  drawn  out of any  fund or under  any  instrument  constituting  credit enhancement  (respecting which it shall have priority for purposes of withdrawal from the  Distribution  Account in  accordance  with the pooling  and  servicing agreement or servicing agreement).

     However,  unless otherwise specified in the related prospectus  supplement, neither the master  servicer  nor any other  servicer  may acquire  title to any multifamily property or commercial property securing a mortgage loan or take any other  action  that  would  cause  the  related  trustee,  for  the  benefit  of securityholders  of the  related  series,  or any other  specified  person to be considered to hold title to, to be a  "mortgagee-in-possession"  of, or to be an
"owner" or an  "operator"  of such  mortgaged  property  within  the  meaning of federal  environmental  laws,  unless the master servicer or the servicer of the mortgage loan has previously determined,  based on a report prepared by a person who regularly conducts  environmental audits (which report will be an expense of the trust fund), that either:

                                       19

          (1)  the  mortgaged   property  is  in  compliance   with   applicable
     environmental  laws and  regulations or, if not, that taking actions as are necessary to bring the mortgaged  property into  compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

          (2) there are no circumstances or conditions  present at the mortgaged property that have resulted in any contamination  for which  investigation, testing, monitoring, containment, clean-up or remediation could be required under  any  applicable  environmental  laws and  regulations  or,  if those circumstances  or conditions are present for which any such action could be required,  taking those actions with respect to the  mortgaged  property is reasonably  likely to produce a greater  recovery on a present  value basis
     than  not  taking   those   actions.   See  "Legal   Aspects  of   Mortgage
     Loans--Environmental Legislation."

     Neither the master  servicer  nor any other  servicer  will be obligated to foreclose  upon or otherwise  convert the  ownership of any  mortgaged  property securing a single family loan if it has received notice or has actual  knowledge that the property may be  contaminated  with or affected by hazardous  wastes or hazardous substances;  however,  environmental testing will not be required. The master  servicer  or  servicer,  as  applicable,  will  not  be  liable  to  the securityholders  of the  related  series if,  based on its  belief  that no such contamination or effect exists, the master servicer or such servicer  forecloses on a  mortgaged  property  and  takes  title  to  the  mortgaged  property,  and thereafter  the  mortgaged  property  is  determined  to be so  contaminated  or affected.

     With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue  foreclosure (or similar remedies)  concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation  (by  foreclosure  or  otherwise)  or a repurchase  or  substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed  previously.  The master  servicer or servicer  may elect to treat a  defaulted  mortgage  loan as having been finally  liquidated if a  substantial  portion or all of the amounts expected  to be  received  from  that  mortgage  loan have  been  received.  Any additional  liquidation  expenses  relating  to  the  mortgage  loan  thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series,  or may be offset by any  subsequent  recovery  related to the  mortgage
loan.  Alternatively,   for  purposes  of  determining  the  amount  of  related
Liquidation  Proceeds to be  distributed to  securityholders,  the amount of any
Realized Loss or the amount  required to be drawn under any  applicable  form of credit  support,  the master servicer and servicer may take into account minimal amounts of  additional  receipts  expected to be received,  as well as estimated additional  liquidation  expenses expected to be incurred in connection with the defaulted mortgage loan.

     As provided above,  the master servicer or a servicer may pass through less than the full  amount it expects  to receive  from the  related  mortgage  loan;
however, the master servicer or servicer may only do this if the master servicer
or  servicer   reasonably   believes  it  will  maximize  the  proceeds  to  the
securityholders in the aggregate.  To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized
Loss will be restated,  and the additional recoveries will be passed through the trust as Liquidation  Proceeds.  In the event the amount of the Realized Loss is restated,  the amount of  overcollateralization  or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any  securities  whose  principal  balance is  increased  will not be reimbursed  interest for the period during which the principal  balance of their securities was lower.

     With  respect to a series of  securities,  if so  provided  in the  related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage,  that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation  thereof.  In addition,  a pooling and servicing  agreement  or  servicing  agreement  may grant to the  depositor,  an affiliate of the depositor,  the master servicer, a special servicer, a provider of credit  enhancement  and/or the holder or  holders  of  specified  classes of securities  of the related  series a right of first refusal to purchase from the trust fund, at a predetermined  purchase price,  any mortgage loan as to which a specified number of scheduled payments are delinquent.  If the purchase price is insufficient to fully fund the entitlements of  securityholders to principal and
interest,   it  will  be  specified  in  the  related   prospectus   supplement.
Furthermore,  a pooling and  servicing  agreement or a servicing  agreement  may authorize  the master  servicer  or servicer  of the  mortgage  loan to sell any defaulted mortgage loan if and when the master servicer or servicer  determines, consistent with the servicing standard,

                                       20

that the sale would produce a greater recovery to  securityholders  on a present value basis than would liquidation of the related mortgaged property.

     In  the  event  that  title  to  any  mortgaged  property  is  acquired  by foreclosure or by deed in lieu of  foreclosure,  the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of  securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related  mortgage  loan,  the REO Mortgage Loan will be considered  for most purposes  to be an  outstanding  mortgage  loan held in the trust fund until the mortgaged  property  is  sold  and  all  recoverable  Liquidation  Proceeds  and
Insurance  Proceeds have been  received  with respect to the defaulted  mortgage loan. For purposes of calculations of amounts  distributable to  securityholders in respect of an REO Mortgage Loan, the  amortization  schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy  or any similar  proceeding or any  moratorium  or similar  waiver or grace period) will be deemed to have continued in effect (and, in the case of an
ARM  Loan,  the  amortization  schedule  will  be  deemed  to have  adjusted  in accordance  with any interest  rate changes  occurring  on any  adjustment  date therefor) so long as the REO Mortgage  Loan is considered to remain in the trust fund.

     If title to any mortgaged  property is acquired by a trust fund as to which a REMIC  election  has been made,  the master  servicer,  on behalf of the trust fund,  will be required to sell,  or cause the servicer of the mortgage  loan to sell, the mortgaged  property within three years of acquisition,  unless (1) the
IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust  fund for more than  three  years  after its  acquisition  will not result in the  imposition  of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC  under the Code at any time that any  certificate  is outstanding. Subject to the foregoing and any other tax-related constraints, the master  servicer  generally  will be  required  to solicit  bids,  or to cause a servicer to solicit bids, for any mortgaged  property so acquired in a manner as will be reasonably likely to realize a fair price for the property.  If title to any mortgaged  property is acquired by a trust fund as to which a REMIC election has been made,  the master  servicer  will also be  required  to ensure that the
mortgaged   property  is  administered  so  that  it  constitutes   "foreclosure
property"within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from  non-permitted  assets as described in Section  860F(a)(2)(B) of the
Code,  and that the trust fund does not derive any "net income from  foreclosure property"  within the meaning of Section  860G(c)(2) of the Code with respect to the property.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding  principal balance of the defaulted  mortgage loan plus  accrued  interest  plus the  aggregate  amount  of  reimbursable  expenses incurred by the master servicer or the servicer, as applicable,  with respect to the  mortgage  loan,  and the  shortfall  is not  covered  under any  applicable instrument or fund constituting credit enhancement,  the trust fund will realize a loss in the amount of the  difference.  The master  servicer or  servicer,  as applicable,  will be entitled to reimburse itself from the Liquidation  Proceeds recovered  on  any  defaulted  mortgage  loan,  prior  to  the  distribution  of
Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan,  unreimbursed  servicing  expenses incurred  with respect to the  mortgage  loan and any  unreimbursed  advances of delinquent  payments  made with respect to the mortgage  loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for  reinstatement  subject to specified  conditions  in the event that, following the final  liquidation  of a mortgage loan and a draw under the credit enhancement,  subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted  mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer  or  servicer,  as  applicable,  will be entitled to retain the gain as additional  servicing  compensation  unless the  related  prospectus  supplement provides  otherwise.  For a  description  of the  master  servicer's  (or  other specified  person's)  obligations  to maintain and make claims under  applicable forms of credit  enhancement and insurance  relating to the mortgage loans,  see
"Description  of  Credit  Enhancement"  and  "Description  of  Primary  Mortgage
Insurance, Hazard Insurance; Claims Thereunder."

Servicing and Other Compensation and Payment of Expenses; Retained Interest

     The principal  servicing  compensation to be paid to the master servicer in respect of its master  servicing  activities for a series of securities  will be equal to the  percentage  or range of  percentages  per annum  described  in the related  prospectus  supplement  of the  outstanding  principal  balance of each mortgage  loan,  and this  compensation  will be  retained by it on a monthly or other periodic  basis from  collections of interest on each mortgage loan in the related trust fund at

                                       21

the time the collections are deposited into the applicable Distribution Account.
This  portion  of the  servicing  fee will be  calculated  with  respect to each mortgage loan by  multiplying  the fee by the principal  balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the  mortgage  loan,  the master  servicer may retain all  prepayment  premiums, assumption  fees  and  late  payment  charges,  to  the  extent  collected  from mortgagors,  and any benefit  which may accrue as a result of the  investment of
funds  in  the  applicable   Distribution   Account.  Any  additional  servicing
compensation will be described in the related prospectus supplement.

     The principal servicing compensation to be paid to each servicer in respect of its  servicing  activities  for a series of  securities  will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding  principal  balance of each mortgage loan serviced by such servicer,  and this  compensation will be retained by it on a monthly or other periodic  basis from  collections of interest on each mortgage loan in the related  trust  fund  at the  time  the  collections  are  deposited  into  such servicer's  Protected  Account.  This  portion  of the  servicing  fee  will  be calculated  with  respect  to each  mortgage  loan  serviced  by a  servicer  by multiplying the fee by the principal  balance of the mortgage loan. In addition, each  servicer  may retain all  prepayment  premiums,  assumption  fees and late payment charges, to the extent collected from mortgagors,  and any benefit which may accrue as a result of the investment of funds in its Protected Account.  Any additional  servicing  compensation will be described in the related  prospectus supplement.

     The  master  servicer  will  pay or cause  to be paid  some of the  ongoing expenses  associated  with each trust fund and incurred by it in connection with its  responsibilities  under the pooling and  servicing  agreement  or servicing agreement,  including,  if so  specified in the related  prospectus  supplement, payment of any fee or other amount payable in respect of any alternative  credit enhancement arrangements,  payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security  registrar,  and payment of expenses  incurred in enforcing  the  obligations  of the  servicers  and the
Sellers.  The master  servicer  will be  entitled to  reimbursement  of expenses incurred in enforcing  the  obligations  of the  servicers and the Sellers under limited  circumstances.  In addition, the master servicer and each servicer will be entitled to  reimbursements  for some of its expenses  incurred in connection with  liquidated  mortgage  loans  and in  connection  with the  restoration  of mortgaged  properties,  this right of reimbursement being prior to the rights of securityholders  to  receive  any  related  Liquidation  Proceeds  or  Insurance
Proceeds. If and to the extent so provided in the related prospectus supplement, the master  servicer and each servicer  will be entitled to receive  interest on amounts advanced to cover reimbursable expenses for the period that the advances are  outstanding  at the rate specified in the  prospectus  supplement,  and the master  servicer and each  servicer  will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to  securityholders  or as  otherwise  provided in the related pooling and servicing  agreement or servicing agreement and described in the prospectus supplement.

     The prospectus  supplement for a series of securities  will specify whether there will be any interest in the mortgage loans retained by the depositor.  Any retained  interest will be a specified  portion of the interest  payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund.
Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each  mortgage loan in a mortgage pool will be specified on an exhibit to the  related  pooling  and  servicing  agreement  or  servicing agreement.  Any partial  recovery of interest in respect of a mortgage loan will be  allocated  between the owners of any  retained  interest  and the holders of classes of  securities  entitled  to  payments  of  interest  as provided in the related prospectus supplement and the applicable pooling and servicing agreement or servicing agreement.

     If and to the extent  provided in the related  prospectus  supplement,  the master  servicer  and the  servicers  may be  required to apply a portion of the servicing  compensation  otherwise payable to it in respect of any period to any
Prepayment Interest Shortfalls resulting from mortgagor  prepayments during that period. See "Yield Considerations."

Evidence as to Compliance

     Each pooling and servicing  agreement and servicing  agreement will provide that on or before a specified  date in each year,  beginning the first such date that is at least a specified  number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the trustee (and to the master  servicer if such  statement is being  furnished with respect to a servicer) to the effect that, on the basis of an examination by the firm

                                       22

conducted  substantially  in  compliance  with the  Uniform  Single  Attestation
Program for Mortgage  Bankers or the Audit  Program for  mortgages  serviced for
Freddie Mac, the servicing of mortgage  loans under  agreements  (including  the related pooling and servicing  agreement or servicing  agreement)  substantially similar to each other was conducted in compliance with the agreements except for significant  exceptions  or errors in records  that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program
for mortgages  serviced for Freddie Mac requires it to report.  In rendering its statement the firm may rely, as to the matters  relating to the direct servicing of mortgage loans by subservicers,  upon comparable  statements for examinations conducted  substantially  in  compliance  with the  Uniform  Single  Attestation
Program for Mortgage  Bankers or the Audit  Program for  mortgages  serviced for
Freddie Mac (rendered  within one year of the statement) of firms of independent public  accountants with respect to those  subservicers which also have been the subject of this type of examination.  If the master servicer has not, during the course of a fiscal  year,  directly  serviced any of the  mortgage  loans,  such accountants statement will only be provided with respect to the servicers of the mortgage loans and no such  accountants  statement will be provided with respect to the master servicer.

     Each pooling and  servicing  agreement and  servicing  agreement  will also provide for delivery to the trustee, on or before a specified date in each year, of an annual  statement signed by one or more officers of the master servicer to the effect that, to the best knowledge of each officer,  the master servicer has fulfilled  in all  material  respects  its  obligations  under the  pooling  and servicing agreement or servicing agreement  throughout the preceding year or, if there has been a material  default in the  fulfillment  of any  obligation,  the statement  shall specify each known  default and the nature and status  thereof.
This  statement may be provided as a single form making the required  statements as to more than one pooling and servicing agreement or servicing  agreement.  In addition,  pursuant to its respective servicing agreement,  one or more officers of each servicer will also be required to provide the foregoing annual statement to the master servicer prior to the time that the master servicer is required to deliver its annual statement to the trustee.

     Copies of the annual  accountants'  statement  and the annual  statement of officers of a master servicer may be obtained by securityholders  without charge upon written request to the master servicer or trustee.

                          DESCRIPTION OF THE SECURITIES

General

     The securities will be issued in series.  Each series of certificates  (or, in some instances,  two or more series of certificates)  will be issued pursuant to a pooling and  servicing  agreement,  similar to one of the forms filed as an exhibit to the  registration  statement of which this prospectus is a part. Each pooling and servicing  agreement will be filed with the Commission as an exhibit to a Current  Report on Form 8-K.  Each series of notes (or, in some  instances, two or more series of notes) will be issued pursuant to an indenture between the related  Issuer and the trustee,  similar to the form filed as an exhibit to the registration  statement of which this  prospectus is a part. The trust fund will be created  pursuant to an owner trust  agreement  between the depositor and the owner trustee.  Each indenture,  along with the related servicing  agreement and owner  trust  agreement,  will be filed with the  Commission  as an exhibit to a
Current  Report on Form 8-K.  Qualified  counsel  will  render an opinion to the effect that the trust fund's assets will not be considered  assets of the Seller or the depositor in the event of the  bankruptcy of the Seller or the depositor.
The  following  summaries   (together  with  additional   summaries  under  "The
Agreements" below) describe the material  provisions  relating to the securities common to each Agreements.

     Certificates  of each series covered by a particular  pooling and servicing agreement will evidence specified  beneficial  ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement.  Each series of notes  covered by a particular  indenture  will  evidence  indebtedness  of a separate  trust fund created  pursuant to the related owner trust  agreement.  A trust fund will consist of, to the extent  provided in the pooling and servicing agreement or owner trust agreement:

     o    the mortgage loans (and the related  mortgage  documents) or interests therein  (including any mortgage  securities)  underlying a particular series of  securities  as from time to time are subject to the pooling and  servicing  agreement or  servicing  agreement,  exclusive  of, if specified in the related prospectus

                                       23

          supplement,  any  interest  retained  by the  depositor  or any of its affiliates with respect to each mortgage loan;

     o    all  payments  and  collections  in respect of the  mortgage  loans or mortgage  securities due after the related  cut-off date, as from time to time are identified as deposited in respect  thereof in the related
          Protected   Account,   Distribution   Account  or  any  other  account
          established pursuant to the Agreement as described below;

     o    any property  acquired in respect of mortgage loans in the trust fund, whether  through  foreclosure of a mortgage loan or by deed in lieu of foreclosure;

     o    hazard insurance policies,  Primary Insurance Policies,  FHA insurance policies and VA guarantees,  if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

     o    U.S. Government Securities;

     o    the  rights  of  the  depositor   under  any  mortgage  loan  purchase
          agreement,  including in respect of any representations and warranties therein; and

     o    any  combination,  as and  to  the  extent  specified  in the  related prospectus  supplement,  of a  financial  guaranty  insurance  policy, mortgage  pool  insurance  policy,  letter of credit,  special  hazard insurance policy, or currency or interest rate exchange  agreements as described under "Description of Credit  Enhancement" or any other form of credit  enhancement  as may be described in the related  prospectus supplement.

     If provided in the related  prospectus  supplement,  the original principal amount of a series  of  securities  may  exceed  the  principal  balance  of the mortgage loans or mortgage securities  initially being delivered to the trustee.
Cash in an amount equal to this  difference will be deposited into a pre-funding account maintained with the trustee.  During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase  additional  mortgage  loans or mortgage  securities for the related trust fund. Any amounts  remaining in the pre-funding  account at the end of the period  will be  distributed  as a  principal  prepayment  to the holders of the related  series of  securities  at the time and in the  manner  set forth in the related prospectus supplement.

     Each series of securities  may consist of any one or a  combination  of the following:

     o    a single class of securities;

     o    two or more classes of securities, one or more classes of which may be senior in right of payment to one or more of the other classes, and as to which some  classes of senior (or  subordinate)  securities  may be senior to other  classes of senior  (or  subordinate)  securities,  as described in the respective prospectus supplement;

     o    two or more classes of  securities,  one or more classes of which will be Strip Securities;

     o    two or more  classes  of  securities  which  differ as to the  timing, sequential order,  rate,  pass-through rate or amount of distributions of  principal  or interest or both,  or as to which  distributions  of principal  or  interest  or  both  on a class  may be  made  upon  the occurrence  of  specified  events,  in  accordance  with a schedule or
          formula  (including  "planned   amortization  classes"  and  "targeted
          amortization classes"), or on the basis of collections from designated portions of the mortgage  pool,  and which  classes may include one or more classes of Accrual Securities;

     o    a Call Class of  securities  which has the right to direct the trustee to redeem a Callable Class or Classes of securities  (which Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement);

                                       24

     o    other  types of classes of  securities,  as  described  in the related prospectus supplement.

With respect to any series of notes, the related Equity Certificates, insofar as they  represent  the  beneficial  ownership  interest  in the  Issuer,  will  be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four  highest  rating  categories  by one or more  Rating
Agencies.  Credit  support  for the  offered  securities  of each  series may be provided by a financial  guaranty  insurance  policy,  mortgage  pool  insurance policy,  letter of credit,  reserve  fund,  currency or interest  rate  exchange
agreement,    overcollateralization,    cross-collateralization    or   by   the
subordination  of one or more other  classes of  securities,  each, as described under  "Description  of  Credit  Enhancement,"  or by  any  combination  of  the foregoing.

     If so  specified  in the  prospectus  supplement  relating  to a series  of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of  certificates,  one of the classes of  certificates in the series will be designated as evidencing the sole class of "residual  interests" in each related  REMIC,  as defined  in the Code;  alternatively,  a  separate  class of ownership interests will evidence the residual  interests.  All other classes of certificates  in the series will constitute  "regular  interests" in the related
REMIC,  as defined in the Code. As to each series of  certificates as to which a
REMIC election is to be made, the master  servicer,  trustee or other  specified person will be obligated to take specified  actions  required in order to comply with applicable laws and regulations.

Form of Securities

     Except as described  below,  the offered  securities of each series will be issued as physical  certificates  or notes in fully  registered form only in the denominations  specified  in the  related  prospectus  supplement,  and  will be transferrable  and  exchangeable  at the corporate trust office of the registrar named in the related prospectus  supplement.  No service charge will be made for any registration of exchange or transfer of offered securities,  but the trustee may require  payment of a sum sufficient to cover any tax or other  governmental charge. A  "securityholder"  or "holder" is the entity whose name appears on the records of the registrar  (consisting of or including the security  register) as the registered holder of a security.

     If so specified in the related prospectus supplement,  specified classes of a  series  of  securities  will  be  initially  issued  through  the  book-entry
facilities  of  DTC.  As  to  any  class  of  DTC  Registered  Securities,   the
recordholder of the securities will be DTC's nominee.  DTC is a  limited-purpose trust  company  organized  under the laws of the State of New York,  which holds securities for its  participants and facilitates the clearance and settlement of securities  transactions  between  participants  through  electronic  book-entry changes in the accounts of participants.  Intermediaries have indirect access to
DTC's clearance system.

     If securities are issued as DTC Registered Securities,  no Beneficial Owner will be entitled to receive a security  representing its interest in registered, certificated  form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained,  or (2) the depositor elects in its sole discretion to discontinue the registration of the securities through
DTC. Prior to one of these events,  Beneficial  Owners will not be recognized by the  trustee or the master  servicer as holders of the  related  securities  for purposes of the related  pooling  and  servicing  agreement  or  indenture,  and
Beneficial  Owners  will be able to  exercise  their  rights  as  owners  of the securities only indirectly  through DTC,  participants and  Intermediaries.  Any
Beneficial  Owner that  desires to  purchase,  sell or  otherwise  transfer  any interest  in DTC  Registered  Securities  may do so  only  through  DTC,  either directly  if  the  Beneficial  Owner  is a  participant  or  indirectly  through participants and, if applicable,  Intermediaries.  Pursuant to the procedures of
DTC, transfers of the beneficial ownership of any DTC Registered Securities will be  required  to be made  in  minimum  denominations  specified  in the  related prospectus  supplement.  The  ability  of  a  Beneficial  Owner  to  pledge  DTC
Registered  Securities to persons or entities that are not  participants  in the
DTC system,  or to otherwise act with respect to the securities,  may be limited because of the lack of physical  certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

     Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be

                                       25

responsible  for disbursing the payments to the Beneficial  Owners it represents or,  if  applicable,  to  Intermediaries.  Accordingly,  Beneficial  Owners  may
experience  delays in the receipt of  payments  in respect of their  securities.
Under DTC's  procedures,  DTC will take actions permitted to be taken by holders of any class of DTC  Registered  Securities  under  the  pooling  and  servicing agreement or indenture  only at the  direction  of one or more  participants  to whose account the DTC  Registered  Securities  are credited and whose  aggregate holdings  represent no less than any minimum  amount of Percentage  Interests or voting rights required therefor.  DTC may take conflicting  actions with respect to any  action  of  holders  of  securities  of any  class  to the  extent  that
participants   authorize  these  actions.  None  of  the  master  servicer,  the depositor,  the  trustee  or any of their  respective  affiliates  will have any liability for any aspect of the records  relating to or payments made on account of  beneficial  ownership  interests in the DTC  Registered  Securities,  or for maintaining,  supervising  or reviewing any records  relating to the  beneficial ownership interests.

Global Securities

     Some of the offered  securities  may be Global  Securities.  Except in some
limited  circumstances,   the  Global  Securities  will  be  available  only  in
book-entry  form.  Investors  in the Global  Securities  may hold  those  Global
Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The
Global  Securities  will be  traceable  as home market  instruments  in both the
European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

     Secondary  market  trading  between  investors   through   Clearstream  and
Euroclear  System will be conducted in the ordinary way in  accordance  with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance  with  conventional  eurobond  practice  (i.e.,  seven  calendar  day settlement).

     Secondary  market trading between  investors  through DTC will be conducted according  to DTC's  rules and  procedures  applicable  to U.S.  corporate  debt obligations.

     Secondary  cross-market trading between Clearstream or Euroclear System and
DTC participants  holding  interests in Global  Securities will be effected on a
delivery-against-payment   basis   through  the   respective   depositories   of
Clearstream and Euroclear System (in that capacity) and as DTC participants.

     Non-U.S.  holders (as  described  below) of interests in Global  Securities will be subject to U.S.  withholding  taxes  unless  those  holders meet various requirements  and deliver  appropriate  U.S.  tax  documents  to the  securities clearing organizations or their participants.

     All Global Securities will be held in book-entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented  through financial  institutions acting on their behalf as direct and indirect participants in DTC. As a result,  Clearstream and Euroclear System will hold  positions  on behalf of their  participants  through  their  relevant depositary  which in turn will hold those  positions  in their  accounts  as DTC participants.

     Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices.  Investor securities custody accounts will be  credited  with  their  holdings  against  payment in  same-day  funds on the settlement date.

     Investors  electing to hold their  interests in Global  Securities  through
Clearstream or Euroclear  System accounts will follow the settlement  procedures applicable  to  conventional  eurobonds,  except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the  securities  custody  accounts on the  settlement  date  against payment in same-day funds.

     Since the purchaser  determines  the place of delivery,  it is important to establish  at the time of the trade  where  both the  purchaser's  and  seller's accounts are located to ensure that  settlement can be made on the desired value date.

     Secondary market trading between DTC participants  will occur in accordance with DTC rules.  Secondary  market trading between  Clearstream  participants or
Euroclear System participants will be settled using the procedures

                                       26

applicable to conventional  eurobonds in same-day funds.  When Global Securities are to be transferred  from the account of a DTC participant to the account of a
Clearstream  participant or a Euroclear System  participant,  the purchaser will send  instructions  to  Clearstream  or Euroclear  System  through a Clearstream participant or Euroclear  System  participant at least one business day prior to
settlement.   Clearstream  or  Euroclear   System  will  instruct  the  relevant
depositary,  as the  case may be,  to  receive  the  Global  Securities  against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement  date, on the basis of the actual number of days in that accrual period and a year assumed to  consist of 360 days.  For  transactions  settling  on the 31st of the month, payment  will include  interest  accrued to and  excluding  the first day of the following month. Payment will then be made by the relevant depositary to the DTC
participant's   account  against  delivery  of  the  Global  Securities.   After
settlement has been  completed,  the Global  Securities  will be credited to the respective  clearing system and by the clearing  system,  in accordance with its
usual  procedures,   to  the  Clearstream   participant's  or  Euroclear  System
participant's  account. The securities credit will appear the next day (European time) and the cash debit will be back-valued  to, and the interest on the Global
Securities  will accrue from,  the value date (which would be the  preceding day when  settlement  occurred in New York).  If  settlement is not completed on the intended value date (i.e., the trade fails),the  Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

     Clearstream  participants  and Euroclear System  participants  will need to make available to the respective clearing systems the funds necessary to process same-day funds  settlement.  The most direct means of doing so is to preposition funds for settlement,  either from cash on hand or existing lines of credit,  as they would for any settlement  occurring within Clearstream or Euroclear System.
Under  this  approach,  they may  take on  credit  exposure  to  Clearstream  or
Euroclear  System until the Global  Securities are credited to their account one day later. As an alternative,  if Clearstream or Euroclear System has extended a
line  of  credit  to  them,   Clearstream   participants  or  Euroclear   System
participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or  Euroclear  System  participants  purchasing  Global  Securities  would incur overdraft  charges for one day,  assuming  they cleared the  overdraft  when the
Global  Securities  were credited to their  accounts.  However,  interest on the
Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially  reduce or offset the amount of those overdraft charges,  although the result will depend on each  Clearstream  participant's  or Euroclear  System participant's  particular  cost of funds.  Since the  settlement is taking place during  New York  business  hours,  DTC  participants  can  employ  their  usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream  participants or Euroclear  System  participants.
The sale  proceeds will be available to the DTC seller on the  settlement  date.
Thus,  to the  DTC  participants  a  cross-market  transaction  will  settle  no differently than a trade between two DTC participants.

     Due to time zone differences in their favor,  Clearstream  participants and
Euroclear  System  participants  may  employ  their  customary   procedures  for
transactions in which Global  Securities are to be transferred by the respective clearing system,  through the respective depositary,  to a DTC participant.  The seller will send  instructions  to  Clearstream  or Euroclear  System  through a
Clearstream  participant or Euroclear  System  participant at least one business day prior to settlement.  In these cases  Clearstream  or Euroclear  System will instruct  the  respective  depositary,  as  appropriate,  to credit  the  Global
Securities  to the DTC  participant's  account  against  payment.  Payment  will include  interest  accrued on the Global  Securities from and including the last coupon payment to and excluding the  settlement  date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days.
For  transactions  settling  on the  31st of the  month,  payment  will  include interest  accrued to and  excluding the first day of the  following  month.  The payment  will then be  reflected in the account of  Clearstream  participant  or
Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be  back-valued  to the value  date  (which  would be the  preceding  day,  when settlement  occurred  in  New  York).  Should  the  Clearstream  participant  or
Euroclear System participant have a line of credit with its respective  clearing system and elect to be in debt in  anticipation  of receipt of the sale proceeds in its account,  the back-valuation  will extinguish any overdraft incurred over that one-day  period.  If settlement is not completed on the intended value date
(i.e.,  the  trade  fails),  receipt  of the cash  proceeds  in the  Clearstream participant's or Euroclear System participant's  account would instead be valued as of the actual settlement date.

     Finally,  day traders that use  Clearstream  or  Euroclear  System and that purchase  interests in Global  Securities from DTC  participants for delivery to
Clearstream participants or Euroclear System participants should note that these

                                       27

trades would  automatically  fail on the sale side unless  affirmative action is taken. At least three techniques  should be readily  available to eliminate this potential problem:

     o    borrowing  through  Clearstream or Euroclear System for one day (until the purchase  side of the trade is reflected in their  Clearstream  or
          Euroclear  System  accounts) in accordance with the clearing  system's customary procedures;

     o    borrowing the Global  Securities in the U.S. from a DTC participant no later than one day prior to  settlement,  which  would give the Global
          Securities  sufficient  time to be reflected in their  Clearstream  or
          Euroclear  System  account  in order to  settle  the sale  side of the trade; or

     o    staggering  the value dates for the buy and sell sides of the trade so that the value date for the purchase  from the DTC  participant  is at least one day prior to the value date for the sale to the  Clearstream participant or Euroclear System participant.

     A beneficial  owner of interests in Global  Securities  holding  securities through  Clearstream  or  Euroclear  System (or through DTC if the holder has an address  outside the U.S.) will be subject to the 30% U.S.  withholding tax that generally applies to payments of interest (including original issue discount) on registered  debt  issued by U.S.  Persons (as  defined  below),  unless (i) each clearing  system,  bank or other  financial  institution  that holds  customers'
securities  in the  ordinary  course  of its trade or  business  in the chain of intermediaries  between that  beneficial  owner and the U.S.  entity required to withhold tax complies with applicable  certification  requirements and (ii) that beneficial  owner takes one of the  following  steps to obtain an  exemption  or reduced tax rate:  Exemption  for Non-U.S.  Persons  (Form  W-8BEN).  Beneficial
holders of interests in Global Securities that are Non-U.S.  Persons (as defined below) can  obtain a complete  exemption  from the  withholding  tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United
States Tax Withholding).  If the information shown on Form W-8BEN changes, a new
Form W-8BEN must be filed within 30 days of that change.

     A Non-U.S. Person (as defined below),  including a non-U.S.  corporation or bank with a U.S. branch, for which the interest income is effectively  connected with its  conduct of a trade or  business  in the United  States,  can obtain an exemption  from the  withholding  tax by  filing  Form  W-8ECI  (Exemption  from
Withholding of Tax on Income  Effectively  Connected with the Conduct of a Trade or Business in the United States).

     Non-U.S.  Persons  residing  in a country  that has a tax  treaty  with the
United  States can obtain an  exemption  or reduced tax rate  (depending  on the treaty  terms) by filing  Form W-8BEN  (Holdership,  Exemption  or Reduced  Rate
Certificate). Form W-8BEN may be filed by Noteholders or their agent.

     U.S.  Persons can obtain a complete  exemption from the  withholding tax by filing  Form  W-9  (Payer's  Request  for  Taxpayer  Identification  Number  and
Certification).

     The holder of an  interest in a Global  Security  or, in the case of a Form
W-8BEN or a Form W-8ECI filer,  his agent,  files by submitting the  appropriate form to the person through whom it holds the security (the clearing  agency,  in the case of persons holding directly on the books of the clearing agency).  Form
W-8BEN and Form W-8ECI are effective for three  calendar  years.  The term "U.S.
Person"  means a citizen  or  resident  of the  United  States,  a  corporation, partnership  or other entity  created or organized in, or under the laws of, the
United States or any political  subdivision  thereof  (except,  in the case of a partnership,  to the extent provided in regulations),  or an estate whose income is subject to United States federal  income tax  regardless of its source,  or a trust  if a  court  within  the  United  States  is  able  to  exercise  primary supervision over the  administration  of the trust and one or more United States
Persons have the  authority to control all  substantial  decisions of the trust.
The term  "Non-U.S.  Person"  means any  person who is not a U.S.  Person.  This summary does not deal with all aspects of U.S.  Federal  income tax  withholding that may be relevant to foreign holders of the Global Securities.  Investors are advised to consult  their own tax advisors  for  specific tax advice  concerning their holding and disposing of the Global Securities.

                                       28

Exchangeable Securities

     Generally . As the relevant  prospectus  supplement  will discuss,  certain series will  provide for the  issuance  of one or more  classes of  exchangeable securities.  In any such  series,  the  holders of one or more of the  specified classes of exchangeable  securities will be entitled, upon notice and payment to the  trustee of an  administrative  fee,  to  exchange  all or a portion of such classes  for  proportionate  interests  in one or  more of the  other  specified classes of exchangeable securities.  The classes of exchangeable securities that are  exchangeable  for one another will be referred to as being "related" to one another,  and related  classes of  exchangeable  securities  will be referred to as"combinations." The combinations for the exchangeable  securities in a series, if any, will be described in the prospectus supplement for that series.

     In each series that includes exchangeable securities, all of the classes of exchangeable  securities  listed on the  cover  page of the  related  prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund,  referred to herein as, the exchangeable  securities trust fund, which will be established pursuant to a trust agreement  between a trustee and the depositor.  The trustee for the trust fund which  issues  the  securities  may serve as  trustee  of the  exchangeable securities  trust fund. The  exchangeable  securities  trust fund initially will issue classes of  exchangeable  securities that are identical in all respects to the classes of securities  deposited in such trust fund. At any time after their issuance,  including  immediately after issuance,  these classes of exchangeable securities may be exchanged,  in whole or in part, for other related  classes of exchangeable  securities that are part of the same combination,  as specified in
the  related  prospectus   supplement.   When  an  exchange  is  effected,   the
exchangeable  securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable  securities that are being exchanged and will  issue the  corresponding  portion or  portions  of the class or classes of other  related  exchangeable  securities  into  which  such  class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the
same   combination.   This  process  may  be  repeated  again  and  again.  Each exchangeable  security  issued by an  exchangeable  securities  trust  fund will represent a beneficial  ownership interest in the class or classes of securities deposited in such trust fund.

     In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of  exchangeable  securities  of that series, except  where the  context  requires  otherwise.  For  example,  the  classes of exchangeable  securities  of a  series  are  entitled  to  receive  payments  of principal  and/or  interest,  are  issued  in  book-entry  form  or as  physical securities to securityholders in prescribed denominations,  may be provided with credit enhancements, and are subject to yield and prepayment considerations,  in the same manner and to the same extent as are the other classes of securities of such series.  Similarly, the discussions under "ERISA Considerations" and "Legal
Investment Matters" apply to exchangeable securities as well as securities.

     Exchanges.  The ability of a holder to exchange exchangeable securities for other  exchangeable  securities  within a  combination  will be subject to three constraints, as follows:

     o    The  aggregate  principal  amount  (rounded  to whole  dollars) of the exchangeable  securities  received in the exchange,  immediately after
          the  exchange,   must  equal  that  of  the  exchangeable   securities
          surrendered  for exchange  immediately  before the exchange  (for this purpose,  the principal  amount of any interest only class will always equal $0).

     o    The aggregate  amount of annual  interest  (rounded to whole  dollars)
          payable with respect to the  exchangeable  securities  received in the exchange must equal that of the  exchangeable  securities  surrendered for exchange.

     o    Such classes must be exchanged in the applicable exchange proportions, if  any,  shown  in  the  related  prospectus  supplement,  which,  as described  below,  are  based at all times on the  original  principal amounts (or original notional amounts, if applicable) of such classes.

     Within any particular series,  more than one type of combination may exist.
For  example,  a class of  exchangeable  securities  with an interest  rate that varies directly with changes in an index and a class of exchangeable  securities with an interest  rate that  varies  inversely  with  changes in an index may be exchangeable for a class of

                                       29

exchangeable securities with a fixed interest rate. Under another combination, a class of  exchangeable  securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of  exchangeable  securities  that  accretes  all of its  interest for a period (such accreted interest being added to the principal of such class) and a class of  exchangeable  securities  that receives  principal  payments from such accretions  may be  exchangeable  for a class of  exchangeable  securities  that receives payments of principal  continuously from the first distribution date on which it receives  interest until it is retired.  Under another  combination,  a class of exchangeable  securities that is designed to receive principal payments in accordance  with a  predetermined  schedule  derived by assuming two constant prepayment  rates for the underlying  mortgage  loans or a planned  amortization class and a class of exchangeable securities that receives principal payments on any distribution  date only if scheduled  payments have been made on the planned amortization  class may be exchangeable  for a class of exchangeable  securities that receives  payments of principal  continuously  from the first  distribution date on which it receives principal until it is retired and that also receives a coupon.  The foregoing  examples describe only some of the types of combinations that are possible.

     Set  forth  below  are  additional   examples  that  illustrate  in  simple
mathematical  terms how certain  combinations  might operate.  The first example shows a combination in which exchangeable  securities,  which are referred to in the  examples  below with the  abbreviation,  ES, of a principal  only class and exchangeable  securities  of an  interest  bearing  class are  exchangeable  for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

                                                      Maximum
          Original                                    Original
          Principal                                   Principal
Class     Amount           Interest Rates    Class    Amount       Interest Rate
-----     ------------     --------------    -----    ----------   -------------
ES-1      $20,000,000           10%          ES-2     $40,000,000        5%
ES-P*     $20,000,000           0%

--------------
* Class ES-P is a principal only class and will receive no interest.

     The  following  example  illustrates  a  Combination  of  a  floating  rate exchangeable  security and an inverse floating rate exchangeable  security which are  exchangeable  for a single class of  exchangeable  securities  with a fixed interest rate:

                                                      Maximum
          Original                                    Original
          Principal                                   Principal
Class     Amount           Interest Rates    Class    Amount       Interest Rate
-----     ------------     --------------    -----    ----------   -------------
ES-3      $9,333,330       LIBOR+0.75%       ES-5     $11,333,330        7%
                           36.16666 -
                           (LIBOR x
ES-4      $2,000,000       4.666667)

                                       30

     In the  following  Combination,  a  exchangeable  security  that  pays both principal and interest is exchangeable for two exchangeable  securities,  one of which pays only interest and the other pays only principal:

                                                      Maximum
          Original                                    Original
          Principal                                   Principal
Class     Amount           Interest Rates    Class    Amount       Interest Rate
-----     ------------     --------------    -----    ----------   -------------
ES-5      $20,000,000           10%          ES-P*    $20,000,000
                                                       20,000,000
                                             ES-X**    (notional)***    10%

--------------
*    Class ES-P is a principal only class and will receive no interest.
**   Class ES-X is an interest only class and will receive no principal.
***  Notional  principal  amount of ES-X Class being exchanged  equals principal amount of ES-P Class being exchanged.

     In  some  series,  a  combination  may  include  a  number  of  classes  of exchangeable  securities  that are  exchangeable  for one  another and that will enable a holder of one of the classes of exchangeable  securities to exchange it for another class of exchangeable  securities with a higher or lower coupon.  As discussed  below,  any such  exchange  also will require the issuance of a third class of  exchangeable  securities  that will pay only  principal  or  interest, respectively. The following table illustrates such a Combination:

                                                      Maximum
          Original                                    Original
          Principal                                   Principal
Class     Amount           Interest Rates    Class    Amount       Interest Rate
-----     ------------     --------------    -----    -----------  -------------
                                                      $20,000,000
ES-6      $20,000,000          7.00%         ES-X*     (notional)       7.00%
                                             ES-7      20,000,000       6.00
                                             ES-8      20,000,000       6.25
                                             ES-9      20,000,000       6.50
                                             ES-10     20,000,000       6.75
                                             ES-11     19,310,344       7.25
                                             ES-12     18,666,666       7.50
                                             ES-13     18,064,516       7.75
                                             ES-14     17,500,000       8.00
                                             ES-P**    20,000,000       0.00

--------------
*        Class ES-X is an interest only class and will receive no principal.
**       Class ES-P is a principal only class and will receive no interest.

     The  foregoing  table shows the maximum  amount of each other ES Class that can be created from the related Class ES-6 exchangeable  security.  Such amounts could not exist  concurrently,  as any  combination  is limited to the amount of principal and interest  distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific  combination  is to determine the aggregate  amount of annual  interest
(rounded  to  whole  dollars)  applicable  to the  exchangeable  security  to be exchanged,  and  divide  such  interest  amount  by the  coupon  of the  desired exchangeable  security. The resulting principal amount can in no case be greater than the  principal  amount of  exchangeable  securities  to be  exchanged.  For example,  using the  foregoing  table,  if Class ES-12 is  desired,  the maximum original principal amount of the Class ES-12 exchangeable  securities that could be created would be $18,666,666,  an amount arrived at by dividing the aggregate amount of annual interest (rounded

                                       31

to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000)
by the interest rate of the Class ES-12 exchangeable  securities (7.50%).  Since all of the available  annual  interest  (rounded to whole dollars)  payable with respect to the Class ES-6  exchangeable  securities  would be used to create the
Class ES-12  exchangeable  securities,  principal  only Class ES-P  exchangeable securities would be created to receive the remainder of the Class ES-6 principal in  the  amount  of  $1,333,334  (calculated  by  subtracting  the  Class  ES-12
exchangeable   securities   original   principal  amount  from  the  Class  ES-6
exchangeable securities original principal amount).

     Similarly, if Class ES-9 exchangeable securities are desired,  dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable  securities  ($1,400,000) by the interest rate of the Class ES-9  exchangeable  securities  (6.50%)  would  indicate  an  original principal  amount of  $21,538,461.  However,  since the Class ES-6  exchangeable securities  have a principal  balance of  $20,000,000,  only  $20,000,000 of the
Class ES-9 exchangeable securities could be created. The aggregate of the annual interest  (rounded  to whole  dollars)  payable to the Class  ES-9  exchangeable securities  would be $20,000,000  multiplied by 6.50% or  $1,300,000.  Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class
ES-6  exchangeable  securities  is  $1,400,000,  the  interest  only  Class ES-X exchangeable  securities  would be created to receive the remaining  $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest  (rounded to whole dollars)  payable to the
Class ES-X exchangeable securities ($100,000) by the interest rate applicable to
Class ES-X  exchangeable  securities  (7.00%) to determine  the notional  amount
($1,428,571).

     Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding  paragraph might also be  exchangeable  for the Class
ES-14 exchangeable securities.  If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000)
is divided  by the  interest  rate on the Class  ES-14  exchangeable  securities
(8.00%),  the maximum original  principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest  (rounded  to whole  dollars)  payable  with  respect to the Class ES-9 exchangeable  securities  would be used to create the Class  ES-14  exchangeable securities,  principal only Class ES-P exchangeable  securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000
(calculated  by subtracting  the Class ES-14  exchangeable  securities  original principal amount from the Class ES-9 exchangeable  securities original principal amount).

     The foregoing  examples  highlight  various  combinations  of  exchangeable securities  which  differ in interest  characteristics  such as,  interest  only classes,  principal  only classes and classes which have  principal  amounts and bear interest. In certain series, a security holder may also be able to exchange
its  exchangeable   securities  for  other  exchangeable  securities  that  have different principal payment characteristics.  For example, an exchange of two or more  classes of  exchangeable  securities  for a single  class of  exchangeable securities may result in an exchangeable  security with the aggregate  principal payment  characteristics of the multiple classes of exchangeable  securities for which it was exchanged. In addition, in certain series,  exchangeable securities may be exchangeable  for other  exchangeable  securities  with different  credit characteristics.  For example, a class that is senior in priority of payment may be combined with a subordinated  class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

     At any  given  time,  a number of  factors  will  limit a  securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder  must,  at the time of the  proposed  exchange,  own the class or classes  which are  permitted to be exchanged  in the  proportions  necessary to effect the desired  exchange.  A securityholder  that does not own such class or classes or the  necessary  amounts  of such class or classes  may not be able to
obtain  the  desired   class  or  classes  of   exchangeable   securities.   The
securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price,  or certain  classes may have been  purchased  and placed
into  other  financial   structures.   ERISA  may  restrict  or  other  transfer
restrictions  may  apply  to  certain  of  the  exchangeable   securities  in  a
combination,  but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

     Procedures   and   Exchange   Proportions.   To  effect  an   exchange,   a
securityholder  must notify the trustee or follow other  procedures as described in the related prospectus  supplement.  The securityholder must give such notice in writing or by telefax not later than five  business  days before the proposed exchange  date  (which  date,  subject  to the  trustee's  approval,  can be any business  day other  than the  first or last  business  day of the  month) or as otherwise  specified  in the  related  prospectus  supplement.  The notice  must include the outstanding principal (or notional) amount of the

                                       32

securities to be exchanged and the  securities to be received,  and the proposed exchange date.  Promptly after the securityholder has given the required notice, the trustee will provide  instructions  for  delivering  the  securities and the
payment  of  the  administrative  fee  to  the  trustee  by  wire  transfer.   A
securityholder's  notice becomes  irrevocable on the second  business day before the proposed exchange date or as otherwise  specified in the related  prospectus supplement.

     An exchanging  securityholder will pay an administrative fee to the trustee in  connection  with  each  exchange  as  specified  in the  related  prospectus supplement.  In the  case  of  classes  of  exchangeable  securities  issued  in book-entry  form,  any exchanges will be subject to the rules,  regulations  and procedures applicable to DTC's book-entry securities.

     Where exchange  proportions are shown in the related prospectus  supplement for classes of exchangeable  securities,  the trustee will follow the convention of basing such  proportions  on the  original,  rather than on the  outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange  proportions also will apply to their  outstanding  principal  amounts.  If such classes do not receive principal  payments pro rata with each other, an investor can calculate  current exchange  proportions  for such classes,  based on their  outstanding  principal amounts,  by (1)  multiplying  the  exchange  proportion  shown  in the  related prospectus  supplement  for each such class by its current  Class Factor and (2)
dividing each resulting  percentage by the sum of such percentages.  The trustee will  include  the  Class  Factor  for each  class of  outstanding  exchangeable securities  having  a  principal  amount  in  the  statements  it  furnishes  to securityholders  in connection  with each  distribution  date. The current Class
Factor also will be  available  to  securityholders  from the  depositor  or the trustee upon request as specified in the related prospectus supplement.  A Class
Factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to  securityholders in connection with each distribution  date  and  also  will be  available  to  securityholders  from the depositor or the trustee  upon  request as  specified in the related  prospectus supplement.  Such a Class Factor will reflect the remaining  notional  amount of the interest only class in an analogous manner.

     The first  payment on an  exchangeable  security  received  in an  exchange transaction  will be made on the  distribution  date in the month  following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

Assignment of Trust Fund Assets

     At the time of  issuance  of a series of  securities,  the  depositor  will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse,  the  mortgage  loans or  mortgage  securities  being  included in the related trust fund,  together  with,  all principal and interest  received on or with  respect to the  mortgage  loans or mortgage  securities  after the cut-off date,  other than  principal  and interest due on or before the cut-off date. If specified  in the related  prospectus  supplement,  the  depositor or any of its affiliates  may retain an interest in the trust fund assets,  if any, for itself or  transfer  the  same to  others.  The  trustee  will,  concurrently  with the assignment,  deliver the  securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or  mortgage  securities in the related  trust  fund.  Each  mortgage  loan  will be  identified  in a  schedule appearing  as an exhibit to the  related  pooling  and  servicing  agreement  or servicing agreement. The schedule will include, among other things,  information as to the  principal  balance of each mortgage loan in the related trust fund as of the cut-off date, as well as  information  respecting  the mortgage rate, the currently  scheduled monthly payment of principal and interest,  the maturity of the mortgage note and the Loan-to- Value Ratio at  origination  or  modification
(without regard to any secondary financing).

     In addition,  the depositor will, as to each mortgage loan,  other than (1)
mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered,  to the related  trustee (or to the  custodian  described below) the following documents:

     o    the mortgage note endorsed,  without  recourse,  either in blank or to the order of the trustee (or its nominee),

     o    the  mortgage  with  evidence of  recording  indicated on the mortgage
          (except  for any  mortgage  not  returned  from the  public  recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

                                       33

     o    an  assignment  of the  mortgage  in blank or to the  trustee  (or its nominee)  in  recordable  form  (or,  with  respect  to a  cooperative mortgage  loan, an assignment of the respective  security  agreements, any  applicable  UCC  financing  statements,  recognition  agreements, relevant  stock  certificates,  related  blank  stock  powers  and the related proprietary leases or occupancy agreements),

     o    any intervening assignments of the mortgage with evidence of recording on the  assignment  (except for any  assignment  not returned from the public recording office),

     o    if applicable,  any riders or  modifications  to the mortgage note and mortgage,

     o    if the  mortgage  loan is secured by  additional  collateral,  certain security  and  assignment  documents  relating  to the  pledge  of the additional collateral, and

     o    any other  documents  set forth in the related  pooling and  servicing agreement, mortgage loan purchase agreement or servicing agreement.

The  assignments  may be blanket  assignments  covering  mortgages  on mortgaged properties located in the same county, if permitted by law.

     Notwithstanding  the  foregoing,  a trust fund may include  mortgage  loans where  the  original  mortgage  note  is not  delivered  to the  trustee  if the depositor  delivers,  or causes to be delivered,  to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit  certifying that the original  thereof has been lost or destroyed.  In addition,  if the depositor  cannot deliver,  with respect to any mortgage loan, the mortgage or any  intervening  assignment  with  evidence of recording on the assignment  concurrently  with the execution and delivery of the related pooling and servicing  agreement or servicing agreement because of a delay caused by the public recording office,  the depositor will deliver,  or cause to be delivered, to the related  trustee (or the  custodian) a true and correct  photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will  deliver,  or  cause  to be  delivered,  to the  related  trustee  (or  the custodian)  the mortgage or assignment  with evidence of recording  indicated on the assignment  after receipt thereof from the public recording  office.  If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening  assignment with evidence of recording on the mortgage or assignment concurrently  with  the  execution  and  delivery  of the  related  pooling  and servicing  agreement or servicing  agreement  because the mortgage or assignment has been lost,  the  depositor  will deliver,  or cause to be delivered,  to the related trustee (or the custodian) a true and correct  photocopy of the mortgage or assignment  with evidence of recording on the mortgage or assignment.  If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening  assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor  will deliver  photocopies  of such  documents  containing an original
certification   by  the  judicial  or  other   governmental   authority  of  the
jurisdiction  where such documents  were  recorded.  Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording  office,  except (1) where  recordation  is not required by the Rating
Agencies rating the applicable  securities,  (2) in states where, in the opinion of counsel  acceptable to the trustee,  recording is not required to protect the trustee's  interests  in the mortgage  loan against the claim of any  subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded  assignment of mortgage as the mortgagee  of record  solely as  nominee  for a Seller  and its  successors  and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements  between the underlying sellers of the mortgage loans and the Seller,  between the Seller and the depositor and between the depositor and the trustee.

     As to each Contract,  the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

     o    the original Contract endorsed,  without recourse, to the order of the trustee,

                                       34

     o    copies of documents  and  instruments  related to the Contract and the security interest in the Manufactured Home securing the Contract, and

     o    a blanket  assignment  to the trustee of all  Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the  securityholders to the  Contracts,  the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

     The depositor  will, as to each  mortgage  security  included in a mortgage pool,  either (i) cause an  electronic  transfer of that security to the related trustee  (or the  custodian)  or (ii)  provide to the  related  trustee  (or the custodian) a physical  certificate  or note  evidencing  the mortgage  security, registered in the name of the related  trustee (or its nominee),  or endorsed in blank or to the related  trustee (or its nominee),  or  accompanied  by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

     The trustee (or the  custodian)  will hold the  documents  in trust for the benefit of the related securityholders,  and generally will review the documents within  180  days  after  receipt  thereof  in the case of  documents  delivered concurrently  with  the  execution  and  delivery  of the  related  pooling  and servicing  agreement or indenture,  and within the time period  specified in the related  pooling and  servicing  agreement or indenture in the case of all other documents delivered.  If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master  servicer,  the  depositor,  and the  related  Seller.  If the related  Seller does not cure the omission or defect  within a specified  period after  notice  is given  thereto  by the  trustee,  and the  omission  or defect materially  and  adversely  affects  the  interests  of  securityholders  in the affected  mortgage loan or mortgage  security,  then, the related Seller will be obligated to repurchase the mortgage loan or mortgage  security from the trustee at its purchase price (or, if and to the extent it would  otherwise be permitted to do so for a breach of  representation  and warranty as  described  under "The
Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security).  The trustee will be obligated to enforce this obligation
of  the   Seller  to  the   extent   described   above   under   "The   Mortgage
Pools--Representations  by  Sellers,"  but  there can be no  assurance  that the applicable  Seller will fulfill its obligation to repurchase (or substitute for)
the  affected  mortgage  loan or  mortgage  security  as  described  above.  The depositor  will not be obligated to repurchase  or  substitute  for the mortgage loan or mortgage  security if the Seller  defaults on its  obligation  to do so.
This repurchase or substitution obligation constitutes the sole remedy available to the related  securityholders  and the related  trustee for  omission of, or a material  defect in, a  constituent  document.  Any  affected  mortgage  loan or mortgage  security not so  repurchased  or  substituted  for shall remain in the related trust fund.

     The  trustee  will  be  authorized  at any  time  to  appoint  one or  more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage  securities in any mortgage pool, and to maintain  possession of and, if  applicable,  to review,  the documents  relating to the mortgage  loans and/or  mortgage  securities,  in any  case as the  agent  of the  trustee.  The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus  supplement.  A custodian may be an affiliate of the depositor or the master servicer.

     Except as to mortgage loans underlying any mortgage securities,  the Seller will make  representations  and  warranties  as to the  types  and  geographical concentrations  of the  mortgage  loans  and as to the  accuracy  of some of the information  furnished to the related  trustee in respect of each  mortgage loan
(for example, the original  Loan-to-Value Ratio, the principal balance as of the cut-off  date,  the mortgage rate and  maturity).  Upon a breach of any of these representations  which  materially  and  adversely  affects the interests of the securityholders  in a mortgage  loan,  the Seller will be  obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute  for the mortgage loan a Qualified  Substitute  Mortgage
Loan in accordance with the provisions for  substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation  by a Seller.  Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

     Pursuant  to the related  pooling  and  servicing  agreement  or  servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the

                                       35

mortgage pool and assigned to the related  trustee as more fully set forth under
"Servicing of Mortgage  Loans." Each of the  depositor  and the master  servicer will make limited  representations  and  warranties  regarding  its authority to enter into, and its ability to perform its  obligations  under,  the pooling and servicing agreement or servicing agreement.

Distribution Account

     General.  The master  servicer  and/or the trustee  will,  as to each trust fund,  establish  and  maintain  or cause to be  established  and  maintained  a
Distribution  Account,  which  will be  established  so as to  comply  with  the standards  of each  Rating  Agency  that has  rated any one or more  classes  of securities of the related series. A Distribution  Account shall be maintained as an Eligible Account,  and the funds held therein may be held as cash or invested in  Permitted  Investments.  Any  Permitted  Investments  shall  not  cause  the depositor to register under the Investment  Company Act of 1940. Any interest or other  income  earned on funds in the  Distribution  Account will be paid to the related  master  servicer  or  trustee  as  additional  compensation  or will be available  for  payments  on  the  securities  as  provided  in  the  prospectus supplement.  If permitted  by the Rating  Agency or Agencies and so specified in the related  prospectus  supplement,  a  Distribution  Account may contain funds relating to more than one series of mortgage  pass-through  certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits.  With respect to each series of  securities,  the related  master servicer,  servicers, trustee or special servicer will be required to deposit or cause to be deposited  in the  Distribution  Account for the related  trust fund within a period following receipt (in the case of collections and payments), the following  payments and  collections  received,  or advances made, by the master servicer,  the servicers,  the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage  loans and/or  mortgage  securities in the trust fund (other than payments due on or before the cut-off date):

     o    all payments on account of principal, including principal prepayments, on the mortgage loans;

     o    all payments on account of interest on the mortgage  loans,  including any  default  interest  collected,  in each  case  net of any  portion thereof retained by the master  servicer,  any servicer or any special servicer  as its  servicing  compensation  or as  compensation  to the trustee, and further net of any retained interest of the depositor;

     o    all payments on the mortgage securities;

     o    all payments on the U.S. Government Securities (if any);

     o    all Insurance Proceeds and Liquidation Proceeds;

     o    any  amounts  paid  under any  instrument  or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement";

     o    any advances made as described under "--Advances" below;

     o    any Buydown  Funds (and,  if  applicable,  investment  earnings on the
          Buydown Funds)  required to be paid to  securityholders,  as described below;

     o    any amounts  paid by the master  servicer  and the  servicers to cover
          Prepayment  Interest  Shortfalls  arising  out  of the  prepayment  of
          mortgage   loans   as   described   under   "Servicing   of   Mortgage
          Loans--Servicing  and Other  Compensation  and  Payment  of  Expenses;
          Retained Interest";

     o    to the extent that any item does not constitute  additional  servicing compensation to the master servicer, a servicer or a special servicer, any  payments on account of  modification  or  assumption  fees,  late payment charges or prepayment premiums on the mortgage loans;

                                       36

     o    any amount  required  to be  deposited  by the master  servicer or the trustee in  connection  with losses  realized on  investments  for the benefit of the master servicer or the trustee,  as the case may be, of funds held in the Distribution Account; and

     o    any other amounts required to be deposited in the Distribution Account as provided in the related  pooling  and  servicing  agreement  or the related  servicing  agreement  and  indenture  and  described  in this prospectus or in the related prospectus supplement.

     With respect to each buydown  mortgage  loan,  the master  servicer will be required to  deposit,  or cause the  related  servicer  to deposit,  the related
Buydown  Funds  provided to it in a Buydown  Account  which will comply with the requirements  set forth in this  prospectus  with  respect  to the  Distribution
Account. The terms of all buydown mortgage loans provide for the contribution of
Buydown Funds in an amount equal to or exceeding  either (1) the total  payments to be made from the funds  pursuant  to the related  buydown  plan or (2) if the
Buydown Funds are to be deposited on a discounted  basis, that amount of Buydown
Funds which, together with investment earnings on the Buydown Funds at a rate as will  support the  scheduled  level of payments  due under the buydown  mortgage loan.  Neither the master  servicer,  any  servicer  nor the  depositor  will be obligated  to add to any  discounted  Buydown  Funds any of its own funds should investment  earnings  prove  insufficient  to maintain  the  scheduled  level of payments.  To the extent  that any  insufficiency  is not  recoverable  from the mortgagor  or,  in an  appropriate  case,  from  the  Seller,  distributions  to securityholders may be affected. With respect to each buydown mortgage loan, the master  servicer will be required  monthly to withdraw from the Buydown  Account and deposit,  or cause the servicer of the mortgage  loans to withdraw  from the
Buydown Account and deposit, in the Distribution  Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the  mortgagor on the buydown  mortgage  loan,  equals the full monthly payment  which would be due on the buydown  mortgage loan if it were not subject to the buydown plan.

     If the  mortgagor on a buydown  mortgage  loan prepays the mortgage loan in its entirety during the Buydown  Period,  the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the  mortgagor  or the other  designated  party in  accordance  with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full  prepayment of a buydown  mortgage loan, the master servicer or servicer of the mortgage  loan  generally  will be required to withdraw  from the Buydown
Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds,  if any, which together with the prepayment  will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment  under some mortgage loan  programs.  Any Buydown Funds so remitted  to the  master  servicer  or the  servicer  of the  mortgage  loan  in connection with a prepayment  described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related  mortgage  loan if the  mortgage  loan were not subject to the buydown plan. Any  investment  earnings  remaining in the Buydown  Account after prepayment or after  termination  of the Buydown  Period will be remitted to the related  mortgagor  or the  other  designated  party  pursuant  to  the  Buydown
Agreement  relating to each buydown  mortgage  loan. If the  mortgagor  defaults during  the  Buydown  Period  with  respect to a buydown  mortgage  loan and the property  securing the buydown  mortgage loan is sold in liquidation  (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be  required  to withdraw  from the  Buydown  Account the Buydown  Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively,  pay the same to the primary insurer or  the  pool  insurer,  as the  case  may  be,  if the  mortgaged  property  is transferred  to the  insurer and the  insurer  pays all of the loss  incurred in respect of the default.

     Prior to the deposit of funds into the Distribution  Account,  as described under  "--Deposits"  above,  funds related to the mortgage  loans  serviced by a master  servicer  or a servicer  may be  maintained  by a master  servicer  or a servicer in a Protected  Account which will be  established so as to comply with the  standards  of each Rating  Agency that has rated any one or more classes of securities of the related series.  Each Protected Account shall be maintained as an Eligible Account,  and the funds held therein may be held as cash or invested in Permitted  Investments.  Any  interest or other  income  earned on funds in a
Protected  Account  will  be  paid  to  the  master  servicer  or  servicer,  as applicable,  as  additional  compensation.  If permitted by the Rating Agency or
Agencies  and so  specified in the related  prospectus  supplement,  a Protected
Account  may  contain  funds  relating  to more  than  one  series  of  mortgage pass-through certificates and may

                                       37

contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has  multiple  servicers,  funds from the  Protected  Accounts may first be remitted to a Master Servicer Collection  Account,  meeting the same eligibility standards  as  the  Protected  Accounts,  prior  to  being  deposited  into  the
Distribution Account.

     Withdrawals.  With  respect  to  each  series  of  securities,  the  master servicer,  trustee or special  servicer  generally may make withdrawals from the
Distribution  Account  for the  related  trust  fund  for any one or more of the following  purposes,  unless  otherwise  provided in the related  agreement  and described in the related prospectus supplement:

     (1)  to  make   distributions  to  the  related   securityholders  on  each
          distribution date;

     (2)  to reimburse the master servicer,  any servicer or any other specified person for unreimbursed  amounts advanced by it in respect of mortgage loans in the trust fund as described under  "--Advances"  below, these
          reimbursements   to  be  made  out  of  amounts  received  which  were
          identified  and  applied by the master  servicer or a servicer as late collections  of  interest  (net  of  related  servicing  fees)  on and principal of the  particular  mortgage loans with respect to which the advances  were made or out of amounts  drawn  under any form of credit enhancement with respect to the mortgage loans;

     (3)  to reimburse the master servicer, a servicer or a special servicer for unpaid  servicing  fees earned by it and some  unreimbursed  servicing expenses  incurred by it with  respect to mortgage  loans in the trust fund and properties  acquired in respect thereof,  these reimbursement to be made out of amounts  that  represent  Liquidation  Proceeds  and
          Insurance  Proceeds  collected on the  particular  mortgage  loans and properties,  and net income  collected on the  particular  properties, with  respect  to which the fees  were  earned  or the  expenses  were incurred or out of amounts drawn under any form of credit  enhancement with respect to the mortgage loans and properties;

     (4)  to reimburse the master  servicer,  a servicer or any other  specified person for any  advances  described in clause (2) above made by it and any servicing  expenses referred to in clause (3) above incurred by it which,  in the  good  faith  judgment  of  the  master  servicer,  the applicable  servicer or the other person, will not be recoverable from the  amounts  described  in  clauses  (2) and (3),  respectively,  the reimbursement  to be made from  amounts  collected  on other  mortgage loans in the trust  fund or, if and to the extent so  provided  by the related  pooling and  servicing  agreement  or the  related  servicing agreement  and  indenture  and  described  in the  related  prospectus supplement,  only from that portion of amounts  collected on the other mortgage loans that is otherwise  distributable on one or more classes of subordinate securities of the related series;

     (5)  if and to the extent described in the related  prospectus  supplement, to pay the master servicer,  a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the  advances  described in clause (2) above made by it and the servicing  expenses  described in clause (3) above  incurred by it while these remain outstanding and unreimbursed;

     (6)  to reimburse the master servicer, a servicer, the depositor, or any of their respective  directors,  officers,  employees and agents,  as the case may be, for expenses,  costs and liabilities incurred thereby, as and to the extent  described  under "The  Agreements--Certain  Matters
          Regarding the Master Servicer and the Depositor";

     (7)  if and to the extent described in the related  prospectus  supplement, to pay the fees of the trustee;

     (8)  to reimburse the trustee or any of its directors,  officers, employees and agents,  as the case may be, for expenses,  costs and  liabilities
          incurred   thereby,   as  and  to  the  extent  described  under  "The
          Agreements--Certain Matters Regarding the Trustee";

     (9)  to pay the master servicer or the trustee, as additional compensation, interest and  investment  income  earned in respect of amounts held in the Distribution Account;

                                       38

     (10) to pay (generally from related income) the master servicer, a servicer or a  special  servicer  for costs  incurred  in  connection  with the operation,  management  and  maintenance  of  any  mortgaged  property acquired  by the  trust  fund  by  foreclosure  or by  deed in lieu of foreclosure;

     (11) if one or more  elections  have been  made to treat the trust  fund or designated  portions thereof as a REMIC, to pay any federal,  state or local taxes  imposed on the trust fund or its assets or  transactions,
          as  and  to  the   extent   described   under   "Federal   Income  Tax
          Consequences--REMICS--Prohibited Transactions and Other Possible REMIC
          Taxes";

     (12) to pay for the cost of an  independent  appraiser  or other  expert in real  estate  matters  retained  to  determine a fair sale price for a defaulted  mortgage loan or a property  acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

     (13) to pay for the cost of various opinions of counsel  obtained  pursuant to  the  related  pooling  and  servicing  agreement  or  the  related servicing  agreement  and  indenture  for the  benefit of the  related securityholders;

     (14) to pay to itself,  the  depositor,  a Seller or any other  appropriate person  all  amounts  received  with  respect  to each  mortgage  loan purchased,  repurchased or removed from the trust fund pursuant to the terms of the related  pooling and  servicing  agreement or the related servicing  agreement and indenture and not required to be  distributed as of the date on which the related purchase price is determined;

     (15) to make any other  withdrawals  permitted  by the related  pooling and servicing  agreement or the related servicing  agreement and indenture and described in the related prospectus supplement;

     (16) to pay  for  costs  and  expenses  incurred  by  the  trust  fund  for environmental  site assessments  performed with respect to multifamily or  commercial  properties  that  constitute  security  for  defaulted mortgage loans,  and for any  containment,  clean-up or remediation of hazardous wastes and materials  present on that mortgaged  properties, as described under "Servicing of Mortgage  Loans--Realization  Upon or
          Sale of Defaulted Mortgage Loans"; and

     (17) to clear and terminate the  Distribution  Account upon the termination of the trust fund.

Distributions

     Distributions on the securities of each series will be made by or on behalf of the related  trustee on each  distribution  date as  specified in the related
prospectus   supplement  from  the  available  funds  for  the  series  and  the distribution  date.  The available  funds for any series of  securities  and any distribution  date will  generally  refer to the total of all  payments or other collections  (or  advances  in lieu  thereof)  on,  under or in  respect  of the mortgage loans and/or  mortgage  securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date.  The particular  components of the available  funds for any series on each distribution date will be more specifically  described in the related prospectus supplement.

     Distributions  on the  securities  of each  series  (other  than the  final distribution  in retirement of any  certificate)  will be made to the persons in whose names the  securities are registered on the Record Date, and the amount of each  distribution  will  be  determined  as  of  the  Determination  Date.  All distributions with respect to each class of securities on each distribution date will be  allocated in  accordance  with the  holder's  Percentage  Interest in a particular  class.  Payments will be made either by wire transfer in immediately available  funds to the account of a  securityholder  at a bank or other  entity having appropriate  facilities therefor,  if the securityholder has provided the trustee or other person  required to make the payments with wiring  instructions no later than five business days prior to the related  Record Date or other date specified  in the  related  prospectus  supplement  (and,  if so provided in the related  prospectus  supplement,  the  securityholder  holds  securities  in any requisite amount or denomination  specified therein),  or by check mailed to the address of the securityholder as it appears on the security register;  provided, however, that the final distribution in

                                       39

retirement of any class of securities  will be made only upon  presentation  and surrender  of the  securities  at  the  location  specified  in  the  notice  to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

     Each class of securities of each series,  other than Strip  Securities  and
REMIC  Residual  Certificates  that have no security  interest  rate, may have a different per annum rate at which interest  accrues on that class of securities, which may be fixed,  variable or adjustable,  or any  combination of rates.  The related prospectus supplement will specify the security interest rate or, in the case of a  variable  or  adjustable  security  interest  rate,  the  method  for determining the security  interest rate, for each class. The related  prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year  consisting of twelve 30-day months or on a different method.

     Distributions of interest in respect of the securities of any class,  other than  any  class of  Accrual  Securities,  Strip  Securities  or REMIC  Residual
Certificates that is not entitled to any distributions of interest, will be made on each  distribution  date based on the accrued  interest for the class and the distribution  date,  subject to the  sufficiency of the portion of the available funds  allocable  to the  class  on the  distribution  date.  Prior  to the time interest  is  distributable  on any class of Accrual  Securities,  the amount of accrued  interest  otherwise  distributable  on the  class  will be added to the principal balance thereof on each distribution  date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the  applicable  security  interest  rate  accrued for a specified  period  (generally one month) on the  outstanding  principal  balance thereof  immediately prior to the distribution  date.  Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly  calculated except that it will accrue on a notional amount that is based on either (1) the principal  balances of some or all of the mortgage loans and/or  mortgage  securities  in the  related  trust  fund or (2) the  principal balances  of one or  more  other  classes  of  securities  of the  same  series.
Reference to a notional  amount with respect to a class of Strip  Securities  is solely for convenience in making  calculations of accrued  interest and does not represent the right to receive any distribution of principal. If so specified in the  related  prospectus  supplement,  the  amount of accrued  interest  that is otherwise  distributable  on (or,  in the case of Accrual  Securities,  that may otherwise  be added to the  principal  balance  of) one or more  classes  of the securities  of a series  will be  reduced  to the  extent  that  any  Prepayment
Interest  Shortfalls,  as  described  under "Yield  Considerations",  exceed the amount of any sums  (including,  if and to the extent  specified  in the related prospectus supplement,  the master servicer's or applicable servicer's servicing compensation)  that are applied to offset the shortfalls.  The particular manner in which the  shortfalls  will be allocated  among some or all of the classes of
securities  of  that  series  will  be  specified  in  the  related   prospectus
supplement.  The related prospectus  supplement will also describe the extent to which the amount of accrued interest that is otherwise  distributable on (or, in the case of Accrual  Securities,  that may  otherwise be added to the  principal balance  of) a class of  offered  securities  may be  reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related  mortgage  loans or application of the Relief Act with respect to the mortgage loans.  Any reduction in the amount of accrued  interest otherwise  distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred  Interest on or in respect of the related mortgage loans will result in a corresponding  increase in the principal balance of the class.

     As and to the  extent  described  in  the  related  prospectus  supplement, distributions  of principal with respect to a series of securities  will be made on each  distribution  date to the holders of the class or classes of securities of the series  entitled  thereto until the principal  balance or balances of the securities  have been  reduced  to zero.  In the case of a series of  securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal,  and any schedule or formula or other provisions  applicable to the determination  thereof (including distributions  among  multiple  classes  of  senior  securities  or  subordinate securities),  shall  be as set  forth  in  the  related  prospectus  supplement.
Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage  loans and/or  mortgage  securities in the related trust fund,  may not commence  until the  occurrence of events such as the  retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower  (and,  in some  cases,  substantially  slower)  than  the  rate at which payments or other  collections  of principal are received on the mortgage  loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities  may be made,  subject to available  funds, based on a specified

                                       40

principal  payment  schedule  and,  with  respect  to one  or  more  classes  of securities,  may be contingent on the specified  principal  payment schedule for another  class of the same  series  and the rate at  which  payments  and  other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

Pre-Funding Account

     If so  specified  in the  related  prospectus  supplement,  the pooling and servicing  agreement  or other  agreement  may provide  for the  transfer by the
Sellers of  additional  mortgage  loans to the  related  trust after the Closing
Date.  The  additional  mortgage  loans  will  be  required  to  conform  to the requirements  set forth in the related pooling and servicing  agreement or other agreement  providing  for the  transfer,  and will be  underwritten  to the same standards  as the  mortgage  loans  initially  included  in the  trust  fund  as described in the prospectus  supplement.  As specified in the related prospectus supplement,  the transfer may be funded by the  establishment  of a  pre-funding account  established with the trustee.  If a pre-funding account is established, all or a  portion  of the  proceeds  of the  sale  of  one or  more  classes  of securities of the related series will be deposited in the account to be released as additional  mortgage  loans are  transferred.  A pre-funding  account will be required to be maintained  as an Eligible  Account,  the amounts  therein may be required to be invested in  Permitted  Investments  and the amount held  therein shall at no time exceed 40% of the aggregate  outstanding  principal  balance of the related  securities.  The related  pooling and servicing  agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers  must be made within up to three months (with respect to any series of  certificates) or up to one year (with respect to any series of notes) after the Closing Date,  and that amounts set aside to fund the transfers
(whether in a pre-funding  account or otherwise)  and not so applied  within the required  period of time will be deemed to be principal  prepayments and applied in the manner set forth in the prospectus  supplement.  To the extent amounts in any  pre-funding  account  have not been used to  purchase  additional  mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition,  securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

     Prepayment  premiums will generally be retained by the master  servicer,  a servicer, or by the Seller as additional  compensation.  However, if so provided in the related  prospectus  supplement,  prepayment  premiums  received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each  distribution date to the holders of the class or classes of  securities of the related  series  entitled  thereto in accordance  with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

     The amount of any losses or shortfalls in collections on the mortgage loans and/or  mortgage  securities  in any trust fund (to the  extent  not  covered or offset  by  draws  on any  reserve  fund  or  under  any  instrument  of  credit enhancement or applied  against  overcollateralization)  will be allocated among the  respective  classes of securities of the related series in the priority and manner,  and subject to the  limitations,  specified  in the related  prospectus supplement. As described in the related prospectus supplement, these allocations may result in  reductions  in the  entitlements  to  interest  and/or  principal balances of one or more classes of  securities,  or may be effected  simply by a prioritization of payments among classes of securities.

Advances

     If and to the extent  provided in the related  prospectus  supplement,  and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance,  or have the option of  advancing,  on or before each  distribution  date, from its own funds or from excess funds held in the related Master Servicing  Collection  Account or Protected  Account that are not part of the available  funds for the related  series of securities  for that distribution  date, an amount up to the  aggregate of any scheduled  payments of interest (and, if specified in the related prospectus supplement,  principal) on the  mortgage  loans that were  delinquent  on, or not  received by, the related
Determination  Date (or such other date specified in the  Agreement,  but in any event prior to the related  distribution  date).  No notice will be given to the certificateholders  of these  advances.  Advances  are  intended  to  maintain a regular flow of

                                       41

scheduled  interest and principal payments to holders of the class or classes of securities entitled thereto,  rather than to guarantee or insure against losses.
Accordingly,  all advances made from the master  servicer's or a servicer's  own funds will be  reimbursable  out of related  recoveries  on the  mortgage  loans
(including,  to the  extent  described  in the  prospectus  supplement,  amounts
received  under  any  fund  or  instrument   constituting   credit  enhancement)
respecting  which  advances  were  made and  other  specific  sources  as may be identified in the related prospectus  supplement,  including amounts which would otherwise be payable to the offered securities.  No Nonrecoverable  Advance will be required to be made by the master servicer or a servicer;  and, if previously made by a master  servicer  or a  servicer,  a  Nonrecoverable  Advance  will be reimbursable from any amounts in the related Master Servicer  Collection Account or Protected Account prior to any distributions being made to the related series of  securityholders.  If advances  have been made from excess  funds in a Master
Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future  distribution  date to the extent that funds
then  in  such  account  are  insufficient  to  permit  full   distributions  to
securityholders  on  that  date.  If so  specified  in  the  related  prospectus supplement,  the obligation of a master  servicer or a servicer to make advances may be secured by a cash advance  reserve fund or a surety bond. If  applicable, information  regarding the  characteristics  of, and the identity of any obligor on, a surety bond, will be set forth in the related  prospectus  supplement.  If any person other than the master servicer has any obligation to make advances as described above, the related prospectus  supplement will identify the person. If and to the extent so provided in the related prospectus  supplement,  any entity making  advances  will be entitled to receive  interest on the  advances for the period that the advances are outstanding at the rate specified in the prospectus supplement,  and  the  entity  will  be  entitled  to  payment  of the  interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to  securityholders  or as  otherwise  provided in the related pooling and servicing  agreement or servicing agreement and described in the prospectus  supplement.  As specified in the related  prospectus  supplement with  respect to any series of  securities  as to which the trust fund  includes mortgage  securities,  the advancing  obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities,  as may be supplemented by the terms of the applicable pooling and servicing  agreements or servicing  agreements for such mortgage  securities,  and may differ from the provisions described above.

Reports to Securityholders

     With each distribution to  securityholders of a particular class of offered securities,  the related master servicer, trustee or other specified person will make  available to each holder of record of the class of  securities a statement or  statements  with  respect  to the  related  trust  fund  setting  forth  the
information   specifically  described  in  the  related  pooling  and  servicing agreement or the related servicing agreement or indenture,  which generally will include the following as applicable except as otherwise provided therein:

     o    the amount, if any, of the distribution allocable to principal;

     o    the amount, if any, of the distribution allocable to interest;

     o    the  outstanding  principal  balance or notional  amount of each class
          after  giving  effect  to  the   distribution   of  principal  on  the
          distribution date;

     o    the amount of servicing  compensation  received by the related  master servicer  (and, if payable  directly out of the related trust fund, by any special servicer and any subservicer);

     o    the aggregate amount of advances  included in the distributions on the distribution  date, and the aggregate amount of unreimbursed  advances at the close of business on the distribution date;

     o    the aggregate  principal  balance of the mortgage loans in the related mortgage  pool on, or as of a  specified  date  shortly  prior to, the distribution date;

     o    the number and aggregate  principal  balance of any mortgage  loans in the  related  mortgage  pool in  respect  of which  (A) one  scheduled payment is delinquent,  (B) two scheduled payments are delinquent, (C)
          three or more scheduled  payments are  delinquent and (D)  foreclosure proceedings have been commenced;

                                       42

     o    the balance of the reserve  fund,  if any, at the close of business on the distribution date;

     o    the  amount  of  coverage   remaining  under  any  financial  guaranty
          insurance  policy,  mortgage pool insurance policy or letter of credit covering  default  risk and a  description  of any credit  enhancement substituted therefor;

     o    the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if
          applicable, as of the close of business on the applicable distribution date and a  description  of any  change  in the  calculation  of these amounts; and

     o    with  respect to any series of  securities  as to which the trust fund includes mortgage securities, additional information as required under
          the  related  Agreement  and  specified  in  the  related   prospectus
          supplement.

     In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered  securities or per a specified  portion of the minimum denomination.  In  addition  to the  information  described  above,  reports  to securityholders will contain other information as is set forth in the applicable pooling  and  servicing  agreement  or the  applicable  servicing  agreement  or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition,  within a  reasonable  period of time after the end of each  calendar  year,  the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include  information  as to the  aggregate of amounts  reported  pursuant to the first three items above for the calendar  year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

                        DESCRIPTION OF CREDIT ENHANCEMENT

General

     As set forth  below and in the  applicable  prospectus  supplement,  credit enhancement  may be provided by one or more of a  financial  guaranty  insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter  of  credit.  In  addition,  if  provided  in the  applicable  prospectus supplement,  in  lieu  of  or in  addition  to  any  or  all  of  the  foregoing arrangements,  credit  enhancement may be in the form of a reserve fund to cover the losses,  subordination of one or more classes of subordinate  securities for
the   benefit   of   one   or   more   classes   of   senior   securities,    of
cross-collateralization  or  overcollateralization,  or  a  combination  of  the foregoing.  The credit  support may be provided by an assignment of the right to receive  specified cash amounts,  a deposit of cash into a reserve fund or other pledged  assets,  or by guarantees  provided by a third-party or any combination thereof identified in the applicable prospectus supplement.  Each component will have  limitations  and will provide  coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but  coverage  may be  limited or  unavailable  with  respect to Special  Hazard
Losses, Fraud Losses,  Bankruptcy Losses and Extraordinary Losses. To the extent that the credit  support for the offered  securities of any series is exhausted, the holders thereof will bear all further risk of loss.

     The amounts  and types of credit  enhancement  arrangements  as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the  related  prospectus  supplement.  To the extent provided in the applicable  prospectus  supplement and the pooling and servicing agreement or indenture,  the credit enhancement arrangements may be periodically modified,  reduced  and  substituted  for  based  on the  aggregate  outstanding principal  balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit
Enhancement--Reduction  or Substitution of Credit  Enhancement." If specified in the applicable prospectus supplement,  credit support for the offered securities of one series may cover the offered securities of one or more other series.

                                       43

     In general,  references  to  "mortgage  loans" under this  "Description  of
Credit  Enhancement"  section are to mortgage loans in a trust fund. However, if so  provided  in the  prospectus  supplement  for a series  of  securities,  any mortgage  securities  included  in the  related  trust fund  and/or the  related underlying  mortgage  loans may be covered by one or more of the types of credit support  described in this prospectus.  The related  prospectus  supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

     If so specified in the related prospectus  supplement,  one or more classes of securities of a series may be subordinate securities.  Subordinate securities may be offered  securities.  To the extent  specified in the related  prospectus supplement,  the rights of the  holders  of  subordinate  securities  to receive distributions  from the Distribution  Account on any  distribution  date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to  subordinate  securities  before they are  allocated to more senior
securities.   If  so  provided  in  the  related  prospectus   supplement,   the
subordination  of a class may apply only in the event of (or may be limited  to)
some types of losses or shortfalls.  The related prospectus  supplement will set forth information  concerning the manner and amount of subordination provided by a class or classes of subordinate  securities in a series and the  circumstances under which the subordination will be available.

Cross-Collateralization

     If the mortgage  loans  and/or  mortgage  securities  in any trust fund are divided into separate  groups,  each  supporting a separate  class or classes of securities of the related series,  credit  enhancement may be provided by cross-
collateralization  support  provisions  requiring that  distributions be made on senior  securities  evidencing  interests in one group of mortgage  loans and/or mortgage securities prior to distributions on subordinate  securities evidencing interests  in a different  group of mortgage  loans and/or  mortgage  securities within the trust fund.  The  prospectus  supplement for a series that includes a cross-collateralization  provision  will describe the manner and  conditions for applying the provisions.

Overcollateralization

     If so specified in the related prospectus supplement,  interest collections on the mortgage loans may exceed interest payments on the offered securities for the related  distribution  date.  The excess  interest may be  deposited  into a reserve  fund or applied as a payment of  principal  on the  securities.  To the extent excess interest is applied as principal  payments on the securities,  the effect will be to reduce the principal balance of the securities relative to the
outstanding    balance    of    the    mortgage    loans,    thereby    creating
overcollateralization  and  additional  protection  to the  securityholders,  as specified in the related  prospectus  supplement.  If so provided in the related prospectus  supplement,  overcollateralization  may also be  provided  as to any series of  securities  by the  issuance of  securities  in an initial  aggregate principal  amount  which is less  than the  aggregate  principal  amount  of the related mortgage loans.

Financial Guaranty Insurance Policy

     If so specified in the related prospectus supplement,  a financial guaranty insurance  policy  may be  obtained  and  maintained  for a class or  series  of securities.  The insurer with respect to a financial  guaranty  insurance policy will be described in the related prospectus supplement.

     A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable  securities that an amount equal to the full  amount of  payments  due to the  holders  will be  received  by the trustee or its agent on behalf of the holders  for payment on each  distribution date. The specific terms of any financial  guaranty insurance policy will be set forth in the  related  prospectus  supplement.  A financial  guaranty  insurance policy may have  limitations and generally will not insure the obligation of the
Sellers or the master  servicer  to  repurchase  or  substitute  for a defective mortgage  loan,  will not insure  Prepayment  Interest  Shortfalls  or  interest shortfalls  due to the  application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be

                                       44

subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

     Any mortgage pool  insurance  policy  obtained by the depositor for a trust fund  will  be  issued  by  the  insurer  named  in  the  applicable  prospectus supplement.  Each mortgage pool insurance  policy will cover Defaulted  Mortgage
Losses in an amount equal to a percentage specified in the applicable prospectus supplement  of the  aggregate  principal  balance of the  mortgage  loans on the cut-off  date,  or will  cover a portion  of  Defaulted  Mortgage  Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under  "Maintenance of Credit  Enhancement,"  the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims  thereunder to the insurer on behalf of itself,  the related  trustee and the related  securityholders.  The mortgage pool insurance policies,  however,  are not blanket policies against loss, since claims  thereunder may only be made  respecting  particular  defaulted  mortgage loans  and only  upon  satisfaction  of the  terms of the  related  policy.  Any exceptions to coverage will be described in the related  prospectus  supplement.
Unless  specified  in the  related  prospectus  supplement,  the  mortgage  pool insurance  policies  may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

     If any component of credit  enhancement  as to the offered  securities of a series is to be  provided  by a letter of  credit,  a bank will  deliver  to the related  trustee  an  irrevocable  letter of  credit.  The  letter of credit may provide  direct  coverage  with  respect to the  mortgage  loans.  The bank that delivered the letter of credit, as well as the amount available under the letter of  credit  with  respect  to each  component  of  credit  enhancement,  will be specified  in the  applicable  prospectus  supplement.  If so  specified  in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and  shortfalls.  The letter of credit may also provide for the payment of required  advances  which the master  servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed  payments thereunder and may otherwise be reduced as described in the related prospectus supplement.  The letter of credit  will  expire on the  expiration  date set forth in the related prospectus supplement,  unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

     Any special hazard insurance policy covering Special Hazard Losses obtained by the  depositor  for a trust fund will be issued by the  insurer  named in the applicable  prospectus  supplement.  Each special hazard  insurance policy will, subject to limitations described below, protect holders of the related series of securities  from Special Hazard Losses.  See  "Description  of Primary  Mortgage
Insurance,  Hazard  Insurance;  Claims  Thereunder."  However,  a special hazard insurance  policy will not cover losses  occasioned by war, civil  insurrection, some governmental  actions,  errors in design,  faulty  workmanship or materials
(except under some  circumstances),  nuclear reaction,  chemical  contamination, waste by the mortgagor and other risks.  Aggregate claims under a special hazard insurance  policy  will be  limited  to the  amount  set  forth  in the  related prospectus  supplement  and will be subject to  reduction  as  described  in the related prospectus supplement.

     Subject to the foregoing  limitations,  a special hazard  insurance  policy will provide that, where there has been damage to property securing a foreclosed mortgage  loan  (title to which has been  acquired  by the  insured)  and to the extent  the  damage  is not  covered  by the  hazard  insurance  policy or flood insurance  policy,  if any,  maintained by the mortgagor or the master servicer, special  servicer or the  servicer,  the insurer  will pay the lesser of (1) the cost of  repair or  replacement  of the  property  or (2) upon  transfer  of the property to the insurer,  the unpaid  principal  balance of the mortgage loan at the  time of  acquisition  of the  property  by  foreclosure  or deed in lieu of foreclosure,  plus accrued  interest at the  mortgage  rate to the date of claim settlement and expenses  incurred by the master  servicer,  special  servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard  insurance  policy, the amount that the issuer will pay will be the amount  under (2) above  reduced by the net  proceeds  of the  sale of the  property.  No  claim  may be  validly presented under the special hazard  insurance  policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable

                                       45

protection,  preservation and foreclosure  expenses have been paid (all of which must be  approved  in  advance  by the issuer of the  special  hazard  insurance policy).  If the unpaid principal  balance plus accrued interest and expenses is paid by the insurer,  the amount of further  coverage under the related  special hazard  insurance  policy will be reduced by that  amount less any net  proceeds from the sale of the  property.  Any  amount  paid as the cost of  repair of the property  will  further  reduce  coverage  by that  amount.  Restoration  of the property with the proceeds  described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool  insurance  policy may be validly  presented  with respect to the  defaulted  mortgage  loan secured by the  property.  The payment described under (2) above will render  presentation of a claim in respect of the mortgage loan under the related  mortgage  pool  insurance  policy  unnecessary.
Therefore,  so long as a mortgage pool insurance  policy remains in effect,  the payment by the insurer under a special  hazard  insurance  policy of the cost of repair or of the unpaid  principal  balance of the  related  mortgage  loan plus accrued interest and expenses will not affect the total Insurance  Proceeds paid to  securityholders,  but will affect the relative amounts of coverage remaining under the related  special hazard  insurance  policy and mortgage pool insurance policy.

     As and to the extent  set forth in the  applicable  prospectus  supplement, coverage in respect of Special  Hazard Losses for a series of securities  may be provided,  in whole or in part,  by a type of  instrument  other  than a special hazard  insurance policy or by means of a special hazard  representation  of the
Seller or the depositor.

Reserve Funds

     If so provided in the related  prospectus  supplement,  the depositor  will deposit or cause to be deposited in a reserve fund any  combination of cash, one or more  irrevocable  letters of credit or one or more Permitted  Investments in specified amounts,  or any other instrument  satisfactory to the relevant Rating
Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement.  In the alternative or in addition to the  deposit,  to the extent  described  in the  related  prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise  payable on any related  subordinate  securities,  from the retained interest of the depositor or otherwise.  To the extent that the funding of the  reserve  fund is  dependent  on  amounts  otherwise  payable  on related subordinate  securities,  any retained  interest of the  depositor or other cash flows  attributable to the related  mortgage loans or reinvestment  income,  the reserve fund may provide less coverage than initially expected if the cash flows or  reinvestment  income on which  the  funding  is  dependent  are  lower  than anticipated.  In addition,  with respect to any series of securities as to which credit  enhancement  includes a letter of credit, if so specified in the related prospectus supplement,  if specified conditions are met, the remaining amount of the  letter of credit may be drawn by the  trustee  and  deposited  in a reserve fund.  Amounts  in a reserve  fund may be  distributed  to  securityholders,  or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes,  in the manner and to the extent specified in the related  prospectus  supplement.  The  related  prospectus  supplement  will disclose  whether a reserve fund is part of the related trust fund. If set forth in the related  prospectus  supplement,  a reserve fund may provide  coverage to more than one series of securities.

     In connection with the  establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected  security  interest for the  benefit  of the  securityholders  in the  assets in the  reserve  fund.
However,  to the extent that the depositor,  any affiliate  thereof or any other entity has an  interest  in any reserve  fund,  in the event of the  bankruptcy, receivership or insolvency of that entity,  there could be delays in withdrawals from the reserve fund and corresponding  payments to the  securityholders  which could adversely affect the yield to investors on the related securities.

     Amounts  deposited  in any  reserve  fund for a series  will be invested in
Permitted  Investments  by, or at the  direction  of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

     If so  provided in the related  prospectus  supplement,  the trust fund may include  guaranteed  investment  contracts  pursuant to which moneys held in the funds and  accounts  established  for the  related  series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement,  and the identity of the obligor,  will be described in the prospectus supplement for a series of notes.

                                       46

Maintenance of Credit Enhancement

     To the extent that the applicable  prospectus supplement does not expressly provide for alternative credit  enhancement  arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

     If a financial  guaranty insurance policy has been obtained for one or more classes of  securities  of a series,  the trustee  will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement,  until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims,  or until the  financial  guaranty  insurance  policy is  replaced in accordance with the terms of the applicable  pooling and servicing  agreement or servicing  agreement.  The  trustee  will agree to remit the  premiums  for each financial guaranty insurance policy,  from available funds of the related trust, in accordance  with the  provisions  and  priorities set forth in the applicable pooling and servicing  agreement or servicing  agreement,  on a timely basis. In the event the  insurer  ceases to be a  qualified  insurer as  described  in the related  prospectus  supplement,  or fails to make a required  payment under the related financial guaranty  insurance policy,  neither the trustee nor any other person will have any  obligation to replace the insurer.  Any losses  associated with any reduction or withdrawal in rating by an applicable  Rating Agency shall be borne by the related securityholders.

     If a mortgage  pool  insurance  policy has been obtained for some or all of the mortgage loans related to a series of securities,  the master  servicer will be obligated to exercise  reasonable efforts to keep the mortgage pool insurance policy  (or an  alternate  form of credit  support)  in full  force  and  effect throughout  the  term of the  applicable  pooling  and  servicing  agreement  or servicing agreement to the extent provided in the related prospectus supplement.
The  master  servicer  will agree to pay the  premiums  for each  mortgage  pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified  insurer  because it ceases to be  qualified  by law to transact  pool insurance  business  or  coverage  is  terminated  for  any  reason  other  than exhaustion of the coverage,  the master servicer will use reasonable  efforts to obtain from another qualified insurer a replacement  insurance policy comparable to the mortgage pool  insurance  policy with a total  coverage equal to the then outstanding  coverage of the mortgage pool insurance  policy,  provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy,  the coverage of the replacement policy will, unless otherwise agreed to by the  depositor,  be reduced to a level such that its  premium  rate does not exceed the premium rate on the mortgage pool insurance policy.

     If a letter of  credit or  alternate  form of credit  enhancement  has been obtained for a series,  the trustee  will be  obligated  to exercise  reasonable efforts  cause to be kept or to keep the letter of credit (or an alternate  form of  credit  support)  in  full  force  and  effect  throughout  the  term of the applicable  pooling  and  servicing  agreement  or  indenture,  unless  coverage thereunder  has been  exhausted  through  payment  of  claims or  otherwise,  or
substitution   therefor  is  made  as  described  below  under  "--Reduction  or
Substitution  of  Credit   Enhancement."   Unless  otherwise  specified  in  the
applicable prospectus supplement, if a letter of credit obtained for a series of securities  is scheduled to expire prior to the date the final  distribution  on the  securities  is made and  coverage  under the  letter of credit has not been exhausted and no  substitution  has  occurred,  the trustee will draw the amount available  under the letter of credit and  maintain  the amount in trust for the securityholders.

     If a special  hazard  insurance  policy has been  obtained for the mortgage loans  related  to a series of  securities,  the  master  servicer  will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect  throughout  the term of the  applicable  pooling and servicing agreement or servicing agreement,  unless coverage thereunder has been exhausted through  payment of claims or  otherwise  or  substitution  therefor  is made as described below under  "--Reduction or Substitution of Credit  Enhancement."  If
coverage for Special Hazard Losses takes the form of a special hazard  insurance policy,  the policy will provide coverage against risks of the type described in
this  prospectus   under"Description  of  Credit   Enhancement--Special   Hazard
Insurance  Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer  obtains written  confirmation  from the Rating Agency or Agencies that rated the related  securities that the  substitution  shall not adversely affect the  then-current  ratings  assigned to the  securities  by the Rating Agency or
Agencies.

                                       47

     The master servicer,  on behalf of itself, the trustee and securityholders, will provide the trustee information  required for the trustee to draw under the letter of credit and will present claims to each pool insurer,  to the issuer of each special  hazard  insurance  policy,  and, in respect of defaulted  mortgage loans for which  there is no  servicer,  to each  primary  insurer  and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage  loans which are the subject of a bankruptcy  proceeding.  As set forth above,  all collections by the master servicer under any mortgage pool insurance policy or any Primary  Insurance  Policy and, where the related property has not been restored,  a special hazard  insurance  policy,  are to be deposited in the related  Distribution  Account,  subject to withdrawal as described  above.  All draws  under any  letter  of  credit  are also to be  deposited  in the  related
Distribution  Account.  In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer,  and all paid claims shall initially be  deposited  in a Protected  Account  prior to being  delivered  to the master servicer for ultimate deposit to the related Distribution Account.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any,  from the related  hazard  insurance  policy or any  applicable  special hazard  insurance  policy are  insufficient to restore the damaged property to a condition  sufficient to permit recovery under any financial  guaranty insurance policy,  mortgage pool insurance policy, letter of credit or any related Primary
Insurance  Policy,  neither the master  servicer nor any servicer is required to expend its own funds to restore the damaged  property  unless it determines  (1)
that the  restoration  will  increase  the  proceeds  to one or more  classes of securityholders  on liquidation of the mortgage loan after  reimbursement of the master  servicer for its expenses and (2) that the expenses will be  recoverable by it through liquidation Proceeds or Insurance Proceeds.  If recovery under any financial guaranty insurance policy,  mortgage pool insurance policy,  letter of credit or any related  Primary  Insurance  Policy is not  available  because the master servicer or a servicer has been unable to make the above  determinations, has made the  determinations  incorrectly  or recovery is not  available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures  (subject to the preceding  sentence)
as it deems  necessary or advisable to realize upon the defaulted  mortgage loan and in the event the  determinations  have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

     The  amount  of  credit  support  provided  pursuant  to any form of credit enhancement may be reduced.  In most cases, the amount available pursuant to any form of credit  enhancement will be subject to periodic  reduction in accordance with a schedule or formula on a nondiscretionary  basis pursuant to the terms of the related pooling and servicing agreement or indenture.  Additionally, in most cases,  the form of  credit  support  (and  any  replacements  therefor)  may be replaced,  reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy  Losses,  Special  Hazard Losses or Fraud
losses may be  changed,  without the  consent of the  securityholders,  upon the written  assurance  from each  applicable  Rating  Agency that its  then-current rating of the  related  series of  securities  will not be  adversely  affected.
Furthermore,  in the  event  that the  credit  rating of any  obligor  under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a  corresponding  level,  and, neither the master  servicer  nor any other  person will be  obligated to obtain replacement  credit  support  in order to  restore  the rating or ratings of the related  series of  securities.  The master  servicer  will also be permitted to replace the credit support with other credit  enhancement  instruments issued by obligors  whose credit  ratings are  equivalent to the  downgraded  level and in lower  amounts  which would  satisfy the  downgraded  level,  provided  that the then-current  rating  or  ratings  of  the  related  series  of  securities  are maintained.  Where  the  credit  support  is in the form of a  reserve  fund,  a permitted reduction in the amount of credit enhancement will result in a release of all or a portion  of the assets in the  reserve  fund to the  depositor,  the master  servicer or the other  person that is  entitled  thereto.  Any assets so released will not be available for distributions in future periods.

                                       48

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

     The trustee on behalf of a trust fund may enter into interest rate or other
swaps  and  related   caps,   floors  and  collars  to  minimize   the  risk  to
securityholders  from  adverse  changes in interest  rates or to provide  credit support, which are collectively referred to as swaps, and other yield supplement agreements or similar yield  maintenance  arrangements  that do not involve swap agreements  or  other  notional  principal  contracts,  which  are  collectively referred to as yield supplement agreements.

     An  interest  rate swap is an  agreement  between two parties to exchange a stream of interest  payments on an agreed  hypothetical or "notional"  principal amount.  No  principal  amount is  exchanged  between the  counterparties  to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional  principal amount,  while the counterparty pays a floating rate based on one or more reference  interest rates including the London Interbank  Offered
Rate,  or LIBOR,  a specified  bank's  prime rate or U.S.  Treasury  Bill rates.
Interest  rate swaps also  permit  counterparties  to  exchange a floating  rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate  obligation  based upon  another  referenced  interest  rate,  such as U.S.
Treasury Bill rates.

     Swaps may include "total return swaps," where all or a portion of the total amount of  interest  and  principal  on a security is paid by a  third-party  in exchange  for an up front  payment or a stated  periodic  payment,  and  "credit derivatives"  where  credit  enhancement  is  provided  in  the  form  of a swap agreement,  and which may include a "credit  support  annex"  where  securities, rights,  or other amounts are pledged as collateral  for the  performance of the counterparty.  Additionally,  agreements  relating to other types of  derivative products that are designed to provide  credit  enhancement to the related series may be entered  into by a trustee and one or more  counterparties.  The terms of total  return  swaps,  credit  derivatives  and  any  other  derivative  product
agreement  and  any  counterparties   will  be  described  in  the  accompanying
prospectus supplement.

     Yield supplement  agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

     There can be no  assurance  that the trustee  will be able to enter into or offset  swaps or enter  into yield  supplement  agreements  or other  derivative product  agreements at any specific time or at prices or on other terms that are advantageous.  In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no  assurance  that  the  trustee  will  be able to  terminate  a swap or  yield supplement  agreement when it would be  economically  advantageous  to the trust fund to do so.

Purchase Obligations

     Some types of trust assets and some classes of securities of any series, as specified  in the related  prospectus  supplement,  may be subject to a purchase obligation that would become  applicable on one or more specified dates, or upon the  occurrence  of one or more  specified  events,  or on demand  made by or on behalf of the applicable  securityholders.  A purchase  obligation may be in the form of a conditional or unconditional purchase commitment,  liquidity facility, remarketing  agreement,  maturity  guaranty,  put option or demand feature.  The terms and conditions of each purchase obligation,  including the purchase price, timing and payment procedure,  will be described in the accompanying  prospectus supplement.  A purchase  obligation  relating to trust assets may apply to those trust assets or to the related  securities.  Each purchase  obligation  may be a secured or unsecured  obligation  of the provider  thereof,  which may include a bank or other  financial  institution  or an insurance  company.  Each  purchase obligation  will be evidenced by an instrument  delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying  prospectus  supplement,  each purchase  obligation relating to trust  assets  will be  payable  solely to the  trustee  for the  benefit of the securityholders of the related series. Other purchase obligations may be payable to the  trustee  or  directly  to the  holders of the  securities  to which that obligation relate.

                                       49

          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

General

     The mortgaged  property with respect to each mortgage loan will be required to be covered by a hazard  insurance policy and, if required as described below, a Primary Insurance  Policy.  The following is only a brief description of these insurance  policies  and does not purport to  summarize  or describe  all of the provisions  of these  policies.  The  insurance is subject to  underwriting  and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

     In a securitization of single family loans, single family loans included in the related  mortgage pool having a  Loan-to-Value  Ratio at origination of over
80% (or other percentage as described in the related prospectus  supplement) may be required by the depositor to be covered by a Primary  Insurance  Policy.  The
Primary Insurance Policy will insure against default on a mortgage loan as to at least the  principal  amount  thereof  exceeding 75% of the Value of the related mortgaged  property (or other percentage as described in the related  prospectus supplement) at origination of the mortgage loan,  unless and until the principal balance  of the  mortgage  loan is  reduced  to a level  that  would  produce  a
Loan-to-Value  Ratio equal to or less than at least 80% (or other  percentage as described in the prospectus supplement).  This type of mortgage loan will not be considered to be an exception to the foregoing  standard if no Primary Insurance
Policy was obtained at origination  but the mortgage loan has amortized to below the above  Loan-to-Value  Ratio  percentage as of the  applicable  cut-off date.
Mortgage loans which are subject to negative  amortization  will only be covered by a Primary  Insurance  Policy  if the  coverage  was so  required  upon  their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's  Loan-to-Value  Ratio,  based on the  then-current  balance,  to subsequently exceed the limits which would have required the coverage upon their origination.  Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to- Value Ratio.

     While the terms and conditions of the Primary Insurance  Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers,  each Primary Insurance Policy will in general cover the
Primary  Insurance  Covered Loss. The primary insurer generally will be required to pay:

     o    the insured percentage of the Primary Insurance Covered Loss;

     o    the entire amount of the Primary Insurance Covered Loss, after receipt by the  primary  insurer  of  good  and  merchantable  title  to,  and possession of, the mortgaged property; or

     o    at the  option  of the  primary  insurer,  the  sum of the  delinquent monthly  payments plus any advances  made by the insured,  both to the date of the claim  payment and,  thereafter,  monthly  payments in the amount  that would have become due under the  mortgage  loan if it had not been  discharged  plus any advances  made by the insured until the earlier of (1) the date the mortgage  loan would have been  discharged in full if the default had not occurred or (2) an approved sale.

     As conditions precedent to the filing or payment of a claim under a Primary
Insurance  Policy,  in the event of default by the  mortgagor,  the insured will typically be required, among other things, to:

     o    advance  or  discharge  (1)  hazard  insurance  premiums  and  (2)  as necessary and approved in advance by the primary insurer,  real estate taxes,  protection  and  preservation  expenses  and  foreclosure  and related costs;

     o    in the event of any physical loss or damage to the mortgaged property, have the mortgaged  property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

                                       50

     o    tender to the  primary  insurer  good and  merchantable  title to, and possession of, the mortgaged property.

     For any single  family loan for which the  coverage  is required  under the standard described above, the master servicer will maintain,  or will cause each servicer  to  maintain,  in full force and effect and to the extent  coverage is available a Primary  Insurance  Policy with regard to each single  family  loan, provided that the Primary  Insurance  Policy was in place as of the cut-off date and the  depositor  had knowledge of the Primary  Insurance  Policy.  The master servicer  or the Seller  will not cancel or refuse to renew a Primary  Insurance
Policy in effect at the time of the initial  issuance of a series of  securities that is required to be kept in force under the applicable  pooling and servicing agreement or indenture unless the replacement  Primary  Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is  acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage  pass-through  certificates  having a rating equal to or better  than the  highest  then-current  rating  of any  class of the  series of securities.  For further information  regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy,  see "Description of
Credit Enhancement--Mortgage Pool insurance Policies."

Hazard Insurance Policies

     The terms of the mortgage loans require each mortgagor to maintain a hazard insurance  policy  for  their  mortgage  loan.  Additionally,  the  pooling  and servicing  agreement or servicing  agreement will require the master servicer to cause  to be  maintained  for  each  mortgage  loan a  hazard  insurance  policy providing for no less than the coverage of the standard  form of fire  insurance policy with  extended  coverage  customary in the state in which the property is located.  The coverage generally will be in an amount equal to the lesser of the principal  balance owing on the mortgage loan and 100% of the insurable value of the improvements  securing the mortgage loan;  provided,  that in any case, such amount  shall be  sufficient  to prevent the  mortgagor  and/or  mortgagee  from becoming a co-insurer.  The ability of the master servicer to ensure that hazard insurance  proceeds  are  appropriately  applied may be  dependent on it, or the servicer of the mortgage  loan,  being named as an additional  insured under any hazard  insurance policy and under any flood insurance policy referred to below, or upon the  extent to which  information  in this  regard is  furnished  to the master servicer by mortgagors or servicers.

     As set forth  above,  all  amounts  collected  by the master  servicer or a servicer  under any  hazard  policy  (except  for  amounts  to be applied to the restoration or repair of the mortgaged  property or released to the mortgagor in accordance  with  teamster  servicer's  normal  servicing  procedures)  will  be deposited  in the  related  Distribution  Account.  The  pooling  and  servicing agreement or  servicing  agreement  will  provide  that the master  servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain,  a blanket policy insuring  against losses on the mortgage  loans.  If the blanket policy  contains a deductible  clause,  the master servicer will deposit,  or will cause the applicable servicer to deposit, in the related  Distribution  Account  all sums which would have been  deposited therein but for the clause.

     In general,  the standard form of fire and extended  coverage policy covers physical  damage to or destruction of the  improvements on the property by fire, lightning,  explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies  relating  to the  mortgage  loans will be  underwritten  by  different insurers under  different  state laws in accordance  with  different  applicable state forms and therefore will not contain  identical terms and conditions,  the basic terms  thereof are dictated by  respective  state laws,  and most of these policies  typically  do  not  cover  any  physical  damage  resulting  from  the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions,  wet or dry rot, vermin, rodents,  insects or domestic animals, theft and, depending on the case,  vandalism.  The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all- inclusive.  Where the improvements  securing a mortgage loan are located in a federally designated flood area at the time of  origination  of the  mortgage  loan,  the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be  maintained  for  this  mortgage  loan,  flood  insurance  (to the  extent available) in an amount equal in general to the lesser of the amount required to compensate  for any loss or damage on a  replacement  cost basis or the  maximum insurance available under the federal flood insurance program.

                                       51

     The hazard insurance policies covering the mortgaged  properties  typically contain a co-insurance  clause which in effect requires the insured at all times to carry insurance of a specified percentage  (generally 80% to 90%) of the full replacement  value of the  improvements  on the property in order to recover the full amount of any partial  loss.  If the  insured's  coverage  falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (1) the  replacement cost of the improvements damaged or destroyed less physical  depreciation or (2)
the  proportion  of the loss as the  amount of  insurance  carried  bears to the specified percentage of the full replacement cost of the improvements.

     Since the  amount of hazard  insurance  that  mortgagors  are  required  to maintain on the  improvements  securing  the  mortgage  loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have  historically  appreciated in value over time,  hazard insurance proceeds  could be  insufficient  to restore  fully the damaged  property in the event of a partial loss. See "Description of Credit  Enhancement--Special Hazard
Insurance  Policies" for a description of the limited protection afforded by any special hazard insurance  policy against losses  occasioned by hazards which are otherwise  uninsured against  (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

     Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers  under hazard  insurance  policies  maintained on the mortgaged  properties.  The  master  servicer,  on  behalf  of the  trustee  and securityholders,  is obligated to present  claims,  or cause the servicer of the mortgage loans to present claims,  under any special hazard insurance policy and any blanket  insurance  policy  insuring  against hazard losses on the mortgaged properties.  However,  the ability of the master servicer or servicer to present the claims is dependent  upon the extent to which  information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

     The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage  loans may be insured  under either  Section  203(b),  Section 221,
Section  223,  Section  234 or Section  235 of the Housing  Act.  Under  Section
203(b),  FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to  four-family  dwelling  units.  Mortgage  loans for the  purchase  of multifamily  residential  rental properties are insured by the FHA under Section
221 and Section 223.  Mortgage loans for the purchase of  condominium  units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the  appraised  value of the property  and the sales  price,  less seller-paid closing costs for the property, up to certain specified maximums. In addition,  FHA imposes  initial  investment  minimums and other  requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

     Under Section 235,  assistance payments are paid by HUD to the mortgagee on behalf  of  eligible  borrowers  for as long  as the  borrowers  continue  to be eligible for the payments.  To be eligible, a borrower must be part of a family, have  income  within  the  limits  prescribed  by  HUD at the  time  of  initial occupancy,  occupy the property and meet  requirements  for  recertification  at least annually.

     The regulations  governing these programs  provide that insurance  benefits are payable either on  foreclosure,  or other  acquisition  of  possession,  and conveyance  of the  mortgaged  premises to HUD or on assignment of the defaulted mortgage  loan to HUD.  The FHA  insurance  that  may be  provided  under  these programs  on  the  conveyance  of  the  home  to HUD is  equal  to  100%  of the outstanding  principal balance of the mortgage loan, plus accrued  interest,  as described below, and certain additional costs and expenses.  When entitlement to insurance  benefits  results from  assignment  of the mortgage  loan to HUD, the insurance  payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage  interest accrued and unpaid to the assignment date.

     When  entitlement to insurance  benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid  principal  amount  of the  mortgage  loan,  adjusted  to  reimburse  the mortgagee  for certain tax,  insurance  and similar  payments  made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs.

                                       52

Any FHA  insurance  relating  to the  mortgage  loans  underlying  a  series  of securities will be described in the related prospectus supplement.

     The  mortgage  loans may also be insured  under Title I Program of the FHA.
The  applicable  provisions  of this  program  will be  described in the related prospectus  supplement.  The master  servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

     The Servicemen's  Readjustment  Act of 1944, as amended,  permits a veteran or, in some instances,  his or her spouse, to obtain a mortgage loan guaranty by the VA covering  mortgage  financing  of the  purchase of a one-to  four- family dwelling  unit to be occupied  as the  veteran's  home at an  interest  rate not exceeding  the  maximum  rate  in  effect  at the  time  the  loan is  made,  as established  by HUD. The program has no limit on the amount of a mortgage  loan, requires no down payment for the  purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property,  up to
30 years.  The maximum  guaranty that may be issued by the VA under this program is 50% of the  original  principal  amount of the  mortgage  loan up to a dollar limit  established  by the VA.  The  liability  on the  guaranty  is  reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount  payable  on the  guaranty  exceed the amount of the original guaranty.  Notwithstanding the dollar and percentage limitations of the guaranty,  a  mortgagee  will  ordinarily  suffer a monetary  loss only when the
difference   between  the  unsatisfied   indebtedness  and  the  proceeds  of  a
foreclosure sale of mortgaged  premises is greater than the original guaranty as adjusted.  The VA may, at its option,  and without regard to the guaranty,  make full payment to a mortgagee of the  unsatisfied  indebtedness on a mortgage upon its assignment to the VA.

     Since  there is no limit  imposed  by the VA on the  principal  amount of a
VA-guaranteed  mortgage  loan  but  there  is a limit  on the  amount  of the VA guaranty,  additional  coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA.
The  amount  of the  additional  coverage  will  be  set  forth  in the  related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                  THE DEPOSITOR

     The  depositor  is  Structured  Asset  Mortgage  Investments  II  Inc.  The
depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns  Companies Inc. The depositor was organized for the purpose of serving as a private secondary  mortgage market conduit.  The depositor  does  not  have,  nor is it  expected  in the  future  to  have,  any significant assets.

     The depositor  maintains its principal  office at 383 Madison  Avenue,  New
York, New York 10179. Its telephone number is (212) 272-2000.

                                 THE AGREEMENTS

General

     Each  series of  certificates  will be  issued  pursuant  to a pooling  and servicing  agreement  or other  agreement  specified  in the related  prospectus supplement.  In general,  the parties to a pooling and servicing  agreement will include the depositor,  the trustee,  the master  servicer and, in some cases, a special servicer.  However, a pooling and servicing  agreement that relates to a trust  fund  that  includes  mortgage  securities  may  include  a party  solely responsible for the administration of the mortgage securities, and a pooling and servicing  agreement  that  relates  to a trust  fund  that  consists  solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party.  All parties to each pooling and servicing  agreement under which  securities  of a series  are issued  will be  identified  in the  related prospectus  supplement.  Each  series  of notes  will be issued  pursuant  to an indenture. The parties to each indenture will

                                       53

be the related Issuer and the trustee. The Issuer will be created pursuant to an owner  trust  agreement  between  the  depositor  and the owner  trustee and the mortgage  loans or  mortgage  securities  securing  the notes  will be  serviced pursuant to a servicing agreement between the issuer and the master servicer.

     Forms of the  Agreements  have been filed as exhibits  to the  registration statement of which this  prospectus is a part.  However,  the provisions of each
Agreement will vary depending upon the nature of the related  securities and the nature of the related trust fund. The following  summaries  describe  provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes.  The  prospectus  supplement  for a series of  securities  will describe  material  provisions  of the related  Agreements  that differ from the description  thereof set forth below.  The depositor will provide a copy of each
Agreement  (without  exhibits) that relates to any series of securities  without charge  upon  written  request of a holder of an offered  security of the series addressed to it at its principal  executive offices specified in this prospectus under "The Depositor".

Certain Matters Regarding the Master Servicer and the Depositor

     The pooling and servicing  agreement or servicing agreement for each series of  securities  will  provide  that the master  servicer may not resign from its obligations  and duties  except upon a  determination  that  performance  of the duties is no longer permissible under applicable law or except (1) in connection with a permitted  transfer of servicing or (2) upon  appointment  of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency  generally to the effect that the resignation and appointment  will  not,  in  and  of  itself,  result  in a  downgrading  of the securities.  No  resignation  will  become  effective  until  the  trustee  or a successor servicer has assumed the master servicer's  responsibilities,  duties, liabilities  and  obligations  under the  pooling  and  servicing  agreement  or servicing agreement.

     Each pooling and  servicing  agreement and  servicing  agreement  will also provide that the master servicer,  the depositor and their directors,  officers, employees  or agents  will not be under any  liability  to the trust fund or the securityholders  for any action taken or for  refraining  from the taking of any action in good faith,  or for errors in  judgment,  unless the  liability  which would  otherwise be imposed was by reason of willful  misfeasance,  bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations  and duties.  Each pooling and servicing  agreement and servicing agreement will further provide that the master servicer, the depositor,  and any director, officer, employee or agent of the master servicer or the depositor are entitled to  indemnification by the trust fund and will be held harmless against
any  loss,   liability  or  expense   (including   reasonable   legal  fees  and
disbursements of counsel)  incurred in connection with any legal action relating to the pooling and  servicing  agreement or  servicing  agreement or the related series of securities,  other than any loss,  liability or expense related to any specific  mortgage loan or mortgage  loans (except a loss,  liability or expense otherwise  reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance,  bad faith or gross  negligence in the  performance  of its duties or by reason of reckless disregard of  obligations  and duties.  In addition,  each pooling and servicing agreement and servicing  agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or  administrative  action that is not  incidental  to its  respective duties under the pooling and  servicing  agreement or  servicing  agreement  and which in its  opinion may  involve it in any  expense or  liability.  The master servicer or the depositor may, however,  in its discretion  undertake any action which it may deem  necessary  or  desirable  with  respect  to the  pooling  and servicing  agreement  or  servicing  agreement  and the rights and duties of the parties to that  agreement and the interests of the  securityholders.  The legal expenses and costs of the action and any resulting  liability  will be expenses, costs  and  liabilities  of the  trust  fund,  and the  master  servicer  or the depositor,  as the  case  may be,  will be  entitled  reimbursement  from  funds otherwise distributable to securityholders.

     Any person into which the master  servicer  may be merged or  consolidated, any  person  resulting  from any  merger or  consolidation  to which the  master servicer  is a party or any  person  succeeding  to the  business  of the master servicer will be the successor of the master  servicer under the related pooling and servicing agreement or servicing agreement,  provided that (1) the person is qualified to service  mortgage  loans on behalf of Fannie Mae or Freddie Mac and
(2) the  merger,  consolidation  or  succession  does not  adversely  affect the then-current  ratings of the classes of  securities  of the related  series that
have  been  rated.   In  addition,   notwithstanding   the  prohibition  on  its
resignation,  the master  servicer  may assign  its rights  under a pooling  and servicing agreement or servicing  agreement,  provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master

                                       54

servicer will be released from its  obligations  under the pooling and servicing agreement  or servicing  agreement,  exclusive of  liabilities  and  obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

     Pooling and Servicing Agreement

     Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

     o    any failure by the master  servicer to make a required  deposit to the
          Distribution  Account (other than a Monthly  Advance) which  continues unremedied  for 3 days (or other time period  described in the related prospectus  supplement)  after  the  giving of  written  notice of the failure to the master servicer;

     o    any  failure  by the  master  servicer  to  observe  or perform in any material respect any other of its material  covenants or agreements in the  pooling and  servicing  agreement  with  respect to the series of certificates,  which  covenants and agreements  materially  affect the rights  of  certificateholders  of  such  series,  and  which  failure continues  unremedied  for a period of 60 days after the date on which written  notice of such  failure,  properly  requiring  the same to be remedied, shall have been given to the master servicer by the trustee, or  to  the  master  servicer  and  the  trustee  by  the  holders  of certificates  evidencing not less than 25% of the aggregate  undivided interests  (or, if  applicable,  voting  rights) in the related  trust fund;

     o    events of insolvency,  readjustment of debt,  marshaling of assets and liabilities or similar  proceedings  regarding the master servicer and some  actions by the master  servicer  indicating  its  insolvency  or inability to pay its obligations,  as specified in the related pooling and servicing agreement;

     o    any failure of the master  servicer to make  advances as  described in this prospectus under  "Description of the  Securities--Advances,"  by the date and time set forth in the pooling and servicing agreement;

     o    any assignment or delegation by the master  servicer of its rights and duties under the pooling and servicing agreement,  in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

     o    any other event of default as set forth in the  pooling and  servicing agreement.

Additional  events  of  default  will be  described  in the  related  prospectus supplement.  A default pursuant to the terms of any mortgage securities included in any trust  fund will not  constitute  an event of default  under the  related pooling and servicing agreement.

     So long as an event of default  remains  unremedied,  either the trustee or holders of certificates  evidencing not less than 51% of the aggregate undivided interests (or, if  applicable,  voting rights) in the related trust fund may, by written  notification  to the master  servicer  (and to the  trustee if given by certificateholders),  with the consent of EMC Mortgage Corporation, an affiliate of the  depositor,  terminate  all of the rights and  obligations  of the master servicer under the pooling and servicing  agreement (other than any right of the master  servicer  as  certificateholder  and  other  than the  right to  receive servicing  compensation  and expenses for master  servicing  the mortgage  loans during any period prior to the date of the termination)  covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the  depositor and with the  depositor's  (or an affiliate of the  depositor's)  consent,  its designee will succeed to all  responsibilities, duties and  liabilities  of the master  servicer under the pooling and servicing agreement  (other than any  obligation to purchase  mortgage  loans) and will be entitled  to similar  compensation  arrangements.  In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent  jurisdiction for the appointment of, an established  mortgage loan servicing  institution  with  a net  worth  of at  least  $10,000,000  to act as successor  to the master  servicer  under the  pooling and  servicing  agreement
(unless otherwise set forth in the pooling and

                                       55

servicing agreement). Pending an appointment, the trustee is obligated to act as master  servicer.  The trustee and the  successor  may agree upon the  servicing compensation to be paid,  which in no event may be greater than the compensation to the  initial  master  servicer  under the pooling  and  servicing  agreement.
Notwithstanding  the above,  upon a  termination  or  resignation  of the master servicer in accordance  with terms of the pooling and servicing  agreement,  EMC
Mortgage  Corporation  shall  have the right to either  assume the duties of the master servicer or appoint a successor  master servicer meeting the requirements set forth in the pooling and servicing agreement.  In addition,  even if none of the events of default  listed  above under  "--Events of Default and Rights Upon
Event of Default -- Pooling and Servicing Agreement" have occurred, EMC Mortgage
Corporation  will have the right under the pooling and  servicing  agreement  to terminate the master servicer  without cause and either assume the duties of the
master  servicer  or  a  appoint  a  successor   master  servicer   meeting  the
requirements set forth in the pooling and servicing agreement.

     No  certificateholder  will have any right  under a pooling  and  servicing agreement to institute any proceeding  with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing,  (2) the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights)
in the related  trust fund  requested  the trustee in writing to  institute  the proceeding in its own name as trustee and shall have offered to the trustee such reasonable  indemnity  as  it  may  require  against  the  costs,  expenses  and liabilities  that may be  incurred in or because of the  proceeding  and (3) the trustee for 60 days after  receipt of the request and indemnity has neglected or refused to institute any proceeding.

     The  holders of  certificates  representing  at least 51% of the  aggregate undivided  interests  (or, if  applicable,  voting  rights)  evidenced  by those certificates  may waive the default or event of default (other than a failure by the master servicer to make an advance);  provided,  however, that (1) a default or event of default  under the first or fourth items  listed under  "--Events of
Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver  shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

     Servicing Agreement

     For a series of notes,  a servicing  default  under the  related  servicing agreement generally will include:

     o    any failure by the master  servicer to make a required  deposit to the
          Distribution  Account or, if the master  servicer is so  required,  to distribute to the holders of any class of notes or Equity Certificates of the series any required  payment which  continues  unremedied for 5 business  days (or  other  period  of time  described  in the  related prospectus  supplement)  after  the  giving of  written  notice of the failure to the master servicer by the trustee or the Issuer;

     o    any  failure  by the  master  servicer  to  observe  or perform in any material respect any other of its material  covenants or agreements in the  servicing  agreement  with  respect to the series of  securities, which  covenants and  agreements  materially  affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure,  properly requiring the same to be remedied,  shall have been given to the master servicer by the trustee or the Issuer;

     o    events of insolvency,  readjustment of debt,  marshaling of assets and liabilities or similar  proceedings  regarding the master servicer and some  actions by the master  servicer  indicating  its  insolvency  or inability  to  pay  its  obligations,  as  specified  in  the  related servicing agreement;

     o    any failure of the master  servicer to make  advances as  described in this prospectus under "Description of the Securities--Advances;" and

     o    any other servicing default as set forth in the servicing agreement.

                                       56

     So long as a servicing  default remains  unremedied,  either the trustee or holders  of notes  evidencing  not less  than 51% of the  voting  rights  of the related trust fund,  may, by written  notification to the master servicer and to the Issuer (and to the trustee if given by noteholders), with the consent of EMC
Mortgage Corporation,  terminate all of the rights and obligations of the master servicer  under the  servicing  agreement  (other  than any right of the  master servicer as  noteholder or as holder of the Equity  Certificates  and other than the right to receive  servicing  compensation  and expenses for master servicing the  mortgage  loans  during any period  prior to the date of the  termination),
whereupon  the  trustee  will  succeed  to  all  responsibilities,   duties  and
liabilities of the master servicer under the servicing agreement (other than any obligation  to  purchase  mortgage  loans)  and  will  be  entitled  to  similar compensation  arrangements.  In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is  unable  so to act,  it shall  appoint)  or  petition  a court  of  competent jurisdiction for the appointment of an approved mortgage  servicing  institution with a net  worth of at least  $10,000,000  to act as  successor  to the  master servicer  under  the  servicing  agreement  (unless  otherwise  set forth in the servicing agreement).  Pending the appointment,  the trustee is obligated to act in the  capacity.  The trustee and the  successor  may agree upon the  servicing compensation to be paid,  which in no event may be greater than the compensation to the initial master  servicer under the servicing  agreement.  Notwithstanding the  above,  upon a  termination  or  resignation  of  the  master  servicer  in accordance with terms of the servicing agreement, EMC Mortgage Corporation shall have the right to either  assume the duties of the master  servicer or appoint a successor  master servicer  meeting the  requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under
"--Events  of Default and Rights Upon Event of  Default--  Servicing  Agreement"
have occurred,  EMC Mortgage Corporation will have the right under the servicing agreement to terminate the master  servicer  without cause and either assume the duties of the master servicer or a appoint a successor  master servicer  meeting the requirements set forth in the servicing agreement.

     Indenture

     For a series of notes,  an event of default under the  indenture  generally will include:

     o    a default for five days or more (or other period of time  described in the related prospectus  supplement) in the payment of any principal of or interest on any note of the series;

     o    failure to perform any other  covenant of the Issuer in the  indenture which  continues  for a period of thirty days after notice  thereof is given in  accordance  with the  procedures  described  in the  related indenture;

     o    any  representation or warranty made by the Issuer in the indenture or in any certificate or other writing  delivered  pursuant thereto or in connection  therewith  with respect to or affecting  the series having been  incorrect  in a material  respect  as of the time made,  and the breach is not cured within  thirty days after notice  thereof is given in accordance with the procedures described in the related indenture;

     o    events of bankruptcy,  insolvency,  receivership or liquidation of the
          Issuer, as specified in the indenture; or

     o    any other  event of  default  provided  with  respect to notes of that series.

     If an event of default  with respect to the notes of any series at the time outstanding  occurs and is continuing,  the trustee or the holders of a majority of the then aggregate  outstanding amount of the notes of the series may declare the  principal  amount  of all the  notes of the  series  to be due and  payable immediately.  The  declaration  may, in some  circumstances,  be  rescinded  and annulled  by the holders of a majority in  aggregate  outstanding  amount of the related notes.

     If following  an event of default with respect to any series of notes,  the notes of the series have been  declared to be due and payable,  the trustee may,
in  its  discretion,   notwithstanding  the  acceleration,   elect  to  maintain
possession of the collateral securing the notes of the series and to continue to apply  payments  on the  collateral  as if  there  had  been no  declaration  of acceleration  if the collateral  continues to provide  sufficient  funds for the payment of  principal  of and  interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the

                                       57

trustee may not sell or otherwise liquidate the collateral securing the notes of a series  following  an event of default,  unless (1) the holders of 100% of the then  aggregate  outstanding  amount of the notes of the  series  consent to the sale, (2) the proceeds of the sale or liquidation  are sufficient to pay in full the principal of and accrued interest,  due and unpaid, on the outstanding notes of the  series at the date of the sale or (3) the  trustee  determines  that the collateral  would not be  sufficient on an ongoing basis to make all payments on the  notes as the  payments  would  have  become  due if the  notes had not been declared due and payable,  and the trustee obtains the consent of the holders of
66 2/3% of the then aggregate outstanding amount of the notes of the series.

     In the event that the trustee  liquidates the collateral in connection with an event of default,  the indenture  provides that the trustee will have a prior lien on the  proceeds  of the  liquidation  for unpaid fees and  expenses.  As a result,  upon the  occurrence of an event of default,  the amount  available for payments  to the  noteholders  would be less than would  otherwise  be the case.
However,  the trustee may not institute a proceeding for the  enforcement of its lien except in connection  with a proceeding for the  enforcement of the lien of the indenture  for the benefit of the  noteholders  after the  occurrence of the event of default.

     In the event the  principal  of the notes of a series is  declared  due and payable,  as described above, the holders of the notes issued at a discount from par may be  entitled  to  receive  no more  than an amount  equal to the  unpaid principal amount thereof less the amount of the discount that is unamortized.

     No noteholder or holder of an Equity  Certificate  generally  will have any right under an owner trust  agreement or indenture to institute  any  proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance  thereof,  (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate  Percentage  Interests  constituting  that class (a) have made written request upon the trustee to institute the  proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs,  expenses  and  liabilities  that may be  incurred  in or  because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after  receipt of the request  and  indemnity  and (4) no  direction inconsistent  with the written  request has been given to the trustee during the
60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

     o    to cure any ambiguity,

     o    to correct or supplement any provision  therein which may be defective or inconsistent with any other provision therein,

     o    if a REMIC  election has been made with  respect to the related  trust fund, to modify,  eliminate or add to any of its provisions (A) to the extent as shall be  necessary  to maintain  the  qualification  of the trust fund as a REMIC or to avoid or minimize  the risk of  imposition of any tax on the related  trust fund,  provided  that the trustee has received  an opinion  of counsel to the effect  that (1) the action is necessary or desirable  to maintain the  qualification  or to avoid or minimize the risk, and (2) the action will not adversely affect in any material  respect the interests of any holder of certificates  covered by the  pooling  and  servicing  agreement,  or (B)  to  restrict  the transfer  of  the  REMIC  Residual  Certificates,  provided  that  the depositor has determined that the then-current  ratings of the classes of the  certificates  that  have  been  rated  will  not be  adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the  amendment  will not give rise to any tax with respect to the transfer of the REMIC  Residual  Certificates  to a  non-permitted transferee,

     o    to make any other  provisions  with  respect to  matters or  questions arising  under  the  pooling  and  servicing  agreement  which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

                                       58

     o    to comply with any changes in the Code.

     The  pooling  and  servicing  agreement  may also be amended by the parties thereto with the consent of the holders of certificates  evidencing at least 51%
of the  aggregate  Percentage  Interests of the trust fund or of the  applicable class or classes, if such amendment affects only such class or classes,  for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing  agreement or of modifying in any manner the rights of the  holders of  certificates  covered by the  pooling  and servicing agreement,  except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the  holder of the  certificate  or (2) reduce the  aforesaid  percentage  of certificates  of any class the  holders of which are  required to consent to the amendment  without the consent of the holders of all  certificates  of the class covered by the pooling and servicing agreement then outstanding.

     With respect to each series of notes, each related  servicing  agreement or indenture  may be amended by the parties  thereto  without the consent of any of the holders of the notes covered by the  Agreement,  to cure any  ambiguity,  to correct,  modify  or  supplement  any  provision  therein,  or to make any other provisions  with respect to matters or  questions  arising  under the  Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes  covered  by the  Agreement.  Each  Agreement  may also be  amended by the parties  thereto  with the consent of the holders of notes  evidencing  not less than 51% of the voting  rights,  for any purpose;  provided,  however,  that the amendment may not:

     (1)  reduce in any manner  the  amount of or delay the timing of,  payments received on trust fund assets which are required to be  distributed on any certificate without the consent of the holder of the certificate,

     (2)  adversely  affect in any material respect the interests of the holders of any  class of notes in a manner  other  than as  described  in (1), without the  consent of the  holders of notes of the class  evidencing not less than 51% of the aggregate voting rights of the class, or

     (3)  reduce the  aforesaid  percentage  of voting  rights  required for the consent to the  amendment  without  the  consent of the holders of all notes covered by the Agreement then outstanding.

The voting  rights  evidenced by any security  will be the portion of the voting rights of all of the  securities in the related  series  allocated in the manner described in the related prospectus supplement.

     Notwithstanding  the  foregoing,  if a REMIC  election  has been  made with respect to the related trust fund, the trustee or indenture  trustee will not be entitled to consent to any amendment to a pooling and servicing  agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master  servicer,  the depositor,  the trustee or indenture  trustee,  or any other specified person in accordance  with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

Termination; Retirement of Securities

     The  obligations  created  by the  related  Agreements  for each  series of securities  (other  than the  limited  payment  and  notice  obligations  of the trustee) will  terminate upon the payment to  securityholders  of that series of all  amounts  held in the  Distribution  Account or by the master  servicer  and required to be paid to them pursuant to the Agreements following the earlier of,
(1) the final payment or other  liquidation or disposition  (or any advance with respect  thereto)  of the last  mortgage  loan,  REO  property  and/or  mortgage security  subject  thereto  and (2)  the  purchase  by the  master  servicer,  a servicer,  the  depositor  or its  designee  (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below)
or (b) if specified in the prospectus  supplement with respect to each series of notes,  by the  holder of the Equity  Certificates)  from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage

                                       59

securities.  In addition to the foregoing,  the master servicer, a servicer, the depositor or its  designee may have the option to purchase,  in whole but not in part,  the  securities  specified in the related  prospectus  supplement  in the manner  set forth in the  related  prospectus  supplement.  With  respect to any series of  certificates  which provides for such a purchase,  the purchase shall not  be  made  unless  either:  (1)  the  aggregate  principal  balance  of  the certificates as of the date is equal to or less than the percentage specified in the related  prospectus  supplement (which shall not be greater than 25%) of the aggregate  principal  balance of the  certificates as of the Closing Date or (2)
the aggregate principal balance of the mortgage loans as of the date is equal to or less than the  percentage  specified  in the  related  prospectus  supplement
(which shall not be greater than 25%) of the aggregate  principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides  for  such a  purchase,  the  purchase  shall  not be made  unless  the aggregate principal balance of the notes as of the date is equal to or less than the percentage  specified in the related prospectus  supplement (which shall not be greater than 25%) of the aggregate  principal  balance of the notes as of the
Closing Date or a period  specified  in the related  prospectus  supplement  has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor  or its  designee,  the assets of the trust fund may be sold,  thereby effecting a retirement of the securities and the  termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee.  In no event,  however,  unless otherwise provided in the  prospectus  supplement,  will a trust  created by a pooling  and  servicing agreement related to a series of certificates  continue beyond the expiration of
21 years from the death of the survivor of the persons  named in the pooling and servicing agreement.  Written notice of termination of the pooling and servicing agreement will be given to each securityholder,  and the final distribution will be made only upon surrender and  cancellation  of the securities at an office or agency  appointed  by the  trustee  which  will be  specified  in the  notice of termination.  If the  securityholders are permitted to terminate the trust under the applicable  pooling and servicing  agreement,  a penalty may be imposed upon the  securityholders  based  upon the fee that would be  foregone  by the master servicer because of the termination.

     The purchase of mortgage loans and property acquired in respect of mortgage loans  evidenced  by a series of  securities  shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable,  the holder of the REMIC Residual  Certificates  or Equity  Certificates at the price specified in the related prospectus  supplement.  The exercise of the right will effect early  retirement of the securities of that series,  but the right of the master servicer, a servicer, the depositor, its designee or, if applicable,  the holder to so  purchase  is subject  to the  aggregate  principal  balance of the mortgage loans and/or  mortgage  securities in the trust fund for that series as of the  distribution  date on which the purchase is to occur being less than the percentage  specified  in the related  prospectus  supplement  of the  aggregate principal  balance of the  mortgage  loans  and/or  mortgage  securities  at the cut-off date or closing date,  as specified in the  prospectus  supplement,  for that series.  The prospectus  supplement for each series of securities  will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement.  The early termination may adversely affect the yield to holders of the  securities.  With respect to any series of  certificates,  an optional purchase of the mortgage loans in the related trust fund may not result in the related  certificates  receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed  shortfall on the related certificates.  If a REMIC election has been made, the termination of the related  trust fund will be  effected  in a manner  consistent  with  applicable federal income tax regulations and its status as a REMIC.

     Following any optional  termination,  there will be no continuing direct or indirect  liability  of the trust fund or any  securityholder  as sellers of the assets of the trust fund.

The Securities Administrator

     Each  prospectus  supplement  for a series of securities  may provide for a securities  administrator  which shall be  responsible  for  performing  certain administrative  and  tax  functions  typically  performed  by the  trustee.  The securities  administrator  shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of
America,  authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least  $40,000,000 and subject to supervision or  examination  by  federal  or state  authority.  The  entity  that  serves as securities  administrator may have typical banking or other  relationships  with the depositor and its affiliates.  The securities  administrator may also act as master servicer for a series of securities.

                                       60

Duties of Securities Administrator

     The  securities  administrator  for each series of securities  will make no representation as to the validity or sufficiency of the related Agreements,  the securities  or any  underlying  mortgage  loan,  mortgage  security  or  related document and will not be accountable  for the use or application by or on behalf of any master servicer  (unless the securities  administrator  is also acting as master  servicer),  servicer or special servicer of any funds paid to the master servicer,  servicer  or special  servicer  in respect of the  securities  or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the  Distribution  Account for the series or any other account by or on  behalf  of  the  master  servicer,  servicer  or  special  servicer.  The securities  administrator  for each  series of  securities  will be  required to perform only those duties  specifically  required  under the related  Agreement.
However,  upon  receipt  of any of the  various  certificates,  reports or other instruments required to be furnished to it pursuant to the related Agreement,  a securities  administrator  will be  required  to examine  the  documents  and to determine whether they conform to the requirements of the agreement.

Some Matters Regarding the Securities Administrator

     As and to the extent described in the related  prospectus  supplement,  the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other  specified  person or may be required to be borne by the related trust fund.

     The securities  administrator for each series of securities  generally will be entitled to  indemnification,  from amounts held in the Distribution  Account for the series,  for any loss,  liability or expense  incurred by the securities administrator in connection with the securities  administrator's  administration of the trust under the related  pooling and  servicing  agreement  or  indenture unless the loss,  liability,  cost or expense was  incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its  obligations and duties,  or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Securities Administrator

     The  securities  administrator  for each series of securities may resign at any time, in which event the depositor  will be obligated to appoint a successor
securities   administrator.   The  depositor  may  also  remove  the  securities
administrator if the securities  administrator ceases to be eligible to continue as such  under the  pooling  and  servicing  agreement  or  indenture  or if the securities administrator becomes incapable of acting, bankrupt,  insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator,  the depositor will be entitled to appoint a successor securities administrator.  The securities  administrator  may also be  removed  at any time by the  holders  of securities  evidencing ownership of not less than 51% of the trust. In the event that the securityholders remove the securities  administrator,  the compensation of any successor  securities  administrator shall be paid by the securityholders to the  extent  that  such  compensation  exceeds  the  amount  agreed to by the depositor and the original securities administrator.  Any resignation or removal of the  securities  administrator  and  appointment  of a  successor  securities administrator  will not become  effective until acceptance of the appointment by the successor securities administrator.

The Trustee

     The trustee under each pooling and servicing  agreement and indenture  will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an  association  organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate  trust  powers,  having a  combined  capital  and  surplus of at least
$40,000,000  and  subject  to  supervision  or  examination  by federal or state
authority.   The  entity  that  serves  as  trustee  may  have  typical  banking relationships with the depositor and its affiliates.

Duties of the Trustee

     The trustee for each series of securities will make no representation as to the validity or  sufficiency  of the related  Agreements,  the securities or any underlying mortgage loan, mortgage security or related document and will not be

                                       61

accountable  for the use or application by or on behalf of any master  servicer, servicer or special servicer of any funds paid to the master servicer,  servicer or special  servicer in respect of the  securities  or the  underlying  mortgage loans or mortgage securities,  or any funds deposited into or withdrawn from the
Distribution  Account for the series or any other account by or on behalf of the master  servicer,  servicer  or special  servicer.  If no event of  default  has occurred and is  continuing,  the trustee for each series of securities  will be required to perform only those duties  specifically  required  under the related pooling and servicing  agreement or indenture.  However,  upon receipt of any of the various certificates,  reports or other instruments required to be furnished to it pursuant to the related  Agreement,  a trustee will be required to examine the documents and to determine  whether they conform to the  requirements of the agreement.

Some Matters Regarding the Trustee

     As and to the extent described in the related  prospectus  supplement,  the fees and normal  disbursements  of any trustee may be the expense of the related master servicer or other specified  person or may be required to be borne by the related trust fund.

     The  trustee for each series of  securities  generally  will be entitled to indemnification,  from amounts held in the Distribution  Account for the series, for any loss,  liability or expense  incurred by the trustee in connection  with the  trustee's  acceptance  or  administration  of its trusts  under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful  misfeasance,  bad faith or negligence on the part of the trustee in the performance of its obligations and duties,  or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

     The trustee may resign at any time,  in which event the  depositor  will be obligated  to appoint a successor  trustee.  The  depositor  may also remove the trustee if the trustee  ceases to be eligible to continue  under the pooling and servicing agreement or if the trustee becomes insolvent.  Upon becoming aware of the  circumstances,  the  depositor  will be  obligated  to appoint a  successor trustee.  The  trustee  may  also  be  removed  at any  time by the  holders  of securities  evidencing  not less than 51% of the aggregate  undivided  interests
(or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and  appointment  of a successor  trustee will not become effective until acceptance of the appointment by the successor  trustee.  If the trustee is removed by holders of  securities,  such holders shall be responsible for paying any  compensation  payable to a successor  trustee,  in excess of the amount paid to the predecessor trustee.

                              YIELD CONSIDERATIONS

     The yield to maturity of an offered  security will depend on the price paid by the  holder  for the  security,  the  security  interest  rate on a  security entitled to payments of interest  (which  security  interest rate may vary if so specified  in the  related  prospectus  supplement)  and the rate and  timing of
principal   payments   (including   prepayments,   defaults,   liquidations  and
repurchases)  on the  mortgage  loans and the  allocation  thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

     A class of  securities  may be  entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security  interest rates, each as specified in the related prospectus  supplement.  A variable security interest rate may be calculated  based  on the  weighted  average  of the Net  Mortgage  Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus  supplement.  As will be described in the related prospectus  supplement,  the aggregate payments of  interest on a class of  securities,  and their  yield to  maturity,  will be affected by the rate of payment of principal on the  securities  (or the rate of reduction in the notional  balance of  securities  entitled  only to payments of interest),  in the case of  securities  evidencing  interests  in ARM Loans,  by changes  in the  Net  Mortgage  Rates  on the  ARM  Loans,  and in the  case  of securities evidencing interests in mortgage securities with floating or variable rates,  by changes in such  rates and the  indices on which they are based.  See
"Maturity and Prepayment Considerations" below. The yield on the securities will

                                       62

also be affected by liquidations of mortgage loans following  mortgagor defaults and by purchases of mortgage  loans in the event of breaches of  representations and  warranties  made in respect of the  mortgage  loans by the  depositor,  the master  servicer and others,  or  conversions  of ARM Loans to a fixed  interest rate. See "The Mortgage  Pools--Representations by Sellers" and "Descriptions of
the  Securities--Assignment  of  Trust  Fund  Assets"  above.  Holders  of Strip
Securities or a class of securities  having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by  disproportionate  prepayments  and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

     With  respect to any  series of  securities,  a period of time will  elapse between the date upon which  payments on the related  mortgage loans are due and
the   distribution   date  on  which  the   payments   are  passed   through  to
securityholders.  That  delay  will  effectively  reduce  the yield  that  would otherwise  be produced if payments on the  mortgage  loans were  distributed  to securityholders on or near the date they were due.

     In general,  if a class of securities is purchased at initial issuance at a premium and payments of principal on the related  mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase.  Similarly, if a class of  securities  is  purchased  at initial  issuance  at a  discount  and payments of principal on the related  mortgage loans occur at a rate slower than that assumed at the time of purchase,  the purchaser's  actual yield to maturity will be  lower  than  that  originally  anticipated.  The  effect  of  principal
prepayments,   liquidations   and  purchases  on  yield  will  be   particularly
significant  in the case of a series of  securities  having a class  entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal  payments to which the class is entitled.  Such a class will likely be sold at a substantial  premium to its principal balance and any faster than  anticipated rate of prepayments will adversely affect the yield to its holders.  Extremely  rapid  prepayments may result in the failure of such holders to recoup their original investment.  In addition, the yield to maturity on other  types of classes  of  securities,  including  Accrual  Securities  and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

     The timing of changes in the rate of principal  payments on or  repurchases of the mortgage  loans may  significantly  affect an investor's  actual yield to maturity,  even if the average rate of principal payments  experienced over time is  consistent  with an  investor's  expectation.  In  general,  the  earlier  a prepayment  of  principal  on the  underlying  mortgage  loans  or a  repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result,  the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate  anticipated by the investor during the period  immediately  following the issuance of a series of securities would not be fully offset by a subsequent  like  reduction  (or increase) in the rate of principal payments.

     When a  principal  prepayment  in  full is made  on a  mortgage  loan,  the borrower is generally  charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period,  that is, the period from the due date of the preceding scheduled  payment  up to the  due  date  for the  next  scheduled  payment.  In addition,  a partial  principal  prepayment may likewise be applied as of a date prior to the next  scheduled  due date  (and,  accordingly,  be  accompanied  by accrued  interest  for less than the full  accrual  period).  However,  interest accrued and  distributable on any series of securities on any distribution  date will  generally  correspond  to  interest  accrued on the  principal  balance of mortgage loans for their  respective full accrual  periods.  Consequently,  if a prepayment  on any  mortgage  loan  is  distributable  to  securityholders  on a particular  distribution  date, but the prepayment is not accompanied by accrued interest for the full accrual period,  the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor)
may be less than the  corresponding  amount of interest  accrued  and  otherwise payable on the related mortgage loan, and a Prepayment  Interest  Shortfall will result.  If and to the extent  that the  shortfall  is  allocated  to a class of offered  securities,  its  yield  will be  adversely  affected.  The  prospectus supplement  for a series of  securities  will  describe  the manner in which the shortfalls  will  be  allocated  among  the  classes  of the  securities.  If so specified in the related  prospectus  supplement,  the master  servicer,  or the servicer  servicing  the mortgage  loan which was  prepaid,  will be required to apply some or all of its servicing  compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts  available to off set the shortfalls.  See "Servicing of Mortgage  Loans--Servicing  and Other  Compensation  and Payment of Expenses;
Retained Interest".

                                       63

     The trust fund with respect to any series may include ARM Loans.  As is the case with conventional,  fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when  interest  rates  decrease,  ARM Loans may be subject to a greater  rate of principal  prepayments  (or  purchases  by the  related  servicer  or the master servicer)  due to their  refinancing  in a low interest  rate  environment.  For example,  if prevailing  interest rates fall  significantly,  ARM Loans could be subject to higher  prepayment  rates than if  prevailing  interest  rates remain constant  because  the  availability  of  fixed-rate  or  other  adjustable-rate mortgage  loans at  competitive  interest  rates  may  encourage  mortgagors  to refinance  their  adjustable-rate  mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate  mortgage loans. A rising interest rate  environment may also result in an increase in the rate of defaults on the mortgage loans.

     The trust  fund with  respect to any series  may  include  convertible  ARM
Loans.  Convertible  ARM Loans may be  subject  to a greater  rate of  principal prepayments (or purchases by the related servicer or the master servicer) due to
their   conversion  to  fixed  interest  rate  loans  in  a  low  interest  rate environment.  The conversion  feature may also be exercised in a rising interest rate  environment  as mortgagors  attempt to limit their risk of higher rates. A rising  interest rate  environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will  result  in  a  distribution  of  the  principal  portion  thereof  to  the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master  servicer  fails to purchase  converting  ARM Loans,  the mortgage pool will include fixed- rate mortgage loans.

     The rate of  defaults on the  mortgage  loans will also affect the rate and timing of  principal  payments on the  mortgage  loans and thus the yield on the securities.  In general,  defaults on single  family loans are expected to occur with  greater  frequency  in their  early  years.  The rate of default on single family loans which are refinanced or limited  documentation  mortgage loans, and on mortgage loans, with high Loan-to-Value  Ratios, may be higher than for other types of  mortgage  loans.  Furthermore,  the rate and  timing  of  prepayments, defaults and  liquidations on the mortgage loans will be affected by the general economic  condition of the region of the country in which the related  mortgaged properties  are  located.  The risk of  delinquencies  and loss is  greater  and prepayments  are less likely in regions  where a weak or  deteriorating  economy exists, as may be evidenced by, among other factors,  increasing unemployment or falling property values.

     With respect to some mortgage  loans in a mortgage  pool, the mortgage rate at  origination  may be below the rate that would result if the index and margin relating thereto were applied at origination.  Under the applicable underwriting standards,  the mortgagor  under each mortgage loan generally will be qualified, or the mortgage loan  otherwise  approved,  on the basis of the mortgage rate in effect at origination.  The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments  following the adjustment of the mortgage rate. In addition,  the periodic  increase in the amount paid by the mortgagor of a buydown  mortgage loan during or at the end of the  applicable  Buydown  Period may create a greater  financial  burden for the mortgagor,  who  might  not  have  otherwise  qualified  for  a  mortgage  under applicable  underwriting  guidelines,  and may accordingly  increase the risk of default with respect to the related mortgage loan.

     The mortgage rates on ARM Loans subject to negative amortization  generally adjust monthly and their amortization schedules adjust less frequently. During a period  of  rising  interest  rates  as well as  immediately  after  origination
(initial  mortgage  rates  are  generally  lower  than  the  sum of the  Indices applicable at origination and the related Note Margins),  the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled  monthly payment.  As a result, a portion of the accrued interest on negatively  amortizing  mortgage loans may become Deferred  Interest which will be added to the principal  balance  thereof and will bear interest at the  applicable  mortgage  rate.  The addition of the  Deferred  Interest to the principal  balance of any related class or classes of  securities  will lengthen the  weighted  average life  thereof and may  adversely  affect yield to holders thereof,  depending upon the price at which the securities  were  purchased.  In addition,  with respect to ARM Loans subject to negative amortization,  during a period of  declining  interest  rates,  it might be expected  that each  minimum scheduled  monthly  payment  on the  mortgage  loan  would  exceed the amount of scheduled  principal and accrued interest on the principal balance thereof,  and since the excess will be applied to reduce the principal  balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                                       64

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As  indicated  above  under "The  Mortgage  Pools," the  original  terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of  mortgage  loans  included  in the  mortgage  pool.  The  prospectus supplement for a series of securities will contain  information  with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

     With respect to balloon loans, payment of the balloon payment (which, based on the  amortization  schedule  of  the  mortgage  loans,  is  expected  to be a substantial  amount) will generally depend on the mortgagor's  ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number  of  factors  prevailing  at the time  refinancing  or sale is  required, including real estate values, the mortgagor's  financial  situation,  prevailing mortgage loan interest rates,  the mortgagor's  equity in the related  mortgaged property,  tax laws and  prevailing  general  economic  conditions.  None of the depositor,  the master  servicer,  a servicer or any of their affiliates will be obligated to refinance or repurchase  any mortgage loan or to sell the mortgaged property.

     The  extent  of  prepayments  of  principal  of the  mortgage  loans may be affected by a number of factors, including solicitations and the availability of mortgage  credit,  the  relative  economic  vitality  of the area in  which  the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use  loans,  the quality of  management  of the mortgage  properties,  the servicing  of the  mortgage  loans,  possible  changes  in tax  laws  and  other opportunities for investment. In addition, the rate of principal payments on the mortgage  loans  may be  affected  by the  existence  of  lock-out  periods  and requirements that principal  prepayments be accompanied by prepayment  premiums, as well as due-on-sale and due-on-encumbrance  provisions,  and by the extent to which the  provisions may be  practicably  enforced.  See "Servicing of Mortgage
Loans--Collection  and Other  Servicing  Procedures"  and "Legal  Aspects of the
Mortgage  Loans--Enforceability  of Certain  Provisions"  for a  description  of provisions of the pooling and servicing  agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

     The rate of  prepayment  on a pool of  mortgage  loans is also  affected by prevailing  market interest rates for mortgage loans of a comparable  type, term and risk level.  When the  prevailing  market  interest rate is below a mortgage coupon,  a borrower  may have an increased  incentive to refinance  its mortgage loan. In addition,  as prevailing market interest rates decline,  even borrowers with ARM Loans that have  experienced a corresponding  interest rate decline may have an increased  incentive to refinance for purposes of either (1)  converting to a fixed rate loan and thereby  "locking in" the rate or (2) taking  advantage of the  initial  "teaser  rate" (a  mortgage  interest  rate below what it would otherwise be if the  applicable  index and gross margin were applied) on another adjustable  rate mortgage  loan.  Moreover,  although the mortgage  rates on ARM
Loans will be subject to periodic  adjustments,  the adjustments  generally will not  increase or decrease  the  mortgage  rates by more than a fixed  percentage amount on each  adjustment  date,  will not increase  the mortgage  rates over a fixed percentage  amount during the life of any ARM Loan and will be based on an index (which may not rise and fall  consistently  with mortgage  interest rates)
plus the related Note Margin (which may be different  from margins being used at the time for newly originated  adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the  prevailing  rates for similar,  newly originated  adjustable rate mortgage loans. In high interest rate  environments,  the  prevailing  rates on fixed-rate  mortgage loans may be sufficiently  high in  relation  to the  then-current  mortgage  rates  on newly originated  ARM Loans that the rate of  prepayment  may  increase as a result of refinancings.  There can be no  assurance as to the rate of  prepayments  on the mortgage loans during any period or over the life of any series of securities.

     If  the  applicable  pooling  and  servicing  agreement  for  a  series  of securities  provides  for a  pre-funding  account or other  means of funding the transfer of  additional  mortgage  loans to the related trust fund, as described under "Description of the  Securities--Pre-Funding  Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable  time limit,  the amounts set aside for the purpose may be applied as principal  payments on one or more  classes of  securities  of the  series.  See
"Yield Considerations."

                                       65

     There can be no  assurance  as to the rate of  prepayment  of the  mortgage loans. The depositor is not aware of any publicly available  statistics relating to the principal  prepayment  experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor  that have been compiled with respect to prepayment  experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities,  a substantial number will be paid prior to their respective  stated  maturities.  No  representation is made as to the particular factors  that will  affect the  prepayment  of the  mortgage  loans or as to the relative importance of these factors.

     As described  in this  prospectus  and in the  prospectus  supplement,  the master  servicer,  the  depositor,  an  affiliate  of the  depositor or a person specified in the related  prospectus  supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered)
may have the option to  purchase  the  assets in a trust  fund and effect  early
retirement    of    the    related    series    of    securities.    See    "The
Agreements--Termination; Retirement of Securities."

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion summarizes legal aspects of mortgage loans that is general in nature.  The  summaries  do not purport to be  complete.  They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged  properties  may be situated.  This is because these legal aspects are governed in part by the law of the state that applies to a particular  mortgaged property and the laws of the states may vary substantially.  You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

     Each single  family,  multifamily,  commercial  and mixed-use  loan and, if applicable,  the  Contracts  (in  each  case  other  than  cooperative  mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property,  which may be a mortgage, deed of trust or a deed to secure debt,  depending  upon the  prevailing  practice and law in the state in which the related  mortgaged  property is located,  and may have first, second or third  priority.  Mortgages  and deeds to secure debt are  referred to as"mortgages."  Contracts  evidence both the  obligation of the obligor to repay the  loan  evidenced  thereby  and  grant a  security  interest  in the  related
Manufactured  Homes to secure  repayment of the loan.  However,  as Manufactured
Homes have become larger and often have been attached to their sites without any apparent  intention by the  borrowers  to move them,  courts in many states have held that  Manufactured  Homes  may  become  subject  to real  estate  title and recording laws. See  "--Contracts"  below. In some states, a mortgage or deed of trust creates a lien upon the real  property  encumbered by the mortgage or deed of trust.  However, in other states, the mortgage or deed of trust conveys legal title to the  property  respectively,  to the  mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness  secured thereby).  The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and  assessments  and other charges imposed under  governmental  police powers.  Priority between  mortgages
depends  on  their  terms  or  on  the  terms  of  separate   subordination   or
inter-creditor  agreements,  the  knowledge  of the  parties  in some  cases and generally  on the  order  of  recordation  of the  mortgage  in the  appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument,  the  mortgagor  delivers  to the  mortgagee  a note or bond and the mortgage.  In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the  beneficiary;  at  origination  of a mortgage loan, the borrower executes a separate  undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner;  the beneficiary who is the lender; and a third-party  grantee  called the  trustee.  Under a deed of trust,  the borrower grants the property,  irrevocably  until the debt is paid,  in trust,  generally with a power of sale, to the trustee to secure  payment of the  obligation.  The trustee's  authority under a deed of trust, the grantee's authority under a deed to secure debt and the  mortgagee's  authority  under a mortgage are governed by the law of the  state in  which  the  real  property  is  located,  the  express provisions of the deed of trustor mortgage,  and, in deed of trust transactions, the directions of the beneficiary.

                                       66

Cooperative Mortgage Loans

     If  specified  in  the  prospectus  supplement  relating  to  a  series  of certificates,  the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related  Cooperative,  and in the related  proprietary lease or occupancy  agreement  granting exclusive rights to occupy a specific  dwelling  unit in the  Cooperative's  building.  The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things,  the terms of the particular  security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

     Cooperative  buildings  relating  to the  cooperative  mortgage  loans  are located primarily in the State of New York. Generally,  each Cooperative owns in fee or has a long-term  leasehold  interest in all the real property and owns in fee or  leases  the  building  and all  separate  dwelling  units  therein.  The
Cooperative is directly  responsible for property management and, in most cases, payment of real estate  taxes,  other  governmental  impositions  and hazard and liability  insurance.  If there is an underlying  mortgage (or mortgages) on the
Cooperative's  building or  underlying  land,  as is generally  the case,  or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor,  as the case may be, is also  responsible for fulfilling the mortgage or rental  obligations.  An underlying  mortgage loan is ordinarily obtained  by the  Cooperative  in  connection  with either the  construction  or purchase  of the  Cooperative's  building  or the  obtaining  of  capital by the
Cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an  underlying  mortgage and to the interest of the holder of a land  lease.  If the  Cooperative  is unable to meet the payment obligations (1) arising under an underlying  mortgage,  the mortgagee holding an
underlying   mortgage  could  foreclose  on  that  mortgage  and  terminate  all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease,  the holder of the  landlord's  interest  under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition,  an underlying  mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize,  with a significant  portion of principal  being due in one final  payment at  maturity.  The  inability  of the
Cooperative  to  refinance a mortgage and its  consequent  inability to make the final payment could lead to  foreclosure  by the  mortgagee.  Similarly,  a land lease has an expiration  date and the inability of the Cooperative to extend its term or, in the alternative,  to purchase the land, could lead to termination of the  Cooperative's  interest in the property and  termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an  underlying  mortgage  or the  termination  of  the  underlying  lease  could eliminate  or  significantly  diminish the value of any  collateral  held by the mortgagee  who  financed  the purchase by an  individual  tenant-stockholder  of shares of the Cooperative or, in the case of the mortgage loans,  the collateral securing the cooperative mortgage loans.

     Each    Cooperative   is   owned   by   shareholders    (referred   to   as
tenant-stockholders)   who,  through   ownership  of  stock  or  shares  in  the
Cooperative,  receive  proprietary  leases or occupancy  agreements which confer exclusive rights to occupy specific dwellings.  Generally,  a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative  pursuant to the
proprietary   lease,   which   payment   represents   the   tenant-stockholder's
proportional  share of the Cooperative's  payments for its underlying  mortgage, real  property  taxes,  maintenance  expenses  and  other  capital  or  ordinary expenses.  An ownership  interest in a Cooperative  and  accompanying  occupancy rights may be  financed  through a  cooperative  mortgage  loan  evidenced  by a mortgage  note and secured by an  assignment  of and a security  interest in the occupancy  agreement or proprietary lease and a security interest in the related shares of the related  Cooperative.  The mortgagee generally takes possession of the share  certificate and a counterpart of the  proprietary  lease or occupancy agreement and a financing  statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's  interest in its  collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder,  the lender may sue for judgment on the mortgage note, dispose of the collateral at a public
or   private   sale   or   otherwise   proceed   against   the   collateral   or
tenant-stockholder  as an  individual  as  provided  in the  security  agreement covering the assignment of the proprietary lease or occupancy  agreement and the pledge of Cooperative  shares.  See  "--Foreclosure  on Shares of  Cooperatives"
below.

                                       67

Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder"  (as defined in Section 216(b)(2) of the
Code)   of   a   corporation   that   qualifies   as  a   "cooperative   housing
corporation"within  the  meaning of Section  216(b)(1)  of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate  share of interest expenses and real estate taxes allowable as a deduction  under  Section  216(a) of the Code to the  corporation under  Sections 163 and 164 of the Code. In order for a  corporation  to qualify under Section  216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation,  that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its  tenant-stockholders.  By  virtue  of  this  requirement,  the  status  of a corporation for purposes of Section  216(b)(1) of the Code must be determined on a year-to- year basis. Consequently, there can be no assurance that Cooperatives relating to the  cooperative  mortgage  loans will qualify under the section for any particular year. In the event that the Cooperative  fails to qualify for one or more years,  the value of the  collateral  securing  any related  cooperative mortgage loans could be  significantly  impaired  because no deduction  would be allowable to tenant-  stockholders under Section 216(a) of the Code with respect to  those  years.  In view of the  significance  of the  tax  benefits  accorded tenant-stockholders  of a corporation that qualifies under Section  216(b)(1) of the Code,  the  likelihood  that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

     Mortgages  that  encumber   income-producing   multifamily  and  commercial
properties  often contain an  assignment of rents and leases,  pursuant to which the borrower assigns to the lender the borrower's  right,  title and interest as landlord under each lease and the income derived therefrom,  while (unless rents are to be paid directly to the lender)  retaining a revocable license to collect the rents for so long as there is no  default.  If the  borrower  defaults,  the license  terminates  and the lender is entitled to collect the rents.  Local law may require  that the lender take  possession  of the property  and/or  obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

     Under the laws of most states,  manufactured  housing constitutes  personal property and is subject to the motor vehicle  registration  laws of the state or other  jurisdiction  in  which  the  unit is  located.  In a few  states,  where certificates  of  title  are  not  required  for  manufactured  homes,  security interests are perfected by the filing of a financing  statement  under Article 9 of the UCC  which has been  adopted  by all  states.  Financing  statements  are effective  for five years and must be renewed prior to the end of each five year period.  The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured  housing shall be evidenced by a certificate  of title issued by the motor  vehicles  department  (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security  interest  in a unit of  manufactured  housing,  so long as it is not attached to land in so permanent a fashion as to become a fixture,  is generally perfected by the  recording of the interest on the  certificate  of title to the unit in the appropriate motor vehicle  registration office or by delivery of the required  documents  and  payment  of a fee to  the  appropriate  motor  vehicle registration office, depending on state law.

     The  master  servicer  will be  required  under  the  related  pooling  and servicing  agreement or servicing  agreement to, or to cause the servicer of the
Contract to, effect the notation or delivery of the required documents and fees, and to obtain  possession of the certificate of title, as appropriate  under the laws of the state in which any Manufactured Home is registered. In the event the master  servicer or servicer,  as applicable,  fails,  due to clerical errors or otherwise,  to effect the notation or delivery,  or files the security  interest under the wrong law (for example,  under a motor  vehicle  title statute  rather than under the UCC, in a few states),  the trustee may not have a first priority security interest in the Manufactured Home securing a Contract.  As Manufactured
Homes have become larger and often have been attached to their sites without any apparent  intention by the  borrowers  to move them,  courts in many states have held that  Manufactured  Homes  may  become  subject  to real  estate  title and recording laws. As a result, a security interest in a Manufactured Home could be rendered  subordinate to the interests of other parties  claiming an interest in the home under  applicable state real estate law. In order to perfect a security interest  in a  Manufactured  Home under  real  estate  laws,  the holder of the security  interest must file either a "fixture  filing" under the  provisions of the UCC or a real estate  mortgage under the real estate laws of the state where the home is  located.  These  filings  must be made in the real  estate  records office  of the  county  where the home is  located.  Generally,  Contracts  will contain provisions prohibiting the obligor from permanently

                                       68

attaching  the  Manufactured  Home to its site.  So long as the obligor does not violate this agreement,  a security  interest in the  Manufactured  Home will be governed by the  certificate  of title laws or the UCC,  and the notation of the security  interest on the  certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently  attached to its site,  other  parties could obtain an interest in the  Manufactured  Home that is prior to the  security  interest  originally  retained by the Seller and transferred to the depositor.

     The  depositor  will assign or cause to be assigned a security  interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured  party and,  accordingly,  the  depositor  or the Seller will continue to be named as the secured party on the  certificates of title relating to the  Manufactured  Homes.  In most  states,  the  assignment  is an effective conveyance of the security  interest without  amendment of any lien noted on the related  certificate  of  title  and  the  new  secured  party  succeeds  to the depositor's rights as the secured party.  However, in some states there exists a risk that,  in the absence of an  amendment  to the  certificate  of title,  the assignment  of the  security  interest  might  not  be  held  effective  against creditors of the depositor or Seller.

     In  the  absence  of  fraud,   forgery  or  permanent   affixation  of  the
Manufactured  Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required  documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured  Home or subsequent  lenders who take a security  interest in the
Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security  interest  would be  subordinate  to, among others, subsequent  purchasers for value of Manufactured  Homes and holders of perfected security interests.  There also exists a risk in not identifying the trustee, on behalf of the  securityholders,  as the new secured party on the  certificate of title that,  through fraud or negligence,  the security  interest of the trustee could be released.

     In the event  that the  owner of a  Manufactured  Home  moves it to a state other than the state in which the  Manufactured  Home  initially is  registered,
under  the  laws  of  most  states  the  perfected   security  interest  in  the
Manufactured  Home would  continue  for four  months  after the  relocation  and thereafter until the owner  re-registers  the Manufactured  Home in the state of relocation.  If the owner were to relocate a Manufactured  Home to another state and re-register the  Manufactured  Home in that state,  and if the depositor did not take steps to re-perfect its security  interest in that state,  the security interest in the  Manufactured  Home would cease to be  perfected.  A majority of states  generally  require  surrender of a certificate of title to re-register a
Manufactured Home;  accordingly,  the depositor must surrender  possession if it holds  the  certificate  of title to the  Manufactured  Home or,  in the case of
Manufactured  Homes  registered in states that provide for notation of lien, the depositor  would  receive  notice of surrender  if the security  interest in the
Manufactured  Home is  noted  on the  certificate  of  title.  Accordingly,  the depositor would have the opportunity to re- perfect its security interest in the
Manufactured  Home in the state of  relocation.  In states that do not require a certificate of title for  registration of a Manufactured  Home,  re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the  certificate of title or it will receive notice as a result of its lien noted  thereon  and  accordingly  will have an  opportunity  to require satisfaction  of the related  manufactured  housing  conditional  sales contract before release of the lien.  Under each related pooling and servicing  agreement or servicing  agreement,  the master  servicer will be obligated to, or to cause each of the  servicers  of the  Contracts  to, take these  steps,  at the master servicer's  or servicers  expense,  as are  necessary to maintain  perfection of security interests in the Manufactured Homes.

     Under  the  laws  of  most  states,   liens  for  repairs  performed  on  a
Manufactured  Home take priority even over a perfected  security  interest.  The depositor  will obtain the  representation  of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a
Contract.  However,  these  liens  could  arise at any time during the term of a
Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

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Foreclosure on Mortgages and Some Contracts

     Foreclosure of a deed of trust is generally  accomplished by a non-judicial trustee's sale under a specific  provision in the deed of trust which authorizes the  trustee to sell the  property  upon any default by the  borrower  under the terms of the note or deed of  trust.  In  addition  to any  notice  requirements contained in a deed of trust,  in some states,  the trustee must record a notice of default  and send a copy to the  borrower-  trustor and to any person who has recorded  a request  for a copy of  notice of  default  and  notice of sale.  In addition, the trustee must provide notice in some states to any other individual having  an  interest  of  record  in the real  property,  including  any  junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most  states,  published for a specific  period of time in one or more  newspapers in a specified  manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the  notice of sale be posted on the  property  and sent to all  parties having an interest of record in the real property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following  default until shortly before the trustee's sale. In general, in these states,  the borrower,  or any other person having a junior encumbrance on the real estate,  may,  during a  reinstatement  period,  cure the default by paying the entire  amount in arrears  plus the costs and  expenses  incurred  in enforcing the obligation.

     Foreclosure  of a mortgage is generally  accomplished  by judicial  action.
Generally,  the action is initiated by the service of legal  pleadings  upon all parties having an interest of record in the real property.  Delays in completion of the  foreclosure  may  occasionally  result  from  difficulties  in  locating necessary parties.  Judicial foreclosure  proceedings are often not contested by any of the  applicable  parties.  If  the  mortgagee's  right  to  foreclose  is contested,  the  legal  proceedings  necessary  to  resolve  the  issue  can  be time-consuming.

     In the case of foreclosure  under either a mortgage or a deed of trust, the sale by the  referee or other  designated  officer or by the trustee is a public sale.  However,  because of the  difficulty a potential  buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings,  it is uncommon  for a third party to purchase  the  property  at a  foreclosure  sale.
Rather, it is common for the lender to purchase the property from the trustee or referee  for a credit bid less than or equal to the unpaid  principal  amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the  property  for a lesser  amount in order to  preserve  its  right  against a borrower to seek a deficiency  judgment and the remedy is available  under state law and the related loan  documents.  In the same  states,  there is a statutory minimum  purchase  price  which  the  lender  may  offer  for the  property  and generally,  state law controls  the amount of  foreclosure  costs and  expenses, including  attorneys'  fees,  which may be  recovered  by a lender.  Thereafter, subject  to the right of the  borrower  in some  states to remain in  possession during the redemption  period,  the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own  expense  as are  necessary  to  render  the  property  suitable  for  sale.
Generally,  the lender will obtain the services of a real estate  broker and pay the broker's  commission in connection with the sale of the property.  Depending upon market  conditions,  the ultimate  proceeds of the sale of the property may not equal the  lender's  investment  in the property  and, in some  states,  the lender may be entitled to a deficiency judgment.  Any loss may be reduced by the receipt of any mortgage  insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement".

     A junior  mortgagee  may not  foreclose on the  property  securing a junior mortgage  unless it  forecloses  subject  to the  senior  mortgages.  The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the  time  of the  foreclosure  sale  or  undertake  to pay on any  senior mortgages on which the mortgagor is currently in default. Under either course of action,  the junior mortgagee may add the amounts paid to the balance due on the junior loan,  and may be subrogated to the rights of the senior  mortgagees.  In addition,  in the event that the foreclosure of a junior  mortgage  triggers the enforcement of a "due-on-sale"  clause,  the junior mortgagee may be required to pay  the  full  amount  of  the  senior  mortgages  to  the  senior  mortgagees.
Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property,  the lender's title will be subject to all senior liens and claims and governmental  liens. The proceeds received by the referee or trustee  from the sale are applied  first to the costs,  fees and expenses of sale and then in  satisfaction  of the  indebtedness  secured by the mortgage  or deed of trust  under which the sale was  conducted.  Any  remaining proceeds are generally payable to the holders of junior mortgages or deeds

                                       70

of trust and other liens and claims in order of their  priority,  whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor  or  trustor.  The  payment of the  proceeds  to the holders of junior mortgages  may occur in the  foreclosure  action of the senior  mortgagee or may require the institution of separate legal proceeds.

     In  foreclosure,  courts have imposed  general  equitable  principles.  The equitable  principles  are  generally  designed to relieve the borrower from the legal  effect of its  defaults  under the loan  documents.  Examples of judicial remedies that have been fashioned include judicial  requirements that the lender undertake  affirmative  and  expensive  actions to determine  the causes for the borrower's  default  and  the  likelihood  that  the  borrower  will  be able to reinstate the loan. In some cases,  courts have  substituted  their judgment for the lender's  judgment and have required that lenders  reinstate loans or recast payment  schedules in order to  accommodate  borrowers  who are  suffering  from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose  if the default  under the  mortgage  instrument  is not monetary,  such as the borrower's failure to adequately maintain the property or the  borrower's  execution of a second  mortgage or deed of trust  affecting the property.  Finally, some courts have been faced with the issue of whether or not federal or state constitutional  provisions  reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the  statutorily-prescribed  minimums. For the most part, these cases have upheld the notice  provisions as being reasonable or have found that the sale by a trustee under a deed of trust,  or under a mortgage  having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

     The Cooperative shares owned by the  tenant-stockholder,  together with the rights of the  tenant-  stockholder  under the  proprietary  lease or  occupancy agreement,  are pledged to the lender and are,  in almost all cases,  subject to restrictions  on  transfer  as set  forth in the  Cooperative's  certificate  of incorporation  and  by-laws,  as well as in the  proprietary  lease or occupancy agreement.  The  Cooperative  may  cancel  the  proprietary  lease or  occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations  or charges owed by the tenant-  stockholder,  including  mechanics'
liens against the  Cooperative's  building  incurred by the  tenant-stockholder.
Generally,  obligations  and  charges  arising  under  a  proprietary  lease  or occupancy  agreement  which are owed to the  Cooperative are made liens upon the shares  to which  the  proprietary  lease or  occupancy  agreement  relates.  In addition,  the  Cooperative  may  generally  terminate  a  proprietary  lease or occupancy  agreement  in the event the borrower  breaches  its  covenants in the proprietary  lease  or  occupancy  agreement.  Typically,  the  lender  and  the
Cooperative enter into a recognition  agreement which,  together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-  stockholder on its obligations  under the  proprietary  lease or occupancy agreement. A default by the  tenant-stockholder  under the proprietary lease or  occupancy  agreement  will  usually  constitute  a  default  under the security agreement between the lender and the tenant-stockholder.

     The recognition  agreement  generally  provides that, in the event that the tenant-stockholder  has  defaulted  under  the  proprietary  lease or  occupancy agreement,  the  Cooperative  will  take no  action  to  terminate  the lease or agreement  until the lender has been provided with notice of and an  opportunity to cure the default.  The recognition  agreement  typically provides that if the proprietary  lease or occupancy  agreement is terminated,  the Cooperative  will recognize the lender's  lien against  proceeds from a sale of the shares and the proprietary  lease or occupancy  agreement  allocated to the dwelling,  subject, however,  to the Cooperative's  right to sums due under the proprietary lease or occupancy  agreement  or which have become  liens on the shares  relating to the proprietary  lease  or  occupancy  agreement.  The  total  amount  owed  to  the
Cooperative  by  the  tenant-stockholder,  which  the  lender  generally  cannot restrict and does not monitor,  could reduce the amount  realized upon a sale of the  collateral  below the  outstanding  principal  balance  of the  cooperative mortgage loan and accrued and unpaid interest on the loan.

     Recognition  agreements also generally provide that in the event the lender succeeds to the tenant-  shareholder's shares and proprietary lease or occupancy agreement  as the result of  realizing  upon its  collateral  for a  cooperative mortgage  loan,  the lender must obtain the  approval or consent of the board of directors  of the  Cooperative  as  required  by the  proprietary  lease  before transferring  the  Cooperative  shares or assigning the proprietary  lease.  The approval or consent is usually based on the prospective  purchaser's  income and net worth, among other factors, and may significantly

                                       71

reduce the number of potential purchasers,  which could limit the ability of the lender to sell and  realize  upon the value of the  collateral.  Generally,  the
lender  is  not   limited  in  any  rights  it  may  have  to   dispossess   the
tenant-stockholder.

     Because of the nature of cooperative mortgage loans, lenders do not require the  tenant-stockholder  (i.e.,  the borrower) to obtain title  insurance of any type.  Consequently,  the existence of any prior liens or other imperfections of title  affecting  the  Cooperative's  building or real estate also may adversely affect the  marketability  of the shares  allocated to the dwelling  unit in the event of foreclosure.

     In New York,  foreclosure  on the  Cooperative  shares is  accomplished  by public sale in accordance  with the  provisions of Article 9 of the New York UCC and the security agreement  relating to those shares.  Article 9 of the New York
UCC requires  that a sale be conducted in a  "commercially  reasonable"  manner.
Whether a sale has been  conducted in a  "commercially  reasonable"  manner will depend on the facts in each case. In determining  commercial  reasonableness,  a court will look to the notice  given the debtor and the  method,  manner,  time, place  and terms of the sale and the sale  price.  Generally,  a sale  conducted according to the usual practice of banks selling similar  collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first  to pay the  costs  and  expenses  of the sale  and  then to  satisfy  the
indebtedness  secured  by  the  lender's  security  interest.   The  recognition
agreement,  however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy  agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder  for the surplus.  Conversely, if a portion of the  indebtedness  remains  unpaid,  the tenant-  stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

Repossession with respect to Contracts

     General.  Repossession of manufactured  housing is governed by state law. A few states have enacted  legislation  that  requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current)
before repossession can commence.  So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located,  repossession of the home in the event of a default by the obligor  generally will be governed by the UCC (except in  Louisiana).  Article 9 of the UCC provides the  statutory  framework for the repossession  of manufactured  housing.  While the UCC as adopted by the various states  may  vary in  small  particulars,  the  general  repossession  procedure established by the UCC is as follows:

     o    Except in those  states  where the debtor must  receive  notice of the right to cure a default,  repossession  can commence  immediately upon default  without prior  notice.  Repossession  may be effected  either through self-help (peaceable retaking without court order),  voluntary repossession or through  judicial  process  (repossession  pursuant to
          court-issued  writ  of  replevin).   The  self-help  and/or  voluntary
          repossession methods are more commonly employed,  and are accomplished simply by retaking  possession of the  manufactured  home. In cases in which the debtor objects or raises a defense to repossession,  a court order must be  obtained  from the  appropriate  state  court,  and the manufactured  home must then be  repossessed  in accordance  with that
          order.   Whether  the  method   employed  is  self-  help,   voluntary
          repossession  or  judicial  repossession,   the  repossession  can  be
          accomplished  either by an actual physical removal of the manufactured home to a secure location for  refurbishment and resale or by removing the  occupants and their  belongings  from the  manufactured  home and maintaining  possession of the manufactured home on the location where the occupants  were residing.  Various  factors may affect whether the manufactured home is physically  removed or left on location,  such as the  nature  and term of the lease of the site on which it is  located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable,  in the event that the home is already set up, because the expenses of retaking and redelivery will be saved.
          However,  in those cases where the home is left on location,  expenses for site rentals will usually be incurred.

                                       72

     o    Once  repossession  has been achieved,  preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method,  manner, time, place and terms of the sale are commercially reasonable.

     o    Sale  proceeds  are  to be  applied  first  to  repossession  expenses
          (expenses incurred in retaking, storage, preparing for sale to include refurbishing  costs  and  selling)  and  then to  satisfaction  of the indebtedness.  While some states impose prohibitions or limitations on deficiency  judgments if the net proceeds from resale do not cover the full amount of the indebtedness,  the remainder may be sought from the debtor in the form of a  deficiency  judgement in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is
          a  personal   judgment   against   the   debtor  for  the   shortfall.
          Occasionally,  after resale of a manufactured  home and payment of all expenses and indebtedness,  there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency  judgment to remit the  surplus  to  the  debtor.  Because  the  defaulting  owner  of  a
          manufactured   home  generally  has  very  little  capital  or  income
          available  following  repossession,  a deficiency  judgment may not be sought in many cases or, if obtained, will be settled at a significant discount  in  light  of  the  defaulting  owner's  strained  financial condition.

     Louisiana  Law.  Any  contract  secured by a  manufactured  home located in
Louisiana  will be governed by  Louisiana  law rather than Article 9 of the UCC.
Louisiana laws provide  similar  mechanisms  for  perfection and  enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently  affixed
to  real  estate  will   nevertheless   remain  subject  to  the  motor  vehicle
registration  laws unless the  obligor and any holder of a security  interest in the property execute and file in the real estate records for the parish in which the property is located a document  converting  the unit into real  property.  A manufactured  home that is converted into real property but is then removed from its site can be  converted  back to  personal  property  governed  by the  motor vehicle registration laws if the obligor executes and files various documents in the  appropriate  real  estate  records  and all  mortgagees  under real  estate mortgages on the  property  and the land to which it was affixed  file  releases with the motor vehicle commission.

     So long as a  manufactured  home  remains  subject to the  Louisiana  motor vehicle  laws,  liens  are  recorded  on the  certificate  of title by the motor vehicle  commissioner and repossession can be accomplished by voluntary  consent of the  obligor,  executory  process  (repossession  proceedings  which  must be initiated  through the courts but which involve minimal court  supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full  release  from  liability  for all  amounts  due  under the contract.  In executory process  repossessions,  a sheriff's sale (without court supervision)  is permitted,  unless the obligor  brings suit to enjoin the sale, and the lender is  prohibited  from  seeking a deficiency  judgment  against the obligor unless the lender obtained an appraisal of the  manufactured  home prior to the sale and the property was sold for at least  two-thirds  of its appraised value.

Rights of Redemption

     Single Family,  Multifamily  and Commercial  Properties.  The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize  upon its  security  and to bar the  borrower,  and all persons who have interests  in the  property  that  are  subordinate  to that of the  foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption  provides that, until the property  encumbered by a mortgage has been sold in accordance with a properly  conducted  foreclosure and foreclosure sale, those having  interests that are subordinate to that of the  foreclosing  lender have an equity of  redemption  and may redeem the  property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the  foreclosure  proceeding  in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after  sale  pursuant  to a deed of  trust or  foreclosure  of a  mortgage,  the borrower and foreclosed  junior lienors are given a statutory period in which to redeem the property.  In some states,  statutory  redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be

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permitted if the former borrower pays only a portion of the sums due. The effect of a statutory  right of  redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat  the title of any  purchase  through  a  foreclosure.  Consequently,  the practical  effect of the redemption right is to force the lender to maintain the property  and pay the  expenses of  ownership  until the  redemption  period has expired.  In some states,  a post-sale  statutory  right of redemption may exist following a judicial  foreclosure,  but not  following a trustee's  sale under a deed of trust.

     Manufactured  Homes.  While state laws do not usually  require notice to be given to debtors  prior to  repossession,  many states do require  delivery of a
notice  of  default  and  of  the  debtor's   right  to  cure  defaults   before
repossession.  The law in most  states  also  requires  that the debtor be given notice of sale  prior to the  resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the
UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Single Family,  Multifamily and Commercial  Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states  (including  California), statutes limit the right of the  beneficiary or mortgagee to obtain a deficiency judgment  against the borrower  following  non-judicial  foreclosure by power of sale. A deficiency  judgment is a personal  judgment against the former borrower equal in most cases to the difference  between the net amount  realized upon the public sale of the real  property and the amount due to the lender.  In the case of a mortgage  loan  secured by a property  owned by a trust where the  mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following  foreclosure or sale under a deed of trust,  even if obtainable  under applicable  law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed.  Some state  statutes  require the  beneficiary  or  mortgagee to exhaust the security afforded  under a deed of trust or  mortgage  by  foreclosure  in an  attempt to satisfy the full debt before bringing a personal action against the borrower. In other states,  the lender has the option of bringing a personal  action  against the borrower on the debt without first exhausting the security;  however in some of these states,  the lender,  following judgment on the personal action, may be deemed to have elected a remedy and may be precluded  from  exercising  remedies with respect to the security. Consequently, the practical effect of the election requirement,  in those  states  permitting  the  election,  is that lenders will usually  proceed  against the  security  first  rather than  bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency  judgment against the former borrower  following a foreclosure to the excess of the  outstanding  debt over the fair value of the  property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency  judgment against the former borrower as a result of low or no bids at the judicial sale.

     Generally,  Article 9 of the UCC governs  foreclosure on Cooperative Shares and the  related  proprietary  lease or  occupancy  agreement.  Some courts have interpreted  Article  9  to  prohibit  or  limit  a  deficiency  award  in  some circumstances,  including  circumstances where the disposition of the collateral
(which,  in the case of a cooperative  mortgage loan, would be the shares of the
Cooperative and the related  proprietary  lease or occupancy  agreement) was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments,  numerous other federal and state statutory  provisions,  including the federal bankruptcy laws and state laws  affording  relief to debtors,  may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including  foreclosure actions and deficiency judgment proceedings)
to collect a debt are  automatically  stayed  upon the filing of the  bankruptcy petition  and,  often,  no interest or  principal  payments  are made during the course of the bankruptcy case. The delay and the consequences  thereof caused by the automatic stay can be  significant.  Also,  under the  Bankruptcy  Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with  respect  to  federal  bankruptcy  law,  a court  with  federal  bankruptcy jurisdiction  may permit a debtor  through  his or her  Chapter 11 or Chapter 13 rehabilitative  plan to cure a monetary default in respect of a mortgage loan on a debtor's  residence by paying  arrearage  within a reasonable  time period and reinstating the original  mortgage loan payment  schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts

                                       74

with  federal  bankruptcy   jurisdiction  have  approved  plans,  based  on  the
particular  facts of the  reorganization  case,  that  effected  the curing of a mortgage loan default by paying arrearage over a number of years.

     Courts with federal  bankruptcy  jurisdiction  have also indicated that the terms of a mortgage  loan  secured by  property  of the debtor may be  modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving  all or a  portion  of the debt and  reducing  the  lender's  security interest  to the  value of the  residence,  thus  leaving  the  lender a general unsecured creditor for the difference between the value of the residence and the outstanding  balance of the loan.  Generally,  however,  the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's  principal residence may not be modified  pursuant to a plan confirmed  pursuant to Chapter
13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     In the case of income-producing multifamily properties,  federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's  assignment of rents and leases related to the mortgaged property.  Under Section 362 of the Bankruptcy Code, the lender will  be  stayed  from  enforcing  the  assignment,  and the  legal  proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

     Tax  liens  arising  under  the Code may have  priority  over the lien of a mortgage or deed of trust.  In addition,  substantive  requirements  are imposed upon mortgage  lenders in connection  with the  origination and the servicing of mortgage  loans by numerous  federal and some state  consumer  protection  laws.
These laws include the federal  Truth-in-  Lending Act,  Real Estate  Settlement
Procedures  Act,  Equal Credit  Opportunity  Act, Fair Credit  Billing Act, Fair
Credit  Reporting Act and related  statutes.  These federal laws impose specific statutory  liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases,  this liability may affect assignees of the mortgage loans.

     Contracts.  In addition  to the laws  limiting  or  prohibiting  deficiency judgments,  numerous other statutory  provisions,  including federal  bankruptcy laws and  related  state  laws,  may  interfere  with or affect the ability of a lender to realize upon  collateral  and/or  enforce a deficiency  judgment.  For example,  in a Chapter 13 proceeding  under the federal  bankruptcy law, a court
may  prevent  a  lender  from   repossessing  a  home,   and,  as  part  of  the
rehabilitation plan, reduce the amount of the secured indebtedness to the market value  of the home at the  time of  bankruptcy  (as  determined  by the  court), leaving the party providing  financing as a general  unsecured  creditor for the remainder of the  indebtedness.  A bankruptcy  court may also reduce the monthly payments  due  under a  contract  or  change  the rate of  interest  and time of repayment of the indebtedness.

Environmental Legislation

     Under  CERCLA,  and under state law in some states,  a secured  party which takes a  deed-in-lieu  of  foreclosure,  purchases  a  mortgaged  property  at a foreclosure  sale,  or operates a mortgaged  property may become  liable for the costs of  cleaning  up  hazardous  substances  regardless  of whether  they have contaminated the property.  CERCLA imposes strict, as well as joint and several, liability  on several  classes of  potentially  responsible  parties,  including current  owners and operators of the property who did not cause or contribute to the  contamination.  Furthermore,  liability  under CERCLA is not limited to the original  or  unamortized  principal  balance  of a loan or to the  value of the property  securing a loan.  Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating  in the  management  of a  facility,  hold  indicia  of  ownership primarily to protect a security interest in the facility.

     The Conservation Act amended,  among other things, the provisions of CERCLA with  respect  to lender  liability  and the  secured  creditor  exemption.  The
Conservation  Act offers  substantial  protection  to lenders  by  defining  the activities  in which a lender  can  engage  and still  have the  benefit  of the
secured  creditor  exemption.   In  order  for  lender  to  be  deemed  to  have
participated in the management of a mortgaged property, the lender must actually participate  in the  operational  affairs of the property of the  borrower.  The
Conservation  Act provides  that "merely  having the capacity to  influence,  or unexercised  right to control"  operations does not constitute  participation in management.  A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's

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environmental   compliance  and  hazardous   substance   handling  and  disposal
practices,  or assumes day-to-day management of all operational functions of the mortgaged  property.  The  Conservation  Act also  provides  that a lender  will continue  to have the  benefit  of the  secured  creditor  exemption  even if it forecloses  on a  mortgaged  property,  purchases  it at a  foreclosure  sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable  commercially  reasonable time on commercially reasonable terms.

     Other federal and state laws may impose  liability on a secured party which takes a  deed-in-lieu  of  foreclosure,  purchases  a  mortgaged  property  at a foreclosure sale, or operates a mortgaged  property on which  contaminants other than CERCLA hazardous substances are present, including petroleum,  agricultural chemicals,  hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be  substantial.  It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise  distributable to the holders of the related series of  certificates.  Moreover,  federal statutes and states by statute may impose a lien for any cleanup costs  incurred by the state on the property that is the subject of the cleanup costs.  All subsequent  liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are  subordinated  to such lien. In the latter states,  the security  interest of the trustee in a related  parcel of real  property that is subject to the lien could be adversely affected.

     Traditionally,  many  residential  mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior  to the  origination  of the  mortgage  loan or prior  to  foreclosure  or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will  not make the  evaluations  prior  to the  origination  of the  secured contracts.  Neither the master servicer nor any servicer will be required by any
Agreement to undertake  these  evaluations  prior to  foreclosure or accepting a deed-in-lieu of foreclosure.  The depositor does not make any representations or warranties  or assume any  liability  with  respect to the  absence or effect of contaminants  on any related real  property or any casualty  resulting  from the presence or effect of contaminants. However, neither the master servicer nor any servicer  will be obligated  to  foreclose on related real  property or accept a deed-in-lieu  of foreclosure  if it knows or reasonably  believes that there are material contaminated  conditions on the property. A failure so to foreclose may reduce the amounts  otherwise  available  to  certificateholders  of the related series.

Consumer Protection Laws

     In addition,  substantive requirements are imposed upon mortgage lenders in connection  with the origination and the servicing of mortgage loans by numerous federal and some state  consumer  protection  laws.  These laws include TILA, as
implemented  by  Regulation  Z,  Real  Estate  Settlement   Procedures  Act,  as
implemented  by Regulation X, Equal Credit  Opportunity  Act, as  implemented by
Regulation  B, Fair Credit  Billing Act,  Fair Credit  Reporting Act and related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate  mortgage  loans and who fail to comply with the provisions of the law. In some cases,  this liability may affect  assignees of the mortgage loans.
In particular,  an originator's  failure to comply with certain  requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and  assignees of such  obligations  to monetary  penalties  and could result in obligors'  rescinding  the mortgage  loans  either  against the  originators  or assignees.

Homeownership Act and Similar State Laws

     Some of the  mortgage  loans,  known as High Cost Loans,  may be subject to special rules,  disclosure  requirements and other provisions that were added to the federal TILA by the Homeownership  Act, if such trust assets were originated after  October  1,  1995,  are not loans made to  finance  the  purchase  of the mortgaged  property and have interest  rates or  origination  costs in excess of certain  prescribed  levels.  The Homeownership Act requires certain  additional disclosures,  specifies the timing of those  disclosures and limits or prohibits the inclusion of certain  provisions in mortgages  subject to the  Homeownership
Act.  Purchasers or assignees of any High Cost Loan,  including any trust, could be liable under  federal law for all claims and subject to all defenses that the borrower  could assert  against the  originator  of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with  reasonable  diligence have determined that the mortgage loan was subject to the provisions of the Homeownership  Act.  Remedies  available to the borrower  include  monetary  penalties,  as well  as  rescission  rights  if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these  provisions from an assignee,  including the trust, is the remaining amount of indebtedness  plus the total amount paid by the borrower in connection with the mortgage loan.

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     In addition to the  Homeownership  Act, a number of  legislative  proposals have been introduced at the federal,  state and local level that are designed to discourage predatory lending practices.  Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest  rates or origination  costs in excess of prescribed  levels,
and  require  that  borrowers  be  given  certain   disclosures   prior  to  the
consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions  greater than those in the  Homeownership  Act. An originators'  failure to comply  with these  laws could  subject  the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the  borrowers  rescinding  the  mortgage  loans  against  either  the  trust or subsequent holders of the mortgage loans.

     Lawsuits  have  been  brought  in  various  states  making  claims  against assignees of High Cost Loans for violations of state law allegedly  committed by the originator.  Named defendants in these cases include  numerous  participants within the secondary mortgage market, including some securitization trusts.

Additional Consumer Protections Laws with Respect to Contracts

     Contracts  often  contain  provisions  obligating  the  obligor to pay late charges if payments are not timely made.  Federal and state law may specifically limit the  amount  of late  charges  that may be  collected.  Under the  related pooling and  servicing  agreement or servicing  agreement,  late charges will be
retained  by  the  master   servicer  or   servicer  as   additional   servicing
compensation,  and any  inability  to  collect  these  amounts  will not  affect payments to Securityholders.

     Courts have imposed  general  equitable  principles upon  repossession  and
litigation  involving  deficiency  balances.   These  equitable  principles  are
generally  designed  to  relieve a  consumer  from the legal  consequences  of a default.

     In several  cases,  consumers  have asserted that the remedies  provided to secured  parties  under  the UCC  and  related  laws  violate  the  due  process protections  provided under the 14th Amendment to the Constitution of the United
States.  For the most part,  courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve  sufficient state action to afford  constitutional protection to consumers.

     The FTC Rule has the  effect  of  subjecting  a seller  (and  some  related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses  which the debtor in the  transaction could assert  against the seller of the goods.  Liability  under the FTC Rule is limited to the amounts paid by a debtor on the  Contract,  and the holder of the
Contract  may also be unable to collect  amounts  still due under the  Contract.
Most of the Contracts in a trust fund will be subject to the requirements of the
FTC Rule.  Accordingly,  the trust  fund,  as holder of the  Contracts,  will be subject to any claims or defenses that the purchaser of the related Manufactured
Home may  assert  against  the  seller of the  Manufactured  Home,  subject to a maximum  liability equal to the amounts paid by the obligor on the Contract.  If an obligor is successful  in asserting  the claim or defense,  and if the Seller had or should have had  knowledge of the claim or defense,  the master  servicer will have the right to require the Seller to repurchase the Contract  because of breach of its Seller's  representation  and warranty  that no claims or defenses exist that would affect the obligor's  obligation to make the required  payments under  the  Contract.  The  Seller  would  then have the  right to  require  the originating  dealer to  repurchase  the Contract from it and might also have the right to recover from the dealer any losses  suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

     Transfer of Mortgaged Properties.  Unless the related prospectus supplement indicates  otherwise,  the mortgage loans generally contain due-on-sale clauses.
These clauses  permit the lender to  accelerate  the maturity of the loan if the borrower sells,  transfers or conveys the property  without the prior consent of the  lender.  The  enforceability  of these  clauses  has been  the  subject  of legislation or litigation in many states,  and in some cases the  enforceability of these clauses was limited or denied.  However,  Garn-St  Germain Act preempts state  constitutional,  statutory and case law that prohibits the enforcement of due-on-sale  clauses and permits  lenders to enforce these clauses in accordance with their terms,  subject to limited  exceptions.  The Garn-St Germain Act does
"encourage"  lenders  to  permit  assumption  of loans at the  original  rate of interest  or at some other rate less than the average of the  original  rate and the market rate.

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     The Garn-St Germain Act also sets forth nine specific  instances in which a mortgage  lender  covered  by  the  Garn-St  Germain  Act  may  not  exercise  a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.  These include,  amongst  others,  intra-family  transfers,  some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations  promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment  penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an  interest  rate below the current  market  rate being  assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage  loans and the number of mortgage loans which may be outstanding until maturity.

     Transfer of Manufactured  Homes.  Generally,  Contracts contain  provisions prohibiting  the sale or transfer of the related  Manufactured  Home without the consent of the obligee on the Contract and  permitting the  acceleration  of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master  servicer  will, or will cause the servicer of the Contract,  to the extent it has  knowledge of the  conveyance or proposed conveyance,  to exercise or cause to be exercised its rights to  accelerate  the maturity of the related  Contracts through  enforcement of due-on-sale  clauses, subject to  applicable  state law. In some cases,  the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a
Manufactured Home.

     In the case of a  transfer  of a  Manufactured  Home as to which the master servicer or servicer of the Contract  desires to accelerate  the maturity of the related  Contract,  the master  servicer's or  servicer's  ability to do so will depend on the  enforceability  under state law of the  due-on-sale  clause.  The
Garn-St  Germain Act preempts,  subject to certain  exceptions  and  conditions, state laws  prohibiting  enforcement  of due-on-sale  clauses  applicable to the
Manufactured Homes. Consequently,  in some cases the master servicer or servicer may  be  prohibited  from  enforcing  a  due-on-sale  clause  in  respect  of  a
Manufactured Home.

     Late Payment Charges and Prepayment  Restrictions.  Notes and mortgages, as well as manufactured  housing  conditional  sales contracts and installment loan agreements,  may contain  provisions  that  obligate  the borrower to pay a late charge or  additional  interest if  payments  are not timely  made,  and in some circumstances,  may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of a prepayment charge.  Some state laws restrict the imposition of prepayment  charges and late fees even when the loans expressly  provide for the collection of those  charges.  Certain types of loans that were closed before July 1, 2003 can provide for such charges because of the effect of the Alternative  Mortgage  Transaction Parity Act of 1982, referred to herein as the Parity Act, and its OTS implementing regulations, which permit the collection of prepayment charges and late charges in connection with those types of loans,  preempting any contrary state law restrictions.  However, some states may not recognize the preemptive authority of the Parity Act. As a result, it is possible  that  prepayment  charges and late fees may not be  collected  even on loans that provide for the payment of these charges based on the Parity Act. The
OTS withdrew its favorable  regulations and opinions that previously  authorized lenders  to  charge  prepayment  charges  and  late  fees on  Parity  Act  loans notwithstanding  contrary state law,  effective with respect to Parity Act loans originated on or after July 1, 2003.

Subordinate Financing

     When the  mortgagor  encumbers  mortgaged  property with one or more junior liens, the senior lender is subjected to additional  risk.  First, the mortgagor may have difficulty  servicing and repaying multiple loans. In addition,  if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior  loan does not, a  mortgagor  may be more likely to repay sums due on the junior loan than those on the senior  loan.  Second,  acts of the senior  lender that  prejudice  the junior  lender or impair the junior  lender's  security may create a superior  equity in favor of the junior  lender.  For  example,  if the mortgagor and the senior lender agree to an increase in the principal  amount of or the interest rate payable on the senior loan,  the senior lender may lose its priority to the extent an existing  junior  lender is harmed or the mortgagor is additionally  burdened.  Third,  if the  mortgagor  defaults  on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy  of a junior  lender  may  operate  to stay  foreclosure  or  similar proceedings by the senior lender.

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Installment Contracts

     The trust fund  assets may also  consist of  installment  sales  contracts.
Under an  installment  contract  the seller  (referred to in this section as the
"lender")  retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase  price,  plus interest,  over the term of the contract.  Only after full  performance  by the  borrower  of the  installment  contract is the lender obligated to convey title to the property to the purchaser.  As with mortgage or deed  of  trust  financing,  during  the  effective  period  of the  installment contract, the borrower is generally responsible for the maintaining the property in good  condition  and for paying real  estate  taxes,  assessments  and hazard insurance premiums associated with the property.

     The  method of  enforcing  the rights of the  lender  under an  installment contract  varies on a state-by-  state basis  depending upon the extent to which state  courts are willing,  or able  pursuant to state  statute,  to enforce the contract  strictly  according to its terms.  The terms of installment  contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's  equitable  interest in the  property is  forfeited.  The lender in this situation is not required to foreclose in order to obtain title to the property, although  in some cases a quiet  title  action is in order if the  borrower  has filed the installment contract in local land records and an ejectment action may be necessary to recover  possession.  In a few states,  particularly in cases of borrower default during the early years of an installment  contract,  the courts will permit  ejectment of the buyer and a  forfeiture  of his or her interest in the  property.  However,  most state  legislatures  have enacted  provisions  by analogy to mortgage law protecting  borrowers under  installment  contracts from the harsh  consequences  of  forfeiture.  Under  these  statutes,  a judicial or nonjudicial  foreclosure  may be  required,  the lender may be  required to give notice of default and the borrower may be granted some grace period during which the  installment  contract may be reinstated  upon full payment of the defaulted amount and the borrower may have a post-foreclosure  statutory redemption right.
In other  states,  courts in  equity  may  permit a  borrower  with  significant investment in the property  under an  installment  contract for the sale of real estate to share in the proceeds of sale of the property  after the  indebtedness
is  repaid  or  may  otherwise   refuse  to  enforce  the   forfeiture   clause.
Nevertheless,  the lender's procedures for obtaining  possession and clear title under an  installment  contract  in a given  state  are  simpler  and less  time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

     Title V provides that state usury limitations shall not apply to some types of  residential  first  mortgage  loans  originated  by some lenders after March
31,1980.  A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift  Supervision is authorized  to  issue  rules  and  regulations  and to  publish  interpretations governing  implementation  of Title  V.  The  statute  authorized  any  state to reimpose  interest  rate  limits by  adopting,  before  April 1, 1983,  a law or constitutional provision which expressly rejects application of the federal law.
In addition,  even where Title V is not so rejected,  any state is authorized by the law to adopt a  provision  limiting  discount  points  or other  charges  on mortgage  loans  covered by Title V. Some states  have taken  action to reimpose interest rate limits or to limit discount points or other charges.

     Title V also  provides  that,  subject to the following  conditions,  state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured  Housing.  Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments,  late charges  and  deferral  fees and  requiring  a  30-day  notice  period  prior to instituting any action leading to repossession of or foreclosure with respect to the  related  unit.  Title V  authorized  any state to reimpose  limitations  on interest  rates and finance  charges by adopting  before  April  1,1983 a law or constitutional provision which expressly rejects application of the federal law.
Fifteen states adopted this type of law prior to the April 1,1983  deadline.  In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a  provision  limiting  discount  points or other  charges on loans covered by Title V. In any state in which  application  of Title V was expressly rejected  or a  provision  limiting  discount  points or other  charges has been adopted,  no Contract  which  imposes  finance  charges or provides for discount points or charges in excess of permitted  levels has been  included in the trust fund.

     Usury limits apply to junior mortgage loans in many states.  Any applicable usury limits in effect at origination  will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

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     As indicated above under "The Mortgage  Pools--Representations by Sellers,"
each Seller of a mortgage loan will have  represented that the mortgage loan was originated in compliance with then applicable state laws,  including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

     Alternative mortgage instruments,  including adjustable rate mortgage loans and early  ownership  mortgage  loans,  originated  by  non-federally  chartered lenders  historically  have been  subjected  to a variety of  restrictions.  The restrictions  differed  from  state  to  state,  resulting  in  difficulties  in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated  substantially as a result of the enactment of Title VIII. Title
VIII  provides  that,  notwithstanding  any  state  law  to  the  contrary,  (1)
state-chartered   banks  may  originate   alternative  mortgage  instruments  in
accordance with regulations  promulgated by the Comptroller of the Currency with respect to origination of alternative  mortgage  instruments by national  banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in  accordance  with  regulations  promulgated  by  the  National  Credit  Union
Administration with respect to origination of alternative  mortgage  instruments by federal  credit unions,  and (3) all other  non-federally  chartered  housing
creditors,    including   state-chartered   savings   and   loan   associations,
state-chartered  savings  banks and mutual  savings  banks and mortgage  banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board,  predecessor to the
Office of  Thrift  Supervision,  with  respect  to  origination  of  alternative mortgage  instruments  by  federal  savings  and loan  associations.  Title VIII provides that any state may reject applicability of the provisions of Title VIII by  adopting,  prior to October  15,  1985,  a law or  constitutional  provision expressly rejecting the applicability of the provisions.  Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

     A number of lawsuits  are pending in the United  States  alleging  personal injury from  exposure  to the  chemical  formaldehyde,  which is present in many building materials, including components of manufactured housing such as plywood flooring  and  wall  paneling.  Some  of  these  lawsuits  are  pending  against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution  process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule,  which is described  above under  "Consumer  Protection
Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde  claim has been successfully  asserted may be liable to the obligor for the amount paid by the  obligor on the related  Contract  and may be unable to collect amounts still due under the Contract.  In the event an obligor is successful in asserting this claim, the related  securityholders could suffer a loss if (1) the related  Seller fails or cannot be required to repurchase  the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of  contribution  or  subornation  on  behalf  of the  securityholders against  the  manufacturer  or other  persons  who were  directly  liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers  and  component  suppliers  of  manufactured  homes  may not cover liabilities arising from formaldehyde in manufactured  housing,  with the result that  recoveries  from these  manufacturers,  suppliers or other  persons may be limited to their corporate assets without the benefit of insurance.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the terms of the Relief Act, a mortgagor who enters military  service after the  origination of the  mortgagor's  mortgage loan (including a mortgagor who was in reserve status and is called to active duty after  origination of the mortgage loan), may not be charged  interest  (including fees and charges) above an annual rate of 6% during the period of the  mortgagor's  active duty  status, unless a court orders otherwise upon  application of the lender.  The Relief Act applies to mortgagors  who are members of the Army,  Navy,  Air Force,  Marines,
National Guard,  Reserves,  Coast Guard,  and officers of the U.S. Public Health
Service  assigned to duty with the  military.  Because the Relief Act applies to mortgagors who enter military  service,  including  reservists who are called to active duty, after  origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

                                       80

With  respect to any  mortgage  loan  subject to the Relief Act with an interest rate in excess of 6% per annum,  application  of the Relief Act would  adversely affect, for an indeterminate  period of time, the ability of the master servicer or servicer to collect  full  amounts of interest  on that  mortgage  loan.  Any shortfall in interest  collections  resulting from the application of the Relief
Act or similar  legislation or regulations,  which would not be recoverable from the  related  mortgage  loans,  would  result  in a  reduction  of  the  amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer,  any servicer or other entity or by any form of  credit  enhancement  provided  in  connection  with the  related  series  of securities,  unless  described in the prospectus  supplement.  In addition,  the
Relief  Act  imposes  limitations  that would  impair the  ability of the master servicer or servicer to foreclose on an affected  single  family loan or enforce rights  under a Contract  during the  mortgagor's  period of active duty status,
and,  under  some  circumstances,   during  an  additional  three  month  period
thereafter.  Thus,  in the event that the Relief Act or similar  legislation  or regulations  applies to any mortgage loan which goes into default,  there may be delays in payment and losses on the related securities in connection  therewith.
Any other  interest  shortfalls,  deferrals  or  forgiveness  of payments on the mortgage loans  resulting from similar  legislation or regulations may result in delays in payments or losses to securityholders of the related series.

     Certain  states have  enacted or may enact their own versions of the Relief
Act which may provide for more  enhanced  consumer  protection  provisions  than those set forth in the Relief Act.  The Relief Act may not  preempt  those state laws.

Forfeitures in Drug and RICO Proceedings

     Federal  law  provides  that  property   owned  by  persons   convicted  of
drug-related  crimes  or of  criminal  violations  of RICO can be  seized by the government if the property was used in, or purchased with the proceeds of, these crimes.  Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the  forfeiture  proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender  may  avoid  forfeiture  of its  interest  in the  property  if it establishes  that: (1) its mortgage was executed and recorded before  commission of the crime upon which the  forfeiture is based,  or (2) the lender was, at the time of execution of the  mortgage,  "reasonably  without cause to believe" that the  property was used in, or  purchased  with the proceeds of,  illegal drug or
RICO activities.

Junior Mortgages

     Some of the  mortgage  loans may be secured by  mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust  fund.  The rights of the  securityholders,  as  mortgagee  under a junior mortgage,  are subordinate to those of the mortgagee under the senior  mortgage, including the prior rights of the senior  mortgagee to receive hazard  insurance and condemnation  proceeds and to cause the property  securing the mortgage loan to be sold upon  default  of the  mortgagor,  which may  extinguish  the  junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted  senior loan or loans. A junior  mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current  thereby  reinstating  the senior loan,  in either event usually  adding the amounts  expended to the balance due on the junior loan.  In most states,  absent a provision in the mortgage or deed of trust,  no notice of default is required to be given to a junior  mortgagee.  Where applicable law or the  terms of the  senior  mortgage  or deed of trust do not  require  notice of default to the junior mortgagee,  the lack of this notice may prevent the junior mortgagee from  exercising any right to reinstate the loan which  applicable law may provide.

     The  standard  form  of  the  mortgage  or  deed  of  trust  used  by  most institutional  lenders  confers on the  mortgagee  the right both to receive all proceeds  collected  under any hazard  insurance  policy and all awards  made in connection with condemnation  proceedings,  and to apply the proceeds and awards to any  indebtedness  secured by the mortgage or deed of trust, in the order the mortgagee may  determine.  Thus, in the event  improvements  on the property are damaged or destroyed by fire or other casualty,  or in the event the property is taken by  condemnation,  the mortgagee or beneficiary  under  underlying  senior mortgages  will have the prior right to collect any insurance  proceeds  payable under a hazard  insurance policy and any award of damages in connection with the condemnation and to apply the same to the

                                       81

indebtedness  secured by the senior mortgages.  Proceeds in excess of the amount of  senior  mortgage  indebtedness,  in  most  cases,  may  be  applied  to  the indebtedness of junior mortgages in the order of their priority.

     Another  provision  sometimes  found in the form of the mortgage or deed of trust  used by  institutional  lenders  obligates  the  mortgagor  to pay before delinquency  all  taxes and  assessments  on the  property  and,  when due,  all encumbrances,  charges and liens on the property which are prior to the mortgage or deed of trust,  to provide and maintain fire  insurance on the  property,  to maintain and repair the property and not to commit or permit any waste  thereof, and to appear in and defend any action or  proceeding  purporting  to affect the property or the rights of the mortgagee  under the  mortgage.  Upon a failure of the mortgagor to perform any of these obligations,  the mortgagee or beneficiary is given  the  right  under  some  mortgages  or deeds of trust to  perform  the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee  become part of the indebtedness  secured by the senior mortgage.

Negative Amortization Loans

     A notable  case  decided  by the  United  States  Court of  Appeals,  First
Circuit,  held that state  restrictions  on the  compounding of interest are not preempted by the  provisions of the DIDMC and as a result,  a mortgage loan that provided for negative  amortization  violated New Hampshire's  requirement  that first  mortgage loans provide for  computation of interest on a simple  interest basis.  The holding  was limited to the effect of DIDMC on state laws  regarding the compounding of interest and the court did not address the  applicability  of the Alternative Mortgage Transaction Parity Act of 1982,which  authorizes lender to make residential mortgage loans that provide for negative  amortization.  The
First Circuit's decision is binding authority only on Federal District Courts in
Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

General

     The following  discussion is the opinion of Thacher Proffitt & Wood LLP and
Stroock & Stroock & Lavan LLP,  counsel to the  depositor,  with  respect to the anticipated material federal income tax consequences of the purchase,  ownership and  disposition  of offered  securities  offered under this  prospectus and the prospectus  supplement  insofar  as it  relates  to  matters  of  law  or  legal conclusions  with  respect  thereto.  This  discussion  is  directed  solely  to securityholders that hold the securities as capital assets within the meaning of
Section 1221 of the Code and does not purport to discuss all federal  income tax
consequences  that  may  be  applicable  to  the  individual   circumstances  of
particular  categories  of  investors,  some of which (such as banks,  insurance companies and foreign  investors)  may be subject  special  treatment  under the
Code.  Further,  the  authorities  on which  this  discussion,  and the  opinion referred to below, are based are subject to change or differing interpretations, which  could  apply  retroactively.  Prospective  investors  should note that no rulings  have been or will be  sought  from the IRS with  respect  to any of the federal income tax  consequences  discussed below, and no assurance can be given that the IRS will not take  contrary  positions.  Taxpayers and preparers of tax returns  (including  those filed by any REMIC or other  issuer)  should be aware that under  applicable  Treasury  regulations  a provider  of advice on specific issues of law is not considered an income tax return  preparer unless the advice
(1) is given with respect to events that have occurred at the time the advice is rendered  and is not given with  respect  to the  consequences  of  contemplated actions,  and (2) is directly relevant to the determination of an entry on a tax return.  Accordingly,  taxpayers  should  consult their own tax advisors and tax return  preparers  regarding the  preparation of any item on a tax return,  even where the  anticipated tax treatment has been discussed in this  prospectus.  In addition to the federal income tax  consequences  described in this  prospectus, potential  investors  should consider the state and local tax  consequences,  if any, of the purchase,  ownership and disposition of the  securities.  See "State and Other Tax Consequences."

     The following discussion addresses securities of three general types:

     o    REMIC  Certificates  representing  interests  in a  trust  fund,  or a portion  thereof,  that the  REMIC  Administrator  will  elect to have treated as a REMIC under the REMIC Provisions of the Code,

                                       82

     o    notes  representing  indebtedness of a trust fund as to which no REMIC election will be made, and

     o    Grantor Trust Certificates  representing  interests in a Grantor Trust
          Fund as to which no REMIC election will be made.

The prospectus  supplement for each series of certificates will indicate whether a REMIC election (or elections)  will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC.  For purposes of this tax  discussion,  references to a
"securityholder,"  "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

     The prospectus supplement for each series of securities will indicate which of the foregoing  treatments will apply to that series. In addition,  if a FASIT structure  or  Partnership  Structure is being used,  the tax  treatment of such structure will be described in the related prospectus supplement.

     The following  discussion is based in part upon the OID  Regulations and in part upon REMIC  Regulations.  The OID  Regulations  do not  adequately  address issues relevant to securities such as the offered securities. In some instances, the OID  Regulations  provide that they are not applicable to securities such as the offered securities.

REMICS

     Classification of REMICS. On or prior to the date of the related prospectus supplement  with  respect  to the  proposed  issuance  of each  series  of REMIC
Certificates,  either  Thacher  Proffitt & Wood LLP or Stroock & Stroock & Lavan
LLP, as counsel to the  depositor,  will  deliver its opinion  generally  to the effect that,  assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each  applicable  portion  thereof)  will  qualify  as a  REMIC  and  the  REMIC
Certificates  offered  with  respect  thereto  will be  considered  to  evidence ownership of REMIC Regular  Certificates or REMIC Residual  Certificates in that
REMIC within the meaning of the REMIC Provisions.

     If an entity  electing to be treated as a REMIC fails to comply with one or more of the ongoing  requirements  of the Code for status as a REMIC  during any taxable  year,  the Code provides that the entity will not be treated as a REMIC for that year and  thereafter.  In that  event,  the  entity may be taxable as a corporation under Treasury  regulations,  and the related REMIC Certificates may not be accorded the status or given the tax treatment described below.  Although the Code  authorizes  the Treasury  Department  to issue  regulations  providing relief in the  event of an  inadvertent  termination  of REMIC  status,  no such regulations have been issued. Any such relief,  moreover,  may be accompanied by sanctions,  such as the imposition of a corporate tax on all or a portion of the
REMIC's  income for the period in which the  requirements  for status as a REMIC are not  satisfied.  The pooling and  servicing  agreement  with respect to each
REMIC will  include  provisions  designed to maintain  the related  trust fund's status as a REMIC under the REMIC  Provisions.  It is not  anticipated  that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization  of Investments  in REMIC  Certificates.  In general,  the
REMIC  Certificates  will be "real estate  assets" within the meaning of Section
856(c)(4)(A) of the Code and assets described in Section  7701(a)(19)(C)  of the
Code in the  same  proportion  that  the  assets  of the  REMIC  underlying  the certificates would be so treated.  Moreover, if 95% or more of the assets of the
REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding  status in their entirety for that calendar year. Interest (including original issue discount) on the  REMIC  Regular  Certificates  and  income  allocated  to the class of REMIC
Residual  Certificates will be interest described in Section 856(c)(3)(B) of the
Code  to  the  extent  that  the   certificates  are  treated  as  "real  estate
assets"within the meaning of Section 856(c)(4)(A) of the Code. In addition,  the
REMIC Regular  Certificates will be "qualified  mortgages" within the meaning of
Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests  therein.  The determination as to the percentage of the REMIC's  assets that  constitute  assets  described in the foregoing  sections  of the Code  will be made  with  respect  to each  calendar quarter based on the average  adjusted basis of each category of the assets held by the REMIC during the calendar quarter.  The REMIC  Administrator  will report those  determinations  to  certificateholders  in the  manner  and at the  times required by applicable Treasury regulations.

                                       83

     The  assets of the REMIC will  include,  in  addition  to  mortgage  loans, payments on mortgage loans held pending  distribution on the REMIC  Certificates and any property  acquired by  foreclosure  held pending  sale,  and may include amounts  in  reserve  accounts.  It is  unclear  whether  property  acquired  by foreclosure  held  pending  sale  and  amounts  in  reserve  accounts  would  be considered  to be part of the  mortgage  loans,  or  whether  the assets (to the extent not invested in assets  described in the  foregoing  sections)  otherwise would  receive the same  treatment as the mortgage  loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus  supplement will  describe  the  mortgage  loans  that  may  not be so  treated.  The  REMIC
Regulations  do provide,  however,  that cash received from payments on mortgage loans held pending  distribution  is considered  part of the mortgage  loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore,  foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes.  As to each such series of REMIC
Certificates,  in the opinion of counsel to the depositor,  assuming  compliance with all provisions of the related pooling and servicing agreement,  each of the
REMICs in that  trust fund will  qualify  as a REMIC and the REMIC  Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular
Certificates  or REMIC  Residual  Certificates  in the related  REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining  whether the REMIC  Certificates will be
"real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and
"loans secured by an interest in real property" under Section  7701(a)(19)(C) of the Code, and whether the income on the  certificates  is interest  described in
Section  856(c)(3)(B)  of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General.  Except as  otherwise  stated in this  discussion,  REMIC  Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as  ownership  interests in the REMIC or its assets.
Moreover,  holders of REMIC Regular  Certificates  that otherwise  report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue  Discount.  A REMIC Regular  Certificate  may be issued with
"original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC  Regular  Certificate  issued  with  original  issue  discount generally  will be required to include  original  issue discount in income as it accrues,  in accordance  with the "constant  yield" method  described  below, in advance of the receipt of the cash  attributable  to that  income.  In addition,
Section  1272(a)(6)  of the Code  provides  special  rules  applicable  to REMIC
Regular  Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code  requires  that a reasonable  prepayment  assumption  be used with respect to mortgage  loans held by a REMIC in computing  the accrual of original issue  discount on REMIC  Regular  Certificates  issued by that REMIC,  and that adjustments  be made in the  amount  and rate of  accrual  of that  discount  to reflect  differences  between  the  actual  prepayment  rate and the  prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The  Committee  Report  indicates  that the  regulations  will  provide that the prepayment  assumption used with respect to a REMIC Regular  Certificate must be the same as that used in  pricing  the  initial  offering  of the REMIC  Regular
Certificate. The Prepayment Assumption used in reporting original issue discount for each  series of REMIC  Regular  Certificates  will be  consistent  with this standard and will be disclosed in the related  prospectus  supplement.  However, none of the  depositor,  the  master  servicer  or the  trustee  will  make  any representation  that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated  redemption price at maturity over its issue price. The issue price of a  particular  class of REMIC  Regular  Certificates  will be the first cash price at which a substantial amount of REMIC Regular  Certificates of that class is sold (excluding sales to bond houses,  brokers and  underwriters).
If less  than a  substantial  amount  of a  particular  class of  REMIC  Regular
Certificates

                                       84

is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing  Date.  Under the OID
Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than "qualified
stated   interest."   "Qualified   stated   interest"   is   interest   that  is
unconditionally  payable  at  least  annually  (during  the  entire  term of the instrument)  at a single  fixed  rate,  or at a  "qualified  floating  rate," an
"objective  rate,"  a  combination  of a  single  fixed  rate  and  one or  more
"qualified  floating  rates"  or one  "qualified  inverse  floating  rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

     In the case of  REMIC  Regular  Certificates  bearing  adjustable  interest rates, the  determination of the total amount of original issue discount and the timing of the inclusion  thereof will vary according to the  characteristics  of the REMIC Regular  Certificates.  If the original  issue discount rules apply to the certificates in a particular series, the related prospectus  supplement will describe  the manner in which  these rules will be applied  with  respect to the certificates  in that series that bear an adjustable  interest rate in preparing information returns to the certificateholders and the IRS.

     The first interest payment on a REMIC Regular  Certificate may be made more than one month  after the date of  issuance,  which is a period  longer than the subsequent  monthly intervals between interest  payments.  Assuming the "accrual period" (as defined  below) for original  issue  discount is each monthly period that  ends on the day  prior to each  distribution  date,  in some  cases,  as a consequence of this "long first accrual  period," some or all interest  payments may be  required  to be  included  in the stated  redemption  price of the REMIC
Regular  Certificate  and  accounted  for as original  issue  discount.  Because interest on REMIC Regular  Certificates must in any event be accounted for under an  accrual  method,  applying  this  analysis  would  result  in only a  slight difference  in the timing of the  inclusion  in income of the yield on the REMIC
Regular Certificates.

     In addition,  if the accrued interest to be paid on the first  distribution date is computed with respect to a period that begins prior to the Closing Date, a portion  of the  purchase  price  paid for a REMIC  Regular  Certificate  will reflect  the  accrued  interest.  In  such  cases,  information  returns  to the certificateholders and the IRS will be based on the position that the portion of the purchase  price paid for the interest  accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC  Regular
Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution  date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days  corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the
REMIC Regular  Certificate.  However, the OID Regulations state that all or some portion of the accrued  interest may be treated as a separate  asset the cost of which is recovered entirely out of interest paid on the first distribution date.
It is unclear how an  election to do so would be made under the OID  Regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue  discount  on a REMIC  Regular  Certificate  will be  considered  to be de minimis  if it is less than 0.25% of the  stated  redemption  price of the REMIC
Regular  Certificate  multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular  Certificate is computed as the sum of the amounts determined,  as to each payment included in the stated redemption price of the  REMIC  Regular  Certificate,  by  multiplying  (1) the  number  of complete years  (rounding down for partial years) from the issue date until that payment is expected to be made  (presumably  taking into account the  Prepayment
Assumption)  by (2) a  fraction,  the  numerator  of which is the  amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular  Certificate.  Under the OID  Regulations,  original  issue discount  of only a de minimis  amount  (other  than de minimis  original  issue discount  attributable  to a so-  called  "teaser"  interest  rate or an initial interest holiday) will be included in income as each payment of stated principal is made,  based on the product of the total amount of de minimis  original issue discount attributable to that certificate and a fraction, the numerator of which is the  amount of the  principal  payment  and the  denominator  of which is the outstanding  stated principal amount of the REMIC Regular  Certificate.  The OID
Regulations also would permit a certificateholder  to elect to accrue de minimis original issue discount into income  currently based on a constant yield method.
See  "Taxation of Owners of REMIC Regular  Certificates--Market  Discount" for a
description of this election under the OID Regulations.

                                       85

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount,  the holder of the certificate must include in ordinary gross income the sum of the "daily  portions" of original  issue discount for each day during  its  taxable  year on  which  it held  the  REMIC  Regular  Certificate, including the purchase date but excluding the  disposition  date. In the case of an  original  holder  of a REMIC  Regular  Certificate,  the daily  portions  of original issue discount will be determined as follows.

     As to each "accrual  period," that is, each period that ends on a date that corresponds to the day prior to each  distribution  date and begins on the first day following the  immediately  preceding  accrual period (or in the case of the first such period,  begins on the Closing Date),  a calculation  will be made of the portion of the  original  issue  discount  that  accrued  during the accrual period.  The  portion of original  issue  discount  that  accrues in any accrual period will equal the excess,  if any, of (1) the sum of (a) the present  value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC  Regular  Certificate,  if any, in future  periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts  included in the stated  redemption  price,  over (2) the adjusted issue price of the REMIC Regular  Certificate at the beginning of the accrual  period.
The present  value of the remaining  distributions  referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular
Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption,  (2) using a discount rate equal to the original yield to maturity of the  certificate  and (3) taking into account events  (including  actual  prepayments)  that have occurred  before the close of the accrual period. For these purposes,  the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions  on the  certificate  will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the  Prepayment  Assumption.
The adjusted issue price of a REMIC Regular  Certificate at the beginning of any accrual period will equal the issue price of the  certificate,  increased by the aggregate  amount of original  issue  discount  that accrued with respect to the certificate  in  prior  accrual  periods,  and  reduced  by  the  amount  of any distributions  made on the  certificate  in prior  accrual  periods  of  amounts included in the stated  redemption  price. The original issue discount  accruing during any  accrual  period,  computed as  described  above,  will be  allocated ratably to each day during the accrual  period to determine the daily portion of original issue discount for that day.

     A subsequent  purchaser of a REMIC  Regular  Certificate  that  purchases a certificate  that is treated as having been issued with original  issue discount at a cost (excluding any portion of the cost  attributable to accrued  qualified stated  interest) less than its remaining  stated  redemption price will also be required to include in gross  income the daily  portions of any  original  issue discount with respect to the certificate.  However, each such daily portion will be reduced,  if the cost of the  certificate is in excess of its "adjusted issue price," in proportion  to the ratio the excess bears to the  aggregate  original issue  discount  remaining to be accrued on the REMIC Regular  Certificate.  The adjusted issue price of a REMIC Regular  Certificate on any given day equals the sum of (1) the  adjusted  issue  price  (or,  in the case of the  first  accrual period,  the issue  price) of the  certificate  at the  beginning of the accrual period  which  includes  that day and (2) the daily  portions of original  issue discount for all days during the accrual period prior to that day.

     Market  Discount.  A  certificateholder  that  purchases  a  REMIC  Regular
Certificate  at a  market  discount,  that is,  in the  case of a REMIC  Regular
Certificate  issued without  original issue  discount,  at a purchase price less than its remaining  stated principal  amount,  or in the case of a REMIC Regular
Certificate  issued with original issue discount,  at a purchase price less than its adjusted issue price will  recognize gain upon receipt of each  distribution representing  stated redemption price. In particular,  under Section 1276 of the
Code such a certificateholder generally will be required to allocate the portion of each  distribution  representing  stated  redemption  price  first to accrued market  discount not previously  included in income,  and to recognize  ordinary income to that extent. A certificateholder  may elect to include market discount in income  currently as it accrues  rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount  bonds acquired by the  certificateholder  on or after the first day of the first  taxable year to which the  election  applies.  In  addition,  the OID
Regulations permit a certificateholder to elect to accrue all interest, discount
(including de minimis market or original issue  discount) in income as interest, and to amortize  premium,  based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount,  the certificateholder  would be deemed to have made an election to include currently market  discount in income  with  respect to all other debt  instruments  having market discount that the  certificateholder  acquires during the taxable year of the  election  or  thereafter.  Similarly,  a  certificateholder  that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize  bond premium with respect to all debt  instruments having amortizable bond premium that the certificateholder owns or acquires. See

                                       86

"Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable,  except with the approval of the IRS.

     However,  market discount with respect to a REMIC Regular  Certificate will be  considered  to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining  stated  redemption price of the REMIC  Regular  Certificate  multiplied  by the number of complete  years to maturity  remaining  after the date of its purchase.  In  interpreting a similar rule  with  respect  to  original  issue  discount  on  obligations  payable  in installments,  the OID  Regulations  refer to the weighted  average  maturity of obligations, and it is likely that the same rule will be applied with respect to market discount,  presumably taking into account the Prepayment  Assumption.  If market  discount is treated as de minimis  under this rule,  it appears that the actual  discount would be treated in a manner similar to original issue discount
of  a  de  minimis   amount.   See   "Taxation   of  Owners  of  REMIC   Regular
Certificates--Original  Issue  Discount"  above.  This treatment would result in discount  being  included  in income at a slower  rate  than  discount  would be required to be included in income using the method described above.

     Section  1276(b)(3)  of  the  Code  specifically  authorizes  the  Treasury
Department to issue  regulations  providing  for the method for accruing  market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the rules described in the Committee  Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's  option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular  Certificate  issued  without  original issue discount,  in an amount that bears the same ratio to the total remaining  market discount as the stated  interest  paid in the accrual  period bears to the total amount of stated interest remaining to be paid on the REMIC Regular  Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular
Certificate  issued with original  issue  discount,  in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued  in the  accrual  period  bears to the  total  original  issue  discount remaining  on the REMIC  Regular  Certificate  at the  beginning  of the accrual period.  Moreover,  the Prepayment Assumption used in calculating the accrual of original  issue  discount  is also used in  calculating  the  accrual  of market discount.  Because the  regulations  referred to in this paragraph have not been issued,  it is not possible to predict what effect these  regulations might have on the tax treatment of a REMIC Regular  Certificate  purchased at a discount in the secondary market.

     To the extent that REMIC Regular  Certificates provide for monthly or other periodic  distributions  throughout their term, the effect of these rules may be to require  market  discount  to be  includible  in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original  issue  discount.  Moreover,  in any event a holder of a REMIC  Regular
Certificate  generally  will be  required  to treat a portion of any gain on the sale or exchange  of the  certificate  as  ordinary  income to the extent of the market  discount  accrued to the date of disposition  under one of the foregoing methods,  less any  accrued  market  discount  previously  reported  as ordinary income.

     Further,  under  Section  1277 of the  Code a  holder  of a  REMIC  Regular
Certificate  may be required to defer a portion of its interest  deductions  for the taxable  year  attributable  to any  indebtedness  incurred or  continued to purchase or carry a REMIC Regular  Certificate  purchased with market  discount.
For these  purposes,  the de minimis rule  referred to above  applies.  Any such deferred  interest  expense  would not exceed the market  discount  that accrues during the  taxable  year and is, in general,  allowed as a deduction  not later than the year in which the market discount is includible in income.  If a holder elects to  include  market  discount  in income  currently  as it accrues on all market  discount  instruments  acquired  by the holder in that  taxable  year or thereafter, the interest deferral rule described above will not apply.

     Premium.  A REMIC Regular  Certificate  purchased at a cost  (excluding any portion of the cost  attributable to accrued  qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium.  The holder of a REMIC  Regular  Certificate  may elect under Section
171of the Code to amortize the premium under the constant  yield method over the life  of the  certificate.  If  made,  the  election  will  apply  to  all  debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument,  rather than as a separate interest deduction.  The
OID Regulations also permit certificateholders to elect to include all interest, discount  and  premium  in income  based on a  constant  yield  method,  further treating the certificateholder as having made the election to amortize premium

                                       87

generally.  See  "Taxation  of  Owners  of  REMIC  Regular  Certificates--Market
Discount"  above.  The Committee Report states that the same rules that apply to accrual  of market  discount  (which  rules  will  require  use of a  Prepayment
Assumption   in  accruing   market   discount  with  respect  to  REMIC  Regular
Certificates  without  regard to whether the  certificates  have original  issue discount)  will also apply in  amortizing  bond premium under Section 171 of the
Code.  The  use of an  assumption  that  there  will  be no  prepayments  may be required.

     Realized Losses.  Under Section 166 of the Code, both corporate  holders of the REMIC Regular  Certificates and  non-corporate  holders of the REMIC Regular
Certificates  that  acquire  the  certificates  in  connection  with a trade  or business should be allowed to deduct,  as ordinary losses,  any losses sustained during a taxable  year in which their  certificates  become  wholly or partially worthless as the result of one or more  realized  losses on the mortgage  loans.
However,  it appears that a  non-corporate  holder that does not acquire a REMIC
Regular  Certificate in connection with a trade or business will not be entitled to deduct a loss under  Section 166 of the Code until the  holder's  certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each  holder of a REMIC  Regular  Certificate  will be  required  to accrue interest and original  issue discount with respect to the  certificate,  without giving effect to any  reductions in  distributions  attributable  to defaults or delinquencies  on the mortgage  loans or the  certificate  underlying  the REMIC
Certificates, as the case may be, until it can be established that the reduction ultimately  will not be recoverable.  As a result,  the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic  income  actually  realized by that holder in the period.
Although the holder of a REMIC Regular  Certificate  eventually will recognize a loss or  reduction in income  attributable  to  previously  accrued and included income that as the result of a realized  loss  ultimately  will not be realized, the law is unclear  with  respect to the  timing and  character  of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates

     General.  Although a REMIC is a  separate  entity  for  federal  income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited
Transactions and Other Possible REMIC Taxes" below.  Rather,  the taxable income or net loss of a REMIC is  generally  taken  into  account  by the holder of the
REMIC Residual Certificates.  Accordingly,  the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual  Certificates were treated for federal income tax purposes as direct ownership  interests in the mortgage loans or as debt instruments  issued by the REMIC.

     A holder of a REMIC  Residual  Certificate  generally  will be  required to report its daily portion of the taxable  income or,  subject to the  limitations noted in this  discussion,  the net  loss of the  REMIC  for  each day  during a calendar quarter that the holder owned the REMIC Residual Certificate.  For this purpose,  the taxable  income or net loss of the REMIC will be allocated to each day in the  calendar  quarter  ratably  using a "30 days per  month/90  days per quarter/360 days per year" convention unless otherwise  disclosed in the related prospectus  supplement.  The daily  amounts so allocated  will then be allocated among the REMIC Residual  Certificateholders  in proportion to their  respective ownership  interests  on that day.  Any amount  included in the gross  income or allowed  as a loss of any  REMIC  Residual  Certificateholder  by virtue of this paragraph will be treated as ordinary  income or loss. The taxable income of the
REMIC will be determined  under the rules  described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual  Certificateholders without regard to the  timing or amount of cash  distributions  by the  REMIC.  Ordinary income derived from REMIC Residual  Certificates will be "portfolio  income" for purposes of the taxation of taxpayers  subject to limitations  under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual  Certificate  that  purchased the  certificate from a prior holder of that  certificate  also will be required to report on its federal  income tax return amounts  representing  its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC  Residual
Certificate.  Those daily  amounts  generally  will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that  some  modifications  of the  general  rules may be made,  by  regulations, legislation  or otherwise to reduce (or increase) the income of a REMIC Residual
Certificateholder  that  purchased the REMIC Residual  Certificate  from a prior holder of the  certificate  at a price  greater than (or less than) the adjusted basis (as defined below) the REMIC Residual

                                       88

Certificate  would  have  had  in  the  hands  of  an  original  holder  of  the certificate.  The  REMIC  Regulations,  however,  do not  provide  for any  such modifications.

     Any  payments  received  by a holder  of a REMIC  Residual  Certificate  in connection with the acquisition of the REMIC Residual  Certificate will be taken into  account in  determining  the income of the holder for  federal  income tax purposes.  Although  it  appears  likely  that  any of these  payments  would be includible  in income  immediately  upon its receipt,  the IRS might assert that these  payments  should  be  included  in  income  over  time  according  to  an amortization  schedule  or  according  to  some  other  method.  Because  of the uncertainty  concerning  the  treatment  of  these  payments,  holders  of REMIC
Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income REMIC Residual  Certificateholders will be required to report (or the tax liability  associated  with the income) may exceed the amount of cash  distributions  received  from the REMIC for the  corresponding  period.
Consequently,  REMIC  Residual  Certificateholders  should have other sources of funds  sufficient  to pay any  federal  income  taxes  due as a result  of their ownership of REMIC Residual  Certificates or unrelated  deductions against which income may be offset,  subject to the rules relating to "excess  inclusions" and
"noneconomic"  residual  interests  discussed  below.  The  fact  that  the  tax
liability   associated   with   the   income   allocated   to   REMIC   Residual
Certificateholders  may  exceed  the cash  distributions  received  by the REMIC
Residual  Certificateholders  for the  corresponding  period  may  significantly adversely  affect  the  REMIC  Residual  Certificateholders'  after-tax  rate of return.  This disparity  between income and  distributions  may not be offset by corresponding  losses or reductions of income attributable to the REMIC Residual
Certificateholder  until  subsequent  tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income  from  the  mortgage  loans  and  other  assets  of the  REMIC  plus  any cancellation of indebtedness  income due to the allocation of realized losses to
REMIC  Regular  Certificates,  less the  deductions  allowed  to the  REMIC  for interest  (including  original  issue  discount  and  reduced by any income from premium on issuance) on the REMIC Regular  Certificates  (and any other class of
REMIC Certificates  constituting "regular interests" in the REMIC not offered by the  prospectus),  amortization of any premium on the mortgage  loans,  bad debt losses with respect to the mortgage loans and,  except as described  below,  for servicing, administrative and other expenses.

     For  purposes of  determining  its taxable  income,  the REMIC will have an initial  aggregate  basis in its assets  equal to the sum of the issue prices of all  REMIC  Certificates  (or,  if a class  of  REMIC  Certificates  is not sold initially,  their fair market  values).  The  aggregate  basis will be allocated among the  mortgage  loans and the other  assets of the REMIC in  proportion  to their  respective  fair market  values.  The issue  price of any  offered  REMIC
Certificates  will be determined in the manner described above under "--Taxation of Owners of REMIC Regular  Certificates--Original  Issue  Discount."  The issue price  of a REMIC  Certificate  received  in  exchange  for an  interest  in the mortgage  loans or other  property  will  equal  the  fair  market  value of the interests in the mortgage loans or other property.  Accordingly,  if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC
Administrator may be required to estimate the fair market value of the interests in order to  determine  the basis of the REMIC in the  mortgage  loans and other property held by the REMIC.

     Subject to  possible  application  of the de minimis  rules,  the method of accrual by the REMIC of  original  issue  discount  income  and market  discount income with respect to mortgage  loans that it holds will be  equivalent  to the method for accruing  original issue discount income for holders of REMIC Regular
Certificates  (that is, under the constant  yield method taking into account the
Prepayment  Assumption).  However,  a REMIC  that  acquires  loans  at a  market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates"
above,  which describes a method for accruing  discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage  loan will be deemed to have been  acquired  with  discount  (or premium) to the extent that the REMIC's basis  therein,  determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price.  Any such  discount  will be  includible in the income of the REMIC as it accrues,  in advance of receipt of the cash attributable to the income,  under a method similar to the method described above for accruing original issue

                                       89

discount on the REMIC Regular  Certificates.  It is anticipated  that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans.  Premium  on any  mortgage  loan to which  the  election  applies  may be amortized  under a constant  yield  method,  presumably  taking  into  account a
Prepayment Assumption. Further, such an election would not apply to any mortgage loan  originated  on or before  September 27, 1985.  Instead,  premium on such a mortgage loan should be allocated  among the principal  payments  thereon and be deductible by the REMIC as those  payments  become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest  (including  original issue discount) on the REMIC Regular Certificates  (including any other class of REMIC
Certificates  constituting  "regular interests" in the REMIC not offered by this prospectus)  equal to the deductions  that would be allowed if the REMIC Regular
Certificates  (including  any  other  class of REMIC  Certificates  constituting
"regular   interests"  in  the  REMIC  not  offered  by  this  prospectus)  were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular certificates--Original  Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates  (including any other class of REMIC Certificates  constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

     If a class of REMIC Regular  Certificates is issued with Issue Premium, the net amount of interest  deductions  that are  allowed the REMIC in each  taxable year with  respect  to the REMIC  Regular  Certificates  of that  class  will be reduced  by an  amount  equal  to the  portion  of the  Issue  Premium  that  is considered  to be amortized  or repaid in that year.  Although the matter is not entirely  clear,  it is likely that Issue  Premium  would be  amortized  under a constant yield method in a manner  analogous to the method of accruing  original issue  discount  described  above under  "--Taxation  of Owners of REMIC Regular certificates--Original Issue Discount."

     As a general rule,  the taxable income of a REMIC will be determined in the same manner as if the REMIC were an  individual  having the calendar year as its taxable year and using the accrual  method of  accounting.  However,  no item of income,  gain,  loss or deduction  allocable to a  prohibited  transaction  will betaken into account.  See  "--Prohibited  Transactions and Other Possible REMIC
Taxes" below.  Further,  the  limitation on  miscellaneous  itemized  deductions imposed on individuals by Section 67 of the Code (which allows these  deductions only to the extent they exceed in the  aggregate  two percent of the  taxpayer's adjusted  gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing,  administrative and other non-interest expenses in determining its taxable income.  All such expenses will be allocated as a  separate  item  to the  holders  of  REMIC  Certificates,  subject  to the
limitation  of  Section  67  of  the  Code.  See  "--Possible   Pass-Through  of
Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter,  the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules,  Net Losses and  Distributions.  The adjusted basis of a REMIC
Residual  Certificate  will be equal to the amount  paid for the REMIC  Residual
Certificate,  increased by amounts  included in the income of the REMIC Residual
Certificateholder  and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

     A REMIC Residual  Certificateholder is not allowed to take into account any net loss for any  calendar  quarter to the extent the net loss exceeds the REMIC
Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the  close of the  calendar  quarter  (determined  without  regard to the net loss).  Any loss that is not currently  deductible by reason of this  limitation may be carried forward  indefinitely to future calendar quarters and, subject to the same  limitation,  may be used only to offset income from the REMIC Residual
Certificate.  The  ability of REMIC  Residual  Certificateholders  to deduct net losses may be  subject to  additional  limitations  under the Code,  as to which
REMIC Residual Certificateholders should consult their tax advisors.

     Any  distribution  on a REMIC  Residual  Certificate  will be  treated as a non-taxable  return of capital  to the  extent it does not  exceed the  holder's adjusted basis in the REMIC Residual  Certificate.  To the extent a distribution on a REMIC Residual  Certificate  exceeds the adjusted basis, it will be treated as gain  from the  sale of the  REMIC  Residual  Certificate.  Holders  of REMIC
Residual  Certificates may be entitled to distributions early in the term of the related  REMIC under  circumstances  in which their bases in the REMIC  Residual
Certificates  will not be  sufficiently  large  that the  distributions  will be treated as  nontaxable  returns of capital.  Their  bases in the REMIC  Residual
Certificates will

                                       90

initially equal the amount paid for the REMIC Residual  Certificates and will be increased by their  allocable  shares of taxable  income of the REMIC.  However, these bases  increases may not occur until the end of the calendar  quarter,  or perhaps the end of the calendar  year,  with respect to which the REMIC  taxable income is allocated to the REMIC Residual Certificateholders.  To the extent the
REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders,  and increases in initial bases either occur after the  distributions  or (together  with their initial bases) are less than the  amount  of the  distributions,  gain will be  recognized  to the REMIC
Residual  Certificateholders  on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC  Residual  Certificateholder  may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis  through  distributions,  through the  deduction  of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate.  See "--Sales of REMIC
Certificates"  below. For a discussion of possible  modifications of these rules that  may  require  adjustments  to  income  of a  holder  of a  REMIC  Residual
Certificate  other than an original  holder in order to reflect  any  difference between  the  cost of the  REMIC  Residual  Certificate  to the  REMIC  Residual
Certificateholder  and the adjusted basis the REMIC Residual  Certificate  would have in the hands of an  original  holder,  see  "--Taxation  of Owners of REMIC
Residual Certificates--General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual
Certificate  will be subject to federal  income tax in all  events.  In general, the"excess  inclusions"  with respect to a REMIC  Residual  Certificate  for any calendar quarter will be the excess,  if any, of (1) the daily portions of REMIC taxable income  allocable to the REMIC Residual  Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the
REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily  accruals of a REMIC  Residual  Certificateholder  will be  determined  by allocating  to each day during a calendar  quarter  its  ratable  portion of the product of the "adjusted  issue price" of the REMIC Residual  Certificate at the beginning of the calendar  quarter and 120% of the  "long-term  Federal rate" in effect on the Closing  Date.  For this  purpose,  the adjusted  issue price of a
REMIC Residual  Certificate as of the beginning of any calendar  quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily  accruals for all prior quarters and decreased (but not below zero)
by any distributions made with respect to the REMIC Residual  Certificate before the beginning of that quarter.  The issue price of a REMIC Residual  Certificate is the initial offering price to the public  (excluding bond houses and brokers)
at which a substantial amount of the REMIC Residual  Certificates were sold. The
"long-term Federal rate" is an average of current yields on Treasury  securities with a remaining term of greater than nine years, computed and published monthly by the IRS.  Although it has not done so, the  Treasury  has  authority to issue regulations  that would  treat the entire  amount of income  accruing on a REMIC
Residual  Certificate as an excess inclusion if the REMIC Residual  Certificates are not considered to have "significant value."

     For REMIC Residual Certificateholders,  an excess inclusion (1) will not be permitted  to be offset by  deductions,  losses or loss  carryovers  from  other activities,  (2) will be treated as "unrelated  business  taxable  income" to an otherwise  tax-exempt  organization  and (3) will not be  eligible  for any rate reduction or exemption  under any  applicable tax treaty with respect to the 30%
United  States  withholding  tax  imposed  on  distributions  to REMIC  Residual
Certificateholders  that  are  foreign  investors.   See,  however,   "--Foreign
investors in REMIC Certificates," below.

     Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the  alternative  tax net  operating  loss deduction  and  alternative  minimum  taxable  income  may not be less  than the taxpayer's  excess  inclusions.  The latter  rule has the  effect of  preventing nonrefundable  tax credits from reducing the taxpayer's  income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual  Certificates held by a real estate investment trust,  the  aggregate  excess  inclusions  with  respect to the REMIC  Residual
Certificates,  reduced (but not below zero) by the real estate  investment trust taxable income (within the meaning of Section  857(b)(2) of the Code,  excluding any net capital gain),  will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so  allocated  will be treated as an excess  inclusion  with respect to a
REMIC  Residual  Certificate  as if held directly by the  shareholder.  Treasury regulations yet to be issued could apply a similar rule to regulated  investment companies, common trust funds and cooperatives;  the REMIC Regulations currently do not address this subject.

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     Noneconomic  REMIC  Residual  Certificates.  Under the  REMIC  Regulations,
transfers of "noneconomic"  REMIC Residual  Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the  transferor  to impede the  assessment  or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any  taxes  due with  respect  to the  income  on the  "non-economic"  REMIC
Residual  Certificate.  The  REMIC  Regulations  provide  that a REMIC  Residual
Certificate is non-economic  unless,  based on the Prepayment  Assumption and on any required or permitted clean up calls, or required  liquidation  provided for in the REMIC's organizational  documents,  (1) the present value of the expected future  distributions  (discounted  using  the  "applicable  Federal  rate"  for obligations  whose term ends on the close of the last  quarter  in which  excess
inclusions   are  expected  to  accrue  with  respect  to  the  REMIC   Residual
Certificate,  which rate is computed  and  published  monthly by the IRS) on the
REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions,  and (2) the transferor reasonably expects that the  transferee  will  receive  distributions  with  respect  to the  REMIC
Residual  Certificate  at or after the time the taxes accrue on the  anticipated excess  inclusions  in an  amount  sufficient  to  satisfy  the  accrued  taxes.
Accordingly,  all transfers of REMIC Residual  Certificates  that may constitute non-economic  residual interests will be subject to restrictions under the terms of the related  pooling and servicing  agreement that are intended to reduce the possibility  of any such transfer being  disregarded.  These  restrictions  will require each party to a transfer to provide an affidavit  that no purpose of the
transfer  is  to  impede  the   assessment  or  collection  of  tax,   including
representations as to the financial condition of the prospective transferee,  as to which the transferor is also required to make a reasonable  investigation  to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.  The IRS has issued final REMIC regulations that add to the conditions  necessary to assure that a transfer of a non-economic  residual  interest would be respected.  The additional  conditions require  that in order to qualify as a safe harbor  transfer of a residual,  the transferee  represent that it will not cause the income "to be attributable to a foreign  permanent  establishment  or  fixed  base  (within  the  meaning  of an applicable  income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the  transferee be no less on a present value basis than the present  value of the net tax detriment  attributable  to holding the residual interest reduced by the present value of the projected  payments to be  received  on the  residual  interest  or (ii) the  transfer is to a domestic taxable  corporation  with  specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future transfers will be to taxable domestic  corporations in transactions that qualify for the same "safe harbor" provision.  Eligibility for the safe harbor requires, among other things,  that the facts and circumstances known to the transferor at the time of transfer  not  indicate to a  reasonable  person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally  apply  to  transfers  of  residual  interests  occurring  on or after
February 4, 2000. Prior to purchasing a REMIC Residual Certificate,  prospective purchasers  should  consider the  possibility  that a purported  transfer of the
REMIC  Residual  Certificate  by such a purchaser  to another  purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

     The related  prospectus  supplement  will  disclose  whether  offered REMIC
Residual Certificates may be considered  "noneconomic"  residual interests under the REMIC  Regulations;  provided,  however,  that any  disclosure  that a REMIC
Residual  Certificate will not be considered  "non-economic"  will be based upon assumptions, and the depositor will make no representation that a REMIC Residual
Certificate  will  not  be  considered   "non-economic"   for  purposes  of  the
above-described  rules.  See "--Foreign  Investors in REMIC  Certificates--REMIC
Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

     Mark-to-Market  Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment,  must be marked to market in  accordance  with the  applicable  Code provision and the related  regulations.  However, the IRS has issued regulations which  provide that for  purposes of this  mark-to-market  requirement,  a REMIC
Residual  Certificate is not treated as a security and thus may not be marked to market.

     Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions.  Fees  and
expenses of a REMIC  generally  will be  allocated to the holders of the related
REMIC Residual  Certificates.  The  applicable  Treasury  regulations  indicate, however,  that in the case of a REMIC that is similar to a single class  grantor trust,  all or a portion of these fees and  expenses  should be allocated to the holders  of the  related  REMIC  Regular  Certificates.  Except as stated in the related

                                       92

prospectus  supplement,  these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual  Certificates or REMIC Regular  Certificates
the holders of which  receive an  allocation  of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's,  estate's or trust's share of the fees and  expenses  will be added to the gross income of the holder and (2) the  individual's,  estate's or trust's  share of the fees and  expenses will be treated as a miscellaneous  itemized deduction  allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the  aggregate two percent of  taxpayer's  adjusted  gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions  otherwise  allowable for an individual  whose  adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the  individual's  adjusted  gross  income  over the amount or (2) 80% of the amount of itemized  deductions  otherwise  allowable for the taxable  year.  The amount of additional taxable income reportable by REMIC  Certificateholders that are subject to the  limitations  of either  Section 67 or Section 68 of the Code may be substantial.  Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual,  estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts,  no  deduction  will be allowed  for the  holder's  allocable portion of servicing  fees and other  miscellaneous  itemized  deductions of the
REMIC,  even  though  an  amount  equal to the  amount  of the  fees  and  other deductions  will be included in the holder's  gross income.  Accordingly,  these
REMIC Certificates may not be appropriate investments for individuals,  estates,
or  trusts,  or  pass-through   entities  beneficially  owned  by  one  or  more
individuals,  estates or trusts. Prospective investors should consult with their tax advisors prior to making an investment in the certificates.

     Sales of REMIC  Certificates.  If a REMIC  Certificate is sold, the selling
Certificateholder  will recognize  gain or loss equal to the difference  between the amount realized on the sale and its adjusted basis in the REMIC Certificate.
The adjusted basis of a REMIC Regular Certificate  generally will equal the cost of the REMIC Regular Certificate to the  certificateholder,  increased by income reported by the certificateholder  with respect to the REMIC Regular Certificate
(including  original issue discount and market discount income) and reduced (but not below zero) by  distributions on the REMIC Regular  Certificate  received by the  certificateholder  and by any amortized  premium.  The adjusted  basis of a
REMIC Residual  Certificate will be determined as described under "--Taxation of
Owners  of  REMIC   Residual   Certificates--Basis   Rules,   Net   Losses   and
Distributions."  Except as provided in the following four  paragraphs,  any such gain or loss will be capital  gain or loss,  provided the REMIC  Certificate  is held as a capital asset  (generally,  property held for  investment)  within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular  Certificate  that might otherwise be capital gain will be treated as ordinary  income to the extent the gain does not exceed the excess,  if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate  assuming that income had accrued  thereon at a rate equal to 110% of the  "applicable  Federal rate"  (generally,  a rate based on an average  of  current  yields on  Treasury securities having a maturity  comparable to that of the certificate based on the application of the Prepayment  Assumption  applicable to the certificate,  which rate is computed and published monthly by the IRS), determined as of the date of purchase  of the REMIC  Regular  Certificate,  over (2) the  amount of  ordinary income  actually  includible  in the  seller's  income  prior  to the  sale.  In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary  income in an amount not  exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder,  reduced by any market discount  included in income under the rules described above under
"--Taxation   of  Owners  of  REMIC   Regular   Certificates--Market   Discount"
and"--Premium."

     REMIC  Certificates will be "evidences of indebtedness"  within the meaning of Section  582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC  Certificate  by a bank or thrift  institution  to which this section applies will be ordinary income or loss.

     A portion  of any gain from the sale of a REMIC  Regular  Certificate  that might  otherwise be capital gain may be treated as ordinary income to the extent that the  certificate is held as part of a "conversion  transaction"  within the meaning of Section 1258 of the Code. A conversion  transaction  generally is one in which the taxpayer has taken two or

                                       93

more positions in the same or similar  property that reduce or eliminate  market risk, if substantially  all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion  transaction that is recharacterized as ordinary income generally  will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate  "applicable  Federal rate"
(which  rate is  computed  and  published  monthly  by the  IRS) at the time the
taxpayer  enters  into  the  conversion  transaction,   subject  to  appropriate
reduction for prior  inclusion of interest and other ordinary  income items from the transaction.

     Finally,  a taxpayer  may elect to have net capital  gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net  investment  income for the taxable year,  for purposes of the rule that limits the deduction of interest on indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury  regulations yet to be issued, if the
seller  of  a  REMIC   Residual   Certificate   reacquires  the  REMIC  Residual
Certificate,  or acquires any other residual  interest in a REMIC or any similar interest  in a "taxable  mortgage  pool" (as  defined in Section  7701(i) of the
Code)  during the period  beginning  six  months  before,  and ending six months after,  the date of the sale, such sale will be subject to the "wash sale" rules of Section  1091 of the Code.  In that  event,  any loss  realized  by the REMIC
Residual  Certificateholder on the sale will not be deductible, but instead will be  added  to the  REMIC  Residual  Certificateholder's  adjusted  basis  in the newly-acquired asset.

     Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount  (which  amount  could need to be  aggregated  with  similar or  previous losses)  may  require  disclosure  of such loss on an IRS Form  8886.  Investors should consult with their tax advisors as to the need to file such form.

     Prohibited  Transactions  and Other  Possible  REMIC Taxes.  In the event a
REMIC  engages in a prohibited  transaction,  the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified  exceptions,  a prohibited  transaction  means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted  investments,  the receipt of compensation for services, or gain from the  disposition  of an asset  purchased  with the payments on the mortgage loans for temporary  investment pending  distribution on the REMIC Certificates.
It is not anticipated that any REMIC will engage in any prohibited  transactions in which it would recognize a material amount of net income.

     In  addition,  a  contribution  to a REMIC  made after the day on which the
REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed  property.  Each pooling and servicing  agreement will include provisions  designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure  property," determined by reference to the rules applicable  to real estate  investment  trusts.  "Net  income  from  foreclosure property"  generally means gain from the sale of a foreclosure  property that is inventory  property  and gross  income  from  foreclosure  property  other  than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     To the extent  permitted by then applicable  laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing
Date, tax on "net income from foreclosure  property" or state or local income or franchise  tax that may be  imposed  on the REMIC  will be borne by the  related master  servicer or trustee in either case out of its own funds,  provided  that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and  provided  further  that the tax arises out of a breach of the master servicer's or the trustee's  obligations,  as the case may be, under the related pooling and servicing  agreement and in respect of  compliance  with  applicable laws and  regulations.  Any such tax not  borne by the  master  servicer  or the trustee will be charged  against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization"  (as  defined  below),  a  tax  would  be  imposed  in  an  amount
(determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the

                                       94

"applicable  Federal rate" for  obligations  whose term ends on the close of the last quarter in which excess  inclusions  are expected to accrue with respect to the REMIC Residual Certificate,  which rate is computed and published monthly by the IRS) of the total  anticipated  excess  inclusions with respect to the REMIC
Residual Certificate for periods after the transfer and (2) the highest marginal federal  income tax rate  applicable to  corporations.  The  anticipated  excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred  and must be based on events that have occurred up to the time of the transfer,  the Prepayment  Assumption and any required or permitted clean up calls  or  required  liquidation  provided  for  in the  REMIC's  organizational documents.  Such a tax generally would be imposed on the transferor of the REMIC
Residual  Certificate,  except that where the transfer is through an agent for a disqualified  organization,  the tax would  instead  be  imposed  on the  agent.
However,  a  transferor  of a REMIC  Residual  Certificate  would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the  transferee is not a disqualified  organization and,  as of the time of the  transfer,  the  transferor  does  not  have  actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a
REMIC  unless  there are  reasonable  arrangements  designed  to ensure that (1)
residual interests in the entity are not held by disqualified  organizations and
(2) information  necessary for the application of the tax described  herein will be made available.  Restrictions on the transfer of REMIC Residual  Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement,  and will be discussed more fully in any
prospectus   supplement   relating  to  the  offering  of  any  REMIC   Residual
Certificate.

     In addition,  if a  "pass-through  entity" (as defined  below)  includes in income excess  inclusions  with respect to a REMIC Residual  Certificate,  and a disqualified  organization  is the record  holder of an  interest in the entity, then a tax will be imposed on the entity  equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through  entity held by the  disqualified  organization and
(2) the highest  marginal  federal  income tax rate imposed on  corporations.  A pass-through entity will not be subject to this tax for any period,  however, if each record holder of an interest in the  pass-through  entity  furnishes to the pass-through  entity (1) the  holder's  social  security  number and a statement under  penalties  of  perjury  that the  social  security  number is that of the recordholder  or (2) a  statement  under  penalties  of perjury  that the record holder is not a disqualified  organization.  For taxable years  beginning  after
December 31,1997,  notwithstanding the preceding two sentences, in the case of a
REMIC  Residual  Certificate  held  by  an  "electing  large  partnership,"  all
interests  in  the  partnership   shall  be  treated  as  held  by  disqualified
organizations  (without  regard to whether the record holders of the partnership furnish statements  described in the preceding  sentence) and the amount that is subject to tax under the second  preceding  sentence is excluded  from the gross income of the  partnership  allocated to the partners (in lieu of  allocating to the partners a deduction for the tax paid by the partnership).

     For these purposes, a "disqualified organization" means:

     o    the United States,  any State or political  subdivision  thereof,  any foreign government, any international  organization,  or any agency or
          instrumentality    of   the   foregoing   (but   would   not   include
          instrumentalities  described  in Section  168(h)(2)(D)  of the Code or
          Freddie Mac),

     o    any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

For these  purposes,  a  "pass-through  entity" means any  regulated  investment company,  real estate  investment  trust,  trust,  partnership  or certain other entities  described in Section  860E(e)(6)  of the Code.  In addition,  a person holding an interest  in a  pass-through  entity as a nominee for another  person will, with respect to the interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following  receipt by the REMIC of the final  payment in respect of the mortgage loans or upon a sale of the REMIC's  assets  following the adoption by the REMIC of a plan of complete  liquidation.  The last  distribution  on a REMIC  Regular
Certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC Residual Certificate,  if the last distribution on the REMIC
Residual  Certificate  is  less  than  the  REMIC  Residual  Certificateholder's adjusted basis in the certificate, the

                                       95

REMIC Residual  Certificateholder should (but may not) be treated as realizing a loss  equal to the  amount of the  difference,  and the loss may be treated as a capital loss.

     Reporting  and Other  Administrative  Matters.  Solely for  purposes of the administrative  provisions  of  the  Code,  the  REMIC  will  be  treated  as  a partnership and REMIC Residual  Certificateholders  will be treated as partners.
The REMIC  Administrator  (or other party  described  in the related  prospectus supplement)  will file REMIC federal income tax returns on behalf of the related
REMIC,  and  under  the  terms  of the  related  Agreement  will  either  (1) be irrevocably  appointed by the holders of the largest percentage  interest in the related REMIC Residual  Certificates as their agent to perform all of the duties of the "tax  matters  person"  with  respect to the REMIC in all respects or (2)
will be designated  as and will act as the "tax matters  person" with respect to the related  REMIC in all  respects  and will hold at least a nominal  amount of
REMIC Residual Certificates.

     The REMIC Administrator,  as the tax matters person or as agent for the tax matters person,  subject to notice  requirements  and various  restrictions  and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual  Certificateholders in connection with the administrative and judicial  review of items of income,  deduction,  gain or loss of the REMIC,  as well as the REMIC's classification.  REMIC Residual Certificateholders generally will be required to report these REMIC items  consistently  with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement  between the REMIC  Administrator,  as either tax matters person or as agent for the tax matters  person,  and the IRS  concerning any such REMIC item.
Adjustments  made  to  the  REMIC  tax  return  may  require  a  REMIC  Residual
Certificateholder to make corresponding  adjustments on its return, and an audit of the REMIC's  tax return,  or the  adjustments  resulting  from such an audit, could result in an audit of a REMIC  Residual  Certificateholder's  return.  Any person that holds a REMIC  Residual  Certificate as a nominee for another person may be  required  to furnish  the REMIC,  in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

     Reporting of interest income,  including any original issue discount,  with respect to REMIC Regular Certificates is required annually,  and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the
IRS;  holders  of REMIC  Regular  Certificates  that are  corporations,  trusts, securities dealers and some other  non-individuals will be provided interest and original issue discount income  information and the information set forth in the following  paragraph  upon request in accordance  with the  requirements  of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the  information  was  requested,  or two weeks  after the receipt of the  request.  The REMIC must also comply with rules requiring a REMIC Regular  Certificate  issued with original  issue  discount to disclose  the  information  to the IRS.  Reporting  with  respect  to the  REMIC
Residual Certificates,  including income, excess inclusions, investment expenses and relevant information  regarding  qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As  applicable,  the REMIC  Regular  Certificate  information  reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period.  In addition,  the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant  yield  method  would  require  information  relating to the holder's purchase price that the REMIC may not have,  Treasury  regulations  only require that information pertaining to the appropriate  proportionate method of accruing market  discount  be  provided.  See  "--Taxation  of  Owners  of REMIC  Regular certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the  REMIC  Administrator  or other  party  designated  in the  related prospectus supplement.

     Backup Withholding With Respect to REMIC Certificates. Payments of interest and  principal,  as well  as  payments  of  proceeds  from  the  sale  of  REMIC
Certificates,  may be subject to the "backup withholding tax" under Section 3406 of the Code if  recipients  of the payments fail to furnish to the payor certain information,  including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup  withholding tax. Any amounts deducted and withheld  from a  distribution  to a recipient  would be allowed as a credit against the recipient's

                                       96

federal  income  tax.  Furthermore,  penalties  may be  imposed  by the IRS on a recipient of payments that is required to supply  information  but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates.  A REMIC Regular Certificateholder
that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect  connection to the United States in addition to its  ownership  of a REMIC  Regular  Certificate  will not be  subject to United
States federal income or withholding tax in respect of a distribution on a REMIC
Regular  Certificate,  provided that the holder complies to the extent necessary with identification  requirements,  including delivery of a statement, signed by
the   certificateholder   under  penalties  of  perjury,   certifying  that  the
certificateholder  is not a United  States  person  and  providing  the name and address of the  certificateholder.  This statement is generally made on IRS Form
W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first  delivered.  It is possible that the
IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly  or  indirectly  a 10%  or  greater  interest  in  the  REMIC  Residual
Certificates.  If the holder does not qualify for  exemption,  distributions  of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%,  subject to  reduction  under any applicable tax treaty.

     Special  rules apply to  partnerships,  estates and trusts,  and in certain circumstances  certifications  as to  foreign  status and other  matters  may be required to be provided by partners and beneficiaries thereof.

     In addition, in certain circumstances the foregoing rules will not apply to exempt a United States  shareholder  of a controlled  foreign  corporation  from taxation on the United States  shareholder's  allocable  portion of the interest income received by the controlled foreign corporation.

     Further,  it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident  alien  individual  and would not be subject to
United States estate taxes.  However,  certificateholders  who are  non-resident alien individuals should consult their tax advisors concerning this question.

     Except as stated in the related prospectus  supplement,  transfers of REMIC
Residual  Certificates  to investors  that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

     On or prior to the date of the related  prospectus  supplement with respect to the proposed issuance of each series of notes, either Thacher Proffitt & Wood
LLP or Stroock & Stroock & Lavan LLP, as counsel to the depositor,  will deliver its opinion to the effect that,  assuming  compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as  indebtedness  and (2) the Issuer, as created  pursuant to the terms and  conditions of the owner trust  agreement, will not be  characterized  as an association (or publicly  traded  partnership)
taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion,  references to a  "noteholder"  or a "holder" are to the  beneficial owner of a note.

     Status as Real Property Loans

     (1)  Notes  held by a  domestic  building  and  loan  association  will not constitute  "loans . . . secured by an  interest  in real  property"  within the meaning of Code section  7701(a)(19)(C)(v);  and (2) notes held by a real estate investment  trust will not constitute "real estate assets" within the meaning of
Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

     Taxation of Noteholders

     Notes  generally  will be subject to the same  rules of  taxation  as REMIC
Regular  Certificates  issued by a REMIC,  as described  above,  except that (1)
income  reportable on the notes is not required to be reported under the accrual method unless the holder  otherwise  uses the accrual method and (2) the special rule treating a portion of the gain on sale or

                                       97

exchange of a REMIC Regular  Certificate as ordinary  income is  inapplicable to the notes. See  "--REMICs--Taxation of Owners of REMIC Regular Certificates" and
"--Sales of REMIC Certificates."

Grantor Trust Funds

     Classification  of  Grantor  Trust  Funds.  On or  prior to the date of the related  prospectus  supplement  with respect to the  proposed  issuance of each series of Grantor  Trust  Certificates,  either  Thacher  Proffitt & Wood LLP or
Stroock & Stroock & Lavan LLP,  as counsel to the  depositor,  will  deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be  classified  as a grantor  trust under  subpart E, part I of  subchapter J of
Chapter 1 of the Code and not as a partnership  or an  association  taxable as a corporation.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor  Trust  Fractional  Interest  Certificates.  In the case of Grantor
Trust  Fractional  Interest  Certificates,  except as  disclosed  in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property"  within the meaning of Section  7701(a)(19)(C)(v)  of the Code;  (2)  "obligation[s]  (including any participation  or  Certificate  of  beneficial  ownership  therein)  which [are]
principally  secured by an  interest  in real  property"  within the  meaning of
Section  860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition,  counsel to the depositor will
deliver  an  opinion  that  interest  on  Grantor  Trust   Fractional   Interest
Certificates  will to the same extent be  considered  "interest  on  obligations secured by mortgages on real property or on interests in real  property"  within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates.  Even if Grantor Trust Strip Certificates
evidence an interest in a Grantor Trust Fund  consisting of mortgage  loans that are "loans . . . secured by an interest in real property"  within the meaning of
Section  7701(a)(19)(C)(v)  of the Code,  and "real  estate  assets"  within the meaning  of  Section  856(c)(4)(A)  of the Code,  and the  interest  on which is
"interest  on  obligations  secured by mortgages  on real  property"  within the meaning of Section  856(c)(3)(B)  of the Code, it is unclear whether the Grantor
Trust Strip  Certificates,  and the income therefrom,  will be so characterized.
However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift  institutions and real estate investment trusts) may suggest that this  characterization  is appropriate.  Counsel to the
depositor  will  not  deliver  any  opinion  on  these  questions.   Prospective
purchasers to which the characterization of an investment in Grantor Trust Strip
Certificates is material should consult their tax advisors regarding whether the
Grantor  Trust  Strip  Certificates,  and  the  income  therefrom,  will  be  so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s]  (including any participation or Certificate of beneficial  ownership  therein) which . . .[are]
principally  secured by an  interest  in real  property"  within the  meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation  of Owners of  Grantor  Trust  Fractional  Interest  Certificates.
Holders of a particular series of Grantor Trust Fractional Interest Certificates generally  will be required to report on their federal  income tax returns their shares of the entire income from the mortgage loans  (including  amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable  servicing fees and other expenses.  Because of stripped interests, market or original issue discount, or premium, the amount includible  in  income  on  account  of  a  Grantor  Trust  Fractional  Interest
Certificate  may  differ  significantly  from the amount  distributable  thereon representing  interest on the mortgage  loans.  Under Section 67 of the Code, an individual,  estate  or  trust  holding  a  Grantor  Trust  Fractional  Interest
Certificate  directly or through some  pass-through  entities  will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the  aggregate of the holder's  miscellaneous  itemized  deductions  exceeds two percent of the holder's  adjusted gross income.  In addition,  Section 68 of the
Code provides that the amount of itemized deductions  otherwise allowable for an individual  whose  adjusted  gross  income  exceeds a  specified  amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable  for the  taxable  year.  The  amount  of  additional  taxable  income reportable by holders of Grantor Trust Fractional Interest  Certificates who are
subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than

                                       98

corporations)   subject  to  the   alternative   minimum   tax  may  not  deduct
miscellaneous  itemized  deductions  in  determining  the  holder's  alternative minimum  taxable  income.  Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates  (including
Grantor Trust Strip  Certificates)  are issued,  the fees and expenses should be allocated  among the classes of Grantor Trust  Certificates  using a method that recognizes  that each such class  benefits  from the  related  services.  In the absence of  statutory  or  administrative  clarification  as to the method to be used, it currently is intended to base information returns or reports to the IRS and  certificateholders on a method that allocates the expenses among classes of
Grantor   Trust   Certificates   with  respect  to  each  period  based  on  the
distributions made to each such class during that period.

     The federal  income tax  treatment  of Grantor  Trust  Fractional  Interest
Certificates  of any  series  will  depend on  whether  they are  subject to the
"stripped  bond" rules of Section  1286 of the Code.  Grantor  Trust  Fractional
Interest  Certificates  may be subject to those  rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its  affiliates  retains (for its own account or for purposes  of resale) a right to  receive a  specified  portion  of the  interest payable on the mortgage loans.  Further,  the IRS has ruled that an unreasonably high  servicing  fee  retained  by a seller or  servicer  will be  treated  as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes  reasonable  servicing fees for various types of mortgages the IRS has  established  "safe  harbors." The servicing fees paid  with  respect  to  the  mortgage  loans  for a  series  of  Grantor  Trust
Certificates  may be higher than the "safe  harbors" and,  accordingly,  may not constitute reasonable servicing compensation.  The related prospectus supplement will include  information  regarding servicing fees paid to the master servicer, any subservicer or their respective  affiliates  necessary to determine  whether the preceding "safe harbor" rules apply.

     If Stripped  Bond Rules  Apply.  If the  stripped  bond rules  apply,  each
Grantor Trust  Fractional  Interest  Certificate  will be treated as having been issued with "original issue  discount"  within the meaning of Section 1273(a) of the Code,  subject,  however, to the discussion below regarding the treatment of some stripped bonds as market  discount  bonds and the  discussion  regarding de minimis market  discount.  See "--Taxation of Owners of Grantor Trust Fractional
Interest  Certificates--Market  Discount" below.  Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual  method  taxpayer) will be required to report  interest  income from its
Grantor Trust Fractional Interest  Certificate for each month in an amount equal to the income that accrues on the certificate in that month  calculated  under a constant  yield  method,  in  accordance  with the rules of the Code relating to original issue discount.

     The  original  issue  discount  on  a  Grantor  Trust  Fractional  Interest
Certificate will be the excess of the certificate's stated redemption price over its  issue  price.  The  issue  price of a  Grantor  Trust  Fractional  Interest
Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional  Interest  Certificate.  The stated  redemption price of a Grantor Trust Fractional Interest  Certificate will be the sum of all payments to be made on the certificate,  other than "qualified stated interest,"
if any, as well as the  certificate's  share of  reasonable  servicing  fees and other expenses.  See "--Taxation of Owners of Grantor Trust Fractional  Interest
Certificates--If  Stripped  Bond  Rules  Do  Not  Apply"  for  a  definition  of
"qualified stated  interest." In general,  the amount of the income that accrues in any month  would  equal the  product of the  holder's  adjusted  basis in the
Grantor Trust Fractional Interest Certificate at the beginning of the month (see
"Sales  of  Grantor  Trust  Certificates")  and the yield of the  Grantor  Trust
Fractional  Interest  Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between  distribution  dates)
that, if used to discount the holder's share of future  payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder  purchased  the  certificate.  In computing  yield under the stripped  bond  rules,  a  certificateholder's  share of future  payments on the mortgage  loans will not include any payments  made in respect of any  ownership interest in the mortgage loans retained by the depositor,  the master  servicer,
any  subservicer  or  their   respective   affiliates,   but  will  include  the
certificateholder's share of any reasonable servicing fees and other expenses.

     To the extent the Grantor Trust Fractional Interest Certificates  represent an interest in any pool of debt  instruments  the yield on which may be affected by reason of  prepayments,  for taxable  years  beginning  after August 5, 1997,
Section  1272(a)(6) of the Code requires (1) the use of a reasonable  prepayment assumption  in accruing  original  issue  discount  and (2)  adjustments  in the accrual of  original  issue  discount  when  prepayments  do not  conform to the prepayment  assumption.  It is  uncertain,  if a prepayment  assumption is used, whether the assumed prepayment rate would

                                       99

be  determined  based on conditions at the time of the first sale of the Grantor
Trust  Fractional  Interest  Certificate or, with respect to any holder,  at the time of purchase of the Grantor Trust  Fractional  Interest  Certificate by that holder.  Certificateholders  are  advised  to  consult  their  own tax  advisors concerning  reporting  original  issue  discount  with respect to Grantor  Trust
Fractional  Interest  Certificates  and,  in  particular,  whether a  prepayment assumption should be used in reporting original issue discount.

     In the case of a Grantor Trust Fractional Interest  Certificate acquired at a price equal to the  principal  amount of the mortgage  loans  allocable to the certificate,  the use of a prepayment  assumption  generally  would not have any significant effect on the yield used in calculating accruals of interest income.
In the  case,  however,  of a  Grantor  Trust  Fractional  Interest  Certificate
acquired at a discount or premium (that is, at a price less than or greater than the  principal  amount,  respectively),  the  use  of  a  reasonable  prepayment assumption  would  increase  or  decrease  the  yield,  and thus  accelerate  or decelerate, respectively, the reporting of income.

     If a prepayment  assumption is not used,  then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest  Certificate acquired at a discount or a premium  generally  will  recognize  ordinary  income or loss equal to the difference  between the portion of the prepaid  principal amount of the mortgage  loan that is allocable to the  certificate  and the portion of the adjusted basis of the certificate  that is allocable to the  certificateholder's interest in the mortgage  loan.  If a prepayment  assumption is used, it appears that no separate item of income or loss should be recognized  upon a prepayment.
Instead,  a  prepayment  should be  treated  as a partial  payment of the stated
redemption  price of the  Grantor  Trust  Fractional  Interest  Certificate  and
accounted for under a method  similar to that  described  for taking  account of original issue discount on REMIC Regular Certificates.  See  "--REMICs--Taxation
of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect  differences  between an assumed prepayment rate and the actual rate of prepayments.

     It is currently intended to base information  reports or returns to the IRS and  certificateholders  in transactions subject to the stripped bond rules on a
Prepayment   Assumption  that  will  be  disclosed  in  the  related  prospectus supplement  and on a constant  yield  computed  using a  representative  initial offering price for each class of certificates.  However,  none of the depositor, the  master  servicer  or the  trustee  will  make any  representation  that the mortgage  loans  will in fact  prepay  at a rate  conforming  to the  Prepayment
Assumption or any other rate and certificateholders should bear in mind that the use of a  representative  initial  offering price will mean that the information returns or reports,  even if otherwise  accepted as accurate by the IRS, will in any event be accurate only as to the initial  certificateholders  of each series who bought at that price.

     Under Treasury  regulation Section 1.1286-1,  some stripped bonds are to be treated as market discount bonds and, accordingly,  any purchaser of such a bond is to  account  for any  discount  on the bond as market  discount  rather  than original issue discount.  This treatment only applies,  however,  if immediately after the most recent  disposition of the bond by a person stripping one or more coupons  from the bond and  disposing  of the  bond or  coupon  (1)  there is no original issue discount (or only a de minimis amount of original issue discount)
or (2) the annual  stated rate of interest  payable on the  original  bond is no more than one percentage point lower than the gross interest rate payable on the original  mortgage  loan (before  subtracting  any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest  Certificate is more than one percentage  point lower than the gross interest rate payable on the mortgage loans, the related  prospectus  supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust  Fractional
Interest Certificate determined under the stripped bond rules is less than 0.25%
of the stated  redemption  price  multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis.  Original issue discount or market discount of only a de minimis  amount will be included in income in the same manner as de minimis original issue and market discount described in  "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market
Discount" below.

     If Stripped  Bond Rules Do Not Apply.  Subject to the  discussion  below on original  issue  discount,  if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will  apply to a Grantor  Trust  Fractional  Interest  Certificate  to the
extent it evidences an interest in mortgage  loans  issued with  original  issue discount.

                                      100

     The original issue  discount,  if any, on the mortgage loans will equal the difference  between the stated  redemption price of the mortgage loans and their issue price. Under the OID Regulations,  the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than  "qualified
stated   interest."   "Qualified   stated   interest"   is   interest   that  is
unconditionally  payable  at least  annually  at a single  fixed  rate,  or at a
"qualified  floating rate," an "objective rate," a combination of a single fixed rate  and one or more  "qualified  floating  rates"  or one  "qualified  inverse floating  rate," or a combination  of "qualified  floating  rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage  loan,  less any
"points" paid by the  borrower,  and the stated  redemption  price of a mortgage loan will equal its principal  amount,  unless the mortgage loan provides for an initial  below-market  rate of interest or the  acceleration  or the deferral of interest payments.  The determination as to whether original issue discount will be considered to be de minimis will be calculated  using the same test described
in  the  REMIC   discussion.   See   "--Taxation  of  Owners  of  REMIC  Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage  loans  bearing  adjustable  or  variable  interest rates, the related  prospectus  supplement will describe the manner in which the rules  will be  applied  with  respect  to those  mortgage  loans by the  master
servicer   or   the   trustee   in   preparing   information   returns   to  the
certificateholders and the IRS.

     If  original  issue  discount  is in excess  of a de  minimis  amount,  all original  issue  discount with respect to a mortgage loan will be required to be accrued  and  reported  in  income  each  month,  based  on  a  constant  yield.
Section1272(a)(6)  of the Code requires that a prepayment  assumption be made in computing yield with respect to any pool of debt  instruments the yield on which may be affected by reason of prepayments.  Accordingly,  for certificates backed by these pools,  it is intended to base  information  reports and returns to the
IRS and  certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment  assumption.  Certificateholders  are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting  original issue  discount with respect to Grantor Trust  Fractional
Interest Certificates. Certificateholders should refer to the related prospectus supplement  with respect to each series to determine  whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

     A  purchaser  of a  Grantor  Trust  Fractional  Interest  Certificate  that purchases the Grantor Trust Fractional Interest  Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross  income the  certificate's  daily  portions of any  original issue  discount  with respect to the mortgage  loans.  However,  each such daily portion will be reduced,  if the cost of the Grantor Trust  Fractional  Interest
Certificate to the purchaser is in excess of the certificate's allocable portion of the  aggregate  "adjusted  issue  prices" of the  mortgage  loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the  certificate's  allocable  portion of the aggregate  original issue discount remaining to be accrued on the  mortgage  loans.  The adjusted  issue price of a mortgage  loan on any given day equals the sum of (1) the  adjusted  issue price
(or, in the case of the first accrual  period,  the issue price) of the mortgage loan at the  beginning of the accrual  period that  includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted  issue price of a mortgage  loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate  amount of original issue discount with respect to the mortgage loan that  accrued in prior  accrual  periods,  and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts  included in its stated redemption price.

     In addition to its regular  reports,  the master  servicer or the  trustee, except as provided in the related  prospectus  supplement,  will  provide to any holder of a Grantor Trust  Fractional  Interest  Certificate such information as the holder may  reasonably  request  from time to time with  respect to original issue discount accruing on Grantor Trust Fractional Interest  Certificates.  See
"Grantor Trust Reporting" below.

     Market  Discount.  If the  stripped  bond rules do not apply to the Grantor
Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is  considered  to have been  purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount,  at a purchase price less than its remaining  stated  redemption price
(as defined above), or in the case of a mortgage loan issued with original issue discount,  at a purchase  price less than its  adjusted  issue price (as defined above).  If market  discount is in excess of a de minimis  amount (as  described below), the

                                      101

holder  generally will be required to include in income in each month the amount of the  discount  that  has  accrued  (under  the  rules  described  in the next paragraph)  through the month that has not  previously  been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage  loan, to the payment of stated  redemption  price on the mortgage loan that is received by the trust fund in that month. A certificateholder  may elect to include market  discount in income  currently as it accrues (under a constant yield method based on the yield of the  certificate  to the holder)  rather than including it on a deferred  basis in accordance  with the foregoing  under rules
similar  to  those   described  in   "--Taxation  of  Owners  of  REMIC  Regular
Certificates--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury  Department to issue regulations  providing  for the  method for  accruing  market  discount  on debt instruments,  the  principal  of which is payable in more than one  installment.
Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual
period  market   discount  on  the  mortgage   loans  should   accrue,   at  the
certificateholder's  option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total  remaining  market discount as the stated
interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage  loan as of the beginning of the accrual  period,  or
(3) in the case of a mortgage loan issued with original  issue  discount,  in an amount that bears the same ratio to the total  remaining  market discount as the original  issue  discount  accrued  in the  accrual  period  bears to the  total original issue discount  remaining at the beginning of the accrual  period.  The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment  assumption  could be to  accelerate  the reporting of the discount income.

     Because the mortgage  loans will  provide for  periodic  payments of stated
redemption  price,  the market discount may be required to be included in income at a rate that is not  significantly  slower than the rate at which the discount would be included in income if it were original issue discount.

     Market  discount with respect to mortgage  loans may be considered to be de minimis and, if so, will be  includible in income under de minimis rules similar to those  described  above in  "--REMICs--Taxation  of Owners  of REMIC  Regular
Certificates--Original Issue Discount" with the exception that it is less likely that a  prepayment  assumption  will be used for  purposes  of these  rules with respect to the mortgage loans.

     Further,  under the rules  described  in  "--REMICs--Taxation  of Owners of
REMIC Regular  Certificates--Market  Discount,"  above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense  deductions  attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies  without  regard to the  origination dates of the mortgage loans.

     Premium.  If a  certificateholder  is treated as acquiring  the  underlying mortgage  loans at a premium,  that is, at a price in excess of their  remaining stated  redemption price, the  certificateholder  may elect under Section 171 of the Code to amortize  using a constant  yield  method the portion of the premium allocable to mortgage loans  originated  after  September 27, 1985.  Amortizable premium  is  treated  as an  offset  to  interest  income  on the  related  debt instrument,  rather  than as a separate  interest  deduction.  However,  premium allocable to mortgage loans originated  before September 28, 1985 or to mortgage loans for which an amortization  election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction  as these  payments are made (or,  for a  certificateholder  using the accrual method of accounting,  when the payments of stated  redemption price are due).

     It is unclear whether a prepayment  assumption  should be used in computing amortization  of premium  allowable under Section 171 of the Code. If premium is not subject to  amortization  using a prepayment  assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional  Interest  Certificate acquired at a premium should recognize a loss,  equal to the difference  between the  portion  of the  prepaid  principal  amount  of the  mortgage  loan that is allocable  to the  certificate  and the  portion  of the  adjusted  basis of the certificate  that is allocable to the mortgage loan. If a prepayment  assumption is used to amortize  premium,  it appears that such a loss would be unavailable.
Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated  redemption  price of the Grantor Trust Fractional
Interest  Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See
"REMICs--Taxation of Owners of REMIC

                                      102

Regular  Certificates--Original Issue discount." It is unclear whether any other adjustments  would be required  to reflect  differences  between the  prepayment assumption used, and the actual rate of prepayments.

     Taxation  of Owners of Grantor  Trust  Strip  Certificates.  The  "stripped coupon"  rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates.  Except as described above in  "Characterization of Investments in
Grantor Trust  Certificates--If  Stripped Bond Rules Apply," no  regulations  or published  rulings  under  Section  1286 of the Code have been  issued  and some uncertainty  exists  as to how it  will be  applied  to  securities  such as the
Grantor Trust Strip  Certificates.  Accordingly,  holders of Grantor Trust Strip
Certificates  should consult their own tax advisors  concerning the method to be used in reporting income or loss with respect to the certificates.

     The OID  Regulations  do not apply to  "stripped  coupons,"  although  they provide general  guidance as to how the original issue discount  sections of the
Code will be  applied.  In  addition,  the  discussion  below is  subject to the discussion  under  "--Possible  Application  of  Contingent  Payment  Rules" and
assumes that the holder of a Grantor  Trust Strip  Certificate  will not own any
Grantor Trust Fractional Interest Certificates.

     Under the stripped  coupon rules,  it appears that original  issue discount will be  required  to be  accrued  in each  month  on the  Grantor  Trust  Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust  Strip  Certificates  would  include as  interest  income in each month an amount equal to the product of the holder's  adjusted basis in the Grantor Trust
Strip  Certificate  at the  beginning of that month and the yield of the Grantor
Trust Strip  Certificate to the holder.  The yield would be calculated  based on the price paid for that Grantor  Trust Strip  Certificate  by its holder and the payments  remaining  to be made  thereon  at the time of the  purchase,  plus an allocable  portion of the servicing fees and expenses to be paid with respect to the mortgage  loans.  See  "Characterization  of  Investments  in Grantor  Trust
Certificates--If Stripped Bond Rules Apply" above.

     As noted above,  Section  1272(a)(6) of the Code requires that a prepayment assumption  be used in computing  the accrual of original  issue  discount  with respect to some categories of debt instruments,  and that adjustments be made in the amount and rate of accrual of the discount when  prepayments  do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt  instruments the yield on which may be affected by reason of  prepayments,  those  provisions will apply to the Grantor
Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain,  if a prepayment  assumption is used,  whether the assumed prepayment rate would be  determined  based on  conditions at the time of the first sale of the Grantor Trust Strip  Certificate or, with respect to any subsequent  holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The  accrual of income on the  Grantor  Trust  Strip  Certificates  will be significantly slower if a prepayment  assumption is permitted to be made than if yield is computed  assuming no  prepayments.  It  currently  is intended to base information  returns  or  reports  to  the  IRS  and  certificateholders  on the
Prepayment  Assumption  disclosed in the related prospectus  supplement and on a constant yield computed using a  representative  initial offering price for each class of certificates.  However,  none of the depositor,  the master servicer or the trustee will make any  representation  that the mortgage  loans will in fact prepay at a rate  conforming to the Prepayment  Assumption or at any other rate, and  certificateholders  should  bear in mind  that the use of a  representative initial offering price will mean that the information  returns or reports,  even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the  initial  certificateholders  of each series who bought at that price.
Prospective  purchasers of the Grantor Trust Strip  Certificates  should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is  unclear  under  what  circumstances,  if any,  the  prepayment  of a mortgage  loan will give rise to a loss to the holder of a Grantor  Trust  Strip
Certificate.  If a  Grantor  Trust  Strip  Certificate  is  treated  as a single instrument  (rather than an interest in discrete  mortgage loans) and the effect of  prepayments  is taken into  account in  computing  yield with respect to the
Grantor Trust Strip  Certificate,  it appears that no loss may be available as a result of any particular  prepayment,  except possibly if prepayments occur at a rate faster than the Prepayment  Assumption.  However,  if a Grantor Trust Strip
Certificate  is treated as an  interest in discrete  mortgage  loans,  or if the
Prepayment  Assumption is not used,  then when a mortgage  loan is prepaid,  the holder of a Grantor Trust Strip  Certificate  should be able to recognize a loss equal to the portion of the  adjusted  issue  price of the  Grantor  Trust Strip
Certificate that is allocable to the mortgage loan.

                                      103

     Possible  Application  of Contingent  Payment Rules.  The coupon  stripping rules' general  treatment of stripped  coupons is to regard them as newly issued debt instruments in the hands of each purchaser.  To the extent that payments on the Grantor  Trust Strip  Certificates  would cease if the  mortgage  loans were prepaid in full, the Grantor Trust Strip  Certificates could be considered to be debt instruments  providing for contingent payments.  Under the OID Regulations, debt instruments  providing for contingent  payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the
"Contingent  Payment  Regulations"),  but it appears  that  Grantor  Trust Strip
Certificates,  to the  extent  subject  to Section  1272(a)(6)  of the Code,  as
described   above,  or  due  to  their   similarity  to  other   mortgage-backed
securities(such  as REMIC  regular  interests  and debt  instruments  subject to
Section 1272(a)(6) of the Code) that are expressly excepted from the application of the  Contingent  Payment  Regulations,  are or may  be  excepted  from  these regulations. Like the OID Regulations, the Contingent Payment Regulations do not
specifically  address securities,  such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent  payment rules under the Contingent  Payment  Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method,"
the issuer of a Grantor Trust Strip  Certificate  determines a projected payment schedule  on  which  interest  will  accrue.  Holders  of  Grantor  Trust  Strip
Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all  noncontingent  payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip  Certificate.  The  projected  amount of each payment is determined so that the projected  payment schedule reflects the projected yield.
The  projected  amount of each  payment  must  reasonably  reflect the  relative expected  values of the payments to be received by the holder of a Grantor Trust
Strip  Certificate.  The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market  conditions,  the credit quality of the issuer, and the terms and conditions  of  the  mortgage  loans.  The  holder  of  a  Grantor  Trust  Strip
Certificate  would be required  to include as interest  income in each month the adjusted issue price of the Grantor Trust Strip  Certificate at the beginning of the period  multiplied  by the  projected  yield,  and would add to, or subtract from,  the income any variation  between the payment  actually  received in that month and the payment originally projected to be made in that month.

     Assuming that a prepayment  assumption were used, if the Contingent Payment
Regulations   or  their   principles   were  applied  to  Grantor   Trust  Strip
Certificates,  the  amount of income  reported  with  respect  thereto  would be substantially  similar to that  described  under  "Taxation of Owners of Grantor
Trust Strip Certificates".  Certificateholders should consult their tax advisors concerning  the possible  application  of the  contingent  payment  rules to the
Grantor Trust Strip Certificates.

     Sales  of  Grantor  Trust  Certificates.  Any  gain  or loss  equal  to the difference  between  the amount  realized  on the sale or  exchange of a Grantor
Trust Certificate and its adjusted basis,  recognized on the sale or exchange of a  Grantor  Trust  Certificate  by an  investor  who  holds  the  Grantor  Trust
Certificate  as a capital  asset,  will be capital  gain or loss,  except to the extent of accrued and  unrecognized  market  discount,  which will be treated as ordinary  income,  and (in the case of banks and other  financial  institutions)
except as provided  under Section  582(c) of the Code.  The adjusted  basis of a
Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller  (including  original issue discount and market  discount income) and reduced (but not below zero) by any previously  reported losses, any amortized  premium and by any  distributions  with respect to the Grantor  Trust
Certificate.

     Gain or loss from the sale of a Grantor Trust  Certificate may be partially or wholly ordinary and not capital in some  circumstances.  Gain attributable to accrued and unrecognized  market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial  institutions  subject
Section  582(c)  of the Code.  Furthermore,  a  portion  of any gain that  might otherwise be capital  gain may be treated as ordinary  income to the extent that
the   Grantor   Trust   Certificate   is  held   as   part   of  a   "conversion
transaction"within  the  meaning  of  Section  1258 of the  Code.  A  conversion transaction  generally  is one in  which  the  taxpayer  has  taken  two or more positions in the same or similar  property that reduce or eliminate market risk, if substantially  all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate  "applicable Federal rate" (which rate is computed and  published  monthly by the IRS) at the time the taxpayer  enters into the conversion transaction, subject to appropriate reduction for

                                      104

prior   inclusion  of  interest  and  other  ordinary   income  items  from  the
transaction.  Finally,  a taxpayer  may elect to have net capital  gain taxed at ordinary  income rates  rather than capital  gains rates in order to include the net capital  gain in total net  investment  income for that  taxable  year,  for purposes of the rule that  limits the  deduction  of  interest  on  indebtedness incurred to purchase or carry  property held for  investment to a taxpayer's net investment income.

     Grantor Trust Reporting. The master servicer or the trustee will furnish to each  holder  of a  Grantor  Trust  Fractional  Interest  Certificate  with each distribution a statement setting forth the amount of the distribution  allocable to principal on the  underlying  mortgage  loans and to interest  thereon at the related pass-through rate. In addition,  the master servicer or the trustee will furnish,  within a reasonable  time after the end of each calendar year, to each holder of a Grantor Trust  Certificate  who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master  servicer  and  subservicer  (if any)  and any  other  customary  factual information as the master  servicer or the trustee deems  necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do
so. Because the rules for accruing discount and amortizing  premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information  reports of these items of income  and  expense.  Moreover,  these  information  reports,  even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to  the  initial  certificateholders  that  bought  their  certificates  at  the representative initial offering price used in preparing the reports.

     Except  as   disclosed   in  the   related   prospectus   supplement,   the
responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

     Backup Withholding.  In general,  the rules described in  "--REMICS--Backup
Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust
Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in  "REMICS--Foreign  Investors in REMIC  Certificates"  applies to
Grantor Trust  Certificates  except that Grantor Trust Certificates will, except as disclosed in the related  prospectus  supplement,  be eligible for  exemption
from  U.S.   withholding  tax,  subject  to  the  conditions  described  in  the discussion,  only to the extent the related mortgage loans were originated after
July 18, 1984.

     To the extent that interest on a Grantor Trust  Certificate would be exempt under Sections  871(h)(1) and 881(c) of the Code from United States  withholding tax,  and  the  Grantor  Trust  Certificate  is not  held in  connection  with a certificateholder's  trade or business in the United  States,  the Grantor Trust
Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Taxation of Classes of Exchangeable Securities

     General

     The  arrangement  pursuant to which the ES Classes of a series are created, sold and administered, an "ES Pool", will be classified as a grantor trust under subpart E, part I of  subchapter J of the Code.  The interests in the classes of securities  that have been exchanged for ES Classes will be the assets of the ES
Pool and the ES Classes represent beneficial ownership of these interests in the classes of securities.

     Tax Status

     The ES Classes  should be  considered  to represent  "real  estate  assets"
within the meaning of Code Section  856(c)(4)(A) and assets described in Section
7701(a)(19)(C) of the Code, and original issue discount and interest accruing on
ES Classes should be considered to represent "interest on obligations secured by mortgages on real property"  within the meaning of Section  856(c)(3)(B)  of the
Code in each case to the extent the securities or income on the securities would be qualifying if held  directly  (although the matter is not entirely  clear for
Strips,  defined below). ES Classes will be "qualified  mortgages" under Section
860G(a) (3) of the Code for a REMIC.

                                      105

     Tax Accounting for Exchangeable Securities

     An ES Class represents  beneficial  ownership of an interest in one or more classes of  securities  on deposit in an  exchangeable  security  trust fund, as specified in the applicable prospectus supplement.  If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the
ES Class among the interests in the classes of  securities  in  accordance  with their relative fair market values as of the time of acquisition.  Similarly,  on the sale of such an ES Class,  the holder must  allocate the amount  received on the sale among the interests in the classes of  securities  in  accordance  with their relative fair market values as of the time of sale.

     The holder of an ES Class must account  separately  for each  interest in a class of securities  (there may be only one such  interest).  Where the interest represents a pro rata portion of a class of  securities  that are REMIC  regular securities,  the holder of the ES Class  should  account  for such  interest  as described  under  "REMICS--Taxation  of  Owners of REMIC  Regular  Certificates"
above. Where the interest represents  beneficial ownership of a disproportionate part of the  principal  and  interest  payments  on a  class  of  securities  (a
"Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code,
"stripped bonds" to the extent of its share of principal  payments and "stripped coupons"  to the  extent  of its share of  interest  payments  on such  class of securities.  We intend  to treat  each  Strip as a single  debt  instrument  for purposes of information reporting. The Internal Revenue Service,  however, could take a different  position.  For example,  the Internal  Revenue  Service  could contend  that a Strip  should  be  treated  as a pro rata  part of the  class of securities to the extent that the Strip  represents a pro rata portion  thereof, and "stripped  bonds" or "stripped  coupons" with respect to the  remainder.  An investor should consult its tax advisor regarding this matter.

     A holder of an ES Class  should  calculate  original  issue  discount  with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash  attributable to such income, in accordance with a constant  interest  method that takes into account the  compounding of interest.
The holder should  determine its yield to maturity  based on its purchase  price allocated  to  the  Strip  and on a  schedule  of  payments  projected  using  a prepayment  assumption,  and then make periodic adjustments to take into account actual  prepayment  experience.  With respect to a particular  holder,  Treasury regulations do not address  whether the prepayment  assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of  securities.  Further,  if the  related  class of  securities  is  subject to redemption  as  described  in the  applicable  prospectus  supplement,  Treasury regulations do not address the extent to which such prepayment assumption should take into account the  possibility of the  retirement of the Strip  concurrently with the redemption of such class of securities.  An investor should consult its tax advisor  regarding  these  matters.  For purposes of  information  reporting relating to  original  issue  discount,  the  original  yield to maturity of the
Strip,  determined as of the date of issuance of the series,  will be calculated based on the original prepayment assumption.

     If original  issue discount  accruing with respect to a Strip,  computed as described  above,  is  negative  for any  period,  the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly  also against  original  issue  discount from prior periods).  We intend to report by offsetting  negative OID accruals only against future positive  accruals of OID.  Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its  remaining  basis would  exceed  the  maximum  amount of future  payments  to which the  holder is entitled  with  respect to such Strip,  assuming no further  prepayments  of the
Mortgages (or, perhaps,  assuming  prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be  treated  as a capital  loss if the Strip is a capital  asset in the hands of the holder.

     A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip.
The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip,  increased by income previously included,  and reduced (but not below zero) by distributions previously received.  Except as described below, any gain or loss on such sale  generally  is capital  gain or loss if the holder has held its  interest as a capital  asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2)
if the securities are REMIC regular  securities to the extent income  recognized by the holder is less than the income  that  would have been  recognized  if the yield on such  interest were 110% of the  applicable  federal rate under Section
1274(d) of the Code.

                                      106

     If a holder  exchanges  a single ES Class,  an  "Exchanged  ES Class",  for several ES  Classes,  each,  a  "Received  ES Class,"  and then sells one of the
Received  ES  Classes,  the sale  may be  subject  the  investor  to the  coupon stripping  rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received
ES Class that was sold and the part of the  Exchanged  ES Class  underlying  the
Received ES Classes that was  retained,  in  proportion  to their  relative fair market  values as of the date of such sale.  The holder is treated as purchasing the interest  retained for the amount of basis  allocated to such interest.  The holder must  calculate  original  issue  discount  with  respect to the retained interest as described above.

     Although the matter is not free from doubt,  a holder that  acquires in one transaction  a  combination  of ES Classes that may be exchanged for a single ES
Class  that is  identical  to a class of  securities  that is on  deposit in the related  exchangeable  security  trust  fund  should be  treated  as owning  the relevant class of securities.

     Exchanges of Exchangeable Securities

     An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination,  or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as  continuing  to own the  interests  in the class or classes  of  exchangeable securities that it owned immediately before the exchange.

     Tax Treatment of Foreign Investors

     A foreign  holder of an ES Class is subject to  taxation in the same manner as foreign  holders of REMIC  regular  securities.  Such  manner of  taxation is
discussed   under  the   heading   "--REMICS   --Foreign   Investors   in  REMIC
Certificates."

     Backup Withholding

     A holder of an ES Class is subject to backup  withholding  rules similar to those  applicable  to REMIC  regular  securities.  Such  manner of  taxation  is discussed under the heading "--REMICS --Backup Withholding With Respect to REMIC
Certificates."

     Reporting and Administrative Matters

     Reports  will be made to the  Internal  Revenue  Service  and to holders of record of ES Classes that are not excepted from the reporting requirements.

Callable Classes

     The tax  consequences  of  holding  or  selling a  Callable  Class  will be discussed in the related Prospectus Supplement.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal  income tax  consequences  described in "Federal
Income Tax  Consequences",  potential  investors  should  consider the state and local tax  consequences of the  acquisition,  ownership,  and disposition of the securities  offered under this prospectus and the prospectus  supplement.  State tax law may differ substantially from the corresponding federal tax law, and the discussion  above does not purport to describe any aspect of the tax laws of any state or other  jurisdiction.  Therefore,  prospective  investors should consult their  own tax  advisors  with  respect  to the  various  state  and  other  tax consequences of investments in the securities  offered under this prospectus and the prospectus supplement.

                                      107

                              ERISA CONSIDERATIONS

     Sections 404 and 406 of ERISA impose  fiduciary and prohibited  transaction
restrictions  on  ERISA  Plans  and  on  various  other   retirement  plans  and
arrangements,  including bank collective  investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax
Favored  Plans.  ERISA  and the Code  prohibit  a broad  range  of  transactions involving  assets  of Plans and  Parties  in  Interest,  unless a  statutory  or administrative exemption is available with respect to any such transaction.

     Some employee benefit plans,  including  governmental  plans (as defined in
Section 3(32) of ERISA),  and, if no election has been made under Section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA  requirements.  Accordingly,  assets of these plans may be invested in the  securities  without  regard to the ERISA  considerations  described  below, subject to the provisions of other applicable federal,  state and local law. Any such plan which is qualified and exempt from taxation under Sections  401(a) and
501(a) of the Code, however, is subject to the prohibited  transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment  prudence and  diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. Any person who has discretionary  authority or control with respect to the management or disposition  of a Plan's assets,  or "Plan Assets," and any person who  provides  investment  advice  with  respect  to Plan  Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to  constitute  Plan  Assets,  then any party  exercising management  or  discretionary  control  with respect to those Plan Assets may be
deemed  to  be  a  Plan   "fiduciary,"   and  thus  subject  to  the   fiduciary
responsibility  provisions of ERISA and the prohibited transaction provisions of
ERISA and  Section  4975 of the Code with  respect  to any  investing  Plan.  In addition,  the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets,  as well as the operation of the trust fund, may constitute or involve a prohibited  transaction under ERISA and the Code unless a statutory or administrative  exemption is available.  Further,  ERISA and the Code prohibit a broad range of  transactions  involving Plan Assets and persons,  having certain specified relationships to a Plan called Parties in Interest, unless a statutory or  administrative  exemption  is  available.  Some  Parties  in  Interest  that participate  in a  prohibited  transaction  may be subject  to a penalty  (or an excise tax) imposed under  Section  502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative  exemption is available with respect to any transaction of this sort.

     Some  transactions  involving  the trust fund might be deemed to constitute prohibited  transactions  under  ERISA and the Code with  respect to a Plan that purchases the  securities,  if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has  promulgated the DOL
Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying  assets of an entity,  including a trust fund, for purposes of applying the general  fiduciary  responsibility  provisions of ERISA and the prohibited  transaction  provisions of ERISA and the Code. Under the DOL
Regulations,  generally,  when a Plan  acquires an "equity  interest" in another entity (such as the trust  fund),  the  underlying  assets of that entity may be considered to be Plan Assets unless an exception applies.  Exceptions  contained in the DOL  Regulations  provide  that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating  company;  (2) the equity  investment made by the Plan is either a "publicly-offered  security" that is "widely held," both as defined in the DOL  Regulations,  or a security issued by an investment  company registered under the Investment Company Act of 1940, as amended;  or (3) Benefit
Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity.  In addition,  the DOL  Regulations  provide that the term
"equity interest" means any interest in an entity other than an instrument which is  treated  as  indebtedness  under  applicable  local  law  and  which  has no
"substantial  equity  features." Under the DOL Regulations,  Plan Assets will be deemed to include an interest in the instrument  evidencing the equity  interest of a Plan (such as a certificate or a note with "substantial  equity features"), and,  because  of the  factual  nature of some of the rules set forth in the DOL
Regulations,  Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan  acquires  an  interest  (such as the trust fund).  Without regard to whether the notes or certificates are characterized as equity interests,  the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the trustee or any of their

                                      108

respective  affiliates  is or becomes a Party in  Interest  with  respect to the
Plan. The  depositor,  Bear,  Stearns & Co. Inc.,  the master  servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates  might be considered  "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition,  holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a
"prohibited  transaction"  within the  meaning  of ERISA and the Code  unless an exemption is available.  Neither Plans nor persons  investing Plan Assets should acquire or hold  securities  solely in  reliance  upon the  availability  of any exception under the DOL Regulations.

Underwriter Exemption

     The DOL has issued Exemptions to some underwriters,  which generally exempt from the application of the prohibited  transaction provisions of Section 406 of
ERISA, and the excise taxes imposed on those prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, some transactions,  among others,  relating to the  servicing  and  operation  of mortgage  pools and the initial  purchase, holding and subsequent  resale of mortgage  pass-through  certificates  or other
"securities" underwritten by an Underwriter, as defined below, provided that the conditions  set forth in the  Exemption  are  satisfied.  For  purposes  of this
section  "ERISA  Considerations",   the  term  "Underwriter"  includes  (1)  the
underwriter,  (2)  any  person  directly  or  indirectly,  through  one or  more intermediaries,  controlling,  controlled  by or under  common  control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person  described in (1) or (2) is a manager or co-manager  with respect to a class of securities.

     General  Conditions  of  Exemption.  The  Exemption  sets forth six general conditions which must be satisfied for the Exemption to apply.

     First,  the acquisition of securities by a Plan or with Plan Assets must be on  terms  that are at least  as  favorable  to the Plan as they  would be in an arm's-length transaction with an unrelated party.

     Second,  the  Exemption  applies only to securities  evidencing  rights and interests  that are not  subordinated  to the rights and interests  evidenced by other  securities  of the same trust,  unless none of the  mortgage  loans has a
Current Loan- to-Value Ratio or  Loan-to-Value  Ratio at the date of issuance of the securities that exceeds 100%.

     Third,  the  securities at the time of  acquisition  by a Plan or with Plan
Assets must be rated in one of the four highest generic rating  categories by an
Exemption Rating Agency. However, the securities must be rated in one of the two highest generic  categories by an Exemption  Rating Agency if the  Loan-to-Value
Ratio of any one- to four-family  residential  mortgage loan or home equity loan held in the trust  exceeds 100% but does not exceed 125% at the date of issuance of the securities,  and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to  four-family  residential  mortgage  loan or home  equity  loan) has a
Loan-to-Value  Ratio  that  exceeds  100%  at  the  Closing  Date  or (2) to any subordinate securities.

     Fourth, the trustee cannot be an affiliate of any member of the "Restricted
Group"  other  than  the  Underwriter.  The  Restricted  Group  consists  of any
Underwriter,  the depositor,  the master  servicer,  the special  servicer,  any servicer  and any  obligor  with  respect to assets  included  in the trust fund constituting more than 5% of the aggregate  unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

     Fifth,  the sum of all payments made to and retained by the  Underwriter or
Underwriters   must  represent  not  more  than  reasonable   compensation   for
underwriting the securities; the sum of all payments made to and retained by the depositor  pursuant to the  assignment  of the assets to the related  trust fund must represent not more than the fair market value of the  obligations;  and the sum of all  payments  made to and retained by the master  servicer,  the special servicer and any servicer must represent not more than  reasonable  compensation for the person's  services under the related  Agreement and reimbursement of the person's reasonable expenses in connection therewith.

     Sixth,  the  investing  Plan or Plan Asset  investor  must be an accredited investor as defined in Rule  501(a)(1) of Regulation D of the  Commission  under the securities Act.

                                      109

     The Exemption permits an interest rate swap or yield maintenance  agreement to be held by the trust if it meets the conditions of the Exemption.

     Permitted  trust funds  include  owner-trusts,  as well as grantor  trusts,
REMICs and FASITs.  Owner-trusts  are subject to certain  restrictions  in their governing  documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     The  Exemption  also  requires  that the  trust  fund  meet  the  following requirements:  (1) the trust fund must consist solely of assets of the type that have  been  included  in  other  investment  pools;  (2)  securities  evidencing interests in the other  investment pools must have been rated in one of the four highest generic  categories of one of the Exemption Rating Agencies for at least one year prior to the  acquisition  of  securities  by or on behalf of a Plan or with  Plan  Assets;  and  (3)  securities  evidencing  interests  in  the  other investment  pools must have been purchased by investors  other than Plans for at least one year prior to any  acquisition of securities by or on behalf of a Plan or with Plan Assets.

     A  fiduciary  of a Plan or any person  investing  Plan Assets to purchase a security must make its own  determination  that the  conditions  set forth above will be satisfied with respect to the security.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA,  and the excise taxes imposed by Sections  4975(a) and (b) of the Code by reason of Sections  4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect  sale,  exchange or transfer of securities in the initial issuance of the securities or the direct or indirect  acquisition or disposition in the  secondary  market of  securities  by a Plan or with  Plan  Assets or the continued holding of securities  acquired by a Plan or with Plan Assets pursuant to  either  of the  foregoing.  However,  no  exemption  is  provided  from  the restrictions  of  Sections  406(a)(1)(E),  406(a)(2)  and 407 of  ERISA  for the
acquisition  or  holding of a security  on behalf of an  "Excluded  Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the  securities,  an Excluded
Plan is a Plan sponsored by any member of the Restricted Group.

     If the  specific  conditions  of the  Exemption  are  also  satisfied,  the
Exemption  may provide an exemption  from the  restrictions  imposed by Sections
406(b)(1) and (b)(2) of ERISA,  and the excise taxes imposed by Sections 4975(a)
and  (b) of the  Code  by  reason  of  Section  4975(c)(1)(E)  of the  Code,  in connection  with (1) the  direct or  indirect  sale,  exchange  or  transfer  of securities  in the initial  issuance of  securities  between the depositor or an
Underwriter  and a Plan  when the  person  who has  discretionary  authority  or renders  investment  advice with respect to the investment of Plan Assets in the securities  is (a) a  mortgagor  with  respect to 5% or less of the fair  market value of the trust fund  assets or (b) an  affiliate  of such a person,  (2) the direct  or  indirect  acquisition  or  disposition  in the  secondary  market of securities  by a Plan or with  Plan  Assets  and (3) the  continued  holding  of securities  acquired  by a Plan or with Plan  Assets  pursuant  to either of the foregoing.

     Further,  if the specific  conditions of the Exemption are  satisfied,  the
Exemption  may provide an exemption  from the  restrictions  imposed by Sections
406(a),  406(b) and 407 of ERISA,  and the  excise  taxes  imposed  by  Sections
4975(a)  and (b) of the  Code by  reason  of  Section  4975(c)  of the  Code for transactions in connection  with the servicing,  management and operation of the trust fund. The depositor expects that the specific  conditions of the Exemption required for this purpose will be satisfied  with respect to the  securities  so that the Exemption would provide an exemption from the  restrictions  imposed by
Sections  406(a)  and (b) of  ERISA  (as well as the  excise  taxes  imposed  by
Sections  4975(a) and (b) of the Code by reason of Section  4975(c) of the Code)
for  transactions in connection with the servicing,  management and operation of the trust  fund,  provided  that the general  conditions  of the  Exemption  are satisfied.

     The Exemption  also may provide an exemption  from the  application  of the prohibited  transaction  provisions of Sections 406(a) and 407(a) of ERISA,  and the excise  taxes  imposed by Section  4975(a)  and (b) of the Code by reason of
Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing  services to the Plan (or by virtue of having a specified  relationship  to such a person) solely as a result of the Plan's ownership of securities.

                                      110

     The Exemption extends exemptive relief to mortgage-backed  and asset-backed
securities   transactions   using  pre-  funding  accounts  for  trusts  issuing
securities.  With respect to the securities,  the amendment will generally allow mortgage loans supporting payments to securityholders,  and having a value equal to no more  than 25% of the  total  principal  amount  of the  securities  being offered  by a trust  fund,  to be  transferred  to the  trust  fund  within  the
Pre-Funding  Period  instead of requiring  that all the mortgage loans be either identified or transferred on or before the Closing Date. In general,  the relief applies to the purchase,  sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

     o    as  mentioned,  the ratio of the amount  allocated to the  pre-funding account to the total principal  amount of the securities being offered must be less than or equal to 25%;

     o    all additional  mortgage  loans  transferred to the related trust fund after the  Closing  Date must meet the same terms and  conditions  for eligibility  as the original  mortgage  loans used to create the trust fund,  which  terms and  conditions  have been  approved by one of the
          Exemption Rating Agencies;

     o    the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the  Exemptions  receiving a lower credit  rating from an Exemption
          Rating  Agency upon  termination  of the  Pre-Funding  Period than the rating that was  obtained  at the time of the initial  issuance of the securities by the trust fund;

     o    solely as a result of the use of  pre-funding,  the  weighted  average annual percentage interest rate for the mortgage loans included in the related  trust fund on the Closing  Date and all  additional  mortgage loans  transferred to the related trust fund after the Closing Date at the end of the  Pre-Funding  Period  must not be more  than 100  basis points  lower  than  the  rate  for  the  mortgage  loans  which  were transferred to the trust fund on the Closing Date;

     o    either:

                    (1) the  characteristics  of the  additional  mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                    (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies  provided to the
               Exemption  Rating Agency rating the  securities,  the Underwriter and the trustee)  stating whether or not the  characteristics  of the additional  mortgage  loans  transferred to the related trust fund  after  the  Closing  Date  conform  to the  characteristics described  in the  prospectus  or  prospectus  supplement  and/or agreement.  In preparing the letter,  the independent  accountant must use the same type of  procedures  as were  applicable to the mortgage loans which were transferred to the trust fund as of the
               Closing Date;

     o    the Pre-Funding  Period must end no later than three months or 90 days after  the  Closing  Date  or  earlier  in some  circumstances  if the pre-funding  accounts  falls below the minimum level  specified in the
          Agreement or an event of default occurs;

     o    amounts  transferred to any pre-funding  accounts  and/or  capitalized interest  account  used in  connection  with  the  pre-funding  may be invested  only in  investments  which are  permitted by the  Exemption
          Rating Agencies rating the securities and must:

                    (1)  be  direct   obligations   of,  or  obligations   fully
               guaranteed as to timely payment of principal and interest by, the
               United States or any agency or instrumentality  thereof (provided that the  obligations  are backed by the full faith and credit of the United States); or

                                      111

                    (2) have been rated (or the  obligor  has been rated) in one of the three  highest  generic  rating  categories  by one of the
               Exemption Rating Agencies ("ERISA Permitted Investments");

     o    the prospectus or prospectus  supplement must describe the duration of the Pre-Funding Period;

     o    the trustee (or any agent with which the trustee  contracts to provide trust services) must be a substantial  financial  institution or trust company  experienced in trust activities and familiar with its duties, responsibilities  and liabilities  with ERISA.  The trustee,  as legal owner of the trust fund,  must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Other Exemptions

     Insurance companies  contemplating the investment of general account assets in the  securities  should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

     Prohibited  Transaction Class Exemption 83-1. The U.S.  Department of Labor
has issued an administrative  exemption,  Prohibited Transaction Class Exemption
83-1  ("PTCE  83-1"),   which,  under  certain  conditions,   exempts  from  the
application  of the  prohibited  transaction  rules of ERISA and the  excise tax provisions  of  Section  4975  of the  Code  transactions  involving  a Plan  in connection  with the operation of a "mortgage  pool" and the purchase,  sale and holding of  "mortgage  pool  pass-through  certificates."  A "mortgage  pool" is defined as an investment pool, consisting solely of interest bearing obligations secured  by  first or  second  mortgages  or  deeds  of  trust on  single-family residential property, property acquired in foreclosure and undistributed cash. A
"mortgage  pool  pass-through  certificate"  is defined as a  certificate  which represents a beneficial undivided interest in a mortgage pool which entitles the holder to  pass-through  payments of principal  and  interest  from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that:

     o    the depositor and the trustee  maintain a system of insurance or other protection  for the  mortgage  loans and the  property  securing  such mortgage loans, and for indemnifying  holders of certificates  against reductions in  pass-through  payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate  principal  balance of the mortgage  loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

     o    the trustee may not be an affiliate of the depositor;

     o    and the payments made and retained by the depositor in connection with the trust fund,  together  with all funds  inuring to the  depositor's benefit  for  administering  the trust  fund,  represent  no more than
          "adequate   consideration"   for  selling  the  mortgage  loans,  plus
          reasonable compensation for services provided to the trust fund.

     In  addition,  if it is  applicable,  PTCE 83-1 exempts the initial sale of certificates  to a Plan with respect to which the depositor,  the special hazard insurer,  the pool  insurer,  the master  servicer,  or other  servicer,  or the trustee  are or is a party in  interest  if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests  evidenced by other certificates  of the same  pool.  PTCE 83-1  also  exempts  from the  prohibited transaction  rules  any  transactions  in  connection  with  the  servicing  and operation of the mortgage  pool,  provided  that any payments made to the master servicer  in  connection  with  the  servicing  of the  trust  fund  are made in accordance with a binding  agreement,  copies of which must be made available to prospective investors.

     In the case of any Plan with  respect  to which the  depositor,  the master servicer,  the special  hazard  insurer,  the pool insurer,  or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

                                      112

     o    the initial sale,  exchange or transfer of  certificates  is expressly approved by an  independent  fiduciary who has authority to manage and control those plan assets being invested in certificates;

     o    the Plan pays no more for the  certificates  than  would be paid in an arm's length transaction;

     o    no  investment   management,   advisory  or  underwriting   fee,  sale
          commission,  or similar  compensation  is paid to the  depositor  with regard to the sale, exchange or transfer of certificates to the Plan;

     o    the total value of the  certificates  purchased  by such Plan does not exceed 25% of the amount issued; and

     o    at least 50% of the aggregate  amount of  certificates  is acquired by
          persons  independent  of  the  depositor,   the  trustee,  the  master
          servicer, and the special hazard insurer or pool insurer.

     Before purchasing  certificates,  a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates  constitute "mortgage pool pass-through  certificates," and that the conditions set forth in PTCE 83-1 would be  satisfied.  In  addition  to making  its own  determination  as to the availability  of the exemptive  relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.
The Plan fiduciary also should consider its general fiduciary  obligations under
ERISA in determining whether to purchase any certificates on behalf of a Plan.

ERISA Considerations Relating to Notes

     Under the DOL Regulations, the assets of the trust fund would be treated as
"plan  assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires  an  "equity  interest"  in the trust  fund and none of the  exceptions contained in the DOL  Regulations is applicable.  An equity  interest is defined under the DOL  Regulations  as an  interest  other than an  instrument  which is treated as indebtedness  under applicable local law and which has no substantial equity  features.  Assuming that the notes are treated as  indebtedness  without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans.  However,  without regard to whether the notes are treated as an "equity interest" for such purposes,  the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited  transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified  person with respect to such Plan, or in the event  that a note is  purchased  in the  secondary  market  and  such  purchase constitutes  a sale or  exchange  between  a Plan  and a party  in  interest  or disqualified  person with respect to such Plan.  There can be no assurance  that the  trust  fund or any of its  affiliates  will  not be or  become  a party  in interest or a disqualified person with respect to a Plan that acquires notes.

     The Exemption  permits trust funds which are grantor trusts,  owner-trusts,
REMICs or FASITs  to issue  notes,  as well as  certificates,  provided  a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's  assets.  The exemptive  relief  provided under the
Exemption for any prohibited  transactions  which could be caused as a result of the  operation,  management  or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are  issued  as  obligations  of the trust  fund.  Nevertheless,  because  other
prohibited   transactions  might  be  involved,   the  Exemption  would  provide
prohibited  transaction  exemptive relief,  provided that the same conditions of the Exemption  described above relating to certificates  are met with respect to
the  notes.   The  same   limitations  of  such  exemptive  relief  relating  to
acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

     In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring  the notes depending in part upon the type of Plan fiduciary making the  decision  to  acquire  the notes and the  circumstances  under  which  such decision is made. These exemptions  include,  but are not limited to, Prohibited
Transaction  Class  Exemption 90-1 (regarding  investments by insurance  company
pooled  separate  accounts),   Prohibited   Transaction  Class  Exemption  91-38
(regarding  investments  by  bank  collective  investments  funds),  PTCE  84-14
(regarding  transactions  effected by "qualified  professional asset managers"),
PTCE 95-60  (regarding  investments by insurance  company general  accounts) and
PTCE 96-23  (regarding  transactions  effected  by  "in-house  asset  managers")
(collectively, the "Investor-Based Exemptions"). However, even

                                      113

if the  conditions  specified in these  Investor-Based  Exemptions  are met, the scope of the relief provided under such Exemptions  might or might not cover all acts which might be construed as prohibited transactions.

     In the event that the Exemption is not  applicable to the notes,  there can be no assurance that any class of notes will be treated as indebtedness  without substantial  equity  features  for  purposes  of the DOL  Regulations.  There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below  investment  grade of the rating of a class of notes,  the subsequent  transfer of such notes or any interest  therein to a Plan trustee or other  person  acting on behalf of a Plan,  or using Plan  assets to effect such transfer, will be restricted.  Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets;  or (2) (A) either (x)
none of the issuer,  the  depositor  any  underwriter,  the trustee,  the master servicer,  any other servicer or any of their  affiliates is a party in interest with  respect to such  purchaser  that is an ERISA  plan or (y) PTCE 90-1,  PTCE
91-38, PTCE 84-14,  PTCE 95-60, PTCE 96-23 or some other prohibited  transaction exemption  is  applicable  to the  acquisition  and  holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations,  and agrees to so treat the notes.  Alternatively,  regardless  of the rating of the notes,  such person may provide the trustee  with an opinion of counsel,  which  opinion of counsel will not be at the expense of the issuer,  the  depositor,  the  trustee,  the master servicer or any other  servicer,  which  opines that the  purchase,  holding and transfer of such note or interest  therein is permissible  under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuer, the depositor,  the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

     EACH   PROSPECTUS   SUPPLEMENT   WILL   CONTAIN   INFORMATION    CONCERNING
CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED
SECURITIES.   BEFORE  PURCHASING  SECURITIES  IN  RELIANCE  ON  PTCE  83-1,  THE
EXEMPTION, THE INVESTOR-BASED  EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF
A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD
BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE
SECURITIES  OF ANY SERIES OR CLASS SHOULD  CONSULT WITH ITS COUNSEL WITH RESPECT
TO THE  POTENTIAL  CONSEQUENCES  UNDER ERISA AND SECTION 4975 OF THE CODE OF THE
ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities and Callable Securities

     With  respect  to those  classes  of  exchangeable  securities  which  were eligible for exemptive relief under the Exemption when purchased,  the Exemption would also cover the acquisition or disposition of such exchangeable  securities when the securityholder exercises its exchange rights.  Similarly,  with respect to classes of  securities  which were  eligible for  exemptive  relief under the
Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption.  However,  with respect to classes of  exchangeable securities  and Callable  Classes which were not eligible for  exemptive  relief under the  Exemption  when  purchased,  the  exchange,  purchase or sale of such securities  pursuant to the exercise of exchange  rights or call rights may give rise to prohibited  transactions if a Plan and a party-in-interest  with respect to such Plan are  involved in the  transaction.  However,  one or more  Investor
Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

     A Plan that is exempt from federal income taxation  pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated  business  taxable  income"  within the meaning of
Section 512 of the Code. All "excess  inclusion" of a REMIC allocated to a REMIC
Residual Certificate and held by such an investor will be considered  "unrelated business  taxable  income" and thus will be subject to federal  income tax.  See
"Federal  Income  Tax   Consequences--Taxation   of  Owners  of  REMIC  Residual
Certificates--Excess Inclusions."

                                      114

Consultation with Counsel

     There can be no assurance  that the  Exemptions  or any other DOL exemption will apply with respect to any particular  Plan that acquires the securities or, even if all the  conditions  specified  therein  were  satisfied,  that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the  potential  consequences  to their  specific  circumstances prior to making an  investment in the  securities.  Neither the  depositor,  the trustees,  the master servicer nor any of their respective  affiliates will make any  representation  to  the  effect  that  the  securities  satisfy  all  legal requirements  with respect to the investment  therein by Plans  generally or any particular  Plan  or to the  effect  that  the  securities  are  an  appropriate investment for Plans generally or any particular Plan.

     Before purchasing an offered security in reliance on the Exemption,  a PTCE or an  investor-based  exemption,  a  fiduciary  of a plan or other  plan  asset investor should itself confirm that (a) all the specific and general  conditions set forth in the Exemption,  PTCE 83-1,  one of the class  exemptions or section
401(c) of ERISA would be satisfied  and (b) in the case of a security  purchased under the Exemption,  the security  constitutes a "security" for purposes of the exemption. In addition to making its own determination as to the availability of the exemptive  relief provided in the exemption,  one of the class exemptions or section  401(c)  of  ERISA,  the plan  fiduciary  should  consider  its  general fiduciary  obligations  under  ERISA in  determining  whether  to  purchase  the securities on behalf of a plan.

     A governmental  plan as defined in Section 3(32) of ERISA is not subject to
ERISA, or Code Section 4975.  However,  such governmental plan may be subject to federal,  state and local law,  which is, to a material  extent,  similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a  governmental  plan should make its own  determination  as to the propriety of such investment under applicable  fiduciary  or  other  investment  standards,  and the  need  for the availability of any exemptive relief under any similar law.

                            LEGAL INVESTMENT MATTERS

     Each class of  certificates  offered by this  prospectus and by the related prospectus  supplement  will be rated at the date of issuance in one of the four highest rating  categories by at least one Rating Agency. If so specified in the related prospectus  supplement,  each such class that is rated in one of the two highest  rating  categories  by at  least  one  Rating  Agency  will  constitute
"mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments  for  persons,  trusts,  corporations,  partnerships,  associations, business trusts and business entities (including depository  institutions,  life insurance companies and pension funds) created pursuant to or existing under the laws of the  United  States or of any State  whose  authorized  investments  are subject to state  regulation  to the same extent  that,  under  applicable  law, obligations  issued by or  guaranteed as to principal and interest by the United
States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October
3,  1991  specifically  limiting  the  legal  investment  authority  of any such entities with respect to "mortgage  related  securities,"  such  securities will constitute legal investments for entities subject to the legislation only to the extent provided  therein.  Some States have enacted  legislation which overrides the preemption  provisions of SMMEA. SMMEA provides,  however,  that in no event will  the  enactment  of  any  such  legislation  affect  the  validity  of  any contractual  commitment  to  purchase,  hold  or  invest  in  "mortgage  related securities," or require the sale or other disposition of the securities, so long as the contractual  commitment was made or the securities  acquired prior to the enactment of the legislation.

     SMMEA also amended the legal  investment  authority of  federally-chartered depository  institutions as follows:  federal savings and loan  associations and federal  savings  banks may invest in,  sell or  otherwise  deal with  "mortgage related  securities"  without  limitation  as to the  percentage of their assets represented  thereby,  federal credit unions may invest in the  securities,  and national banks may purchase the securities for their own account  without regard to the limitations generally applicable to investment securities set forth in 12
U.S.C. 24 (Seventh),  subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

                                      115

     The  Federal  Financial  Institutions  Examination  Council  has  issued  a supervisory policy statement applicable to all depository institutions,  setting forth  guidelines for and significant  restrictions on investments in "high-risk mortgage  securities."  The policy  statement  has been  adopted by the  Federal
Reserve Board,  the Office of the Comptroller of the Currency,  the FDIC and the
OTS with an effective date of February 10, 1992. The policy statement  generally indicates that a mortgage  derivative  product will be deemed to be high risk if it exhibits  greater price  volatility  than a standard  fixed rate  thirty-year mortgage  security.  According to the policy  statement,  prior to  purchase,  a depository  institution  will  be  required  to  determine  whether  a  mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed  acquisition would reduce the  institution's  overall interest rate risk.  Reliance on analysis and documentation  obtained from a securities dealer or other outside party without  internal  analysis by the  institution  would be unacceptable.  There  can  be  no  assurance  as to  which  classes  of  offered securities will be treated as high-risk under the policy statement.

     The  predecessor  to  the  OTS  issued  a  bulletin,   entitled,  "Mortgage
Derivative  Products  and  Mortgage  Swaps",   which  is  applicable  to  thrift
institutions  regulated by the OTS. The bulletin established  guidelines for the investment by savings  institutions in certain  "high-risk"  mortgage derivative
securities  and   limitations  on  the  use  of  the  securities  by  insolvent,
undercapitalized  or  otherwise  "troubled"   institutions.   According  to  the
bulletin,  such "high-risk"  mortgage  derivative  securities include securities having  specified  characteristics,  which may include  some  classes of offered securities.  In addition,  the National Credit Union  Administration  has issued regulations governing federal credit union investments which prohibit investment in  specified  types of  securities,  which may include  some classes of offered securities.  Similar  policy  statements  have been issued by regulators  having jurisdiction over other types of depository institutions.

     Any class of securities  that is not rated in one of the two highest rating categories  by at least one Rating  Agency,  and any other  class of  securities specified in the related prospectus  supplement,  will not constitute  "mortgage related  securities"  for  purposes  of SMMEA.  Prospective  investors  in these classes of securities,  in particular,  should consider the matters discussed in the following paragraph.

     There may be other  restrictions  on the  ability  of  investors  either to purchase some classes of offered  securities or to purchase any class of offered securities  representing  more than a  specified  percentage  of the  investors'
assets.   The  depositor  will  make  no   representations   as  to  the  proper
characterization  of any class of offered  securities  for legal  investment  or other  purposes,  or as to the ability of  particular  investors to purchase any class of certificates  under  applicable legal  investment  restrictions.  These uncertainties  may adversely  affect the liquidity of any class of certificates.
Accordingly,  all investors  whose  investment  activities  are subject to legal investment laws and regulations,  regulatory  capital  requirements or review by
regulatory   authorities  should  consult  with  their  own  legal  advisors  in determining  whether  and to what  extent the  offered  securities  of any class thereof  constitute legal  investments or are subject to investment,  capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

     Substantially  all of the net  proceeds  to be  received  from  the sale of certificates  will be applied by the depositor to finance the purchase of, or to repay  short-term  loans incurred to finance the purchase of, the mortgage loans and/or  mortgage  securities in the  respective  mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered  securities  from time to time, but the timing and amount of any such  additional  offerings  will be dependent  upon a number of factors, including the volume of mortgage loans  purchased by the  depositor,  prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

     The depositor will offer the securities in series.  The distribution of the securities  may be  effected  from  time to  time  in one or more  transactions, including  negotiated  transactions,  at a fixed  public  offering  price  or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement,  Bear, Stearns &
Co. Inc.,  an  affiliate  of the  depositor,  acting as  underwriter  with other underwriters, if any,

                                      116

named in such  prospectus  supplement  will  distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement.  In such event,  the related  prospectus  supplement may also specify that the underwriters  will not be obligated to pay for any securities agreed to be purchased by  purchasers  pursuant to purchase  agreements  acceptable to the depositor.  In  connection  with the sale of the  securities,  underwriters  may receive  compensation from the depositor or from purchasers of the securities in the form of  discounts,  concessions  or  commissions.  The  related  prospectus supplement will describe any such compensation that is paid by the depositor.

     Alternatively,  the related  prospectus  supplement  may specify that Bear,
Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities  that  it has  previously  purchased  or  agreed  to  purchase,  will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities,  Bear,  Stearns & Co. Inc. will receive a selling commission with respect to each series of securities,  depending on market conditions, expressed as a  percentage  of the  aggregate  principal  balance of the  securities  sold hereunder  as of the  closing  date.  The exact  percentage  for each  series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal,  Bear,
Stearns & Co.  Inc.  may  realize  losses or profits  based upon the  difference between  its  purchase  price  and  the  sales  price.  The  related  prospectus supplement  with respect to any series  offered other than through  underwriters will  contain  information  regarding  the  nature  of  such  offering  and  any agreements to be entered into between the depositor and purchasers of securities of such series.

     The depositor will indemnify Bear,  Stearns & Co. Inc. and any underwriters against certain civil  liabilities,  including  liabilities under the Securities
Act of 1933,  or will  contribute to payments  Bear,  Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

     In the ordinary course of business,  the depositor and Bear,  Stearns & Co.
Inc. may engage in various  securities  and  financing  transactions,  including repurchase  agreements to provide interim financing of the depositor's  mortgage loans  pending the sale of such  mortgage  loans or interests  in such  mortgage loans, including the securities.

     Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement  in  connection  with  offers  and  sales  related  to  market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent  in such  transactions.  Such  sales  will be made at  prices  related  to prevailing market prices at the time of sale or otherwise.

     The depositor  anticipates  that the  securities  will be sold primarily to
institutional   investors  or  sophisticated  non-  institutional   investors  .
Purchasers of securities,  including  dealers,  may,  depending on the facts and circumstances  of such  purchases,  be deemed to be  "underwriters"  within  the meaning of the Securities  Act of 1933 in connection  with reoffers and sales by them of securities.  Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

     Legal matters, including federal income tax matters, in connection with the securities  of each  series  will be passed  upon for the  depositor  by Thacher
Proffitt & Wood LLP,  New York,  New York or Stroock & Stroock & Lavan LLP,  New
York, New York.

                              FINANCIAL INFORMATION

     With respect to each series, a new trust fund will be formed,  and no trust fund will engage in any business  activities  or have any assets or  obligations prior  to  the  issuance  of  the  related  series.  Accordingly,  no  financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                      117

                                     RATING

     It is a condition to the issuance of any class of offered  securities  that they shall have been rated not lower than investment  grade,  that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage  pass-through  certificates and  mortgage-backed  notes address the likelihood of receipt by the holders  thereof of all  collections on the underlying mortgage assets to which the holders are entitled.  These ratings address the structural,  legal and  issuer-related  aspects  associated with the certificates  and notes,  the nature of the underlying  mortgage  assets and the credit  quality  of the  guarantor,  if any.  Ratings on  mortgage  pass-through certificates  and  mortgage-backed  notes do not represent any assessment of the likelihood of principal  prepayments  by borrowers or of the degree by which the prepayments  might  differ  from  those  originally  anticipated.  As a  result, securityholders  might suffer a lower than anticipated  yield, and, in addition, holders of stripped  interest  securities  in extreme cases might fail to recoup their initial investments.

     A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

     The depositor is subject to the informational  requirements of the Exchange
Act and in accordance  therewith  files reports and other  information  with the
Commission.  Reports  and  other  information  filed  by  the  depositor  can be inspected  and  copied at the  public  reference  facilities  maintained  by the
Commission at 450 Fifth Street, N.W.,  Washington,  D.C. 20549, and its Regional
Offices located as follows:  Chicago  Regional  Office,  500 West Madison,  14th
Floor,  Chicago,  Illinois 60661;  New York Regional Office,  233 Broadway,  New
York,  New York 10279.  Copies of the  material  can also be  obtained  from the
Public Reference Section of the Commission,  450 Fifth Street, N.W., Washington,
D.C.  20549, at prescribed  rates and  electronically  through the  Commission's
Electronic Data  Gathering,  Analysis and Retrieval  system at the  Commission's
Website  (http://www.sec.gov).  The  depositor  does  not  intend  to  send  any financial reports to securityholders.

     This  prospectus  does not contain all of the  information set forth in the registration  statement  (of which this  prospectus  forms a part) and  exhibits thereto which the depositor has filed with the  Commission  under the Securities
Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

     The master  servicer  or another  designated  person  will be  required  to provide periodic  unaudited reports concerning each trust fund to all registered holders of offered  securities of the related  series with respect to each trust fund as are required under the Exchange Act and the  Commission's  related rules
and   regulations.    See   "Description   of   the    Securities--Reports    to
Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

     There are  incorporated  in this  prospectus and in the related  prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act,  prior to the  termination  of the offering of the offered securities of the related series. The depositor will provide or cause to be provided  without charge to each person to whom this  prospectus is delivered in  connection  with the offering of one or more classes of offered  securities, upon  written or oral  request of the  person,  a copy of any or all the reports incorporated  in this  prospectus by  reference,  in each case to the extent the reports relate to one or more of such classes of the offered  securities,  other than the  exhibits  to the  documents,  unless  the  exhibits  are  specifically incorporated  by  reference  in the  documents.  Requests  should be directed in writing to Structured  Asset Mortgage  Investments II Inc., 383 Madison  Avenue,
New  York,  New York  10179,  Attention:  Secretary,  or by  telephone  at (212)
272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                                      118

                                    GLOSSARY

     Accrual  Security  -- A security  with  respect to which some or all of its accrued  interest will not be distributed as interest but rather an amount equal to  that  interest  will be  added  to the  principal  balance  thereof  on each distribution date for the period described in the related prospectus supplement.

     Affiliated  Seller  --  Banks,  savings  and  loan  associations,  mortgage bankers,  mortgage  brokers,  investment  banking firms, and other mortgage loan originators  or sellers  affiliated  with the  depositor,  which may include EMC
Mortgage Corporation.

     Agreement -- An owner trust agreement,  servicing  agreement,  indenture or pooling and servicing agreement.

     ARM Loan -- A mortgage loan with an adjustable interest rate.

     Bankruptcy  Amount - The amount of Bankruptcy  Losses that may be allocated to the credit enhancement of the related series.

     Bankruptcy Code -- Title 11 of the United States Code, as amended from time to time.

     Bankruptcy  Loss -- A Realized Loss  attributable  to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy  court of the  principal  balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

     Beneficial  Owner -- A person  acquiring an interest in any DTC  Registered
Security.

     Benefit Plan Investors -- Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section
410(d) of the Code, and any entity whose  underlying  assets include Plan Assets by reason of a Plan's investment in the entity.

     Buydown  Account -- With respect to a buydown  mortgage loan, the custodial account where the Buydown Funds are placed.

     Buydown  Funds  --  With  respect  a  buydown  mortgage  loan,  the  amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

     Buydown Period -- The period during which funds on a buydown  mortgage loan are made up for from the Buydown Account.

     Call Class -- A class of securities  which  entitles the holder  thereof to direct the trustee to redeem a Callable class of securities.

     Callable  Class -- A class of securities  of a series which is  redeemable, directly or  indirectly,  at the  direction  of the holder of the  related  Call
Class, as provided in the related  prospectus  supplement.  A Callable Class may have a  "lock-out  period"  during  which such  securities  cannot be called and generally  will be called  only if the  market  value of the assets in the trust fund for such Callable Class exceeds the outstanding  principal  balance of such assets.

     CERCLA -- The federal Comprehensive  Environmental  Response,  Compensation
and Liability Act of 1980, as amended.

     Class  Factor -- For any  exchangeable  security  and any month,  will be a truncated  seven digit  decimal  which,  which when  multiplied  by the original principal amount of that class, will equal its remaining principal amount, after giving  effect to any payment of (or  addition  to)  principal to be made on the distribution date in the following month.

     Clearstream  -- Clearstream  Banking,  societe  anonyme,  formerly known as
Cedelbank SA.

                                      119

     Closing Date -- With respect to any series of securities, the date on which the securities are issued.

     Code -- The Internal Revenue Code of 1986.

     Commission -- The Securities and Exchange Commission.

     Committee Report -- The Conference  Committee  Report  accompanying the Tax
Reform Act of 1986.

     Conservation  Act -- The Asset  Conservation,  Lender Liability and Deposit
Insurance Act of 1996.

     Contract  --   Manufactured   housing   conditional   sales  contracts  and
installment loan agreements each secured by a Manufactured Home.

     Contributions Tax -- With respect to specific contributions to a REMIC made after the  Closing  Date,  a tax on the REMIC  equal to 100% of the value of the contributed property.

     Cooperative -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

     Crime Control Act-- The Comprehensive Crime Control Act of 1984.

     Defaulted  Mortgage  Loss -- A Realized  Loss  other than a Special  Hazard
Loss,  Extraordinary  Loss or other losses  resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

     Deferred  Interest -- If an  adjustment  to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the  scheduled  monthly  payment on the mortgage  loan,  the resulting amount of interest that has accrued but is not then payable;

     Deleted  Mortgage  Loan -- A mortgage  loan which has been removed from the related trust fund.

     Designated  Seller  Transaction -- A series of securities where the related mortgage  loans are provided  either  directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

     Determination Date -- The close of business on the date on which the amount of each  distribution  to  securityholders  will be  determined,  which shall be stated in each prospectus supplement.

     Distribution Account -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage  securities  constituting the related trust fund, which may be a Master Servicer Collection Account.

     DIDMC -- The Depository Institutions  Deregulation and Monetary Control Act
of 1980.

     DOL-- The U.S. Department of Labor.

     DOL  Regulations--   Regulations  by  the  DOL  promulgated  at  29  C.F.R.
ss.2510.3-101.

     DTC -- The Depository Trust Company.

     DTC  Registered  Security  -- Any  security  initially  issued  through the book-entry facilities of the DTC.

     Eligible Account -- An account maintained with a federal or state chartered depository  institution  (i) the short- term  obligations  of which are rated by each of the Rating  Agencies  in its  highest  rating at the time of any deposit therein,  or (ii) insured by the FDIC (to the limits  established  by the FDIC), the  uninsured  deposits in which  account are  otherwise  secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting  that the account be held pursuant to this clause (ii))  delivered to the trustee prior to the establishment of the account,  the securityholders will have a claim with  respect to the funds in the  account  and a  perfected  first priority  security  interest  against any collateral  (which shall be limited to
Permitted Instruments) securing the funds that is superior to claims of

                                      120

any other  depositors or general  creditors of the depository  institution  with which the account is maintained or (iii) a trust account or accounts  maintained with a federal or state chartered  depository  institution or trust company with trust powers acting in its fiduciary  capacity or (iv) an account or accounts of a depository  institution  acceptable  to the Rating  Agencies (as  evidenced in writing by the Rating Agencies that use of any such account as the  Distribution
Account will not have an adverse effect on the then-current  ratings assigned to the  classes of the  securities  then rated by the  Rating  Agencies).  Eligible
Accounts may or may not bear interest.

     Equity Certificates -- With respect to any series of notes, the certificate or  certificates  representing  a beneficial  ownership  interest in the related issuer.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Plans -- Employee pension and welfare benefit plans subject to ERISA.

     ES  Class  -- A  class  of  exchangeable  securities,  as  described  under
"Description of the Certificates -- Exchangeable Securities."

     Exemption-- An individual prohibited  transactions  exemption issued by the
DOL to an  underwriter,  as amended  by PTE  97-34,  62 Fed.  Reg.  39021  (July
21,1997), and PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000).

     Exemption Rating Agency--  Standard & Poor's, a division of The McGraw-Hill
Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

     Exchange Act-- The Securities Exchange Act of 1934, as amended.

     Extraordinary   Loss  --  Any  Realized  Loss   occasioned  by  war,  civil
insurrection,  certain governmental actions,  nuclear reaction and certain other risks.

     Fraud Loss -- A Realized Loss  incurred on a defaulted  mortgage loan as to which there was fraud in the origination of the mortgage loan.

     Fraud Loss Amount -- The amount of Fraud  Losses that may be  allocated  to the credit enhancement of the related series.

     FTC Rule -- The so-called  "Holder-in-Due-Course" Rule of the Federal Trade
Commission.

     Garn-St Germain Act -- The Garn-St Germain  Depository  Institutions Act of
1982.

     Ginnie Mae-- The Government National Mortgage Association.

     Global Securities -- The certificated  securities registered in the name of
DTC, its nominee or another  depository  representing  interests in the class or classes  specified  in the  related  prospectus  supplement  which  are  held in book-entry form.

     Grantor Trust  Certificate -- A certificate  representing  an interest in a
Grantor Trust Fund.

     Grantor  Trust   Fractional   Interest   Certificate  --  A  Grantor  Trust
Certificate  representing  an  undivided  equitable  ownership  interest  in the principal of the mortgage  loans  constituting  the related  Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

     Grantor Trust Strip Certificate -- A certificate  representing ownership of all or a portion of the difference  between  interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal  administration  fees and any retained  interest of the depositor) and interest paid to the holders of
Grantor  Trust  Fractional  Interest  Certificates  issued  with  respect to the
Grantor  Trust Fund.  A Grantor  Trust  Strip  Certificate  may also  evidence a nominal ownership  interest in the principal of the mortgage loans  constituting the related Grantor Trust Fund.

                                      121

     Grantor  Trust Fund -- A trust fund as to which no REMIC  election  will be made and which  qualifies as a "grantor  trust" within the meaning of Subpart E, part I of subchapter J of the Code.

     High Cost Loans -- Mortgage loans subject to the  Homeownership  Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

     High LTV Loans -- Mortgage loans with Loan-to-Value Ratios in excess of 80%
and as high as 150% and which are not be insured by a Primary Insurance Policy.

     Homeownership Act--The Home Ownership and Equity Protection Act of 1994.

     Housing Act-- The National Housing Act of 1934, as amended.

     Index -- With  respect to an ARM Loan,  the  related  index,  which will be specified  in the  related  prospectus  supplement  and may  include  one of the following  indexes:  (1) the weekly  average yield on U.S.  Treasury  securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average  investment yield of U.S. Treasury bills of six months,  (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board,  (4) the cost of funds of  member  institutions  for the  Federal  Home  Loan Bank of San
Francisco,  (5) the  interbank  offered  rates for U.S.  dollar  deposits in the
London market,  each  calculated as of a date prior to each  scheduled  interest rate  adjustment  date  which  will  be  specified  in  the  related  prospectus
supplement  or  (6)  any  other  index  described  in  the  related   prospectus
supplement.

     Insurance  Proceeds -- Proceeds received under any hazard,  title,  primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular  mortgaged property or the related mortgage loan (other than proceeds applied to the  restoration of the property or released to the related  borrower in accordance with the customary servicing practices of the master servicer (or, if  applicable,  a special  servicer)  and/or  the terms and  conditions  of the related mortgage.

     Intermediary  -- An  institution  that is not a participant  in the DTC but clears through or maintains a custodial relationship with a participant.

     IRS -- The Internal Revenue Service.

     Issue  Premium  -- The  excess  of  the  issue  price  of a  REMIC  Regular
Certificate over its stated redemption price.

     Issuer -- With respect to a series of notes,  the Delaware  statutory trust or other trust,  created pursuant to the owner trust agreement,  that issues the notes.

     Liquidation  Proceeds -- (1) All  amounts,  other than  Insurance  Proceeds received and retained in connection with the  liquidation of defaulted  mortgage loans or property  acquired in respect  thereof,  by  foreclosure  or otherwise, together  with the net  operating  income (less  reasonable  reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution,  amounts representing a principal  adjustment) by the master servicer,  the depositor,  a
Seller or any other  person  pursuant  to the terms of the  related  pooling and servicing  agreement or servicing  agreement  as described  under "The  Mortgage
Pools--Representations  by Sellers,"  "Servicing of Mortgage  Loans--Realization
Upon  and  Sale of  Defaulted  Mortgage  Loans,"  "--Assignment  of  Trust  Fund
Assets"above and "The Agreements--Termination."

     Loan-to-Value  Ratio -- With respect to any mortgage loan at any given time is the ratio  (expressed  as a  percentage)  of the then  outstanding  principal balance of the mortgage loan plus the principal  balance of any senior  mortgage loan to the Value of the related mortgaged property.

     Manufactured  Home --  Manufactured  homes  within the meaning of 42 United
States  Code,  Section  5402(6),  which  defines  a  "manufactured  home"  as "a structure,  transportable in one or more sections,  which in the traveling mode, is eight body feet or more in width or forty  body feet or more in  length,  or, when erected on site, is three hundred twenty

                                      122

or more square feet,  and which is built on a permanent  chassis and designed to be used as a dwelling with or without a permanent  foundation  when connected to the required utilities,  and includes the plumbing,  heating,  air conditioning, and electrical systems contained therein; except that the term shall include any structure  which meets all the  requirements  of this paragraph  except the size requirements  and with  respect to which the  manufacturer  voluntarily  files a certification  required by the  Secretary of Housing and Urban  Development  and
complies with the standards established under this chapter."

     Master  Servicer  Collection  Account  -- One  or  more  separate  accounts established by a master servicer,  into which each of the related  servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

     Net Mortgage Rate -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates  applicable to the  calculation  of servicing and administrative fees and any retained interest of the depositor.

     Nonrecoverable  Advance -- An advance which,  in the good faith judgment of the master servicer or a servicer,  as applicable,  will not be recoverable from recoveries  on the  related  mortgage  loan or another  specifically  identified source.

     Note Margin -- With respect to an ARM Loan, the fixed  percentage set forth in the related  mortgage note,  which when added to the related Index,  provides the mortgage rate for the ARM Loan.

     OID Regulations -- The rules governing original issue discount that are set forth in Sections  1271-1273  and 1275 of the Code and in the  related  Treasury regulations.

     OTS -- The Office of Thrift Supervision.

     Parties in Interest -- With respect to a Plan,  persons who have  specified relationships  to the Plans,  either "Parties in Interest" within the meaning of
ERISA or "Disqualified Persons" within the meaning of the Code.

     Percentage  Interest -- With respect to a security of a  particular  class, the percentage  obtained by dividing the initial  principal  balance or notional amount of the security by the aggregate  initial  amount or notional  balance of all the securities of the class.

     Permitted  Investments  -- United States  government  securities  and other investment  grade  obligations  specified in the related  pooling and  servicing agreement or the related servicing agreement and indenture.

     Plan  Assets -- "Plan  assets"  of a Plan,  within  the  meaning of the DOL
Regulations.

     Plans -- ERISA Plans and Tax Favored Plans.

     Prepayment  Assumption -- With respect to a REMIC Regular  Certificate or a
Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

     Prepayment  Interest  Shortfall -- With respect to any mortgage loan with a prepayment  in part or in full the  excess,  if any,  of  interest  accrued  and otherwise  payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative  fees and any retained interest of the depositor).

     Primary  Insurance  Covered Loss -- With respect to a mortgage loan covered by a Primary Insurance  Policy,  the amount of the related loss covered pursuant to the terms of the Primary  Insurance  Policy,  which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific  expenses,  less (1) rents or other payments  collected or received by the insured (other than the proceeds of hazard  insurance)  that are derived from the related  mortgaged  property,  (2)
hazard  insurance  proceeds  in excess of the amount  required  to  restore  the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4)
claim payments  previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

                                      123

     Primary Insurance Policy -- A primary mortgage guaranty insurance policy.

     Primary Insurer-- An issuer of a Primary Insurance Policy.

     Protected  Account -- One or more  separate  accounts  established  by each servicer  servicing the mortgage  loans,  for the  collection of payments on the related mortgage loans included in the related trust fund.

     PTCE -- Prohibited Transaction Class Exemption.

     Qualified  Substitute  Mortgage Loan -- A mortgage loan  substituted  for a
Deleted Mortgage Loan,  meeting the  requirements  described under "The Mortgage
Pools--Representations by Sellers" in this prospectus.

     Rating Agency -- A "nationally  recognized statistical rating organization"
within the meaning of Section 3(a)(41) of the Exchange Act.

     Realized  Loss  --  Any  loss  on  a  mortgage  loan  attributable  to  the mortgagor's  failure to make any  payment of  principal  or interest as required under the mortgage note.

     Record Date -- The close of business on the last  business day of the month preceding the month in which the applicable distribution date occurs.

     Relief Act -- The  Soldiers'  and  Sailors'  Civil  Relief Act of 1940,  as
amended.

     REMIC -- A real estate mortgage  investment  conduit as defined in Sections
860A through 860G of the Code.

     REMIC  Administrator  --  The  trustee,  the  master  servicer  or  another specified party who administers the related REMIC.

     REMIC Certificates -- Certificates  evidencing interests in a trust fund as to which a REMIC election has been made.

     REMIC Provisions -- Sections 860A through 860G of the Code.

     REMIC Regular  Certificate -- A REMIC Certificate  designated as a "regular interest" in the related REMIC.

     REMIC Regular Certificateholder -- A holder of a REMIC Regular Certificate.

     REMIC Residual Certificate -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

     REMIC  Residual   Certificateholder   --  A  holder  of  a  REMIC  Residual
Certificate.

     REMIC  Regulations  --  The  REMIC  Provisions  and  the  related  Treasury regulations.

     REO Mortgage Loan -- A mortgage  loan where title to the related  mortgaged property  has been  obtained  by the  trustee  or to its  nominee  on  behalf of securityholders of the related series.

     RICO-- The Racketeer Influenced and Corrupt Organizations statute.

     Securities Act -- The Securities Act of 1933, as amended.

     Seller -- The seller of the mortgage loans or mortgage  securities included in a trust fund to the depositor with respect a series of securities,  who shall be an Affiliated Seller or an Unaffiliated Seller.

     Single Family Property -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium,  townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

                                       124

     SMMEA-- The Secondary Mortgage Market Enhancement Act of 1984.

     Special  Hazard  Amount -- The amount of Special  Hazard Losses that may be allocated to the credit enhancement of the related series.

     Special  Hazard  Loss -- (1)  losses  due to  direct  physical  damage to a mortgaged  property other than any loss of a type covered by a hazard  insurance policy or a flood insurance policy,  if applicable,  and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

     Strip  Security  -- A security  which  will be  entitled  to (1)  principal distributions,  with  disproportionate,  nominal or no interest distributions or
(2)  interest  distributions,  with  disproportionate,  nominal or no  principal distributions.

     Tax Favored Plans --  Tax-qualified  retirement  plans described in Section
401(a) of the Code and on individual  retirement  accounts  described in Section
408 of the Code.

     TILA -- The Federal Truth-in-Lending Act.

     Title V -- Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980, enacted in March 1980.

     Title VIII -- Title VIII of the Garn-St Germain Act.

     Unaffiliated  Sellers -- Banks,  savings  and loan  associations,  mortgage bankers,  mortgage  brokers,  investment  banking firms,  the  Resolution  Trust
Corporation,  the FDIC and  other  mortgage  loan  originators  or  sellers  not affiliated with the depositor.

     United  States  Person -- A citizen or  resident  of the United  States,  a corporation  or  partnership  (including an entity  treated as a corporation  or partnership  for federal income tax purposes)  created or organized in, or under the laws of, the United  States or any state thereof or the District of Columbia
(except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its  source,  or a trust  if a court  within  the  United  States  is able to exercise  primary  supervision over the  administration  of the trust and one or more  United  States  persons  have the  authority  to control  all  substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury,  which have not yet been issued, a trust which was in existence on August 20,  1996 (other  than a trust  treated as owned by the grantor  under subpart E of part I of  subchapter  J of chapter 1 of the  Code),  and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

     Value -- With  respect to a mortgaged  property  securing a single  family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or,  if  the  related  mortgaged  property  has  been  appraised  subsequent  to origination,  the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal).  However, in the case of refinanced,  modified or converted  single family,  multifamily,  commercial or mixed-use  loans,  the
"Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged  property  determined at origination or in an appraisal,  if any,  obtained at the time of refinancing,  modification or conversion and (y) the sales price of the related mortgaged  property or, if the mortgage  loan  is  not a rate  and  term  refinance  mortgage  loan  and if the mortgaged  property  was owned for a  relatively  short  period of time prior to refinancing,  modification  or  conversion,  the sum of the  sales  price of the related  mortgaged  property  plus the  added  value of any  improvements.  With respect to a new Manufactured  Home, the "Value" is no greater than the sum of a fixed  percentage  of  the  list  price  of  the  unit  actually  billed  by the manufacturer to the dealer (exclusive of freight to the dealer site),  including
"accessories" identified in the invoice, plus the actual cost of any accessories purchased  from the dealer,  a delivery and set-up  allowance,  depending on the size of the unit,  and the cost of state and local taxes,  filing fees and up to
three  years  prepaid  hazard  insurance  premiums.   With  respect  to  a  used
Manufactured  Home,  the "Value" is the least of the sale price,  the  appraised value, and the National Automobile Dealer's  Association book value plus prepaid taxes and hazard insurance premiums.  The appraised value of a Manufactured Home is based upon the age and  condition  of the  manufactured  housing unit and the quality  and  condition  of the  mobile  home park in which it is  situated,  if applicable.  An appraisal for purposes of  determining  the Value of a mortgaged property may include an automated valuation.

                                       125

================================================================================

                             $670,030,200 (Approximate)

                   Structured Asset Mortgage Investments II Inc.
                                     Depositor

                              Bear Stearns ALT-A Trust
                        Mortgage Pass-Through Certificates,
                                   Series 2004-3

-----------------------------------------------------------------------------

                               Prospectus Supplement

-----------------------------------------------------------------------------

                              Bear, Stearns & Co. Inc.
                                    Underwriter

You should rely only on the  information  contained or incorporated by reference in this  prospectus  supplement  and the  accompanying  prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where offer is not permitted.

Dealers will be required to deliver a prospectus  supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions.  In addition,  all dealers selling the offered  certificates,  whether or not participating in this offering,  may be required to deliver a prospectus supplement and prospectus for
90 days after the date of this prospectus supplement.

================================================================================

--------
1  The  description  herein and in Schedule A hereof of the Mortgage  Loans is based upon estimates of the composition  thereof as of the Cut-off Date, as adjusted  to reflect  the  Scheduled  Principal  Balances as of the Cut-off
   Date.  Prior to the  issuance of the  Certificates,  Mortgage  Loans may be removed as a result of (i) principal  prepayments  thereof in full prior to
   March 1, 2004, (ii)  requirements of Moody's or S&P or (iii)  delinquencies or otherwise.  In any such event,  other  mortgage loans may be included in the  Trust.  SAMI II  believes  that the  estimated  information  set forth herein with  respect to the  Mortgage  Loans as  presently  constituted  is representative of the characteristics  thereof at the time the Certificates are issued,  although  certain  characteristics  of the Mortgage  Loans may vary.

1  The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

2  For the REO properties, the principal balance is at the time of foreclosure.
3  No mortgage loan is included in this table as delinquent until it is 30 days past due.
4  Exclusive of the number of loans and principal balance shown in the period of delinquency.